As filed with the U.S. Securities and Exchange Commission on March 1, 2024.

Registration No. 333-270434

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 9 to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TUNGRAY TECHNOLOGIES INC

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	2829	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

#02-01, 31 Mandai Estate,

Innovation Place Tower 4,

Singapore 729933

Tel: +65 6636 9820
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Tel: +1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mitchell L. Lampert, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2942	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: (703) 919-7285

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED MARCH 1, 2024

TUNGRAY TECHNOLOGIES INC

1,250,000 Class A Ordinary Shares

This is the initial public offering (the “offering”) on a firm commitment basis of 1,250,000 Class A ordinary shares, par value $0.0001 per share (each, a “Class A Ordinary Share”, collectively, “Class A Ordinary Shares”), of Tungray Technologies Inc (the “Company” or “Tungray”), a Cayman Islands exempted company with limited liability, whose subsidiaries are established in the Republic of Singapore (“Singapore”) and mainland China. We expect that the initial public offering price will be in the range of $4.00 to $6.00 per Class A Ordinary Share.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. We plan to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “TRSG.” This offering is contingent upon the final approval from Nasdaq for our listing on Nasdaq Capital Market. We will not proceed to consummate this offering if Nasdaq denies our listing. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq Capital Market or that the offering will be closed.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 29 for additional information.

We are not an operating company based in Singapore or the People’s Republic of China (the “PRC”), but a Cayman Islands holding company with operations conducted by our subsidiaries based in Singapore and mainland China. In the six months ended June 30, 2023 and the year ended December 31, 2022, approximately 65% of our revenue was generated in Singapore and approximately 35% was generated in mainland China. This structure involves unique risks to investors, including the risk of losing your entire investment and the risk that you may never hold an equity interest in our operating subsidiaries in Singapore and/or mainland China that conduct our business operations. Specifically, the investors are purchasing equity interests in a Cayman Island holding company with operations conducted by our subsidiaries, and not equity interests of our subsidiaries based in Singapore and mainland China. The Class A Ordinary Shares offered in this offering are shares of our Cayman Islands holding company instead of the shares of our subsidiaries. Investors will not and may never directly hold equity interests in our subsidiaries, including the equity interests in our principal subsidiaries based in Singapore and mainland China. See “Risk Factors – Risks Related to Our Class A Ordinary Shares and this Offering” beginning on page 63 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

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Although we are not a company based in or with the majority of our operations in the PRC, because approximately 35% of our revenue for the six months ended June 30, 2023 and for the fiscal year ended December 31, 2022 was generated in mainland China through our wholly-owned subsidiaries, the PRC government may exercise significant oversight and discretion over the conduct of our business, and may intervene in, influence, or exert control over our operations at any time. Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. We do not believe that we are directly subject to these regulatory actions or statements, however, it is highly uncertain what existing or new laws or regulations or detailed implementation rules and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and be listed on a U.S. exchange. Any future action or control by the PRC government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factor — Risks Related to Doing Business in China – Because approximately 35% of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which are different in material aspects from the laws of the United States and may change and continue to evolve. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on us and the PRC government may exercise significant oversight over the conduct of our business, and may intervene in, influence or exert control over our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.” on page 53 of this prospectus.

Without relying on any opinions of counsel, we do not believe that we are required to obtain the approval from or complete the filing with the China Securities Regulatory Commission (the “CSRC”) for this offering  pursuant to the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) promulgated on February 17, 2023, based on the facts that (1) we do not meet the explicit conditions set out in the Trial Measures to determine whether an overseas offering shall be deemed as an indirect overseas offering and listing by a domestic company; and (2) the majority of our operations are not in the mainland China. However, as the Trial Measures were newly published, there are substantial uncertainties that the CSRC may take a view that is contrary to our understanding of the Trial Measures because the Trial Measures adopts the principle of “substance over form” regarding the determination of “indirect overseas offering and listing by a domestic company”, over which the CSRC may have substantial discretions. To reduce such uncertainties under the Trial Measures for this offering and our listing on Nasdaq Capital Market, we voluntarily submitted our filling application documents to the CSRC on July 26, 2023, and the CSRC published the notification on our completion of the required filing procedures on November 14, 2023 for this offering. However, if the filing procedures with the CSRC under the Trial Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and our future offerings will be contingent upon the completion of the filing procedures. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities in any future offerings or any other capital raising activities. Please see “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.” on page 54 of this prospectus, and “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 55 of this prospectus.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, including those indirect overseas offering and listing which meet certain conditions, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. Furthermore, on February 24, 2023, the CSRC revised the Provisions on Strengthening the Management of Confidentiality and Archives Related to the Overseas Issuance of Securities and Overseas Listing by Domestic Companies which were issued in 2009, or the Archives Rules. The revised Archives Rules came into effect together with the Trial Measures on March 31, 2023. As is consistent with the Trial Measures, the revised Archives Rules expanded their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this offering. To reduce such uncertainties under the Trial Measures for this offering and our listing on Nasdaq Capital Market, we voluntarily submitted our filling application documents to the CSRC on July 26, 2023, and the CSRC published the notification on our completion of the required filing procedures on November 14, 2023 for this offering. However, if the filing procedures with the CSRC under the Trial Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and our future offerings will be contingent upon the completion of the filing procedures. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. See “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.” on page 54 of this prospectus and “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 55 of this prospectus.

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Our Class A Ordinary Shares may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Both our former and current registered public accounting firms, Friedman LLP and Marcum Asia CPAs LLP, are headquartered in Manhattan, New York. Friedman LLP had been subject to PCAOB inspections on a regular basis prior to September 1, 2022 when Friedman LLP combined with Marcum LLP. Marcum Asia CPAs LLP is currently subject to the PCAOB inspections on a regular basis. Neither Friedman LLP nor Marcum Asia CPAs LLP is headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Friedman LLP or Marcum Asia CPAs LLP to provide audit workpapers to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” from page 57 to 59 of this prospectus for more information.

Neither Tungray nor its subsidiaries has maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. As a holding company, we may rely on transfer of funds, dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends and our cash and financing requirement may not be fully satisfied.

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In November 2022, the Company’s subsidiaries, Tungray Singapore and Tung Resource, declared dividends in the amounts of SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million), respectively. Other than the aforementioned dividend payments by two subsidiaries of the Company, as of the date of this prospectus, there has been no cash flows, including dividends, transfers and distributions, between Tungray and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Tungray to its subsidiaries via capital contribution or shareholder loans, as the case may be.

Other than the aforementioned dividend payments by two subsidiaries of the Company in November 2022, as of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Tungray, and no dividends or distributions have been made to any investors by Tungray or any of its subsidiaries. We intend to keep any future earnings to re-invest in and finance the expansion of the business of our PRC Subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of this offering. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under Singapore law, Section 403 of the Companies Act 1967 prohibits the payment of dividends otherwise than out of profits, and dividends shall be paid in accordance with the company’s constitution and generally acceptable accounting principles in Singapore. In order for us to pay dividends to our shareholders, we will rely on the distribution of profits of Singapore and the PRC Subsidiaries to our BVI subsidiaries, and then to Tungray. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. Although none of our PRC Subsidiaries have made any dividends or distributions to us as of the date of this prospectus, our PRC Subsidiaries may be subject to the applicable foreign currency control in the event that our PRC Subsidiaries were to remit foreign currency payments out of mainland China in the future. To the extent any funds or assets in the business are in the mainland China or a PRC subsidiary, the funds or assets may not be available to fund operations or for other use outside of the PRC, due to the controls imposed by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution to Tungray. See “Prospectus Summary — Dividend Distributions or Assets Transfer among the Holding Company and Its Subsidiaries” on page 20 of this prospectus, and “Risk Factor — Risks Related to Our Corporate Structure — The transfer of funds or assets between Tungray and its subsidiaries is subject to restrictions.” from page 49 to 50 of this prospectus.

For the summary of the condensed consolidated schedule and the consolidated financial statements, see page 35 of this prospectus for “Summary Consolidated Financial And Operating Data — summary consolidated balance sheet data” (which is a summary of page F-2 of the Consolidated Balance Sheets); “— summary consolidated statement of income” (which is a summary of page F-3 of the Consolidated Statements of Income and Comprehensive Income); and “Risk Factor – Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on pages 56 and 57 of this prospectus; and “Risk Factor – Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” on page 59 of this prospectus.

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We are a Cayman Islands company and conduct the majority of our operations in Singapore, and the majority of our assets are located in Singapore. In addition, all of our directors and officers (except the three independent director nominees, Kevin Vassily, David Ping Li and Weston Twigg) are nationals or residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts’ judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and/or our officers and directors. See “Risk Factors — Risks Related to Our Business and Industry — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore and China against us or our management named in the prospectus.” on page 48 of this prospectus.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

	Per Share		Total
Initial public offering price (1)	US$	5.00	US$	6,250,000
Underwriting discounts and commissions (6.5%) (2)	US$	0.325	US$	406,250
Proceeds, before expenses, to us (3)	US$	4.675	US$	5,843,750

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus. The table above assumes that the underwriters do not exercise their over-allotment option.

(2)	An underwriting discount equal to 6.5% of the offering price will be provided to underwriters. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 168 of this prospectus.

(3)	The total estimated expenses related to this offering are set forth in the section entitled “Underwriting — Discounts, Commissions, and Expenses” on page 169 of this prospectus.

We have granted the underwriters an option, exercisable for 45 days following the effective date of this prospectus, to purchase up to an additional fifteen percent (15%) of the Class A Ordinary Shares offered in this offering on the same terms to cover over-allotments, if any.

We have agreed to grant the underwriters warrants to purchase Class A Ordinary Shares equal to five percent (5%) of the total number of Class A Ordinary Shares sold in the offering, exercisable upon the closing of the offering, at a price of 120% of the public offering price of the Class A Ordinary Shares offered in this offering. The registration statement of which this prospectus is a part covers the Class A Ordinary Shares issuable upon the exercise thereof. See “Underwriting” beginning on page 168 of this prospectus for additional information.

Immediately prior to the completion of this offering, our issued and outstanding share capital consist of 10,440,000 Class A Ordinary Shares and 4,560,000 Class B ordinary shares, par value $0.0001 per share (each, a “Class B Ordinary Share”, collectively, “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, and holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances.

Mr. Wanjun Yao, our Chairman and Chief Executive Officer, who beneficially owns 3,660,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares through three entities controlled by him, will be able to exercise approximately 92.20% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering, assuming the underwriter does not exercise the option to purchase additional Class A Ordinary Shares. Upon the completion of this offering, because Mr. Yao will hold more than 50% of our voting power for the election of directors, we will be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules. See “Principal Shareholders” on page 138 of this prospectus for details.

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Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars to purchasers on or about [__________], 2024.

US Tiger Securities, Inc.

Prospectus dated [ ], 2024

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You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares.

We have not taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free writing prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

Until [__________], 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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COMMONLY USED DEFINED TERMS

●	“AHFCAA” refers to the Accelerating Holding Foreign Companies Accountable Act;

●	“China” or the “PRC” refers to the People’s Republic of China, for the purposes of this prospectus;

●

“mainland China” refers to the mainland of the People’s Republic of China. In this prospectus, any PRC laws, rules, regulations, statutes, notices, circulars and court’s judicial interpretation or the like refer to those currently in force, published for comments (if specifically stated) or being promulgated but have not come into effect (if specifically stated) and publicly available in mainland China as of the date of this prospectus;

●	Depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Tungray” refer to Tungray Technologies Inc, a Cayman Islands company, and its subsidiaries, Tungray Intelligent, Tungray Electronics, Tungray Motion, Tungray Technology, Tung Resource, Tungray Singapore, Tongsheng Development, Qingdao Tungray Intelligent, Tongri Electric, Tungray Industrial and Tongsheng Intelligent, unless the context otherwise indicates;

●	“Tungray Intelligent” refers to Tungray Intelligent Technology Ltd., a British Virgin Islands company;

●	“Tungray Motion” refers to Tungray Motion Ltd., a British Virgin Islands company;

●	“Tungray Electronics” refers to Tungray Electronics Ltd., a British Virgin Islands company;

●	“Tungray Technology” refer to TUNGRAY TECHNOLOGY PTE. LTD., a Singapore company;
●	“Tung Resource” refer to TUNG RESOURCE PTE LTD, a Singapore company;

●	“Tungray Singapore” refer to TUNGRAY SINGAPORE PTE. LTD., a Singapore company;

●	“Tongsheng Development” refer to Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd., a PRC company;

●	“Qingdao Tungray Intelligent” refer to Qingdao Tungray Intelligent Technology Co., Ltd., a PRC company;

●	“Tongri Electric” refer to Qingdao Tongri Electric Machines Co., Ltd., a PRC company;

●	“Tungray Industrial” refer to Tungray Industrial Automation (Shenzhen) Co., Ltd., a PRC company;

●	“Tongsheng Intelligent” refer to Tongsheng Intelligent Equipment (Shenzhen) Co., Ltd., a PRC company;

●	“Shengrui Enterprise” refer to Shenzhen Shengrui Enterprise Management Centre (Limited Partnership), a PRC company

●	“Singapore Subsidiaries” refer to Tungray Technology, Tung Resource and Tungray Singapore;

●	“PRC Subsidiaries” refers to Tongsheng Development, Qingdao Tungray Intelligent, Tongri Electric, Tungray Industrial and Tongsheng Intelligent;

●	“CAC” refers to the Cyberspace Administration of China;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“HFCA Act” refers to the Holding Foreign Companies Accountable Act;

●	“M&A Rules” refers to the Regulations on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China;

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●	“MOFCOM” refers to the Ministry of Commerce of China;
●	“MOHRSS” refers to the Human Resources and Social Security of China;
●	“PCAOB” refers to the Public Company Accounting Oversight Board;
●	“RMB” or “Chinese Yuan” refers to the legal currency of China;

●	“SAFE” refers to the State Administration of Foreign Exchange in China;

●	“SAFE Circular 19” refers to the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises;

●	“SAFE Circular 37” refers to the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles;

●	“SAIC” refers to the State Administration for Industry and Commerce in China and currently known as the State Administration for Market Regulation;

●	“SAT” refers to the PRC State Administration of Taxation;
●	“SAMR” refers to the former State of Administration of Industry and Commerce of China, which has been merged into the State Administration for Market Regulation;

●	“SCNPC” refers to the Standing Committee of the National People’s Congress of China;
●	“U.S. GAAP” refer to generally accepted accounting principles in the United States;

●	“U.S. dollars,” “dollars,” “USD” or “$” refer to the legal currency of the United States;

●	“VAT” refers to value added taxes;

●	“WFOE” refers to a wholly foreign-owned enterprise;

●	“Website” or “websites” refer to our website at www.tungray.tech;

●	All references to “RMB,” “yuan” and “Renminbi” are to the legal currency of China;

●	All references to “S Dollar,” “S$” are to Singapore dollars, the lawful currency of the Republic of Singapore;

●	All references to “USD,” “US$” and “U.S. dollars” are to the legal currency of the United States, which is Tungray’s reporting currency.

Tungray’s reporting currency is USD. However, substantially all of our consolidated revenues, costs, expenses and assets are denominated in S Dollar and RMB. This prospectus contains translations of certain foreign currency amounts into USD for the convenience of the reader. All translations of S Dollar are calculated at the rate of US$1.00=S Dollar 1.3523 as of the six months ended June 30, 2023 and US$1.00=S Dollar 1.3361 for the six months ended June 30, 2023 representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2023. All translations of RMB are calculated at the rate of US$1.00=RMB 7.2513 as of the six months ended June 30, 2023 and US$1.00=RMB 6.9283 for the six months ended June 30, 2023 representing the exchange rate set forth in the H.10. All translations of S Dollar are calculated at the rate of US$1.00=S Dollar 1.3903 as of the six months ended June 30, 2022 and US$1.00=S Dollar 1.3651 for the six months ended June 30, 2023 representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2022. All translations of RMB are calculated at the rate of US$1.00=RMB 6.6981 as of the six months ended June 30, 2022 and US$1.00=RMB 6.4791 for the six months ended June 30, 2023 representing the exchange rate set forth in the H.10. All translations of S Dollar are calculated at the rate of US$1.00=S Dollar 1.3404 as of the year ended December 31, 2022 and US$1.00=S Dollar 1.3787 for the year ended December 31, 2022 representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2022. All translations of RMB are calculated at the rate of US$1.00=RMB 6.8972 as of the year ended December 31, 2022 and US$1.00=RMB 6.7290 for the year ended December 31, 2022 representing the exchange rate set forth in the H.10   statistical release of the Federal Reserve Board on December 31, 2022. All translations of S Dollar are calculated at the rate of US$1.00=S Dollar 1.3520 as of the year ended December 31, 2021 and US$1.00=S Dollar 1.3438 for the year ended December 31, 2021 representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2021. All translations of RMB are calculated at the rate of US$1.00=RMB 6.3726 as of the year ended December 31, 2021 and US$1.00=RMB 6.4508 for the year ended December 31, 2021 representing the exchange rate set forth in the H.10   statistical release of the Federal Reserve Board on December 31, 2021. No representation is made that the S Dollar or RMB amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate. Four of our operating entities’ functional currency are RMB, and two of our operating entities’ functional currency are S Dollar. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate among, USD, S Dollar and RMB and we have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk. See “Risk Factors – Risks Related to Our Business and Industry – Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Share.” on page 47 of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Business Overview

We are an engineer-to-order (“ETO”) company that provides customized industrial manufacturing solutions to Original Equipment Manufacturers (“OEMs”) in the semiconductors, printers, electronics, and home appliances sectors. As an ETO company, we take pride in our ability to design and build solutions that fulfil our customers’ unique specifications.

Our capabilities in this field are the result of more than a decade of experience in completing various ETO projects. We mainly generate revenues through customized industrial manufacturing solutions, direct drive and linear direct current (“DC”) motors and induction welding equipment manufacturing. During the six months ended June 30, 2023, 76%, 11%, and 13% of our revenues were generated from these three business lines, respectively. During the year ended December 31, 2022, 78%, 9%, and 13% of our revenues were generated from these three business lines, respectively.

Singapore is the main development and manufacturing location while we also have manufacturing bases in China, namely Qingdao and Shenzhen. During the six months ended June 30, 2023, 64.9%% and 35.1%%, and during the six months ended June 30, 2022, 59.1%% and 40.9%%, of our revenues were generated from Singapore and China, respectively.   During the year ended December 31, 2022, 64.8% and 35.2%, and during the year ended December 31, 2021, 61.1% and 38.9%, of our revenues were generated from Singapore and China, respectively.

Our customers include industry-leading OEMs in the printer, electronics in Singapore and home appliance manufacturing sectors in China.

1. Customized Industrial Manufacturing Solutions

We provide customized industrial manufacturing solutions through our two subsidiaries in Singapore, Tung Resource and Tungray Singapore, and one subsidiary in China, Tungray Industrial.

Our two Singapore subsidiaries mentioned above and Tungray Industrial work hand-in-hand to deliver customized solutions for our customers. We offer comprehensive ETO services to design, build and assemble industrial manufacturing solutions that are used for various quality control, product manufacturing and product testing processes. We leverage on our approximately 20 years of experience in motor control, sensor technologies, computer vision and overall product design to produce solutions that can meet the given specifications from our customers. Our Singapore subsidiaries serve as the primary location for our core activities such as research, development and assembling of solution prototypes, while Tungray Industrial provides manufacturing support for necessary component productions or deliver certain high-volume solution manufacturing purchases. Our Singapore subsidiaries are the main customer service point-of-contact for our non-Chinese market, such as Singapore and the Southeast Asia markets, while our Shenzhen subsidiary serves as a customer service point-of-contact for the Chinese market.

2. Direct Drive and Linear DC Motors

Qingdao Tungray Intelligent designs and manufactures industrial-grade direct drive and linear DC motors. We also have ETO capabilities to provide customized motion platform solutions to suit the needs of our customers.

Our direct drive motors do not require any gears for speed and torque manipulation as they can directly manipulate both parameters over a wide range of values. These motors are used, for example, in the solar panel assembly lines to turn and transport semi-completed products between different manufacturing processes.

Our motion platforms offer two degrees of freedom to move independently in the X and Y axis, thereby eliminating the need for any belt or gears. These high precision platforms require two linear DC motors and are mainly used in the glue application and laser cutting machines, in which precise movements in X and Y directions are required.

Through our in-house R&D and manufacturing teams, we have accumulated extensive knowledge in direct drive and linear DC motors. We currently have several patented technologies that are used in the manufacturing of our motors. We currently offer our customers the following product lines – Tungray Drive B (“TDB”) Series, Tungray Core (“TC”) Series, Tungray “U” Type (“TU”) Series, Tungray Linear Series (“TLS”) standard linear modules. We also offer our customers ETO solutions in the form of high precision motion platforms. Finally, we also have compatible control modules for our motors to maximize its performance.

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3. Welding Equipment

Tongri Electric our subsidiary in Qingdao, PRC, specializes in the design and manufacturing of self-contained, high-frequency induction welding equipment.

Tongri Electric manufactures manual and automatic induction welding equipment that is mostly used in the production of refrigerators, air conditioners and heat pump clothes dryers. For our operator-attended products lines, our TB, TP, TD and TI series induction welding units are designed with full enclosures that enhances production safety. They also feature programmable logic controllers (“PLC”) and human machine interfaces (“HMI”) for ease of use.

Our automatic induction welding units are equipped with patented machine vision technologies (2019SR0205465 and 2019SR0208252) to recognize and track metal tubes endings, before sending welding commands to the actuators for welding tip movements and subsequent induction welding. Our induction welding units are used by many Chinese home appliance OEMs in air conditioning, refrigerators and heat pump clothes dryer sectors.

Competitive Strengths

Most of our customers are market-leading OEMs in their respective industries that value quality, reliable and cost-effective products. Over the years, we have established ourselves as a reputable company that excels in product quality and service excellence. We believe the following strengths contribute to our success and are the differentiating factors that set us apart from our peers in the areas of ETO customized industrial manufacturing solutions, induction welding, direct drive and linear DC motors.

1. ETO Customized Industrial Manufacturing Solutions

•	Established Engineering Capabilities - Our engineering capabilities, accumulated through the hundreds of projects we complete each year, enable us to offer our customers tailor-made solutions that address their unique needs.

•	High-Cost Effectiveness - The internal cost control system that we have established plays a vital role in managing costs. We pass down these cost savings by offering our customers with solutions at attractive prices that are unavailable in the standard, off-the-shelf market.

•	Expertise in Components Used and Solution Design - Our engineers have extensive knowledge on a wide range of sensors, motors, raw materials, including their dimensions and performance parameters. They rely on such expertise to select the best component and material to satisfy the designed functions.

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•	Short Lead Time - Many of our customers are market-leading OEMs that are very sensitive to lead time. We complement our engineering capabilities with an agile workflow that reduces overall solution lead time.

2. Direct Drive and Linear DC Motors

•	Quality Assurance - We have full control over the quality of our motors because each motor is designed, manufactured, and tested in-house.

•	Patented Technologies - We have implemented many patented technologies in the manufacturing of our motors.

•	Comprehensive product line - Our customers use our products in manufacturing activities that require high throughput and high precision such as 3C manufacturing and voltaic transports. To ensure their requirements are met, we offer our customers a wide range of motors, modules, compared to traditional motor manufacturers that might only provide stand-alone sales of motors.

•	Service commitment - With our deep product knowledge, we help our customers pick motors that best suit their needs. We reduce the project lead time of our customers by providing them with a complete working solution with our motors. We also offer a nationwide quick response service to ensure fast troubleshooting and resolution of any product-related problems.

•	Strong Customer Relationship - Based on quality product and service excellence, we have built strong relationship with many of our customers.

3. Induction Welding Equipment

•	Comprehensive Product Line - We offer our customers a comprehensive line of products that covers the manual and fully automatic induction welding spectrum and include a wide range of self-contained, single welding units. We have also developed a new series of fully automated welding stations that use our patented technologies and increase welding efficiency.

•	Patented Technologies - We have patented numerous welding technologies that are used in our products.

•	Strong Customer Relationship - Over the years, we have built a strong relationship with our customers, which helps us maintain direct access to decision-level makers of our customers.

Growth Strategies

Our goal is to increase our market share and product offerings by leveraging the geographical and technological advantage of our Singapore headquarters. In order to achieve this growth, we plan to:

•	Expand our sales in ASEAN countries

We believe the demand for smart manufacturing solutions will remain strong in the region, as companies take advantage of the relative low cost of labor and large customer base found in the region. We intend to expand our sales in ASEAN countries by strategically setting up dedicated business units in emerging economies such as Vietnam and Thailand. We believe these dedicated business units can better cater to the unique manufacturing activities (automobile manufacturing for Thailand and general electronics manufacturing for Vietnam) of these countries. Meanwhile, we expect our Singapore headquarter to continue to provide strong technical and manufacturing support to these business units in their respective countries.

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•	Continue to invest in R&D and technology innovations

We intend to continue to invest in R&D and technology innovations to enhance our capabilities of providing ETO solutions. In the age of disruptive technologies, we expect the industry to adapt quickly to stay relevant. We take pride in offering our customers with ETO solutions that can meet their requirements and we believe our continuous investment in R&D and technology innovations will allow us to keep up with technological changes. By offering our customers with the latest, viable ETO solutions, we also expect to secure our growth in the long run.

•	Develop and recruit employees

We believe our employees are our biggest asset. We intend to support our growth strategies with human resource investment, specifically through talent recruitment and employee development. Talent recruitment can help us to complement the current experience accumulated by our employees in customization, product design and production methodologies, while employee development can sharpen the knowledge of our current employees in the field of ETO solutions, motor and welding equipment design.

•	Grow sales volume from current customers

We believe our strong customer base in Singapore and China can be further strengthened, thus increasing our sales. We could offer additional, value-added solutions to help them to achieve their various goals in smart manufacturing. On top of our current after-sales services, we expect such solutions to better meet demands of manufacturing efficiencies in the age of Industry 4.0.

•	Pursue strategic acquisitions

To complement our technology and our growth, we may pursue strategic acquisitions with companies that fit into our overall growth strategy. We believe such acquisitions could help us to expand the usage of our products or solutions. Additionally, such acquisitions could also provide greater access to our target markets outlined in our general growth strategy.

Marketing and Sales

We market and sell our products through our direct sales force that is made up of our own employees.

As of the date of this prospectus, we have a direct sales and marketing team of 14 personnel. Our sales team provides us with direct access to our customers and is capable of addressing our customers’ needs in a fast and efficient way. They also coordinate with our suppliers to ensure the timely delivery of any required components.

The compensation package for our sales team generally includes fixed base salaries. Sales employees of Qingdao Tungray Intelligent also receive commissions based on the revenues or collection they achieve. We provide our sales team with regular training and internally developed systems to assist them in quickly becoming proficient and productive sales personnel.

Research and Development (“R&D”)

We invest in R&D efforts that advance our technology with the goal to expand new products and improve upon our existing product offerings. Our R&D expenses totalled approximately $0.4 million and $0.4 million for the six months ended June 30, 2023 and 2022, respectively. Our R&D expenses totalled approximately $0.8 million and $0.7 million, for the years ended December 31, 2022 and 2021, respectively. R&D expenses mainly consist of applicable personnel, design, sample manufacturing and materials expenses. As of the date of this prospectus, we have a total of 34 employees in the R&D department. In the future, we expect R&D expenses to increase as we continue to develop new products, and enhance existing products and technologies.

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By continuously upgrading and improving products and technologies that are tailored to our customers’ requirements, we have further strengthened our customer’s loyalty.

As of the date of the prospectus, we have 50 registered patents, all registered within the jurisdiction of the PRC.

Competition

The industries of ETO customized industrial manufacturing solutions, direct drive and linear DC motors and induction welding equipment, are intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We compete with manufacturers and other solution providers globally. Some of these competitors are large, well-capitalized companies with significantly greater market share and resources than we have. As a consequence, they are able to spend more on product development, marketing, sales and other product initiatives than we can.

1. Customized Industrial Test and Tooling Solutions

In the ETO industrial manufacturing solutions market, we believe Sigma Design & Engineering Pte Ltd is our main competitor. The company provides similar ETO solutions and competes with us in similar industries. In addition to the North American markets, they have a presence in the regional and the Chinese market with a large employee size of about 400. We believe this competitor also has equally strong capabilities in coming up with customized solutions. However, we believe our edge lies in lead time and cost control, two of the important features of an ETO solution provider. We rely on our component knowledge and design experience to help us reduce lead time and finalize project designs. Cost savings from time savings are also shared with our customers by means of reasonable price tags.

2. Direct Drive and Linear DC Motors

The market for direct drive and linear DC motors is characterized by many individual companies of different capabilities. We believe Qingdao Zhihe Precision Technology Co., Ltd. and Yokokawa Robotics (Shenzhen) Co., Ltd. are our competitors as both have similar scale of operations and offer similar products. Moreover, our product application industries and that of our competitors overlap mainly in the 3C, and laser welding industries. However, we believe our competitors are focused on a narrower product range and that our competitive edge lies in our diverse product offerings and our ETO abilities. When it comes to ETO, high precision motion platforms solutions, we believe our experience in this area helps to differentiate ourselves from our competitors.

3. Induction Welding Equipment

In the manual induction welding equipment market, we believe Xiamen Inker Induction Co., Ltd. is our main competitor. The company is the Chinese subsidiary of the Incoil Induktion AB from Sweden. Some of their manual induction welding units are directly imported from Sweden and have similar performance parameters as ours. In terms of price, their products are on par with us, posing as a formidable competitor. However, we believe our competitive edge lies in our responsive after sales services. We have a team of service engineers that responds to our customers’ requests within 24 hours. This ensures their needs can be attended and resolved expeditiously.

Xinchang Kechuang Automation Equipment Co., Ltd. is our major competitor in the automatic induction welding equipment market. The company initially focused on the R&D of automatic flame-type welding equipment but has recently started to also offer automatic induction welding equipment. We believe one of the reasons for their competitive edge is their lower per unit cost. However, we have since move up the value chain by offering induction welding equipment with higher levels of automation using robotic arms, machine visions algorithms etc. We believe this helps us to differentiate our products. Additionally, we also increase our competitiveness by offering our customers with more technologically advanced equipment that is vital in the age of Industry 4.0, which conceptualizes rapid change to technology, industries, and societal patterns and processes due to increasing interconnectivity and smart automation.

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Industry

1. Smart Manufacturing and ETO Solutions

The smart manufacturing market is forecasted to grow at a compounded annual growth rate (“CAGR”) of about 13% from 2022 to 2029, reaching a market worth of about USD 658 billion globally. According to a 2022 report from Fortune Business Insights, one of the main drivers behind this rapid growth is the increased adoption of Industry 4.0, in which factories become highly interconnected via the Internet of Things (“IoT”). These smart factories usually leverage on the power of cloud computing and IoT devices (such as embedded micro controllers, secure PLCs) for communication. They also harness the power of big data and artificial intelligence (“AI”) to achieve the goals of faster production and higher levels of resource optimization, thereby increasing efficiency and reducing costs.

Besides Industry 4.0, the increased focus on automating many industrial manufacturing processes as well as investment by governments during the COVID-19 pandemic provide other means of impetus to the growth of the smart manufacturing market. According to the same report from Fortune Business Insights in 2022 mentioned above, the Asia Pacific region (“APCA”) will hold the largest market share in smart manufacturing, owing to its desire for rapid industrialization to boost the manufacturing sector output. The supply chain shock during the COVID-19 pandemic also makes manufactures more likely to adopt smart manufacturing solutions in order to be more resilient and agile to such possible disruptions in the future.

The market for ETO industrial manufacturing solutions is closely linked to the smart manufacturing market because almost each type of automated, high volume manufacturing activity is supported by a set of customized, usually ETO solutions. Given our traditional strength, and experience accumulated over the years in providing ETO manufacturing solutions, we are confident in staying relevant in the age of Industry 4.0 as well as smart manufacturing in the years to come.

2. Direct Drive and Linear Motors

Electric direct drive and linear motors are used in many industries. The demand for global linear motors is expected to register a CAGR of about 6% till 2031 according to Fact.MR in 2022. China is forecasted to be a strong growth factor with its high domestic volume of manufacturing output and modernization of its industrial infrastructure for high-end manufacturing. About 70% of our direct drive and linear motors are used in productions lines related to the manufacturing of 3C (computer, communication and consumer electronic) products.

3. Induction Welding Equipment

Globally, the welding equipment market is forecasted to increase at a CAGR of about 7.17% between 2022 to 2026. 51% of this growth is expected to originate from the Asia Pacific (“APAC”) region according to a report on ReportLinker in 2022. The adoption of automation such as using robots to enhance welding efficiency is one of the driving factors behind this growth.

While induction welding does not contribute to a major share of the total welding equipment used in China, it is, however, essential in the production of many household appliances such as air conditioners, refrigerators and heat pump clothes dryers. The Chinese market for these appliances is growing at the fastest rate around the world with a forecasted value of more than $130 billion by 2026 according to Research and Markets in 2020.

In air conditioners and refrigerators, a compressor first compresses a working agent, usually freon, before passing it through a series of copper tubes to expand. It is through this expansion that heat is absorbed from the tubes’ surroundings to create a cooling effect. In heat pump clothes dryers, the process is similar, with the only differences of using the heat generated from the compressor for heating and using the cooling effect from expansion for moisture extraction. The quality welding of compressors and copper tube systems is therefore indispensable in such household appliances, as both components must be joined perfectly to prevent freon leakage and to provide the desired functions of heating and cooling.

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Corporate History and Company Structure

Tungray is an exempted company incorporated with limited liability under the laws of the Cayman Islands on June 1, 2022 with operations conducted through primarily its Singapore Subsidiaries and PRC Subsidiaries.

The following diagram illustrates our corporate legal structure as of the date of this prospectus.

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Approvals from Singapore and the PRC Authorities to Conduct Our Operations and Issue Our Class A Ordinary Shares to Foreign Investors

Our operations in Singapore are governed by Singapore laws and regulations. Our Singapore legal counsel, Shook Lin & Bok LLP, has advised us that, as of the date of this prospectus, based on their understanding of the current Singapore laws, regulations and rules, we and our Singapore Subsidiaries have received all requisite permissions and approvals from the Singapore government authorities that are material for our business operations currently conducted in Singapore. Neither have we nor our Singapore Subsidiaries received any denial of permissions for our business operations currently conducted in Singapore. In addition, our Singapore legal counsel has advised us that, as of the date of this prospectus, based on their understanding of the current Singapore laws, regulations and rules, we and our Singapore Subsidiaries are currently not required to obtain permission from any of the Singapore authorities to issue our Class A Ordinary Shares to foreign investors, or list and trade of our Class A Ordinary Shares on Nasdaq in connection with this offering.

Our operations in China are governed by PRC laws and regulations. On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce of China (the “MOFCOM”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and amended on June 22, 2009. The M&A Rules contains provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. As advised by our PRC legal counsel, Han Kun Law Offices, based on their understanding of the current PRC law, rules and regulations, as of the date of this prospectus, the CSRC’s approval under the M&A Rules is not required for the listing and trading of our Class A Ordinary Shares on Nasdaq in the context of this offering as the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as this offering contemplated by us are subject to the M&A Rules.

However, our PRC legal counsel, Han Kun Law Offices, has further advised us that there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permissions or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. These adverse actions could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on a U.S. exchange, and would likely cause the value of our securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Please see “Risk Factor — Risks Related to Doing Business in China — The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.” on page 54 of this prospectus, and “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 55 of this prospectus.

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As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, the CAC or other PRC governmental authorities. Notwithstanding the foregoing, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, including those indirect overseas offering and listing which meet certain conditions, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. Without relying on any opinions of counsel, we do not believe that we are required to obtain the approval from or complete the filing with the CSRC for this offering, based on the facts that (1) we do not meet the explicit conditions set out in the Trial Measures to determine whether an overseas offering shall be deemed as an indirect overseas offering and listing by a domestic company; and (2) the majority of our operations are not in the mainland China. However, as the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation and the CSRC may take a view that is contrary to our understanding of the Trial Measures because the Trial Measures adopts the principle of “substance over form” regarding the determination of “indirect overseas offering and listing by a domestic company”, over which the CSRC may have substantial discretions. To reduce such uncertainties under the Trial Measures for this offering and our listing on Nasdaq Capital Market, we voluntarily submitted our filling application documents to the CSRC on July 26, 2023, and the CSRC published the notification on our completion of the required filing procedures on November 14, 2023 for this offering. However, if the filing procedures with the CSRC under the Trial Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and our future offerings will be contingent upon the completion of filing procedures. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities in any future offerings or any other capital raising activities.

See “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.” on page 54 of this prospectus and “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 55 of this prospectus.

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Dividend Distributions or Assets Transfer among the Holding Company and Its Subsidiaries

Tungray is a holding company with no material operations of its own and does not generate any revenue. We currently conduct substantially all of our operations through our Singapore Subsidiaries and PRC Subsidiaries. We are permitted under Singapore laws and regulations to provide funding to Singapore Subsidiaries through debt or equity contributions, and provided any applicable government registration and approval requirements have been satisfied. We are permitted under PRC laws and regulations to provide funding to PRC Subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans or make additional capital contributions to our PRC Subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on pages 56 and 57 of this prospectus.

Neither Tungray or its subsidiaries has cash management policies dictating how funds are transferred, and each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities.

In November 2022, the Company’s subsidiaries, Tungray Singapore and Tung Resource, declared dividends in the amounts of SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million), respectively. Other than the aforementioned dividend payments by two subsidiaries of the Company, as of the date of this prospectus, there were no cash flows including all dividends, transfer and distribution between Tungray and its subsidiaries; and there has been no dividend or distributions made between U.S. investors, other investors and any of the Company’s entities. For the summary of the condensed consolidated schedule and the consolidated financial statements, see page 35 of this prospectus for “Summary Consolidated Financial And Operating Data — summary consolidated balance sheet data” (which is a summary of page F-4 of the Consolidated Balance Sheets); “— summary consolidated statement of income” (which is a summary of page F-5 of the Consolidated Statements of Income and Comprehensive Income); and “Risk Factor — Risks Related to Our Corporate Structure — The transfer of funds or assets between Tungray and its subsidiaries is subject to restrictions.” from page 49 to 50 of this prospectus.

Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, may be transferred by Tungray to the BVI subsidiaries, and then transferred to their respective Singapore Subsidiaries, and then transferred to the respective PRC Subsidiaries, as capital contribution and/or shareholder loans subject to applicable regulatory approvals, as the case may be, respectively.

We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, unless we receive proceeds from future offerings, we will be dependent on receipt of funds from our BVI subsidiaries, which will be dependent on receipt of dividends from their respective Singapore Subsidiaries, which will be dependent on receipt of payments from their respective PRC Subsidiaries in accordance with the laws and regulations of the PRC.

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Tungray’s ability to distribute dividends is based upon its distributable earnings. Each Singapore Subsidiary’s ability to distribute dividends is based on whether it has any profits available for distribution. If we decide to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our principal subsidiaries in Singapore and mainland China. The distributed dividends from our PRC Subsidiaries will be made to our Singapore Subsidiaries in accordance with the laws and regulations of the PRC, and then Singapore Subsidiaries will transfer the dividends to Tungray and subsequently to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of currency out of mainland China which may restrict our PRC Subsidiaries’ ability to transfer cash from our PRC Subsidiaries to our other non-PRC entities. To the extent cash is generated in our PRC Subsidiaries, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in mainland China and held by PRC Subsidiaries, the assets may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer assets by the PRC government. In addition, the PRC Subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Each of such entity in mainland China may also set aside a portion of its after-tax profits to fund an optional reserve, although the amount to be set aside, if any, is determined at the discretion of its board of shareholders. The reserves can be used, cover losses made in past years and enhance the company’s productivity and expand its business, however, a company’s capital reserve shall not be used to cover the company’s losses. In addition, the PRC EIT Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by mainland China companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

Therefore, in the event that our PRC Subsidiaries were to remit foreign currency payments out of mainland China in the future, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits in the mainland China, if any. Furthermore, if any of our subsidiaries incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

Our subsidiaries in Singapore and mainland China generally plan to generate and retain cash generated from operating activities and re-invest it in our business. Other than the dividend payments of SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million) by Tungray Singapore and Tung Resource, two subsidiaries of the Company, respectively in November 2022, as of the date of this prospectus, none of our Singapore and PRC Subsidiaries have paid any dividends to their respective parent companies. Based on our understanding of the BVI laws and regulations, as at the date of this prospectus, there is no restriction on the transfer of capital within, into and out of BVI. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on pages 56 and 57 of this prospectus.

Impacts of COVID-19

On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has reached almost every country (including Singapore and the PRC), resulting in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

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The negative impacts of the COVID-19 pandemic on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Temporary lockdown or suspension of business. In response to the COVID-19 pandemic, local governments in Singapore and the PRC have imposed restrictions on large-scale gathering activities in various places or imposed extra requirements on participants of such activities from time to time, which have caused suspension of the Company’s business operation in Singapore briefly from April 2020 to June 2020 and in the PRC from February 2020 to March 2020.

●	Limitations on our employees’ ability to work and travel. Resulting from the implementation of significant governmental measures in the PRC and Singapore, including lockdowns, closures, quarantines, and travel bans from time to time, intended to control the spread of COVID-19, our employees’ ability to work and travel was adversely affected and therefore the Company’s ability to manage day-to-day operations and service delivery was impaired in the PRC until late December 2022 and in Singapore from April 2020 to June 2020.

●	Limitations on in-person business activities. Affected by the self-quarantine requirement and travel restrictions in Singapore from April 2020 to June 2020 and restrictions in the PRC nationwide until late December 2022, the Company’s marketing staffs were unable to carry out in-person promotion activities and face-to-face communication with customers, which greatly affected the development and introduction of potential customers.

●	Restrictions on shipment of products. Affected by traffic control and logistics restrictions in Singapore from April 2020 to June 2020 and restrictions in the PRC nationwide until late December 2022, we had some difficulties during the respective restricted periods in obtaining raw materials due to the supply chains disruptions as a result of local lockdowns and transporting our completed products due to logistic disruptions.

●	Reduction of customer’s spending. The pandemic caused negative impact on the global economy, including Singapore and the PRC, and severely interrupted our customers’ normal work and businesses, which negatively affected our customers’ spending and investment in their businesses and caused them to be more inclined to reduce expenditures, and in turn affect our revenues and operational results. Although none of our customers has terminated contracts with us to date, we cannot assure you if any customer will in the future terminate its contract with us due to the pandemic.

We have implemented the following measures and responses for the COVID-19 pandemic:

●	When returning personnel arrive at the Company for the first time, we implement necessary quarantine and observation and restrict contact among employees;

●	We ensure that we have available pandemic prevention materials (such as masks, gloves, hand sanitizers and cleaning products) and monitoring sites for quarantine;

●	We take necessary control measures according to governmental guidelines and regulations;

●	We have implemented a more comprehensive automation transformation of the production workshop to reduce man-powered workload and improve production efficiency; and

●	We encourage our employees to get COVID-19 vaccinations, if they are deemed medically fit to do so.

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The COVID-19 outbreak has adversely affected (and a significant outbreak of other infectious diseases could result in an additional widespread health crisis that could adversely affect) the economies and financial markets worldwide, and the business of the Company could be materially and adversely affected by the COVID-19 outbreak and any such other outbreak. Furthermore, our business may be adversely affected if continued concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and customers being unavailable to pursue their business objectives free of COVID-19 related restrictions. Although travel restrictions and quarantine requirements have been lifted in Singapore and the PRC, the extent to which COVID-19 impacts our business in the future will depend on future developments, which are evolving and cannot be predicted, including for example new information which may emerge concerning the severity of COVID-19 and the actions taken by relevant government authorities to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. The spread of COVID-19 did not adversely affect the Company’s business during the years ended December 31, 2022 and 2021. However, during the six months ended June 30, 2023, with the end of the COVID-19 pandemic, people’s work mode has changed from work from home during the pandemic to work at office, thus reducing the demand for office equipment such as printers, which had an impact on our business.

Summary of Significant Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, beginning on page 36 of this prospectus, include, but are not limited to, the following:

•	Any adverse material changes to the Singapore and the PRC markets (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession could have a material adverse effect on our business, results of operations and financial condition. See a more detailed discussion of this risk factor on page 36 of this prospectus.

•	Some of our subsidiaries have a limited operating history and are subject to the risks encountered by development-stage companies. See a more detailed discussion of this risk factor on page 38 of this prospectus.

•	If our products do not respond to changes in technology, our products may become obsolete and we may experience a loss of customers and lower revenues. See a more detailed discussion of this risk factor on page 40 of this prospectus.

•	The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems in manufacturing products, business and financial results could suffer. See a more detailed discussion of this risk factor on page 40 of this prospectus.

•	We are dependent on our manufacturing facilities for the production of our highly engineered products and our suppliers’ factories, which subjects us to risks associated with disruptions and changing technology and manufacturing techniques that could place us at a competitive disadvantage. See a more detailed discussion of this risk factor on page 41 of this prospectus.

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•	If we lose the services of any of our key executive officers and other key employees, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed. See a more detailed discussion of this risk factor on page 42 of this prospectus.

•	If we fail to protect our intellectual property rights, it could harm our business and competitive position. See a more detailed discussion of this risk factor on page 43 of this prospectus.

•	If we are unable to retain existing customers or attract new ones, or to attract sufficient spending from our customers, our business, results of operations and financial condition could be materially and adversely affected. See a more detailed discussion of this risk factor on pages 45 and 46 of this prospectus.

•	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 47 of this prospectus.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure, beginning on page 47 of this prospectus, include, but are not limited to, the following:

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See a more detailed discussion of this risk factor on pages 47 and 48 of this prospectus.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore and China against us or our management named in the prospectus. See a more detailed discussion of this risk factor on page 48 of this prospectus.

•	The transfer of funds or assets between Tungray and its subsidiaries is subject to restrictions. See a more detailed discussion of this risk factor from page 49 to 50 of this prospectus.

Risks Related to Doing Business in Singapore

The majority of our operations are in Singapore, so we face risks and uncertainties related to doing business in Singapore in general, including, but not limited to, the following:

•	We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States. See a more detailed discussion of this risk factor on page 51 of this prospectus.

•	Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition. See a more detailed discussion of this risk factor on pages 51 and 52 of this prospectus.

Risks Related to Doing Business in China

A substantial portion of our operations are in China, so we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•	Because approximately 35% of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which are different in material aspects from the laws of the United States and may change and continue to evolve. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on us and the PRC government may exercise significant oversight over the conduct of our business, and may intervene in, influence or exert control over our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 53 of this prospectus.

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•	The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless. See a more detailed discussion of this risk factor on page 54 of this prospectus.

•

The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. See a more detailed discussion of this risk factor on page 55 of this prospectus.

•	Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See a more detailed discussion of this risk factor from page 57 to 59 of this prospectus.

•	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Subsidiaries, limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See a more detailed discussion of this risk factor on page 60 of this prospectus.

Risks Related to Our Class A Ordinary Shares and this Offering

Risks and uncertainties related to this offering and Class A Ordinary Shares, beginning on page 69 of this prospectus, include, but are not limited to, the following:

•	There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all. See a more detailed discussion of this risk factor on page 63 of this prospectus.

•	The market price for the Class A Ordinary Shares may be volatile. See a more detailed discussion of this risk factor on pages 64 and 65 of this prospectus.

•	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 65 of this prospectus.

•	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. See a more detailed discussion of this risk factor on page 66 of this prospectus.

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•

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. See a more detailed discussion of this risk factor on page 71 of this prospectus.

•

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 71 of this prospectus.

Compliance with Foreign Investment

All limited liability companies formed and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the PRC Company Law, which was amended and promulgated by the SCNPC on October 26, 2018 and came into effect on the same day. Foreign invested enterprises (“FIEs”) must also comply with the PRC Company Law, with exceptions as specified in the relevant foreign investment laws. Under our corporate structure as of the date of this prospectus, 100% of the equity interests of each of Tungray Industrial, Tongri Electric and Tongsheng Development are entirely and directly held by our company through our Singapore Subsidiaries, Tungray Singapore, Tungray Resource and Tungray Technology, respectively. Although Tongsheng Intelligent and Qingdao Tungray Intelligent are not directly held by foreign investors, Tungray Singapore and Tungray Technology indirectly hold all or part of the equity interests of them. Therefore, each of Tungray Industrial, Tongsheng Intelligent, Tongri Electric, Tongsheng Development and Qingdao Tungray Intelligent should be regarded as a foreign-invested enterprise and comply with both the PRC Company Law and other applicable foreign investment laws.

Recent Regulatory Development in PRC

We are a holding company incorporated in the Cayman Islands with approximately 35% of our operation conducted by the subsidiaries in mainland China. We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

In addition, on December 28, 2021, the Cyberspace Administration of China (the “CAC”) adopted the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. Pursuant to the Measures for Cybersecurity Review (2021), online platform operators holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. We cannot assure you that we will not be deemed as the “online platform operators” as mentioned above, even though we do not operate any online platforms. We do not believe that we are directly subject to these regulatory actions or statements, as our business does not rely on the collection of user data or implicate cybersecurity. As of the date of this prospectus, we have also not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

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Furthermore, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, including those indirect overseas offering and listing which meet certain conditions, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and clarified that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges must complete the filing with the CSRC before the completion of their overseas offering and listing. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this offering. To reduce the uncertainties under the Trial Measures for this offering and our listing on Nasdaq Capital Market, we voluntarily submitted our filling application documents to the CSRC on July 26, 2023, and the CSRC published the notification on our completion of the required filing procedures on November 14, 2023 for this offering. However, if the filing procedures with the CSRC under the Trial Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and our future offerings will be contingent upon the completion of the filing procedures. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities in any future offerings or any other capital raising activities.

See “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.” on page 54, “Risk Factor — Risks Related to Doing Business in China – The approval of and the filing with CAC or other PRC government authorities may be required in connection with offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 55 and “–— Risks Related to Doing Business in China — Because approximately 35% of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which are different in material aspects from the laws of the United States and may change and continue to evolve. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on us and the PRC government may exercise significant oversight over the conduct of our business, and may intervene in, influence or exert control over our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.” on page 53 of this prospectus.

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Implications of the Holding Foreign Companies Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report (the “Determination Report”) on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

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Our former auditor, Friedman LLP, the independent registered public accounting firm of our company, that issued the audit report for the year ended December 31, 2021 included elsewhere in this prospectus, is headquartered in Manhattan, New York. Friedman LLP had been subject to PCAOB inspections on a regular basis prior to September 1, 2022 when Friedman LLP combined with Marcum LLP.

Our current auditor, Marcum Asia CPAs LLP, an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in Manhattan, New York, and is subject to inspection by the PCAOB on a regular basis.

Neither our former nor current auditor is identified in the report issued by the PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Friedman LLP or Marcum Asia CPAs LLP to provide audit work papers located in mainland China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. In addition, under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the AHFCAA, passed by the U.S. Senate on June 22, 2021, is signed into law, and this ultimately could result in our Class A Ordinary Shares being delisted by the exchange. On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Further, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” from page 57 to 59 of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

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Implications of Being a Controlled Company

Immediately prior to the completion of this offering, our issued and outstanding share capital will consist of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, and holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances.

Mr. Wanjun Yao, our Chairman and Chief Executive Officer, beneficially owns 3,660,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares through three entities controlled by him, and will be able to exercise approximately 92.20% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering, assuming the underwriter does not exercise the option to purchase additional Class A Ordinary Shares. As a result, upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules because Mr. Yao will hold more than 50% of the voting power for the election of directors.

For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemption for at least one year following completion of this offering, we could elect to rely on this exemption in the future. If we rely on these exemptions in the future, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

In addition, as a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. For a detailed description of the risks associated with our dual-class structure, see “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial” on page 71 of this prospectus, and “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering — Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.” on page 71 of this prospectus.

Implications of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50% of our issued and outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

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●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive offices are located at #02-01, 31 Mandai Estate, Innovation Place Tower 4, Singapore 729933. Our telephone number at this address is +65 6636 9820. Our registered office in the Cayman Islands is currently located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our Website is www.tungray.tech. The information contained on our Website is not a part of this prospectus.

Notes on Prospectus Presentation

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts and certain S$ amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Period Ended RMB: USD exchange rate	7.2513	6.6981	6.8972	6.3726
Period Average RMB: USD exchange rate	6.9283	6.4791	6.7290	6.4508
Period Ended S Dollar: USD exchange rate	1.3523	1.3903	1.3404	1.3520
Period Average S Dollar: USD exchange rate	1.3361	1.3651	1.3787	1.3438

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For clarification, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Wanjun Yao,” even though, in Chinese, his name is presented as “Yao Wanjun.”

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We have relied on statistics provided by a variety of publicly-available sources regarding expectations of growth of Singapore and China. Some market data and statistical information contained in this prospectus are based on management’s estimates and calculations, which are derived from our review and interpretation of the sources listed above, our internal research and our knowledge of the precision engineering, manufacturing and consumer appliances industries in Singapore and China. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

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THE OFFERING

The following assumes that the underwriters will not exercise their option to purchase additional Class A Ordinary Shares in the offering, unless otherwise indicated.

Issuer	Tungray Technologies Inc

Class A Ordinary Shares Offered by Us	1,250,000 Class A Ordinary Shares (or 1,437,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis.

Over-Allotment Option

We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to 187,500 additional Class A Ordinary Shares, representing 15% of the Class A Ordinary Shares sold in the offering, at the initial public offering price, less underwriting discounts and commissions.

Ordinary Shares Issued and Outstanding Immediately Before This Offering	10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares.

Ordinary Shares Issued and Outstanding Immediately After This Offering

11,690,000 Class A Ordinary Shares (or 11,877,500 Class A Ordinary Shares if the underwriter exercises the over-allotment option to purchase additional Class A Ordinary Shares in full) and 4,560,000 Class B Ordinary Shares.

Offering Price	We expect that the initial public offering price will be between US$4.00 and US$6.00 per Class A Ordinary Share.

Voting Rights

We have adopted a dual-class share structure. Holders of our Class A Ordinary Shares and holders of our Class B Ordinary Shares will have the same rights, except for voting and conversion rights. In respect of matters requiring a shareholders’ vote, holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, and holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. Holders of our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share will be convertible into one Class A Ordinary Share at the option of the holder of Class B Ordinary Shares at any time. However, Class A Ordinary Shares will not be convertible into Class B Ordinary Shares at any time, under any circumstances.

Upon (i) any sale, transfer, assignment or disposition of ownership in Class B Ordinary Shares by a holder thereof to any person or entity that is not our controlling shareholder or an entity that is ultimately controlled by our controlling shareholder or (ii) upon any change in the ultimate beneficial ownership of any Class B Ordinary Share to a person who is neither our controlling shareholder nor an entity that is ultimately controlled by our controlling shareholder, such Class B Ordinary Shares will automatically and immediately converted into an equal number of Class A Ordinary Shares without any actions on the part of the transferor or the transferee. For further information, see “Description of Share Capital” starting from page 144 of this prospectus.

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$3.2 million from this offering (or approximately US$4.1 million if the underwriter exercises the over-allotment option to purchase additional Class A Ordinary Shares in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of US$5.00 per Class A Ordinary Share, being the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus.

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We plan to use the net proceeds we receive from this offering for (i) research and development (“R&D”); (ii) strategic acquisitions and investment; (iii) sales, marketing and recruitment of personnel; and (iv) General corporate purposes and working capital. See “Use of Proceeds” on page 73 of this prospectus for additional information.

Lock-up

We, our directors and officers, and holders of 5% or more of Class A Ordinary Share on a fully diluted basis immediately prior to the consummation of this offering have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Class A Ordinary Shares or similar securities for a period of 180 days after the consummation of this offering, without the prior written consent of the Representative. See “Underwriting” starting from page 168 of this prospectus and “Shares Eligible for Future Sale” starting from page 154 of this prospectus for more information.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk and purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares beginning on page 36.

Listing	We plan to have the Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “TRSG.” The Class A Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system.

Payment and Settlement	The Class A Ordinary Shares are expected to be delivered against payment on [__________], 2024.

Transfer Agent	TranShare Corporation.

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SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income for the six months ended June 30, 2023 and 2022 and the summary consolidated balance sheet data as of June 30, 2023 are derived from our unaudited condensed consolidated financial statements that are included elsewhere in this prospectus. The summary consolidated statements of income for the years ended December 30, 2021 and 2022 and the summary consolidated balance sheets as of December 31, 2021 and 2022 have been derived from our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and included elsewhere in this prospectus. You should read this “Summary Consolidated Financial Data and Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results expected for future periods.

The following table presents our summary consolidated statement of income for the six months ended on June 30, 2023 and 2022, and for the years ended December 31, 2022 and 2021.

	For the Period Ended June 30,	For the Period Ended June 30,	For the Years Ended December 31,
	2023	2022	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$5,356,424	$8,482,968	$16,334,400	$17,468,116

Cost of revenues	2,480,629	3,539,290	7,137,660	8,399,947

Gross Profit	2,875,795	4,943,678	9,196,740	9,068,169

Operating expenses:
Selling and marketing expenses	216,168	258,318	614,049	390,653
General and administrative expenses	2,106,952	2,433,466	4,540,771	3,318,365
Research and development expenses	430,809	367,639	829,211	669,358
Total operating expenses	2,753,929	3,059,423	5,984,031	4,378,376

Other income, net	160,951	37,713	186,720	125,372

Income before income taxes	282,817	1,921,968	3,399,429	4,815,165

Provision for income taxes	(88,638)	(359,692)	(517,282)	(706,720)

Net income	$194,179	$1,562,276	$2,882,147	$4,108,445

The following table presents our summary consolidated balance sheet data as of June 30, 2023, December 31, 2022 and 2021.

	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021
	(Unaudited)
Current assets	$18,066,538	$17,859,585	$18,642,098
Other assets	8,082,690	7,960,900	7,146,090
Total assets	26,149,228	25,820,485	25,788,188
Total liabilities	10,987,410	10,547,127	13,197,905
Total shareholders’ equity	$15,161,818	$15,273,358	$12,590,283

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RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Any adverse material changes to the Singapore and the PRC markets (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession could have a material adverse effect on our business, results of operations and financial condition.

For the six months ended June 30, 2023, approximately 65% and 35% of our revenue was derived from our operations in Singapore and mainland China, respectively. During FY 2022, approximately 65% and 35% of our revenue was derived from our operations in Singapore and mainland China, respectively. During FY 2021, approximately 61% and 39% of our revenue was derived from our operations in Singapore and mainland China, respectively. Any adverse circumstances affecting the Singapore and the PRC markets, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins.

During economic downturns or recessions, there can be a heightened competition for sales and increased pressure to reduce selling prices as our customers may reduce their demand for our products. If we lose significant sales volume or reduce selling prices significantly, then there could be a negative impact on our combined financial condition or results of operations, profitability and cash flows.

Reduced availability of credit may also adversely affect the ability of some of our customers and suppliers to obtain funds for operations and capital expenditures. This could negatively impact our ability to obtain necessary supplies as well as our sales of products to affected customers. This could additionally result in reduced or delayed collections of outstanding accounts receivable.

The COVID-19 pandemic might adversely affect and continue to pose risks to our business, results of operations, financial condition and cash flows, and other epidemics or outbreaks of infectious diseases may have a similar impact.

In March 2020, the World Health Organization categorized COVID-19 as a pandemic. The spread of the outbreak has caused significant disruptions in global economies, including the U.S., Singapore and the PRC. We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The effects of any new variants and subvariants of COVID-19, which may spread faster than the original Omicron variant, as well as any responsive actions taken by governments, may have the effect of slowing our sales. Further, policies of local governments effecting closures to avoid infections, including the recent lockdown in many provinces and municipalities in China, could affect our results of operations. We continue to evaluate the global risks and the slowdown in business activity related to COVID-19, including the potential impacts on our employees, customers, suppliers and financial results. The spread of COVID-19 did not have any material impact on the Company’s business during the ended December 31, 2022 and 2021. However, during the six months ended June 30, 2023, with the end of the COVID-19 pandemic, people’s work mode has changed from work from home during the pandemic to work at office, thus reducing the demand for office equipment such as printers, which had an impact on our business. The COVID-19 pandemic or other epidemics or outbreaks of infectious diseases could adversely impact our results of operations, financial condition and liquidity in several ways in the future. In particular, the continued spread of COVID-19 and efforts to contain the virus could:

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•	impair the Company’s ability to manage day-to-day operations and product delivery;

•	impact customers’ demand of our businesses’ products and services;

•	cause disruptions in or closures of the Company’s operations or those of its customers;

•	impact global liquidity and the availability of capital;

•	cause the Company to experience an increase in costs as a result of the Company’s emergency measures, delayed payments from customers and uncollectible accounts;

•	cause delays and disruptions in the supply chain resulting in disruptions in the commercial operation of our businesses;

•	cause limitations on our employees’ ability to work and travel;

•	impact availability of qualified personnel;

•	increase cybersecurity risks as remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic; and

•	cause other unpredictable events.

The severity of the impact on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic (including the advent of variants and the impact of vaccination on infection and hospitalization rates), the extent and severity of the impact on our customers and suppliers, the disruption to the manufacturing of and demand for our businesses’ products and services, the effect of federal, state or local regulations regarding safety measures to address the spread of COVID-19, and the impact of the global business and economic environment on liquidity and the availability of capital, all of which are uncertain and cannot be predicted. Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 pandemic will adversely impact our business, results and financial condition, which will depend on many factors that are not known at this time. We are staying in close communication with our employees, customers and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so.

We operate in a competitive industry. If we are unable to compete successfully, we may lose market share to our competitors.

The domestic markets in both Singapore and mainland China for customized industrial manufacturing solutions of original equipment manufacturer (“OEMs”) and related products are highly competitive. Our current or potential competitors include major engineer-to-order (“ETO”) industrial manufactures in Singapore (such as Sigma Design & Engineering Pte Ltd), PRC (such as Xiamen Inker Induction Co., Ltd. and Xinchang Kechuang Automation Equipment Co., Ltd.) and other parts in the world. Some of our competitors may have greater brand recognition, larger group of customers or vendors, longer operating histories as well as marketing resources than we do. Customers may weight their experience and resources over us in various ways, therefore increasing our competitor’s respective market shares.

You should not expect that we will be able to compete successfully against current or potential competitors, and such competitive pressures may have a material and adverse effect on our business, financial condition and results of operations. Failure to compete successfully against existing or new competitors may cause us to lose market share, customers and other business partners.

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The cyclical nature and maturity of the precision engineering, manufacturing and consumer appliances industries in developed markets may adversely affect our performance.

The precision engineering, manufacturing and consumer appliances industries are generally cyclical in nature. Overall demand for our products is largely determined by the level of capital spending in manufacturing and other industrial sectors, and the precision engineering, manufacturing and consumer appliances industries have historically experienced contraction during periods of slowing industrial activity. If economic, business and industry conditions deteriorate, capital spending in those sectors may be substantially decreased, which could reduce demand for our products and have an adverse impact on our revenues and results of operations.

A significant or sustained decline in the levels of new capital investment and maintenance expenditures by certain of our customers could reduce the demand for our products and services and harm our operations and financial performance.

Demand for our products and services depends significantly on the level of new capital investment and planned maintenance expenditures by certain of our customers. The level of new capital expenditures by our customers is dependent upon many factors, including general economic conditions, availability of credit, economic conditions and investment activities within their respective industries and expectations of future market behavior. In addition, volatility in commodity prices can negatively affect the level of these new activities and can result in postponement of capital spending decisions or the delay or cancellation of existing orders. A reduction in demand for our products and services has resulted in the past, and in the future could result in the delay or cancellation of existing orders or lead to excess manufacturing capacity, which unfavorably impacts our absorption of fixed manufacturing costs. Any reduced demand could have a material adverse effect on our business, financial condition and results of operations.

Some of our subsidiaries have a limited operating history and are subject to the risks encountered by development-stage companies.

Other than Tung Resource, Tungray Singapore, Tungray Industrial and Tongri Electric which have approximately 10-20 years of operation, our other subsidiaries have a limited operating history. Thus, the business strategies and model of these subsidiaries with a limited operating history are constantly being tested by the market and operating results, and we work to adjust our allocation of resources accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a development-stage business. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

•	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

•	our marketing and growth strategy may not be successful;

•	our business may be subject to significant fluctuations in operating results; and

•	we may not be able to attract, retain and motivate qualified professionals.

Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.

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Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Any supply chain fragmentation and local protectionism within Singapore and China may further complicate supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products.

Our business may be exposed to risks associated with a concentrated customer base.

Our top two customers, HP Inc. (“HP”) and Goertek Inc (“Goertek”), accounted for 63.6% and 6.6% of revenues for the six months ended June 30, 2023, respectively, and the amount due from these customers included in accounts receivable represented 13.9% and 17.3% of total accounts receivable as of June 30, 2023, respectively. HP and Goertek accounted for 53.0% and 9.3% of revenues for the six months ended June 30, 2022, respectively, and the amount due from these customers included in accounts receivable represented 14.8% and 13.5% of total accounts receivable as of June 30, 2022, respectively. Our top two customers, HP and Goertek, accounted for 60.7% and 8.8% of revenues for the year ended December 31, 2022, respectively, and the amount due from these customers included in accounts receivable represented 27% and 23% of total accounts receivable for such year, respectively. HP and Goertek accounted for 60.0% and 5.6% of revenues for the year ended December 31, 2021, respectively, and the amount due from these customers included in accounts receivable represented 20.9% and 10.8% of total accounts receivable for such year, respectively. Consistent with the industry practice, we have not entered into written agreements with our major customers. We have been providing services and products to such major customers based on purchase orders received from them from time to time, which mainly specify the product for purchase, quantity, unit price, and delivery date.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. Changes to or reductions in the buying patterns of these larger customers may expose our business and results of operations to greater volatility. The mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year, and have a significant impact on our financial condition, results of operations and cash flows. If customers do not place orders, or they substantially reduce, delay or cancel orders, we may not be able to replace the business, which may have a significant adverse impact on our results of operations and financial condition. Major customers may require that we localize manufacturing and supply capacity rather than sourcing from lower cost countries, or seek pricing, payment, intellectual property-related, or other commercial terms that are less favorable to us, which may have a negative impact on our business. The concentration of our customer base also increases our risks related to the financial condition of our customers, and the deterioration in financial condition of customers or the failure of customers to perform their obligations could have a material adverse effect on our results of operations and cash flows.

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If our products do not respond to changes in technology, our products may become obsolete and we may experience a loss of customers and lower revenues.

We sell our products to customers in several industries that experience rapid technological changes, new product introductions and evolving industry standards. Without the timely introduction of new products and enhancements, our products and services will likely become technologically obsolete over time and we may lose a significant number of our customers. Our product development efforts may be affected by a number of factors, including our ability to anticipate customer needs, allocate our R&D funding, innovate and develop new products, differentiate our offerings and commercialize new technologies, secure intellectual property protection for our products and manufacture products in a cost-effective manner. We would be harmed if we did not meet customer requirements and expectations. Our inability, for technological or other reasons, to successfully develop and introduce new and innovative products could result in a loss of customers and lower revenues.

The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems in manufacturing products, business and financial results could suffer.

The manufacture of many of our products is an exacting and complex process. Problems may arise during manufacturing for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, natural disasters and environmental factors, and if not discovered before the product is released to market could result in product liability exposure. Because of the time required to develop and maintain manufacturing facilities, we may not be able to replace such problematic products on a timely basis. Any of these manufacturing problems could result in significant costs and liability.

We may incur material losses and costs as a result of product liability and warranty claims brought against us.

We, from time to time, could be subject to a variety of claims or litigation incidental to our businesses, including demands for damages arising out of use of our products, claims relating to intellectual property matters and claims involving employment matters and commercial disputes. We currently do not carry insurance and maintain reserves for potential product liability claims. Even if in the future we may purchase product liability insurance, our insurance coverage may be inadequate if such claims do arise and any liability not covered by insurance could have a material adverse effect on our business. Any product liability claim may also include the imposition of punitive damages, the award of which, pursuant to relevant laws, may not be covered by any insurance. Even if we purchase product liability insurance in the future, our product liability insurance policies may have limits that, if exceeded, may result in material costs that could have an adverse effect on our future profitability. In addition, warranty claims are generally not covered by product liability insurance. Further, any product liability or warranty issues may adversely affect our reputation as a manufacturer of high-quality, safe products, divert management’s attention, and could have a material adverse effect on our business.

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We do not have long-term purchase commitments from our customers, and we are exposed to potential volatility in our turnover.

Our business with our customers has been, and we expect it will continue to be, conducted on the basis of actual purchase orders received from time to time. Our customers are not obligated in any way to continue to place orders with us at the same or increased levels or at all. In addition, our customers may change or delay or terminate orders for products and services without notice for reasons unrelated to us, including lack of market acceptance for the products of our customers.

We cannot assure you that our customers will continue to place purchase orders with us at the same volume or same margin, as compared to prior periods, or at all. We may not be able to locate alternative customers to replace purchase orders or sales. As a result, our business, financial condition and results of operations may vary from period to period and may fluctuate significantly in the future.

If we fail to accurately estimate the overall risks or costs under the contracts with our customers, or the time needed to complete the relevant projects under such contracts, we may experience cost overruns, schedule delays, lower profitability or even losses under such contracts when we perform such contracts.

We derive a significant portion of our total consolidated revenues from contracts that require us to complete projects at a fixed price, and therefore expose us to the risk of cost overruns. Cost overruns, whether due to efficiency, estimates or other reasons, could result in lower profit or losses. Other variations and risks inherent in the performance of fixed-price contracts such as delays caused by technical issues, and any inability to obtain the requisite permits and approvals, may cause our actual risk exposure and costs to differ from our original estimates.

In addition, we may be unable to deliver products or complete projects in accordance with the schedules set forth under the contracts. Our projects and our manufacturing and sales of products could be delayed for a number of reasons, including those relating to market conditions, policies, laws and regulations of the relevant jurisdictions, availability of funding, transportation, disputes with business partners and subcontractors, technology and raw materials suppliers, employees, local governments, natural disasters, power and other energy supplies, and availability of technical or human resources.

We cannot guarantee that we will not encounter cost overruns or delays in our current and future delivery of products and completion of projects. If such cost overruns or delays were to occur, our costs could exceed our budget, and our profits on the relevant contracts may be adversely affected.

We are dependent on our manufacturing facilities for the production of our highly engineered products and our suppliers’ factories, which subjects us to risks associated with disruptions and changing technology and manufacturing techniques that could place us at a competitive disadvantage.

If our manufacturing facilities become unavailable either temporarily or permanently due weather, earthquakes or other natural disasters related to global climate change, or geopolitical developments or logistical complications arising from acts of war, cyber-attacks, public health crises or labor disruptions, we may be unable to shift production to other facilities or to make up for lost production. In addition, natural disasters or other unanticipated catastrophic events, including storms, fires, explosions, earthquakes, terrorist attacks and wars, as well as changes in governmental planning for the land where our factories or our suppliers’ factories are located could significantly impair our ability to manufacture our products and operate our business. Any new facility would need to comply with the necessary regulatory requirements including fire control and environmental inspections and regulations, satisfy our specialized manufacturing requirements and require specialized equipment. As of the date of this prospectus, we cannot assure you that all the factories were in strict compliance with such fire control and environmental inspections and regulations or other regulatory requirements based on our knowledge. If such facilities fail to rectify and pass the fire control and environmental inspections or comply with relevant fire control and environmental requirements relating to production activities in a timely manner, they may be subject to fines, cohesive rectification, suspension and closure, which may materially and adversely affect the production of our factories and in turn may impact our business. Even though we carry business interruption insurance policies, any business interruption losses could exceed the coverage available or be excluded from our insurance policies. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair or insure our assets, which could have a material adverse impact on our financial condition and results of operations.

In addition, we believe that our customers rigorously evaluate their suppliers on the basis of price competitiveness, product quality, reliability and timeliness of delivery, technical expertise and development capability, new product innovation, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success depends on our ability to continue to meet our customers’ changing expectations with respect to these criteria. We may be unable to install, maintain and certify equipment needed to produce products or upgrade or transition our manufacturing facilities without impacting production rates or requiring other operational efficiency measures at our facilities. We anticipate that we will remain committed to product R&D, advanced manufacturing techniques and service to remain competitive, which entails significant costs; however, we may be unable to address technological advances, implement new and more cost-effective manufacturing techniques, or introduce new or improved products, whether in existing or new markets, so as to maintain our businesses’ competitive positions or to grow our businesses as desired.

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We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

A significant portion of our expenses are fixed costs (including personnel), which do not fluctuate with net sales. Consequently, a percentage decline in our net sales could have a greater percentage effect on our operating income if we do not act to reduce personnel or take other cost reduction actions. Any decline in our net sales would cause our profitability to be adversely affected.

If we lose the services of any of our key executive officers and other key employees, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed.

Our future success depends on the continued service of our key executive officers and other key employees. We benefit from the leadership of a strong management team with rich professional work experience, and extensive knowledge of the precision engineering, manufacturing and consumer appliances industries. We also rely on a number of key personnel for the development and operation of our business. In addition, we will need to continue attracting and retaining skilled and experienced staff for our businesses to maintain our competitiveness. If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all and may incur additional expenses to recruit and train new personnel, our business could be materially and adversely affected. In addition, if any of our executive officers or key employees joins a competitor or forms a competing company, we may lose know-how, trade secrets and customers. Substantially all of our employees, including each of our executive officers and key employees, have entered into employment agreements with confidentiality clauses and customary non-compete provisions with us. Although non-compete provisions are generally enforceable under PRC laws, PRC legal practice regarding the enforceability of such provisions is not as well-developed as in countries such as the United States. Thus, if we need to enforce our rights under the non-compete provisions, we cannot assure you that a PRC court would enforce such provisions. Under Singapore laws, restrictive covenants (including non-compete provisions) are generally unenforceable unless it can be proven that the party seeking to enforce the restrictive covenant has a legitimate proprietary interest to protect and that such restrictive covenants are reasonable in the interests of the parties and the public. The Singapore courts have held that the maintenance of a stable and trained workforce is a legitimate proprietary interest and further that restrictive covenants are more likely to be considered reasonable when the employee is in a senior position and there is evidence that he had prolonged contact with the customers of the business or is integral to the business. However, there is no bright-line test, and each case turns on its own facts and circumstances. In determining whether a restrictive covenant is enforceable, the Singapore courts will have regard to whether the following are reasonable to protect the legitimate interests of the employer: (i) the scope of activities under the restrictive covenant, (ii) the geographical area of the restrictive covenant, and (iii) the period of the limitation. If we lose the services of any of our key executive officers, senior management, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed.

Increases in labor costs, potential labor disputes and work stoppages or an inability to hire skilled distribution, sales and other personnel could adversely affect our business.

An increase in labor costs, work stoppages or disruptions at our facilities or those of our suppliers or transportation service providers, or other labor disruptions, could decrease our sales and increase our expenses. In addition, although our employees are not represented by a union, our labor force may become subject to labor union organizing efforts, which could cause us to incur additional labor costs and increase the related risks that we now face.

A significant increase in the salaries and wages paid by competing employers could result in a reduction of our labor force, increases in the salaries and wages that we must pay or both. If we are unable to hire warehouse, distribution, sales and other personnel, our ability to execute our business plan, and our results of operations, would suffer.

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Our patent rights are limited in China.

As of the date hereof, most of our products are sold within Singapore and mainland China. However, all of our patent rights are granted by the State Intellectual Property Office of the PRC. Our patents are not protected in Singapore or any other countries other than the PRC. If we cannot successfully protect our intellectual properties in the countries where we sell our products now or in the future, we may not be able to execute our business plan, which could have a material adverse effect on our financial performance.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, trademark and domain name laws and non-disclosure agreements and other methods to protect our intellectual property rights. Our Singapore Subsidiaries have registered two trademarks with the Intellectual Property Office of Singapore. The registered trademark numbers of such trademarks are 40202251826G and 40202304415V respectively. Our PRC Subsidiaries own 50 patents and 6 computer software copyrights, which have been registered with the State Intellectual Property Office and National Copyright Administration. This intellectual property has allowed our products to earn market share in the industry.

The process of seeking patent protection can be lengthy and expensive, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position. There can be no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial conditions and results of operations.

Members of our management team may in the future be involved in governmental investigations and civil litigations relating to the business affairs of companies with which they are, were or may in the future be affiliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigations relating to the business affairs of companies with which they are, were or may in the future be affiliated with. Any such investigations or litigations may divert our management team’s attention and resources away from managing our business and operations, may be detrimental to our reputation.

We may become involved in litigations that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

The price of our Class A Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws in the countries where we operate our business. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition and results of operations.

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws in the countries where we operate our business. We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable laws, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

We could be negatively impacted by stakeholder and market focus on environmental, social and corporate governance (“ESG”) matters.

There has been an increasing focus on corporate ESG practices and disclosures over the past few years, and expectations in this area are rapidly evolving. The criteria used to evaluate ESG practices may continue to evolve, which could result in greater expectations and may cause us to undertake costly initiatives to satisfy new criteria. The increasing attention to sustainability could also in the future result in reduced demand for certain of our products and/or reduced profits. If we are unable to respond effectively, investors may conclude that our ESG policies and/or actions are inadequate. If we are perceived to have failed to achieve our ESG initiatives or accurately disclose our progress on such matters, our reputation, business, financial condition and results of operations could be adversely impacted.

Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations, including related to climate change.

We are subject to increasingly stringent environmental laws and regulations, including those relating to air emissions, wastewater discharges and chemical and hazardous waste management and disposal. A number of governments or governmental bodies have introduced or are contemplating introducing regulatory changes in response to climate change, including regulating greenhouse gas emissions. Some of these laws hold owners or operators of land or businesses liable for their own and for previous owners’ or operators’ releases of hazardous or toxic substances or wastes. Other environmental laws and regulations require obtaining and complying with environmental permits. To date, costs of complying with environmental, health and safety requirements have not been material. However, the nature of our operations and our long history of industrial activities at certain of our current or former facilities, as well as those acquired, could potentially result in material liabilities.

As of the date of this prospectus, we cannot assure you that we were in strict compliance with such Singapore and PRC environmental laws and regulations. In the event of any changes in Singapore and PRC laws and/or regulations and/or government policies on environmental protection and more stringent requirements are imposed, we may have to incur extra costs and expenses to comply with such requirements and our business and results of operations may be adversely affected. Failure to comply with the existing and future environmental laws and regulations could subject us to monetary damages and fines, disruption to production plans, suspension of our operations, which may in turn materially and adversely affect our business operations.

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In addition, future events, including those relating to climate change or greenhouse gas regulation, could further require us to incur expenses related to fund energy efficiency activities, fees or restrictions on certain activities, the modification or curtailment of operations, installation of pollution control equipment or investigation and cleanup of contaminated sites. Any adopted future regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations, and we may not be able to recover the cost of compliance with new or more stringent laws and regulations, which could adversely impact our results of operations, cash flow or financial condition.

We are subject to risks relating to our leased properties.

Some of our locations (including some of our factories) are located in leased premises. Some of our current leases are non-cancelable and typically have terms ranging from one to two years, with options to renew for specified periods of time. We believe that leases we enter into in the future will likely be long-term and noncancelable and have similar renewal options. However, there can be no assurance that we will be able to renew our current or future leases on favorable terms or at all, if we are unable to negotiate for a renewal of the relevant leases, we may be forced to relocate our production bases and it may be difficult and costly to replace or relocate our factories and equipment on a timely basis, which could have an adverse effect on our ability to operate our business and on our results of operations. If we experience any unanticipated disruptions to us or our suppliers or if we are unable to renew our current leases, our production will be severely disrupted, which may in turn materially and adversely affect our business, financial condition and results of operations.

The ownership certificates or other similar proof of some of our leased properties have not been provided to us by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. As of the date of this prospectus, we are not aware of any claim or challenge brought by any third parties concerning the use of our leased properties. If our lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, we could be required to vacate the properties, in the event of which we could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our officers in a timely manner, our operations may be interrupted.

In addition, as required by applicable laws and regulations where our leased properties are located, we may be required to register our lease agreements with the governmental authorities and the failure of such registrations may subject us to fines.

We may not be successful in introducing new products or attracting new customers, which could adversely affect our growth and revenues.

Historically, we have grown organically by increasing sales and services to our existing customers, introducing new products and services, pursuing new customers, and upgrading equipment in order to expand the range of products and other services we offer to customers. We may not be able to introduce new products or services for reasons outside of our control, or, once introduced, these new products or services may not be purchased by our existing customers. We may also not be able to market our existing and new products to new customers. Any of these factors could adversely affect our growth and our revenues.

We cannot assure you that our internal growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the development of new products and improve the quality of existing products. However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, our ability to improve our products and product mix to realize the benefits of our R&D efforts, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we are unable to retain existing customers or attract new ones, or to attract sufficient spending from our customers, our business, results of operations and financial condition could be materially and adversely affected.

In order to increase our revenue and maintain our growth, we must retain existing customers and attract new ones, and encourage their usage of our services. As is common in the industry, we do not have long-term agreements with our customers with respect to each of our business lines. A substantial portion of our revenue comes from agreements that are on a project-by-project basis. Revenue from these agreements is not recurrent in nature, which exposes us to the risks of uncertainty and potential volatility with respect to our revenue. Our success depends in large part on our ability to continue to offer high-quality products in a cost-effective manner. To this end, we must continue to expand our offline service offerings and keep abreast of user preferences and market trends. Customers may cease their usage of our products or may only be willing to purchase our products at reduced prices if we do not deliver products in an effective manner, or if they do not believe that their spending with us will generate a competitive return or effect as compared to alternative suppliers, which will adversely affect our business. Our ability to retain existing customers and attract new ones also depends on the following factors, some of which are out of our control:

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•	our brand recognition and market presence;
•	the competitiveness of our pricing and payment terms for our customers, which may, in turn, be constrained by our capital and financial resources;
•	the market acceptance of new products and functionalities we may introduce;
•	mergers, acquisitions or other consolidation among market players; and
•	the effects of domestic and global economic conditions on the development of the equity investment industry generally.

If we are unable to retain our existing customers and attracting new customers due to any of the foregoing factors, our business will be adversely affected. Further, if our existing customers decrease or cease their usage of our products, we may be unable to acquire new customers that spend similarly or even more for our products, and our ability to maintain and/or grow our revenue may be materially and adversely affected.

Failure to maintain our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, and developing new products. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, our growth will require, among other things:

•	continued enhancement of our R&D capabilities;
•	information technology system enhancement;
•	stringent cost controls and sufficient liquidity;
•	strengthening of financial and management controls and information technology systems;
•	increased marketing, sales and support activities; and
•	hiring and training of new personnel.

If we are not able to maintain our growth successfully, our business and prospects would be materially and adversely affected.

We face risks related to the ongoing Russian invasion of Ukraine and any other conflicts that may arise on a global or regional scale which could adversely affect our business and results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian Federation could resort to cyberattacks and other action that impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

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The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries. While we do not have any direct business or financial ties to the Russian Federation or Ukraine as part of our own business, the impact of higher energy prices and higher prices for certain raw materials and goods and services resulting in higher inflation and disruptions to financial markets and disruptions to manufacturing and supply and distribution chains for certain raw materials and goods and services across the globe may impact our business in the future. We will assess and respond where appropriate to any direct or indirect impact that the Russian invasion of Ukraine has on the availability or pricing of the raw materials for our products, manufacturing and supply and distribution chains for our products and on the pricing and demand for our products.

In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Russian invasion of Ukraine could limit our ability to obtain external financing to fund our operations and capital expenditures. Adverse economic conditions may also result in a higher rate of losses on accounts receivables that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

Four of our operating entities’ functional currency are RMB, and two of our operating entities’ functional currency are S dollar. As a result, fluctuations in the exchange rate among the U.S. dollar, S dollar and RMB will affect the relative purchasing power, in S dollar or RMB terms, of our U.S. dollar assets and the proceeds from our initial public offering. Gains and losses from the re-measurement of assets and liabilities receivable or payable in S dollar or RMB are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations.

A fluctuation in the value of S dollar or RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This change in value could negatively impact our business, financial condition, or results of operations as reported in U.S. dollars. In the event that we decide to convert our S dollar or RMB into U.S. dollars to make payments for dividends on our Class A Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the S dollar or RMB will harm the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

It is difficult to predict how market forces or the Singapore, PRC or U.S. government policy may impact the exchange rate among the U.S. dollar, S dollar and RMB in the future. Any significant appreciation or depreciation of the S dollar or RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Class A Ordinary Shares in U.S. dollars.

Very limited hedging options are available to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to hedge our exposure adequately. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our Class A Ordinary Shares.

Risks Related to Our Corporate Structure

Our directors and officers currently own a majority of the total voting power of our issued and outstanding ordinary shares, and have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval.

Currently, our directors and officers collectively own an aggregate of 95.81% of the total voting power of our issued and outstanding ordinary shares. Our directors and officers will collectively own an aggregate of 94.64% of the total voting power of our issued and outstanding ordinary shares immediately after the completion of this offering, assuming the underwriter does not exercise it over-allotment option. These beneficial owners could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these beneficial owners will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. The concentration in the ownership of our Class A Ordinary Shares may cause a material decline in the value of our Class A Ordinary Shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders” at page 138 of this prospectus.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of register of members of these companies, other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. The Registrar of Companies of the Cayman Islands shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person. Our directors have discretion under our post-offering memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law” starting from page 149 of this prospectus.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Singapore and China against us or our management named in the prospectus.

We conduct approximately 65% of our operations in Singapore and approximately 35% of our operations in China, and the majority of our assets are located in Singapore. In addition, other than our independent director nominees, Kevin Dean Vassily, David Ping Li and Weston Twigg, all of our directors and officers are nationals or residents of countries other than the United States, and a substantial portion of the assets of these persons is located outside the United States. Three of our current officers, Wee Thuang Lee, Lei Yao, Jingan Tang, are Singapore citizens and reside within Singapore; and two of our officers, Wanjun Yao and (Alex) Yuan Gong, are PRC nationals and reside within mainland China. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons located outside of the United States.

There is no treaty between the United States and Singapore or between the United States and the PRC providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore or the PRC. It is not clear whether a court in Singapore or the PRC may impose civil liability on us or our directors and officers who reside in Singapore or the PRC in an action brought in the courts in Singapore or the PRC against us or such persons with respect to a violation solely of the federal securities laws of the United States. Accordingly, there can be no assurance that the Singapore and the PRC courts would enforce against us, our directors or our executive officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States. See “Service of Process and Enforceability of Civil Liabilities” starting from page 166 of this prospectus for more information.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering articles of association provide that upon the requisition of any one or more of our shareholders holding shares holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least 7 days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of one or more shareholders holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative.

The transfer of funds or assets between Tungray and its subsidiaries is subject to restrictions.

As a holding company, we may rely on transfer of funds, dividends and other distributions on equity paid by our Singapore and PRC Subsidiaries for our cash and financing requirements.

Other than the dividend payments of SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million) by Tungray Singapore and Tung Resource, two subsidiaries of the Company, respectively in November 2022, as of the date of this prospectus, there has been no cash flows, including dividends, transfers and distributions, between Tungray and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, may be transferred by Tungray to our BVI subsidiaries, and then to their respective Singapore Subsidiaries, then transferred to their respective PRC Subsidiaries, via capital contribution or shareholder loans, as the case may be.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of our subsidiaries in Singapore and mainland China, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of this offering. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under Singapore law, Section 403 of the Companies Act 1967 prohibits the payment of dividends otherwise than out of profits, and dividends shall be paid in accordance with the company’s constitution and generally acceptable accounting principles in Singapore. Singapore does not have any foreign exchange control regulations which restrict the ability of the Singapore Subsidiaries to distribute dividends to us.

To the extent the funds or assets in the business are in the PRC or a PRC subsidiary, the funds or assets may not be available to fund operations or for other use outside of the PRC due to the controls imposed by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution to Tungray. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Foreign currency exchange regulation in the PRC is primarily governed by Foreign Exchange Administration Regulations, most recently revised by the State Council on August 5, 2008, Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration on Direct Investment issued by SAFE on February 13, 2015 and most recently amended on December 30, 2019, or SAFE Notice 13, and the Provisions on the Administration of Settlement, Sale and Payment of Foreign Exchange promulgated by the PBOC on June 20, 1996. Currently, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions. Renminbi is generally freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions, interest and dividend payments, but is subject to certain foreign exchange regulations for capital account items, such as direct investment, loan or investment in securities outside China, unless prior approval of the SAFE, or its local office has been obtained. Capital investments by foreign enterprises are also subject to the regulations of the National Development and Reform Commission (the “NDRC”), the MOFCOM and the SAFE.

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Therefore, in the event that our PRC Subsidiaries were to remit foreign currency payments out of mainland China in the future, Tungray and its subsidiaries may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency from its PRC Subsidiaries for the payment of dividends from our profits, if any. Furthermore, if the PRC Subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

We may rely on dividends and other distributions on equity paid by our Singapore and PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We may rely principally on dividends and other distributions on equity from our Singapore and PRC Subsidiaries for our cash requirements, including for services of any debt we may incur.

Our Singapore and PRC Subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Under Singapore law, Section 403 of the Companies Act 1967 prohibits the payment of dividends otherwise than out of profits, and dividends shall be paid in accordance with the company’s constitution and generally acceptable accounting principles in Singapore. Singapore does not have any foreign exchange control regulations which restrict the ability of the Singapore Subsidiaries to distribute dividends to us. Current PRC regulations permit our PRC Subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC Subsidiaries are required to draw 10% of its after-tax profits each year, if any, to fund a statutory reserve, which may stop drawing its after-tax profits if the aggregate balance of the statutory has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Singapore Subsidiaries or PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our Singapore Subsidiaries or PRC Subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the PRC EIT Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. In its October 2021 plenary, the FATF recognized the progress made by the Cayman Islands to improve its anti-money laundering and counter-terrorist financing regime. Despite this recognition, it is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Cayman Islands was added to the EU AML High-Risk Third Countries List.

On March 13, 2022, the European Commission (“EC”) updated its list of ‘high-risk third countries’ (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes to add nine countries, including the Cayman Islands. The EC has noted it is committed to there being a greater alignment between the EU AML List and the FATF listing process. The addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

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Our ownership in Tung Resource, a Singapore Subsidiary, may be in dispute or be subject to litigation, because formally documented rejection notices or waivers in relation to the procedures for a transfer of shares provided in the constitution of Tung Resource when our founders acquired Tung Resource are not presently available to Tung Resource.

The constitution of Tung Resource (the “Constitution”), one of our Singapore Subsidiaries, requires that a shareholder proposing to sell its shares shall give notice in writing of such intention to Tung Resource and no shares shall be transferred to a person who is not a member of Tung Resource so long as a member or any person selected by the directors of Tung Resource as to whom it is desirable in the interest of Tung Resource to admit to membership is willing to purchase the same at the fair value. In this regard, if the directors of Tung Resource do not within the 3 months after service, find a shareholder to purchase such shares, then the selling shareholder shall be free to transfer such shares within six months thereafter, to any person and at any price.

Under Singapore law, if the procedures for a transfer of shares provided in the constitution of a company are not complied with, clean title to such shares transferred may not pass to the transferee of such shares. In June 1999, Mr. Wanjun Yao and another individual acquired all the outstanding shares (which were a total of two shares) of Tung Resource (the “Initial Subscriber Transfers”) from the two then shareholders of Tung Resource, who according to the Constitution were entitled to a right of first refusal to acquire the share proposed to be sold by the other then shareholder. Although we do not have written documents evidencing the rejection by each then shareholder of the offer, or the waiver of such offer, to purchase the share of the other then selling shareholder, these are not strictly required, as the Constitution does not provide for a mechanism under which existing shareholders must provide a formal rejection notice or waiver. In this regard, we have the resolutions of the directors of Tung Resources dated June 18, 1999 approving the Initial Subscriber Transfers. These resolutions evidence the approval of the directors of Tung Resources of the Initial Subscriber Transfers. From these resolutions, it may be inferred that the directors of Tung Resources were unable to find any existing shareholders willing to purchase the relevant shares.

In view of the foregoing, we believe that the risk of challenge to the Initial Subscriber Transfers in 1999 (and thus ownership of Tung Resources) merely arising from the lack of formally documented rejection notices or waivers is very low for the following reasons: (a) the then two existing shareholders (being all the shareholders of Tung Resource at the time) both were selling their shares and did not seem to in any event wish to acquire the other’s share; (b) we have copies of the resolutions of the directors of Tung Resources dated June 18, 1999 approving the Initial Subscriber Transfers; and (c) we were advised by our Singapore counsel, Shook Lin & Bok LLP, that any contractual claim which the then shareholders may have under the Constitution would be subject to a statute of limitations of 6 years (with the exception of fraud); therefore, any such contractual claim by the then shareholders would be time barred under the Limitations Act 1959 of Singapore.

Risks Related to Doing Business in Singapore

We are subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

We are required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as constitutions of our Singapore Subsidiaries. In particular, we are required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore (the “SFA”), which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

The laws of Singapore and of the United States differ in certain significant respects. The application of Singapore law, in particular, the Companies Act may, in certain circumstances, impose more restrictions on us, our directors and officers than would otherwise be applicable to U.S. corporations, including those incorporated in Delaware. For example, the Companies Act requires a director to act with reasonable degree of diligence in the discharge of the duties of his or her office and, in certain circumstances, imposes criminal liability for specified contraventions of particular statutory requirements or prohibitions. We are also required by the Companies Act to deduct corresponding amounts from fees or other remuneration payable by us to such of the directors as are in default. Additionally, under the Employment of Foreign Manpower Act 1990 of Singapore, we are also required to ensure that each foreign worker employed by us has a valid work pass, and in particular, the number of foreign workers employed under certain work passes (i.e. Work Permits and S Pass holders) are subject to a quota and certain other limitations, as set out more particularly at page 120. Generally, we are also required to take out mandatory insurance for accidents which arise in the course of an employee’s employment under the Work Injury Compensation Act 2019 of Singapore.

Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower revenues due to weakened demand or lower profit margins.

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Reduced availability of credit may also adversely affect the ability of some of our customers to obtain funds for operations and capital expenditures. This could additionally result in reduced or delayed collections of outstanding accounts receivable.

An epidemic or outbreak of communicable diseases in Singapore may also adversely affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, the outbreak of COVID-19 has resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures. Although Singapore removed most remaining COVID-19 travel restrictions as of April 26, 2022, and eased its entry requirements for travelers, in response to a decline in new daily infections, there can be no assurances as to the future actions that will be taken by the Singapore government in response to new outbreaks and effects of such actions that may have on our business.

COVID-19 has impacted Singapore’s economy resulting in significant economic contraction and high unemployment rates during 2020. In 2021, the Singapore economy grew by 7.2%, rebounding from the 5.4% contraction in 2020, but any recurrence of the pandemic could negatively affect Singapore’s economy. The general economic downturn may affect the ability of our counterparties to perform their obligations in a timely manner or at all. Singapore government measures to alleviate the economic impact of COVID-19 such as the imposition of relief from actions for inability to perform scheduled contracts, or relief for financially distressed individuals, firms and other businesses could adversely affect our ability to enforce and require our counterparties to perform their obligations under our contracts. Moreover, the outbreak of COVID-19 has caused, and may continue to cause, companies in Singapore and the rest of the world, including us, our customers and suppliers, to implement temporary adjustment of work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may experience lower efficiency and productivity, internally and externally, which may adversely affect our product quality. Further, if any of our employees is suspected of having contracted COVID-19, we may be required to apply quarantines or suspend our operations. The extent to which this outbreak impacts our results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity of this outbreak and future actions we take, if any, to contain this outbreak or treat its impact, among others.

The spread of COVID-19 did not have any material impact on our business during the years ended December 31, 2022 and 2021. However, during the six months ended June 30, 2023, with the end of the COVID-19 pandemic, people’s work mode has changed from work from home during the pandemic to work at office, thus reducing the demand for office equipment such as printers, which also had an impact on our business. During the post-pandemic era, economic slowdowns and/or negative business sentiment could potentially have an adverse impact on our business and operations.

We are subject to risks associated with operating in the rapidly evolving Southeast Asia, and we might therefore be exposed to various risks inherent in operating and investing in the region.

We derive some of our revenue from our operations in countries located in Southeast Asia, and we intend to continue to develop and expand our business and penetration in the region. Our operations in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which we operate, including risks related to the following:

•	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

•	the effects of inflation within Southeast Asia generally and/or within any specific country in which we operate may increase our cost of operations;

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•	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect our operations and demand for our products. For example, if the factories in certain Southeast Asia regions do not operate, no orders will be received from them to upgrade or implement any automation solutions, which could affect our revenue; and

•	political changes may lead to changes in the business, legal and regulatory environments in which we operate. Volatile political situations in certain Southeast Asian countries could impact our business. For example, in Myanmar, following the military taking power in February 2021, there have been and continue to be mass protests and instability disrupting business activities. In Thailand, the risk of protest movements continues to exist and may increase political instability. In addition, presidential elections are due to take place in the Philippines in 2022 and Indonesia in 2024, where elections in the past have led to uncertainty, impacting markets and leading to unrest. In Malaysia, there have been several changes in the governing party in the past few years.

Any disruptions in our business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets we operate in could adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Doing Business in China

Because approximately 35% of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which are different in material aspects from the laws of the United States and may change and continue to evolve. The uncertainties with respect to the PRC legal system and with respect to the interpretation and enforcement of PRC laws and regulations could have a material adverse effect on us and the PRC government may exercise significant oversight over the conduct of our business, and may intervene in, influence or exert control over our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

As a business operating in the PRC, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly and may change quickly with little advance notice. The interpretations of many laws, regulations and rules of the PRC are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in mainland China may be protracted and the result of which cannot be predicted, resulting in substantial costs and diversion of resources and management attention. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations and limit the legal protections available to us and other foreign investors, including you.

In addition, the PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,
●	Result in negative publicity or increase our operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Class A Ordinary Shares.

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The approval of and the filing with the CSRC may be required in connection with our current or future offshore offerings under PRC laws, and our future offerings will be contingent upon the completion of such filing procedures. If we fail to comply with such filing requirements, our ability to offer securities to investors to become significantly limited or completely hindered, and the securities being offered to substantially decline in value and become worthless.

On August 8, 2006, six Chinese regulatory agencies, including the MOFCOM, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and amended on June 22, 2009. The M&A Rules contains provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. Based on the advice of our PRC counsel, Han Kun Law Offices, based on their understanding of the current PRC law, rules and regulations, we believe that the CSRC approval under the M&A Rules is not required for the listing and trading of our Class A Ordinary Shares on the Nasdaq Capital Market in the context of this offering as the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as this offering contemplated by us are subject to the M&A Rules. However, our PRC legal counsel has further advised us that there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Furthermore, the recently issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021, emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity, data and privacy protection requirements and other similar matters. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; and (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing.

Furthermore, on February 24, 2023, the CSRC revised the Provisions on Strengthening the Management of Confidentiality and Archives Related to the Overseas Issuance of Securities and Overseas Listing by Domestic Companies which were issued in 2009, or the Archives Rules. The revised Archives Rules came into effect together with the Trial Measures on March 31, 2023. The revised Archives Rules expand their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

Without relying on any opinions of counsel,  we do not believe that we are required to obtain the approval from or complete the filing with the CSRC for this offering, based on the facts that (1) we do not meet the explicit conditions set out in the Trial Measures to determine whether an overseas offering shall be deemed as an indirect overseas offering and listing by a domestic company; and (2) the majority of our operations are not in the mainland China. However, as the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation and that the CSRC may take a view that is contrary to our understanding of the Trial Measures because the Trial Measures adopts the principle of “substance over form” regarding the determination of “indirect overseas offering and listing by a domestic company”, over which the CSRC may have substantial discretions.

To reduce such uncertainties under the Trial Measures for this offering and our listing on Nasdaq Capital Market, we voluntarily submitted our filling application documents to the CSRC on July 26, 2023, and the CSRC published the notification on our completion of the required filing procedures on November 14, 2023 for this offering. However, if the filing procedures with the CSRC under the Trial Measures are required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all, and our future offerings will be contingent upon the completion of filing procedures. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities in any future offerings or any other capital raising activities, and the securities being offered to substantially decline in value and become worthless.

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The approval of and the filing with CAC or other PRC government authorities may be required in connection with our future offshore offerings under PRC laws, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States.

On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, for public comments only with the comment period expired on December 13, 2021. Pursuant to the Data Security Management Regulations Draft, data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) provides that, in addition to operators of critical information infrastructure that intend to purchase Internet products and services, data handlers engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Measures for Cybersecurity Review (2021), a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures for Cybersecurity Review (2021) further requires that critical information infrastructure operators and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry and we do not believe we are among the “operator of critical information infrastructure”, “online platform operators” or “data handler” as mentioned above. However, since the Measures for Cybersecurity Review (2021) was newly adopted and the Data Security Management Regulations Draft is in the process of being formulated, it is unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, we could not assure you that we will not be deemed as the “operator of critical information infrastructure”, “online platform operators” or “data handler” as mentioned above.

As of the date of this prospectus, we and our PRC Subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and have not received any notice from any authorities identifying any of our PRC Subsidiaries as an operator of critical information infrastructure or requiring us to obtain permissions from any PRC authorities to issue our Class A Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. Uncertainties still exist due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CAC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CAC or other PRC governmental authorities. If we are required in the future by the CAC or any other regulatory authority to obtain relevant approval for this offering and listing, we cannot assure you that we will be able to obtain or maintain such approval in a timely manner, or even at all. If we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain such approval in the future, we may face sanctions by the CAC or other PRC regulatory agencies. The CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.

Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. The CAC and other PRC regulatory agencies may impose fines and penalties on our operations in mainland China, limit our ability to pay dividends outside of mainland China, limit our operations in mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

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Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law (the “Labor Contract Law”), that became effective in January 2008 and was last amended in December 2012 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate the labor relationships with some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees. We may not pay social insurance and housing fund contributions in strict compliance with the relevant PRC regulations for and on behalf of our employees due to differences in local regulations and inconsistent implementation or interpretation by local authorities in the PRC and varying levels of acceptance of the housing fund system by our employees. We may be required to make up the contributions for these plans as well as late payment penalties and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting a substantial portion of our operations in China through our subsidiaries established in mainland China. We may be unable to use the proceeds of this offering to grow our business until our PRC Subsidiaries receive such proceeds in the PRC. We may make loans to our PRC Subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in mainland China. Any foreign loans procured by our PRC Subsidiaries is required to be registered with the China’s State Administration of Foreign Exchange (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC Subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied due to the change of PRC’s national macro-control policy) of the net worth of our PRC Subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC Subsidiaries are subject to the registration with the SAMR in its local branches, report submission to the MOFCOM in its local branches and registration with a local bank authorized by SAFE.

In addition, a FIE shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a FIE shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

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SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (“SAFE Circular 19”), effective since June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within mainland China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it remains unclear whether SAFE will permit such capital to be used for equity investments in mainland China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering to our PRC Subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in mainland China, subject to certain conditions. However, since the SAFE Circular 28 is newly promulgated, its interpretation and implementation in practice are still subject to substantial uncertainties, and it is also unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC Subsidiaries or future capital contributions by us to our wholly foreign-owned subsidiaries in mainland China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC Subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC, and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

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On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets (the “PWG”), to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate, or “Non-Cooperating Jurisdictions” (“NCJs”), the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. There is currently no legal process under which such a co-audit may be performed in China. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. The measures in the PWG Report are presumably subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals. After we are listed on the Nasdaq Capital Market, if we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the Nasdaq Capital Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our Class A Ordinary Shares trading in the United States.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

Furthermore, the HFCA Act, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

In addition, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

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On August 26, 2022, the Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our former auditor, Friedman LLP, the independent registered public accounting firm that issues the audit report for the year ended December 31, 2021 included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Friedman LLP is headquartered in Manhattan, New York, and had been inspected by the PCAOB on a regular basis prior to September 1, 2022 when Friedman LLP combined with Marcum LLP.

Our current auditor, Marcum Asia CPAs LLP, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in Manhattan, New York, and is subject to inspection by the PCAOB on a regular basis.

Friedman LLP and Marcum Asia CPAs LLP are not identified in the report issued by PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Friedman LLP or Marcum Asia CPAs LLP to provide audit workpapers to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. In addition, under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the AHFCAA, passed by the U.S. Senate on June 22, 2021, is signed into law, and this ultimately could result in our Class A Ordinary Shares being delisted by the exchange. Furthermore, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China are subject to the applicable laws and regulations in the PRC. We receive approximately 40% of our revenues in Renminbi. Under our current corporate structure, we may to a significant extent rely on dividend payments from our PRC Subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC Subsidiaries in mainland China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC Subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside mainland China, or to make other capital expenditure payments outside mainland China in a currency other than Renminbi. The PRC government may at its discretion set restrictions to exchange foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares.

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PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into our PRC Subsidiaries, limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or the SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in mainland China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in mainland China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in mainland China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC Subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our future acquisition strategy and could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, promulgated by SAFE in 2012 (“SAFE Notices No. 7”), PRC citizens and non-PRC citizens who reside in mainland China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company offered to the director, supervisor, senior management and other employees of, and any individual who has labor relationship with its domestic affiliated entities are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations for our employee incentive plans after our listing may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC Subsidiaries and limit our PRC Subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

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In addition, the SAT has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in mainland China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC Subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options or are granted with restricted shares. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC EIT Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” for PRC income tax purposes and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules to the PRC EIT Law define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in mainland China. Although SAT Circular 82 applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, minutes of board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe the Company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If the PRC tax authorities determine that our Company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (the “SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (the “SAT Bulletin 37”), which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC Subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Class A Ordinary Shares and this Offering

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our shares. We intend to list our Class A Ordinary Shares on the Nasdaq Capital Market. If an active trading market for our Class A Ordinary Shares does not develop after this offering, the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected. Negotiations with the underwriters will determine the initial public offering price for our Class A Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our Class A Ordinary Shares will develop or that the market price of our Class A Ordinary Shares will not decline below the initial public offering price.

The price of the Class A Ordinary Shares and other terms of this Offering have been determined by us along with our underwriters.

If you purchase our Class A Ordinary Shares in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our underwriters. The offering price for our Class A Ordinary Shares may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Class A Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Class A Ordinary Shares.

We have not finally determined the use of the proceeds from this offering, and we may use the proceeds in ways with which you may not agree.

While we have identified the priorities to which we expect to put the proceeds of this offering, our management will have considerable discretion in the application of the net proceeds received by us. We have reserved the right to re-allocate funds currently allocated to that purpose to our general working capital. If that were to happen, then our management would have discretion over even more of the net proceeds to be received by our company in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce profit or increase value. See “Use of Proceeds” on page 73 of this prospectus.

A sale or perceived sale of a substantial number of our Class A Ordinary Shares may cause the price of our Class A Ordinary Shares to decline.

All of our executive officers and directors and shareholders of more than 5% of our ordinary shares have agreed not to sell our Class A Ordinary Shares for a period of six months following this offering, subject to extension under specified circumstances. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our shareholders sell substantial amounts of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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If we are unable to comply with certain conditions, our Class A Ordinary Shares may not trade on the Nasdaq Capital Market.

If we are unable to meet these final conditions our Class A Ordinary Shares may not trade on the Nasdaq Capital Market. In addition, we have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the Nasdaq Capital Market are “covered securities.” If we were unable to meet the final conditions for listing, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering until we have met the final conditions.

If we are listed on the Nasdaq Capital Market and our financial condition deteriorates, we may not meet continued listing standards on the Nasdaq Capital Market.

The Nasdaq Capital Market also requires companies to fulfill specific requirements in order for their shares to continue to be listed. If our shares are listed on the Nasdaq Capital Market but are delisted from the Nasdaq Capital Market at some later date, our shareholders could find it difficult to sell our shares. In addition, if our Class A Ordinary Shares are delisted from the Nasdaq Capital Market at some later date, we may apply to have our Class A Ordinary Shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the Nasdaq Capital Market. In addition, if Class A Ordinary Shares are not so listed or are delisted at some later date, our Class A Ordinary Shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established clients and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our Class A Ordinary Shares might decline. If our Class A Ordinary Shares are not so listed or are delisted from the Nasdaq Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our shares would decline and that our shareholders would find it difficult to sell their shares.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Class A Ordinary Shares may be volatile.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

The market price for the Class A Ordinary Shares may be volatile.

The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Class A Ordinary Shares.

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In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our customers or our industry;
●	conditions in the automation and manufacturing business;
●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;
●	changes in the economic performance or market valuations of other manufacturing companies;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in financial estimates by securities research analysts;
●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;
●	additions to or departures of our senior management;
●	detrimental negative publicity about us, our management or our industry;
●	fluctuations of exchange rates between the Renminbi and the U.S. dollar and between the Singapore dollar and the U.S. dollar;
●	release or expiry of lock-up or other transfer restrictions on our issued and outstanding Class A Ordinary Shares; and
●	sales or perceived potential sales of additional Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. An aggregate of 10,440,000 Class A Ordinary Shares are issued and outstanding before the consummation of this offering and 11,690,000 Class A Ordinary Shares (11,877,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option in full) will be issued and outstanding immediately after this offering. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Upon consummation of this offering, we will report under the Securities Exchange Act as a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. We will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●

the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD (Fair Disclosure), aimed at preventing issuers from making selective disclosures of material information. There is no formal requirement under the Company’s memorandum and articles of association mandating that we hold an annual meeting of our shareholders. However, notwithstanding the foregoing, we intend to hold such meetings on our annual meeting to, among other things, elect our directors. As a result, you may not have the same protections afforded to stockholders of companies that are not foreign private issuers.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

The determination of our status as a foreign private issuer is made annually on the last business day of our most recently completed second fiscal quarter. We would lose our foreign private issuer status if (1) a majority of our issued and outstanding voting securities are directly or indirectly held of record by U.S. residents, and (2) a majority of our shareholders or a majority of our directors or management are U.S. citizens or residents, a majority of our assets are located in the United States, or our business is administered principally in the United States. If we were to lose our foreign private issuer status, the regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. We may also be required to modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers, which would involve additional costs.

We will incur increased costs as a result of being a public company.

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which we have, during the previous 3-year period, issued more than US$1 billion in non-convertible debt; or

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●	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act for up to five fiscal years after the date of this offering. We cannot predict if investors will find our Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and the trading price of our Class A Ordinary Shares may be more volatile. In addition, our costs of operating as a public company may increase when we cease to be an emerging growth company.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

While we intend to manage our business so as to avoid passive foreign investment company (“PFIC”) status, to the extent consistent with our other business goals, we cannot predict whether our business plans will allow us to avoid PFIC status. The application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you the U.S. Internal Revenue Service will not take a contrary position. Furthermore, because PFIC status is determined annually based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for 2023 or any other future year until after the close of that year. If we are a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including increased U.S. federal income tax liability and additional reporting requirements. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. holders who own our Class A Ordinary Shares if we were determined to be a PFIC, see the discussion under “—Passive Foreign Investment Company” below.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay more for your Class A Ordinary Shares than the amount paid per share by our existing shareholders for their Class A Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$3.58 per Class A Ordinary Share, representing the difference between the initial public offering price of US$5.00 per Class A Ordinary Share (midpoint of the price range set forth on the cover page of this prospectus) and our net tangible book value per Class A Ordinary Share as of June 30, 2023 after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Class A Ordinary Shares are issued upon the exercise of any share options. See “Dilution” on page 78 for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

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We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

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We will be subject to the reporting requirements of the Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of and the rules and regulations of the Nasdaq Stock Market after we are successfully listed on Nasdaq Capital Market. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, as we are not required to provide a report of management’s assessment on our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies. However, in the course of auditing our consolidated financial statements for the financial statements included elsewhere in this prospectus, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to (i) the lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework; (ii) the lack of accounting staff and resources with appropriate knowledge of generally accepted U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with U.S. GAAP and the SEC requirements; and iii) Information technology general control (“ITGC”) in the areas of: (1) IT Management and IT Policies and Procedures; (2) IT Governance – Planning and Budgeting, Training, Communication and Performance Evaluation; (3) Risk Assessment and Vulnerability Management ; (4) Third-Party (Service Organization) Vendor Management; (5) Program Change and Security Patch Management; (6) Backup and Recovery Management; (7) System Monitoring and Incident Management; (8) System Development and Change Management; (9) Access to Systems and Data; (10) Segregation of Duties, Privileged Access, and Monitoring Controls.

In response to the material weaknesses identified prior to this offering, we are in the process of implementing a number of measures to address the material weakness identified, including but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; and (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our ADSs may not be able to remain listed on the Nasdaq Capital Market.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our post-offering memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares at a premium.

Our post-offering memorandum and articles of association that will become effective immediately prior to the completion of this offering contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A Ordinary Shares, or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A Ordinary Shares may fall and the voting and other rights of the holders of our ordinary shares may be materially and adversely affected.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Our authorized and issued ordinary shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares immediately prior to the completion of this offering (with certain shares remaining undesignated, with power for our directors to designate and issue such classes of shares as they think fit). Holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, while holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. We will issue Class A Ordinary Shares in this offering. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. After this offering, the holder of Class B Ordinary Shares will have the ability to control matters requiring shareholders’ approval, including any amendment of our memorandum and articles of association and approval over any change of control transactions. See the paragraph here below for more details. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares.

Upon the completion of this offering, Mr. Wanjun Yao, our chairman of board of directors and chief executive officer, will continue to beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 28.06%  of our total issued and outstanding share capital immediately after the completion of this offering and 88.64 % of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriter does not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, appointment of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Upon the completion of this offering, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules because Mr. Wanjun Yao, our chairman of board of directors and chief executive officer, will beneficially hold more than 50% of our total voting power for the election of directors. For so long as we remain a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors or that we have to establish a nominating committee and a compensation committee composed entirely of independent directors. Although we currently do not intend to rely on the “controlled company” exemption for at least one year following completion of this offering, we could elect to rely on this exemption in the future. In the event that we elect to rely on one or more of these exemptions in the future, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenues, costs or expenditures;
●	our expectations regarding demand for and market acceptance of our products and services;
●	competition in our industry; and
●	government policies and regulations relating to our industry.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of the Class A Ordinary Shares of approximately $3.2 million, (or up to approximately $4.1 million if the underwriters exercise the over-allotment option) based upon an assumed initial public offering price of $5.00 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

We plan to use the net proceeds we receive from this offering for the following purposes:

Use of Proceeds	Percentage of the net proceeds
Research and development	30%
Strategic acquisitions and investment	30%
Sales, marketing and recruitment of personnel	25%
General corporate purposes and working capital	15%

Research and Development

As an engineer-to-order ETO company specializing in customized industrial solutions, we value our R&D capabilities as they provide us with the competitive edge to keep up with the latest trends and changes in technologies. Therefore, we intend to use about 30% of the net proceeds in R&D, including consolidating and further advancing our current capabilities in automated industrial manufacturing solutions as well as in developing new direct drive and linear DC motors product lines.

Strategic Acquisition and Investments

We plan to use about 30% of the net proceeds to acquire companies that manufacture standard smart factory industrial equipment. This strategic move is intended to diversify our business portfolio while also transferring our strong design and engineering capabilities to standard equipment manufacturing. However, we have no current understandings, agreements and are not committed for any acquisitions. Accordingly, we will have broad discretion in using the net proceeds for this purpose and we cannot assure that we will make any acquisitions or investments in the future.

Sales, Marketing and Recruitment of Personnel

Sustained business growth is vital for our company, and we intend to use about 25% of the net proceeds of this offering to invest in sales and marketing as well as talent acquisitions. We intend to use such amount to venture into the regional markets where we believe the demand for ETO smart manufacturing solutions would be strong. We also intend to support the organic business growth by acquiring talents in the respective fields to stay competitive. We believe both areas allow us to generate long-term sustainable growth and development of our business.

General working capital

We aim to reserve approximately 15% of the net proceeds for general working capital needs and daily operations. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. The above expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly from the above depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If any unforeseen event occurs or the business conditions change, we may use the proceeds of this offering differently from that described in this prospectus.

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We are permitted under Singapore laws and regulations to provide funding to Singapore Subsidiaries through debt or equity contributions, provided that any applicable government registration and approval requirements have been satisfied.

In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions. None of the proceeds of this offering can be loaned or contributed to our PRC Subsidiaries without additional government registration or approval. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans or make additional capital contributions to our PRC Subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there are no statutory limits on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC Subsidiaries by subscribing for its initial registered capital and increased registered capital, provided that the PRC Subsidiaries complete the relevant necessary filing and registration procedures in accordance with the applicable laws and regulations. With respect to loans to the PRC Subsidiaries by us, (i) if the relevant PRC Subsidiaries are permitted by the competent governmental authorities to adopt the traditional foreign exchange administration mechanism, or the current foreign debt mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC Subsidiaries; and (ii) if the relevant PRC Subsidiaries adopt the foreign exchange administration mechanism as provided in the Notice of the PBOC on Full-coverage Macro-prudent Management of Cross-border Financing (the “PBOC Notice No. 9”), the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in the PBOC Notice No. 9, shall not exceed 200% of the net asset of the relevant PRC Subsidiaries. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of the PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC Subsidiaries.

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DIVIDEND POLICY

We are a holding company incorporated in the Cayman Islands. As a holding company, we have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As a holding company, we may rely principally on transfer of funds, dividends and other distributions on equity paid by our Singapore and PRC Subsidiaries for our cash and financing requirements, including any payment of dividends to our shareholders. As of the date of this prospectus, there is no foreign exchange control restriction imposed by the Singapore government on the ability of our Singapore Subsidiaries to transfer capital within, into and out of Singapore. PRC regulations may restrict the ability of our PRC Subsidiaries to pay dividends to us. See “Risk Factors – Risks Related to Our Corporate Structure – The transfer of funds or assets between Tungray and its subsidiaries is subject to restrictions.” from page 49 to 50, “– We may rely on dividends and other distributions on equity paid by our Singapore and PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 50 and “– Risks Related to Doing Business in China – Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” on page 59 of this prospectus.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page 155 of this prospectus for information on the potential tax consequences of any cash dividends. Our historical results are not necessarily declared.

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EXCHANGE RATE INFORMATION

Our business is conducted in Singapore and China. As of June 30, 2023, approximately 35% of our revenues are denominated in RMB and approximately 65% of our revenues are denominated in SGD. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is subject to certain foreign exchange regulations when converting into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar as well as SGD and the U.S. Dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the six months ended June 30, 2023 and 2022 and for the fiscal years ended December 31, 2022 and 2021.

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Period Ended RMB: USD exchange rate	7.2513	6.6981	6.8972	6.3726
Period Average RMB: USD exchange rate	6.9283	6.4791	6.7290	6.4508
Period Ended SGD: USD exchange rate	1.3523	1.3903	1.3404	1.3520
Period Average SGD: USD exchange rate	1.3361	1.3651	1.3787	1.3438

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis; and
●	on a pro forma as-adjusted basis to give effect to the issuance and sale of 1,250,000 Class A Ordinary Shares by us in this offering at an assumed initial public offering price of US$5.00 per share, the midpoint of the estimated public offering price range, after deducting the estimated underwriting commissions and estimated offering expenses.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our Class A Ordinary Shares. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	June 30, 2023
	Actual	As adjusted (Over-allotment option not exercised)(1)	As adjusted (Over- allotment option exercised in full)(2)
	(Presented in US$)
Ordinary Shares, par value US$0.0001 per share, 500,000,000 shares authorized
10,440,000 Class A Ordinary Shares issued and outstanding as of June 30, 2023	1,044	1,169	1,188
4,560,000 Class B Ordinary Shares issued and outstanding as of June 30, 2023	456	456	456
Additional paid-in capital	332,574	3,517,860	4,385,029
Retained earnings	15,280,539	15,280,539	15,280,539
Statutory reserve	250,253	250,253	250,253
Accumulated other comprehensive loss	(651,881)	(651,881)	(651,881)
Total Tungray Technologies Inc shareholders’ equity	15,212,985	18,398,396	19,265,584
Noncontrolling interest	(51,167)	(51,167)	(51,167)
Total capitalization	15,161,818	18,347,229	19,214,417

(1)

Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share, the midpoint of the estimated public offering price range, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, assuming the underwriters’ over-allotment option has not been exercised. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate   that such net proceeds will be approximately $3.2 million assuming the underwriters have not exercised the over-allotment option. The net proceeds of approximately $3.2 million are calculated as follows: $6,250,000 gross offering proceeds, less underwriting discounts and commissions of $406,250, underwriter non-accountable expense allowance of $62,500, underwriter out-of-pocket expenses up to $240,000, and estimated offering expenses of approximately $2.4 million. The pro forma as adjusted total equity of approximately $18.4 million is the sum of the net proceeds of approximately $3.2 million and the actual equity of approximately $15.2 million.

(2)

In the event that the underwriters’ over-allotment option is exercised in full, we estimate that the net proceeds will be approximately $4.1 million, which are calculated as follows: $7,187,500 gross offering proceeds, less underwriting discounts and commissions of $467,188, underwriter non-accountable expense allowance of $71,875, underwriter out-of-pocket expenses up to $240,000, and estimated offering expenses of approximately $2.4 million.

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DILUTION

Our net tangible book value as of June 30, 2023 was approximately US$1.29 per Class A Ordinary Share. Net tangible book value per Class A Ordinary Share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of Class A Ordinary Shares issued and outstanding. Pro forma net tangible book value per Class A Ordinary Share is calculated after giving effect to the conversion of all of our issued and outstanding preferred shares. Dilution is determined by subtracting pro forma net tangible book value per Class A Ordinary Share from the assumed public offering price per Class A Ordinary Share.

Without taking into account any other changes in such net tangible book value after June 30, 2023 other than to give effect to our issuance and sale of 1,250,000 Class A Ordinary Shares in this offering at an assumed initial public offering price of US$5.00 per Class A Ordinary Share, the midpoint of the estimated public offering price range, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of June 30, 2023 would have been US$1.42 per issued and outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of US$0.13 per Class A Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of US$3.58 per Class A Ordinary Share to purchasers of Class A Ordinary Shares in this offering. The following table   illustrates such dilution:

	Over-allotment not exercised		Over-allotment exercised in full
Net tangible book value per Class A Ordinary Share	US$	1.29	US$	1.29
Pro forma net tangible book value per Class A Ordinary Share after giving effect to this offering as of June 30, 2023	US$	1.42	US$	1.48
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the offering	US$	3.58	US$	3.52

A US$1.00 change in the assumed public offering price of US$5.00 per Class A Ordinary Share (the midpoint of the estimated public offering price range) would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by approximately US$1.2 million, the pro forma as adjusted net tangible book value per Class A Ordinary Share after giving effect to this offering by US$0.90 per Class A Ordinary Share and the dilution in pro forma as adjusted net tangible book value per Class A Ordinary Share to new investors in this offering by US$4.48 per Class A Ordinary Share,   assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

The following tables summarize, on a pro forma basis as of June 30, 2023, the differences between the shareholders as of June 30, 2023 and the new investors with respect to the number of ordinary shares, including Class A Ordinary Shares and Class B Ordinary Shares on an as-converted basis, the total consideration paid and the average price per ordinary share paid at an assumed initial public offering price of US$5.00 per Class A Ordinary Share (the midpoint of the estimated public offering price range) before deducting estimated underwriting discounts and commissions and estimated offering expenses.

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					Average
					Price Per
	Ordinary Shares		Total Consideration		Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
Existing shareholders	15,000,000	92.3%	334,074	5.1%	0.02
New investors	1,250,000	7.7%	6,250,000	94.9%	5.00
Total	16,250,000	100.0%	6,584,074	100.0%	0.41

					Average
	Class A Ordinary Shares				Price Per
	Purchased		Total Consideration		Ordinary
Over-allotment exercised in full	Number	Percent	Amount	Percent	Share
Existing shareholders	15,000,000	91.3%	334,074	4.4%	0.02
New investors	1,437,500	8.7%	7,187,500	95.6%	5.00
Total	16,437,500	100.0%	7,521,574	100.0%	0.46

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF TUNGRAY

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements for fiscal years ended December 31, 2022 and 2021 and unaudited condensed consolidated financial statements for the six months ended June 30, 2023 and 2022, and their respective related notes, that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward Looking Statements.” All amounts included in the fiscal years ended December 31, 2022 and 2021 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. All amounts included in the six months ended June 30, 2023 and 2022 (“Interim Financial Statements”) are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements and Interim Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

We are a provider of customized industrial manufacturing solutions to Original Equipment Manufacturers (“OEMs”) in the industry sectors of semiconductors, printers, electronics, and home appliances. We mainly generate revenues through three business lines: 1) customized industrial test and tooling solutions, 2) welding equipment manufacturing, and 3) direct drive and linear direct current motors (“DC motors”).

Customized product line

We provide customized industrial test and tooling solutions through our two subsidiaries in Singapore, Tung Resource Pte Ltd and Tungray Singapore Pte Ltd, and one subsidiary in China, Tungray Industrial Automation (Shenzhen) Co., Ltd. Based on the unique requirements of our customers, we offer comprehensive precision engineering expertise to design, build and assemble testing equipment that is used for quality testing purposes for production. Our core activities of design and manufacturing take place mainly in Singapore. Our customized industrial test and tooling solutions cannot be procured directly through standard, off-the-shelf methods. We leverage on our 20 years of experience in motor control, sensor technologies, computer vision and overall product design to provide our customers with unique solutions that meet the needs of our customers. Each of our products is customized to fulfill the needs of our wide range of customers in the printer, electronics, semiconductor manufacturing, and offshore and gas industries. Our products are sold to numerous countries including Singapore, Malaysia, Thailand, Spain, China and Brazil.

Standardized product lines

1) Welding equipment manufacturing

Qingdao Tungray Intelligent Co., Ltd and Qingdao Tungray Electric Machines Co., Ltd, our subsidiaries in Qingdao, China, are specialized in the design and manufacturing of self-contained, high-frequency induction welding equipment. We manufacture manual and automatic induction welding units that can be used in a wide range of copper tube welding assembly lines. For operator-attended lines, our TB, TP, TD and TI series induction welding units have full enclosures that enhances production safety. They also feature programmable logic controllers (PLC) and human machine interfaces for ease of use. Our automatic induction welding units are equipped with patented machine vision technologies to recognize and track the endings of metal tubes, before sending welding commands to the actuators for movement and induction welding. Our induction welding units are used by many Chinese home appliance OEMs in the production of air conditioning units, refrigerators, compressors and washing machines.

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2) Direct drive and linear direct current motors (“DC motors”)

Our subsidiaries in Qingdao, China also design and manufacture industrial-grade direct drive and linear DC motors. We also provide customized motor platform solutions to suit the needs of our customers. Our direct drive motors do not require any gears for speed and torque manipulation as they can directly manipulate both parameters over a wide range of values. These motors are used in the solar panel assembly lines to turn and transport semi completed products between processes. Our linear DC motors offer two degrees of freedom to move independently in the X and Y axis, thereby eliminating the need for any belt or gears. These high precision motors are mainly used in the glue application and laser cutting machines in which precise movements in X and Y directions are required. Our team can also design and customize motor platforms and modules that fulfil specific use cases from our customers.

Our revenues for the six months ended June 30, 2023 were 76%, 11% and 13% from the above three business lines, respectively. Our revenues six months ended June 30, 2022 were 74%, 11% and 15% from the above three business lines, respectively.

Our revenues for the year ended December 31, 2022 were 78%, 9% and 13% from the above three business lines, respectively. Our revenues for the year ended December 31, 2021 were 76%, 10% and 14% from the above three business lines, respectively.

Through our in-house R&D and manufacturing teams, we have accumulated extensive knowledge in direct drive and linear DC motors. We currently have four patented technologies that are used in the design and manufacturing of our motors. We currently offer our customers the following product series – Tungray Drive B (TDB) Series, Tungray Core (TC) Series, Tungray “U” Type (TU) Series, standard linear modules and high precision motion platforms that can be customized. We also offer compatible control modules for our linear motors to maximize its performance and precision.

Our revenues for the six months ended June 30, 2023 was approximately $5.4 million, which represents an decrease of $3.1 million, or 36.9%, from Tungray’s total revenues of approximately $8.5 million for the six months ended June 30, 2022. Tungray’s gross profit for the six months ended June 30, 2023 was approximately $ 2.9 million, representing an decrease of $ 2.0 million, or 41.8%, from approximately $4.9 million for the six months ended June 30, 2022. Tungray’s net income for the six months ended June 30, 2023 and 2022 was approximately $0.2 and $1.6 million, respectively.

Our revenues for the year ended December 31, 2022 were approximately $16.3 million, which represents a decrease of $1.2 million, or 6.5%, from Tungray’s total revenues of approximately $17.5 million for the year ended December 31, 2021. Tungray’s gross profit for the year ended December31, 2022 was approximately $9.2 million, representing an increase of $0.1 million, or 1.4%, from approximately $9.1 million for the year ended December 31, 2021.Tungray’s net income for the years ended December 31, 2022 and 2021 was approximately $2.9 and $4.1 million, respectively.

Competitive Strengths

Most of our customers are market-leading OEMs in their respective industries that value quality, reliable and cost-effective products. We believe that the following strengths contribute to our success and are the differentiating factors that set us apart from our peers in customized industrial solutions, induction welding and direct drive, linear motors sectors.

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1. Customized Industrial Test and Tooling Solutions

●	Established Engineering Capabilities Our customers require many unique, customized features such as voltage, leakage, force tests to control product quality. They also require these testing solutions to readily integrate into their production lines. Our engineering capabilities, accumulated through the hundreds of projects we complete each year, enable us to offer our customers tailor-made solutions that address their unique needs. Our expertise in electro-mechanical design, software application and product testing help to create the final product that fulfills the required performance criteria of our customers, including a smooth integration into their current production workflow.

●	High-Cost Effectiveness The internal cost control system that we have established plays a vital role in managing costs. More importantly, our expertise lends us the advantage of providing customized solutions with minimal material and manhour wastage. Being highly cost-effective results in price-competitive solutions. We subsequently pass down the cost savings by offering our customers solutions with attractive prices that are unavailable in the standard, off-the-shelf market.

●	Short Lead Time Many of our customers are market-leading OEMs that are very sensitive to lead time. They value the advantage of providing a functional solution expeditiously. We complement our engineering capabilities advantage with an agile workflow that reduces overall solution lead time. Moreover, our machining and assembly divisions give us full, end-to-end control of our manufacturing activities. Therefore, the time taken to design, prototype, machine, and commission solutions are much faster than our competitors.

2. Induction Welding Equipment

●

Comprehensive product line

We offer our customers a comprehensive line of products that covers the semi- and fully automatic welding spectrum. Additionally, our customers can choose from our wide range of self-contained, single welding units to suit their production needs. To further consolidate our market position, we have also developed a new series of fully automated robotic welding stations that increase welding efficiency and reduce manpower.

●

Patented welding technology

We invented and patented numerous welding technologies that are implemented in our products. Our patented machine vision recognition module can, for example, identify welding points in three-dimensional space to send commands to an integrated robotic manipulator for welding. We have also patented numerous welding tip technologies that enable our welding equipment to weld different types of metal tubes. We believe our accumulated know-how in the field of welding would further increase our patented technologies for the years to come and, hence, make our products even more competitive in the future.

●

Strong customer relationship

Over the years, we have built a strong relationship with our customers. Although the core technology of our welding equipment is similar, the needs of our customers may vary. Therefore, we develop strong customer relationships to collaborate and co-develop some products in the form of customized orders. Through such strong relationships, we build trust and maintain direct access to decision-level makers of our customers. This enables us to gain knowledge of potential future orders that drive the future growth of our company.

3. Direct Drive and Linear DC Motors

●

Quality assurance

We take the manufacturing and testing of our motors very seriously to ensure high product quality and customer satisfaction. We have full control over the quality of our motors because each motor is designed, manufactured, and tested in-house.

●

Comprehensive product line

Our customers deploy our products in manufacturing activities that require high throughput and high precision such as wafer manufacturing and voltaic transports. To ensure that their requirements are met, we offer our customers motors and their customized control units. We believe this comprehensive product offering gives us the advantage over traditional motor manufacturers that only provide stand-alone sales of motors.

●

Service commitment

With our deep product knowledge, we help our customers pick motors that best suit their needs. Regardless of linear or rotational motion or torque values, we reduce the project lead time of our customers by providing them with a complete working solution with our motors. We also offer a nationwide quick response service to ensure fast troubleshooting and resolution of any product-related problems.

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Key Factors Affecting Results of Operations

The business, financial condition and results of operations of the Company and its subsidiaries have been and are expected to continue to be, affected by a number of factors, which primarily include the following:

The ability to increase and retain customers

A significant amount of Tungray’s revenues is highly dependent on their ability to retain and increase customers, especially those major customers. For the six months ended June 30, 2023 and 2022, Tungray and its subsidiaries had 106 and 98 customers, respectively. The average revenue per customer were approximately $50,000 and $87,000, respectively, for the six months ended June 30, 2023 and 2022. For the years ended December 31, 2022 and 2021, Tungray and its subsidiaries had 132 and 162 customers, respectively. The average revenue per customer were approximately $124,000 and $108,000, respectively, for the years ended December 31, 2022 and 2021.  Customer retention rates for the six months ended June 30, 2023 and 2022 were 45.6% and 52.2%, respectively. Customer retention rates the years ended December31, 2022 and 2021 were 48.8% and 58.2%, respectively. Retention rate is calculated by first counting the number of existing customers at the beginning of the period (denominator) and the number of those customers who are still active at the end of the following period (numerator), then dividing the numerator by the denominator.

The Company’s management team monitors the number of customers and the number of new customers as indicators of the growth of Tungray’s overall business. Customer retention rates decreased from 52.2% during the six months ended June 30, 2022, to 45.6% during the same period in 2023, mainly due to the global economic downturn following the end of the COVID-19 pandemic and the intensification of market competition, which led to our decision to abandon some customers with small transaction amounts and long payback periods. At the same time, the number of group customers increased from 98 during the six months ended June 30, 2022 to 106 during the same period in 2023, which also shows the Company's market development ability. As the Company and its subsidiaries established stable cooperative relationships with customers and increased the investment in marketing and building up bigger sales teams, the Company expects that its customer retention rate and the number of customers will receive small growth next year.

Investment in technology and talent

We expend considerable capital and efforts in the research and development of high-frequency power supply technology to maintain our competitiveness in the intelligent manufacturing industries. In light of the rapid growth of high-tech enterprises, intelligent manufacturing is the key to enterprise development, which requires the advancement of technology related to intelligent manufacturing to newer stages of development. To retain existing customers and attract potential customers, we will continue to innovate to keep pace with the growth of the industry and our business to bring forward new cutting-edge technologies. We spent approximately $0.4 million and $0.4 million on research and development for the six months ended June 30, 2023 and 2022, respectively, and $0.8 million and $0.7 million on research and development for the years ended December 31, 2022 and 2021, respectively.

Ability to pursue strategic opportunities for growth

Tungray intends to continually pursue strategic acquisitions and investments in selective technologies and businesses in the intelligent manufacturing industries to enhance Tungray’s technology capabilities. Tungray believes that a solid acquisition and investment strategy may be critical for Tungray to accelerate Tungray’s growth and strengthen its competitive position in the future. Tungray’s ability to identify and execute strategic acquisitions and investments will likely affect Tungray’s operating results over time. Please see “Business — Tungray’s Strategies” for more information on Tungray’s growth strategies.

Ability to be competitive, to expand its application fields and to diversify its customer base

The domestic markets in both Singapore and the PRC for customized industrial manufacturing solutions of original equipment manufacturer (“OEMs”) and related products are highly competitive. Our current or potential competitors include major manufactures in Singapore, PRC and other parts in the world. Some of our competitors may have greater brand recognition, larger group of customers or vendors, longer operating histories as well as marketing resources than we do. Customers may weight their experience and resources over us in various ways, therefore increasing our competitor’s respective market shares.

Currently, the primary source of Tungray’s revenue is derived from providing metal thermal equipment and solutions for high-tech enterprises. With increasing awareness and acceptance of this technology, Tungray expects that more applications will be identified to magnify the value of this technology, such as the industry of home appliance, equipment, machinery and other automation manufacturing industries that have strong demand for high-frequency power supply technology. To expand the scenario application of intelligent manufacturing services, Tungray’s ability to expand its application fields and diversify its customer base may affect Tungray’s operating results in the future.

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Impact of material fluctuations in the supply of raw materials and energy costs

We are sensitive to price movements in our raw materials supply base. Our largest material purchases are for steel, aluminum and other oil and metal-based purchased components. Prices for these products, along with costs for transportation and energy, fluctuate with market conditions, and have generally increased over time. We may be unable to offset the impact with price increases on a timely basis due to outstanding commitments to our customers, competitive considerations or our customers’ resistance to accepting such price increases and our financial performance could be adversely impacted. A failure by our suppliers to continue to supply us with certain raw materials, component parts, or at all, could have a material adverse effect on us. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

Impact of COVID-19

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the first few months in 2020. Tungray’s business, results of operations, and financial condition were adversely affected during the first half of 2020 because a majority of Tungray’s business operations and workforce are concentrated in China. Tungray’s business and results of operations have resumed to normal levels in the second half of 2020. A majority of the Company’s business is derived from Singapore. The spread of COVID-19 did not have any material impact on the Company’s business during the years ended December 31, 2022 and 2021. However, during the six months ended June 30, 2023, with the end of the COVID-19 pandemic, people’s work mode has changed from work from home during the pandemic to work at office, thus reducing the demand for office equipment such as printers, which also had an impact on our business. The Singapore and Chinese governments have removed all the COVID-19 restrictions starting from February 2023. Significant number of domestic and cross-border business activities in Singapore and China have resumed or recovered

Results of Operations:

The following table summarizes Tungray’s consolidated results of operations for the six months ended June 30, 2023 and 2022. This information should be read together with Tungray’s condensed consolidated financial statements, and related notes included elsewhere in this prospectus.

	For the Six Months Ended June 30,
	2023	2022
	USD	USD
	(Unaudited)	(Unaudited)
Revenues	5,356,424	8,482,968
Cost of revenues	(2,480,629)	(3,539,290)
Gross profit	2,875,795	4,943,678
Selling expenses	(216,168)	(258,318)
General and administrative expenses	(2,106,952)	(2,433,466)
Research and development expenses	(430,809)	(367,639)
Income from operations	121,866	1,884,255
Other income, net	160,951	37,713
Income before income taxes	282,817	1,921,968
Provision for income taxes	(88,638)	(359,692)
Net income	194,179	1,562,276
Other comprehensive loss	(305,719)	(820,362)
TOTAL COMPREHENSIVE (LOSS) INCOME	(111,540)	741,914

The six months ended June 30, 2023 compared to the six months ended June 30, 2022

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Revenues

Our total revenues decreased by approximately $3.1 million, or 36.9%, from approximately $8.5 million for the six months ended June 30, 2022, to approximately $5.2 million for the six months ended June 30, 2023, mainly due to a decrease of approximately $2.2 million in customized products.

Our breakdown of revenues for six months ended June 30, 2023 and 2022, respectively, is summarized below:

	For Six Months Ended June 30,
	2023	2022
	USD	USD
Revenues	(Unaudited)	(Unaudited)
Customized products	4,064,252	6,255,941
Standardized products	1,292,172	2,227,027
Total revenues	5,356,424	8,482,968

We engage in sales of standard products, which are welding equipment manufacturing, and direct drive and linear direct current motors (“DC motors”), and customized solutions, which are customized industrial test and tooling solutions. The duration of the contracts ranges from one month to three months. For standard products with no installation required, delivery and sales of products are considered as one performance obligation per each contract terms. For other products with installation required, the installation and sales of products are combined and considered as one performance obligation.

Compared with the revenues for the six months ended June 30, 2022, customized products decreased by approximately $2.2 million, or 35.0%, and standardized products decreased by approximately $1.0 million, or 42.0%. Due to the serious influence of COVID-19, more companies asked employees to work from home or turned to apply more automation equipment to avoid the risks of using man forces in 2021, which drove up the worldwide needs for printers and other automation equipment. In that case, our major customers added more production lines in 2021 to improve production capacity or released more new products. During the year of 2022, our major customers added less production lines as compared to the year of 2021, but we still received many more sales orders from our customers compared with the period before COVID-19. During the six months ended June 30, 2023, due to the end of the COVID-19 pandemic, the market needs for printers and other automation equipment returned to a normal level which resulted in a sharp decrease in the new purchase demand of customers in 2023. The sales revenue of HP and Goertek, the top two major customers, decreased by $1.0 million and $0.5 million, respectively, during the six months ended June 30, 2023 compared with the six months ended June 30, 2022. Therefore, the sales volume in the first half of 2023 was decreased compared with the same period in 2022. The decrease was also due to the 6.9% appreciation of USD against RMB for the first half of 2023 compared with the exchange rate for the same period of 2022.

For the six months ended June 30, 2023, we retained 60 old customers, gained 46 new customers and lost 72 old customers, so we had total 106 customers which made sales orders during the six months. For the six months ended June 30, 2022, we retained 62 old customers, gained 36 new customers and lost 55 old customers, so we had total 98 customers which made sales orders during the six months.

The average revenue per customer were approximately $50,000 and $87,000, respectively, for the six months ended June 30, 2023 and 2022, mainly due to the decline in our revenue for the six months ended June 30, 2023, which reduced our average revenue per customer.

Cost of Revenues

Our costs include the amounts we pay manufacturers for product, tariffs and duties associated the transporting product and freight costs associated with transporting the product from its manufacturers to its warehouses, as applicable.

Our total cost of revenues decreased by approximately $1.0 million, or 29.9%, from approximately $3.5 million for the six months ended June 30, 2022 to approximately $2.5 million for the six months ended June 30, 2023.

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Our breakdown of cost of revenues for the six months ended June 30, 2023 and 2022, respectively, is summarized below:

	For the Six Months Ended June 30,
	2023	2022
	USD	USD
Cost of revenues	(Unaudited)	(Unaudited)
Customized products	1,764,886	2,157,767
Standardized products	715,743	1,381,523
Total cost of revenues	2,480,629	3,539,290

Compared with the cost of revenues for the six months ended June 30, 2022, the cost of customized products decreased by approximately $0.4 million, or 18.2% and standardized products decreased by approximately $0.7 million, or 48.2% for the six months ended June 30, 2023. The decrease of total cost of revenues was mainly due to the decrease of sale orders and the decrease of total labor costs. The decrease of total cost of revenues was also due to the 6.9% appreciation of USD against RMB in the six months of 2023 compared with the rate in the six months of 2022.

Gross Profit

Our gross profit decreased by approximately $2.1 million, or 43.8%, from approximately $4.9 million for the six months ended June 30, 2022, to approximately $2.8 million during the six months ended June 30, 2023. For the six months ended June 30, 2023 and 2022, our overall gross margin was 52.8% and 58.3%, respectively.

Our gross profit and gross profit margin from its major business segments are summarized as follows:

	For the Six Months Ended June 30,		Variance
	2023	2022	Amount/%
	USD	USD
Customized products
Gross profit	2,299,365	4,098,174	(1,798,809)
Gross margin	56.6%	65.5%	(8.9)%
Standardized products
Gross profit	576,430	845,504	(269,074)
Gross margin	44.6%	38.0%	6.6%
Total
Gross profit	2,875,795	4,943,678	(2,067,883)
Gross margin	53.7%	58.3%	(4.6)%

Our gross profit for customized products were approximately $2.3 million and $4.1 million for the six months ended June 30, 2023 and 2022, respectively, representing an decrease of approximately $1.8 million. Our gross margin for customized products were 56.6% and 65.5% for the six months ended June 30, 2023 and 2022, respectively.

As discussed above, our customized products business was affected by the US-China trade war and the global economic downturn in the post-COVID-19 era. Some customized products incur design costs before the customer confirms the order, and we had more customers cancelled the orders in the end during the six months ended June 30, 2023. Additionally, in order to keep our product quality and also due to the inflation of the China market, we had to raise the salaries of our employee. Therefore, the decrease of cost of revenues was a slower speed than the decrease of revenues which decreased our gross profit margin.

Our gross profit for standardized products were approximately $0.6 million and $0.8 million for the six months ended June 30, 2023 and 2022, respectively, representing an decrease of approximately $0.2 million. Our gross margin for standardized products were 44.6% and 38.0% for the six months ended June 30, 2023 and 2022, respectively. The increase in gross margin was mainly due to the sale of inventories for which impairment was charged in prior years, which was written off as a reserve for impairment of inventories, so costs are reduced. Without the influence of this factor, the gross margin of the six months ended June 30, 2023 keep consistent with the gross margin of the same period in 2022.

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Operating Expenses

For the six months ended June 30, 2023, we incurred approximately $2.8 million in operating expenses, representing a decrease of approximately $0.3 million, or 10%, from approximately $3.1 million for the six months ended June 30, 2022, primarily due to decreases in general and administrative expenses and selling expenses in line with decline in sales.

Selling expenses decreased by approximately $42,000, or 16.3%, from approximately $258,000 for the six months ended June 30, 2022, to approximately $216,000 for the six months ended June 30, 2023, primarily due to a decrease in selling-others of approximately $57,000, because of decreased sales business consulting fees during the year. The decrease was partially offset by an increase of salary and benefit expense of $18,000 due to we developed new business and retain more sales staff during the six months ended June 30, 2023.

General and administrative expenses decreased by approximately $0.3 million or 13.4%, from $2.4 million for the six months ended June 30, 2022, to approximately $2.1 million for the six months ended June 30, 2023. The decrease was mainly due to (i) the decrease in professional fee of approximately $0.3 million, as more professional service was incurred for the Company's IPO listing purpose in the six months ended June 30, 2022; and (ii) the decrease in training expenses of approximately $0.1 million paid for the management training course fees during the six months ended June 30, 2022. The decrease was partially offset by the increase of $72,000 in travel and transportation expense, which was mainly due to the end of the Covid-19 pandemic and more travel activities in the six months ended June 30, 2023.

Research and development expenses increased by approximately $63,000, or 17.2%, from approximately $368,000 for the six months ended June 30, 2022, to approximately $431,000 for the six months ended June 30, 2023. The increase was attributable to the increase in salary of research people as we hired more engineers to work on the research and development of advanced high-frequency power supply technology and special equipment on the printer production line. We worked on an average of 7 and 6 research projects and had an average of 51 and 42 employees in the R&D department for the six months ended June 30, 2023 and 2022, respectively, to maintain our competitive advantage in customized industrial manufacturing solutions to OEMs.

Other income, net

Total other income, net, for the six months ended June 30, 2022, was approximately $38,000 compared to other income, net of approximately $ 161,000 for the six months ended June 30, 2023. The increase in other income, net, was primarily due to (i) the decrease in interest expense of approximately $61,000 as a result of decreased outstanding loans and banking facilities, (ii) the increase in government subsidies of approximately $30,000, and (iii) the increase in foreign exchange gain of approximately $31,000.

Provision for income taxes

Our income tax expenses decreased by approximately $271,000, or 75.4%, from approximately $360,000 for the six months ended June 30, 2022, to approximately $89,000 for the six months ended June 30, 2023. The decrease was mainly due to the decrease in taxable income for the six months ended June 30, 2023.

Net income

As a result of the combination of factors discussed above, our net income decreased $1.4 million or 87.6% for the six months ended June 30, 2022, from approximately $1.6 million for the six months ended June 30, 2022 to $0.2 million for the six months ended June 30, 2023.

The year ended December 31, 2022 compared to the year ended December 31, 2021

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Results of Operations:

The following table summarizes Tungray’s consolidated results of operations for the years ended December 31, 2022 and 2021. This information should be read together with Tungray’s consolidated financial statements, and related notes included elsewhere in this prospectus.

	For the Years Ended December 31,
	2022	2021
	USD	USD

Revenues	16,334,400	17,468,116
Cost of revenues	(7,137,660)	(8,399,947)
Gross profit	9,196,740	9,068,169
Selling expenses	(614,049)	(390,653)
General and administrative expenses	(4,540,771)	(3,318,365)
Research and development expenses	(829,211)	(669,358)
Income from operations	3,212,709	4,689,793
Other income, net	186,720	125,372
Income before provision for income taxes	3,399,429	4,815,165
Provision for income taxes	(517,282)	(706,720)
Net income	2,882,147	4,108,445
Other comprehensive (loss) income	(412,491)	195,067
TOTAL COMPREHENSIVE INCOME	2,469,656	4,303,512

Revenues

Our total revenues decreased by approximately $1.2 million, or 6.5%, from approximately $17.5 million for the year ended December 31, 2021, to approximately $16.3 million for the year ended December 31, 2022, mainly due to a decrease of approximately $1.0 million in customized products.

Our breakdown of revenues for the years ended December 31, 2022 and 2021, respectively, is summarized below:

	For the Years Ended December 31,
	2022	2021
	USD	USD
Revenues
Customized products	12,659,157	13,664,130
Standardized products	3,675,243	3,803,986
Total revenues	16,334,400	17,468,116

We engage in sales of standard products, which are welding equipment manufacturing, and direct drive and linear direct current motors (“DC motors”), and customized solutions, which are customized industrial test and tooling solutions. The duration of the contracts ranges from one month to three months. For standard products with no instalment required, delivery and sales of products are considered as one performance obligation per each contract terms. For other products with instalment required, the installation and sales of products are combined and considered as one performance obligation.

Compared with the revenues for the year ended December 31, 2021, customized products decreased by approximately $1.0 million, or 7.4%, and standardized products decreased by approximately $0.1 million, or 3.4%. Due to the serious influence of COVID-19, more companies asked employees to work from home or turned to apply more automation equipment to avoid the risks of using man forces in 2021, which drove up the worldwide needs for printers and other automation equipment. In that case, our major customers added more production lines in 2021 to improve production capacity or released more new products. During the year ended December 31, 2022, as the worldwide policies for COVID-19 be more open, the market needs for printers and other automation equipment returned to a normal level which resulted in a sharp decrease in the new purchase demand of customers in 2022. Therefore, the sales volume in 2022 was decreased compared with the same period in 2021. The decrease was also due to the 4.3% appreciation of USD against RMB for during the year of 2022 compared with the rate for the year of 2021.

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For the products sales during the years ended December 31, 2022, the revenue decrease compared with the years ended December 31, 2021, mainly due to gradual end of the COVID-19 pandemic decrease in the demand for home printers, we lost many regular customers and some regular customers’ order amount decreased.

For the year ended December 31, 2022, we retained 162 old customers, gained 53 new customers and lost 83 old customers, so we had total 132 customers which made sales orders during the year. For the year ended December 31, 2021, we retained 153 old customers, gained 73 new customers and lost 64 old customers, so we had total 162 customers which made sales orders during the year.

The average revenue per customer were approximately $124,000 and $108,000, respectively, for the years ended December 31, 2022 and 2021, as we lost more small customers during the year ended of 2022 which drove up the average revenue per customer even we had a decreased revenue during the year of 2022 compared with the year of 2021.

Cost of Revenues

Our costs include the amounts we pay manufacturers for product, tariffs and duties associated the transporting product and freight costs associated with transporting the product from its manufacturers to its warehouses, as applicable.

Our total cost of revenues decreased by approximately $1.3 million, or 15.0%, from approximately $8.4 million for the year ended December 31, 2021 to approximately $7.1 million for the year ended December 31, 2022.

Our breakdown of cost of revenues for the years ended December 31, 2022 and 2021, respectively, is summarized below:

	For the Years Ended December 31,
	2022	2021
	USD	USD
Cost of revenues
Customized products	4,731,192	5,853,552
Standardized products	2,406,468	2,546,395
Total cost of revenues	7,137,660	8,399,947

Compared with the cost of revenues in the years ended December 31, 2021, the cost of customized products decreased by approximately $1.1 million, or 19.2% and standardized products decreased by approximately $0.1 million, or 5.5% during the year ended December 31, 2022. Mainly due to the decrease of number of orders, the total cost of revenues decreased during the year ended December 31, 2022 compared with the year of 2021. The decrease of total cost of revenues was mainly due to the decrease of sale orders and the decrease of labour costs due to the increase of production efficiency. For the raw materials purchased by our Singapore Subsidiaries from European or North American suppliers, the unit purchase price increased 10%-20% during the year ended December 31, 2022. For the raw materials purchased by our China subsidiaries from Chinese suppliers, the unit purchase price remained stable during the year ended December 31, 2022. The decrease of total cost of revenues was also due to the 4.3% appreciation of USD against RMB for during the year of 2022 compared with the rate for the year of 2021. To sum up, the decrease in the total cost of revenues was roughly in line with the decrease in revenues.

Gross Profit

Our gross profit increased by approximately $0.1million, or 1.4%, from approximately $9.1 million for the year ended December 31, 2021, to approximately $9.2 million during the year ended December 31, 2022. For the years ended December 31, 2022 and 2021, our overall gross margin was 56.3% and 51.9%, respectively.

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Our gross profit and gross profit margin from its major business segments are summarized as follows:

	For the Years Ended December 31,		Variance
	2022	2021	Amount/%
	USD	USD
Customized products
Gross profit	7,927,965	7,810,578	117,387
Gross margin	62.6%	57.2%	5.4%
Standardized products
Gross profit	1,268,775	1,257,591	11,184
Gross margin	34.5%	33.1%	1.4%
Total
Gross profit	9,196,740	9,068,169	128,571
Gross margin	56.3%	51.9%	4.4%

Our gross profit for customized products were approximately $7.9 million and $7.8 million for the years ended December 31, 2022 and 2021, respectively, representing an increase of approximately $0.1 million. Our gross margin for customized products were 62.6% and 57.2% for the years ended December 31, 2022 and 2021, respectively.

As discussed above, we had a higher production efficiency of producing existed manufacturing lines for customers compared with the production efficiency of designing and producing new manufacturing lines for customers. Therefore, the increase of cost of revenues was at a lower speed than the increase of revenues which increased our gross profit margin. The increase in margin may not be a continuous trend as there is still limitation in current technology, but we are continuing to make technological innovations in high-frequency power supply technology to improve production efficiency.

Our gross profit for standardized products were approximately $1.3 million and $1.3 million for the years ended December 31, 2022 and 2021, respectively, representing an increase of approximately $11,000. Our gross margin for standardized products were 34.5% and 33.1% for the years ended December 31, 2022 and 2021, respectively. As discussed above, we had more new orders compared with the year ended December 31, 2021 but there was no change in the fixed cost of production equipment. As a result, the revenue was at a faster speed than the increase of cost of revenues, which improved our gross margin for the year ended December 31, 2022.

Operating Expenses

For the year ended December 31, 2022, we incurred approximately $6.0 million in operating expenses, representing an increase of approximately $1.6 million, or 36.7%, from approximately $4.4 million for the year December 31, 2021, primarily due to significant increase in selling expenses general and administrative expenses and research and development expenses in line with our development strategies.

Selling expenses increased by approximately $0.2 million for the year ended December 31, 2022. The increase was mainly due to an increase in (i) salary and wages expenses of approximately $0.3 million, which contains commissions of approximately $0.1 million and labour expense of approximately $0.1 million. The salary and benefit mainly include base salary, commissions and labour expense. As we developed new business and recruited more employees during the year ended December 31, 2022 which caused the increase of salary and benefit expenses, (ii) meals and entertainment expense of approximately $38,000 due to the company has more sales transactions compared for the December 31, 2021. The increase was partially offset by the decrease of (i) service expense of approximately $67,000 due to a charge for supplementary product quality assurance during the years ended December 31, 2022 and the decrease of the after-sale service thanks to the improvement of the production process in 2022, and (ii) postal and shipping expense of expense of approximately $77,000 due to the need for listing and matters.

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General and administrative expenses increased by approximately $1.2 million or 36.8%, from $3.3 million for the year ended December 31, 2021, to approximately $4.5 million for the year ended December 31, 2022. The increase was mainly due to an increase in (i) meals and entertainment expense of approximately $81,000 due to there are a lot of personnel related to the company’s listing audit to the company’s site to participate in the audit, during the period of 2022 years; (ii) salary and benefit and training expenses of approximately $0.5 million due to the increasing number of production facilities and our employees, increased employee benefits and the related training expenses. We had an average of 49 and 46 employees in the administrative department for the years ended December 31, 2022 and 2021, respectively; (iii) the increase in other expenses and depreciation expense of approximately $0.3 million due to the newly purchased equipment and building improvements of Tungray and Tungray Resource; and (iv) the increase of professional fees related to IPO services of approximately $0.8 million. The increase was offset by the decrease of (i) bad debt of approximately $0.1 million less aged accounts receivable and other receivables as of December 31, 2022, and (ii) amortization of right-of-use approximately $0.3 million due to the expiration of some leases.

Research and development expenses increased by approximately $0.2 million, or 23.9%, from approximately $0.7 million for the year ended December 31, 2021, to approximately $0.8 million for the year ended December 31, 2022. The increase was attributable to the increase in salary of research people as we hired more engineers to work on the research and development of advanced high-frequency power supply technology and special equipment on the printer production line. We worked on an average of 13 and 12 research projects and had an average of 48 and 32 employees in the R&D department for the year ended December 31, 2022 and 2021, respectively, to maintain our competitive advantage in customized industrial manufacturing solutions to OEMs.

Other income, net

Total other income, net for the year ended December 31, 2021, was approximately $0.1 million compared to other income, net of approximately $0.2 million for the year ended December 31, 2022. The increase in other income, net was primarily due to the decrease in financial expenses by $0.2 million.

Provision for income taxes

Our income tax expenses decreased by approximately $189,000, or 26.8%, from approximately $0.7 million for the year ended December 31, 2021, to approximately $0.5 million for the year ended December 31, 2022. The decrease was mainly due to the decrease in deferred income tax and current tax for the year ended December 31, 2022.

Net income

As a result of the combination of factors discussed above, our net income decreased $1.2 million or 29.8% for the year ended December 31, 2022, from approximately $4.1 million for the year ended December 31, 2021 to $2.9 million for the year ended December 31, 2022. Comprehensive income attributable to us was approximately $4.3 million for the year ended December 31, 2021, compared to approximately $2.5 million for the same period in 2022.

Critical Accounting Policies and Estimates

We prepare financial statements in conformity with U.S. GAAP, which requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our significant accounting policies includes revenue recognition, inventory and costs of goods sold, accounts and notes receivable, net, property and equipment, net, income taxes, leases, and related party transactions. While our significant accounting policies are more fully described in Note 2 – Summary of Significant Accounting Policies to our consolidated financial statements, we believe that there were no critical accounting policies that affect the preparation of financial statements. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

Estimates are used when accounting for items and matters including the critical accounting estimates as follows:

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Allowance for credit losses

Allowance for credit loss represents management’s best estimate of probable losses inherent in the portfolio. Commencing January 1, 2023, we adopted ASC 326, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

We considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

Financial assets are presented net of the allowance for credit losses in the Consolidated Balance Sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of income and comprehensive income (loss). Write-offs are recorded in the period in which the asset is deemed to be uncollectible.

Estimated useful lives and impairment of property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Buildings	50 years
Office equipment	3-5 years
Operation equipment	3-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

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We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values.

Valuation of deferred tax assets

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Valuation allowance is provided against deferred tax assets when we determine that it is more-likely-than-not that the deferred tax assets will not be utilized in the future. We consider positive and negative evidence to determine whether some portion or all of the deferred tax assets will more-likely-than-not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses and forecasts of future profitability. These assumptions require significant judgment and the forecasts of future taxable income are consistent with the plans and estimates we are using to manage the underlying businesses.

We believe that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

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Liquidity and Capital Resources

As of June 30, 2023, Tungray had cash and cash equivalents of approximately $11.7 million. Material amounts of cash disaggregated by currency denomination as of June 30, 2023 in each jurisdiction in which Tungray’s subsidiaries are domiciled are as follows:

USD
China - subsidiaries	2,384,953
Singapore – subsidiaries	9,268,472
11,653,425

Tungray’s working capital was approximately $9.4 million as of as of June 30, 2023. In assessing Tungray’s liquidity, Tungray monitors and analyses its cash-on-hand and operating and capital expenditure commitments. To date, Tungray has financed its working capital requirements through cash flow generated from operations, debt and equity financings, and capital contributions from its existing shareholders.

Tungray believes its current working capital is sufficient to support its operations for the next twelve months. Tungray may, however, need additional cash resources in the future if it experiences changes in business conditions or other developments or if Tungray finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If Tungray determines that its cash requirements exceed the amount of cash and cash equivalents Tungray has on hand at the time, Tungray may seek to obtain bank loans, third-party loans and related-party loans, or obtain credit facilities. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict Tungray’s operations. Tungray’s obligation to bear credit risk for certain financing transactions Tungray facilitates may also strain Tungray’s operating cash flow. Tungray cannot assure you that financing will be available in amounts or on terms acceptable to Tungray, if at all.

The following table summarizes the key components of Tungray’s cash flows for the six months ended June 30, 2023 and 2022.

	For the Six Months Ended June 30,
	2023	2022
	USD	USD
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(197,132)	$1,396,437
Net cash used in investing activities	(261,713)	(393,005)
Net cash used in financing activities	(804,572)	(402,864)
Effect of exchange rate on cash	(213,454)	(581,668)
Change in cash	(1,476,871)	18,900
Cash, beginning of period	13,130,296	11,336,548
Cash, end of period	$11,653,425	$11,355,448

Operating activities

Net cash used in operating activities for the six months ended June 30, 2023, was primarily attributable to the increase in accounts and notes receivable of approximately $0.3 million, the increase in prepayments of approximately $0.4 million, the increase in inventories of approximately $0.9 million, the increase in other receivables and other current assets of approximately $0.2 million, the decrease in accrued liabilities and other payables of approximately $0.3 million and the decrease of taxes payable of approximately $0.2 million. Cash outflow was partially offset by net income of approximately $0.2 million with non-cash depreciation and amortization expenses of approximately $0.1 million, amortization of lease right-of-use assets of approximately $58,000, the increase of accounts payable of approximately $0.2 million, and the increase in contract liabilities of approximately $1.5 million.

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Net cash provided by operating activities for the six months ended June 30, 2022, was primarily attributable to net income of approximately $1.6 million with non-cash depreciation and amortization expenses of approximately $95,000, provision for doubtful accounts of approximately $27,000, and amortization of lease right-of-use assets of approximately $0.1 million. Cash inflow was also attributable to the decrease in inventories of approximately $0.4 million, increase of accounts payable of approximately $0.1 million, and the increase of income tax payable of approximately $0.3 million. Cash inflow was partially offset by the recovery of inventory reserves of approximately $86,000, the increase in accounts receivable of approximately $0.2 million, the increase in prepayments of approximately $0.1 million, the decrease in contract liabilities of approximately $95,000 million, the decrease of accrued expenses and other payables of approximately $0.7 million, and the decrease in operating lease liabilities of approximately $42,000.

Investing activities

Cash used in investing activities for the six months ended June 30, 2023 was due to purchase of property, plant and equipment of approximately $22,000, Purchases of intangible assets of approximately $38,000, the loan to related parties of approximately $2.1 million. The cash outflow was offset by the repayment from related parties of approximately $1.9 million.

Cash used in investing activities for the six months ended June 30, 2022 was due to purchase of property, plant and equipment of approximately $86,000, the long-term investment in a third party for approximately $0.2 million and the loan to related parties of approximately $1.1 million. The cash outflow was offset by the repayment from related parties of approximately $1.0 million.

Financing activities

Cash used in financing activities for the six months ended June 30, 2023 was mainly due to the repayments to the related parties of approximately $0.6 million, the repayments to bank loans of approximately $0.4 million, the repayments to third-party loan of approximately $0.1 million, and the prepaid IPO costs of approximately $0.4 million. Cash outflow in financing activities was offset by borrowings from related parties of approximately $0.7 million.

Cash used in financing activities for the six months ended June 30, 2022 was mainly due to the repayments to the related parties of approximately $0.2 million, the repayments to bank loans of approximately $0.1 million, the repayments to third-party loan of approximately $69,000, the repayments to related-party loans of approximately $0.4 million, and the repayment of finance lease liabilities of approximately $33,000. Cash outflow in financing activities was offset by borrowings from related parties of approximately $0.2 million and the proceeds from bank loans of approximately $0.3 million.

Commitments and Contingencies

In the normal course of business, Tungray is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, Tungray will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

For the years ended December 31, 2022 and 2021

As of December 31, 2022, Tungray had cash and cash equivalents of approximately $13.1 million. Material amounts of cash disaggregated by currency denomination as of December 31, 2022 in each jurisdiction in which Tungray’s subsidiaries are domiciled are as follows:

USD
China - subsidiaries	2,078,002
Singapore – subsidiaries	11,052,294
13,130,296

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Tungray’s working capital was approximately $10.2 million as of December 31, 2022. In assessing Tungray’s liquidity, Tungray monitors and analyses its cash-on-hand and operating and capital expenditure commitments. To date, Tungray has financed its working capital requirements through cash flow generated from operations, debt and equity financings, and capital contributions from its existing shareholders.

Tungray believes its current working capital is sufficient to support its operations for the next twelve months. Tungray may, however, need additional cash resources in the future if it experiences changes in business conditions or other developments or if Tungray finds and wishes to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If Tungray determines that its cash requirements exceed the amount of cash and cash equivalents Tungray has on hand at the time, Tungray may seek to obtain bank loans, third-party loans and related-party loans, or obtain credit facilities. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict Tungray’s operations. Tungray’s obligation to bear credit risk for certain financing transactions Tungray facilitates may also strain Tungray’s operating cash flow. Tungray cannot assure you that financing will be available in amounts or on terms acceptable to Tungray, if at all.

The following table summarizes the key components of Tungray’s cash flows for the years ended December 31, 2022 and 2021.

	For the years Ended December 31,
	2022	2021
	USD	USD

Net cash provided by operating activities	$3,638,067	$5,986,326
N Net cash used in investing activities	(104,120)	(1,013,595)
Net cash used in financing activities	(1,397,286)	(13,421)
Effect of exchange rate on cash	(342,913)	280,880
Change in cash	1,793,748	5,240,190
Cash, beginning of year	11,336,548	6,096,358
Cash, end of year	$13,130,296	$11,336,548

Operating activities

Net cash provided by operating activities for the year ended December 31, 2022, was primarily attributable to net income of approximately $2.9 million with non-cash depreciation and amortization expenses of approximately $0.1 million, and amortization of lease right-of-use assets of approximately $0.2 million. Cash inflow was also attributable to the decrease in accounts and notes receivable of approximately $0.7 million, the decrease in prepayments of approximately $0.2 million, the decrease in inventories of approximately $0.3 million, the decrease in other receivables and other current assets of approximately $0.3 million, and the increase of income tax payable of approximately $0.2 million. Cash inflow was partially offset by the decrease of accounts payable of approximately $0.4 million, decrease in contract liabilities of approximately $0.7 million, and the decrease of accrued expenses and other payables of approximately $0.2 million.

Net cash provided by operating activities for the year ended December 31, 2021, was primarily attributable to net income of approximately $4.1 million with non-cash depreciation and amortization expenses of approximately $0.2 million, provision for doubtful accounts and impairment of inventories of approximately $0.2 million, and amortization of lease right-of-use assets of approximately $0.3 million. Cash inflow was also attributable to the increase of accounts payable of approximately $0.6 million, the increase in contract liabilities of approximately $1.6 million due to the increase of sales orders as we usually require customer deposits, the increase of accrued expenses and other payables of approximately $0.5 million, and the increase of taxes payable of approximately $0.5 million. Cash inflow was partially offset by the increase in accounts and notes receivable of approximately $0.9 million, the increase in accounts receivable – related parties of approximately $0.1 million, the increase in inventories of approximately $0.5 million, the increase in other receivables and other current assets of approximately $0.3 million, the decrease in accounts payable – related parties of approximately $0.1 million, and the decrease in operating lease liabilities – related parties of approximately $0.1 million.

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Investing activities

Cash used in investing activities for the year ended December 31, 2022 was due to purchase of property, plant and equipment of approximately $0.1 million, the long-term investment in a third party for approximately $0.2 million and the loans to related parties of approximately $1.7 million. The cash outflow was offset by the repayment from related parties of approximately $1.9 million.

Cash used in investing activities for the year ended December 31, 2021 was due to purchase of property, plant and equipment of approximately $0.2 million and loans to related parties of approximately $1.1 million. Cash used in investing activities was offset by the repayments from loans receivable related parties of approximately $0.3 million.

Financing activities

Cash used in financing activities for the year ended December 31, 2022 was mainly due to the repayment to the related parties of approximately $2.0 million, the repayment to third party loans of approximately $0.2 million, the repayments from loans receivable – related parties of approximately $3.8 million, the repayment to bank loans of approximately $1.3 million and the repayment to related party loans of approximately $0.4 million, cash dividends paid of approximately $1.7 million, and the deferred IPO costs of approximately $0.7 million. Cash outflow in financing activities was offset by proceeds from bank loan of approximately $0.8 million and the borrowings from related parties of approximately $0.3 million.

Cash used in financing activities for year ended December 31, 2021 was due to the loan repayment of the related parties of approximately $0.4 million, the repayments to bank loans of approximately $0.5 million, and the payment of finance lease liabilities of approximately $0.3 million. Cash outflow in financing activities was offset by the borrowings from related parties of approximately $0.1 million, the proceeds from bank loans of approximately $0.6 million, and the proceeds from third-party loans of approximately $0.4 million.

Commitments and Contingencies

In the normal course of business, Tungray is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, Tungray will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Off-Balance Sheet Arrangements

Tungray has no off-balance sheet arrangements, including arrangements that would affect Tungray’s liquidity, capital resources, market risk support, and credit risk support, or other benefits.

Contractual Obligations

As of June 30, 2023, the future minimum payments under certain of Tungray’s contractual obligations were as follows:

	Payments Due In
	Total	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Banking facilities	$2,108,517	$154,874	$209,552	$332,481	$1,411,610
Bank loans	431,647	431,647	-	-	-
Third party loans	90,624	90,624	-	-	-
Operating leases obligations	505,187	68,763	127,876	308,548	-
Total	$3,135,975	$745,908	$337,428	$641,029	$1,411,610

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Contractual Obligations

As of December 31, 2022, the future minimum payments under certain of Tungray’s contractual obligations were as follows:

	Payments Due In
	Total	Less than 1 year	1 – 2 years	3 – 5 years	Thereafter
Banking facilities	$2,543,229	$170,093	$180,914	$493,916	$1,698,306
Bank loans	453,807	453,807	-	-	-
Third party loans	209,609	209,609	-	-	-
Operating leases obligations	563,179	73,166	130,741	359,272	-
Total	$3,769,824	$906,675	$311,655	$853,188	$1,698,306

Quantitative and Qualitative Disclosures about Market Risks

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair Tungray’s operating results. Although Tungray does not believe that inflation has had a material impact on Tungray’s financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on Tungray’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase.

Interest rate risk

Tungray is exposed to interest rate risk while it has short-term banking and third-party facilities outstanding. Although interest rates for Tungray’s short-term loans are about fixed for the terms of the loans, the terms are typically twelve (12) months, and interest rates are subject to change upon renewal.

Foreign Exchange Risk

Four of Tungray’s operating entities’ functional currency are RMB, and two of Tungray’s operating entities’ functional currency are SGD. As a result, Tungray is exposed to foreign exchange risk as Tungray’s results of operations may be affected by fluctuations in the exchange rate among SGD, USD, and RMB. If the RMB and SGD depreciates against the USD, the value of Tungray’s SGD or RMB revenues, earnings, and assets as expressed in Tungray’s USD financial statements will decline. Tungray has not entered into any hedging transactions in an effort to reduce Tungray’s exposure to foreign exchange risk.

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Corporate History and Company Structure

Tungray is an exempted company incorporated with limited liability under the laws of the Cayman Islands on June 1, 2022 with operations conducted through primarily its Singapore Subsidiaries and PRC Subsidiaries.

On June 21, 2022, Tungray established three wholly-owned subsidiaries under the laws of the British Virgin Island (“BVI”), Tungray Motion, Tungray Electronics and Tungray Intelligent, for the purpose of completing various reorganization transactions:

•

On November 22, 2022, Tungray acquired 100% of the issued and outstanding shares in Tungray Singapore, a Singapore private company limited by shares established on June 21, 2007, through Tungray Motion. Since May 27, 2010, Tungray Singapore, as the sole shareholder, established Tungray Industrial, a company established under the laws of the PRC on May 27, 2010, which owns 70% of the equity interests of Tongsheng Intelligent, a company established under the laws of the PRC on October 25, 2021 (while the other 30% owned by a PRC company of which Mr. Jingan Tang, a Director of the Company owns 80% of the equity interests).

•

On November 22, 2022, Tungray acquired 100% of the issued and outstanding shares in Tung Resource, a Singapore private company limited by shares established on July 9, 1996, through Tungray Electronics. In December 2006, Tung Resource acquired 100% of the equity interests of Tongri Electric, a company established under the laws of the PRC on December 26, 2001. Following the acquisition on November 21, 2022, Tungray indirectly owns 100% of the equity interests in Tongri Electric.

•

On July 14, 2022, Tungray Intelligent established a wholly-owned subsidiary Tungray Technology, a Singapore private company limited by shares, which subsequently established Tongsheng Development on August 22, 2022 under the laws of the PRC. On September 28, 2022. Tongsheng Development acquired 100% of the equity interests in Qingdao Tungray Intelligent, following which Tungray indirectly owns 100% of the equity interests in Qingdao Tungray Intelligent.

On June 1, 2022, the Company had 1 ordinary share issued and outstanding, which was re-classified and re-designated into 1 Class A Ordinary Share on September 29, 2022. On September 29, 2022, the Company issued a total of 10,439,999 Class A Ordinary Shares to eleven shareholders and 4,560,000 Class B Ordinary Shares to one shareholder. As of the date of this prospectus, the Company has a total of eleven shareholders owning an aggregate of 10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares. See “Principal Shareholders” on page 138 of this prospectus and “Item 7. Recent Sales of Unregistered Securities” on Page II-1 of this prospectus for details. Following the abovementioned reorganization transactions and issuance of shares, the Company is under common control of prior shareholders of its operating companies before the reorganization.

The following diagram illustrates our corporate legal structure as of the date of this prospectus.

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BUSINESS

“The Company”, “we”, or “us” in this Business section refers to Tungray Technologies Inc. and its direct and indirect subsidiaries, unless the context otherwise indicates.

Overview

We are an ETO company that provides customized industrial manufacturing solutions to Original Equipment Manufacturers (“OEMs”) in the semiconductors, printers, electronics, and home appliances sectors. As an ETO company, we take pride in our ability to design and build solutions that fulfil our customers’ unique specifications.

Our capabilities in this field are the result of more than a decade of experience in completing various ETO projects. We mainly generate revenues through 1) customized industrial manufacturing solutions, 2) induction welding equipment manufacturing, and 3) direct drive and linear direct current (“DC”) motors. During the six months ended June 30, 2023, 76%, 11% and 13% of our revenues are generated from these three business lines, respectively.   During the year ended December 31, 2022, 78%, 9% and 13% of our revenues are generated from these three business lines, respectively.

Singapore is main development and manufacturing location while we also have manufacturing bases in China, namely Qingdao and Shenzhen. During the six months ended June 30, 2023, 64.9% and 35.1%, and during the six months ended June 30, 2022, 59.1% and 40.9% of our revenues were generated from Singapore and China, respectively.   During the year ended December 31, 2022, 64.8% and 35.2%, and during the year ended December 31, 2021, 61.1% and 38.9% of our revenues are generated from Singapore and China, respectively.

Our customers include industry-leading OEMs in the printer, electronics, in Singapore and home appliance manufacturing sectors in China.

1. Customized Industrial Manufacturing Solutions

We provide customized industrial manufacturing solutions through our two subsidiaries in Singapore, Tung Resource and Tungray Singapore, and one subsidiary in China, Tungray Industrial.

Our two Singapore subsidiaries mentioned above and Tungray Industrial work hand-in-hand to deliver customized solutions for our customers. Our Singapore subsidiaries serve as the primary location for research, development and assembling of solution prototypes, while Tungray Industrial provides manufacturing support for necessary component productions or deliver certain high-volume solution manufacturing purchases. Our Singapore subsidiaries serve as main customer service point-of-contact for our non-Chinese market, while our Shenzhen subsidiary serves as a customer service point-of-contact for the Chinese market.

Our core activities of designing and manufacturing take place in Singapore and our solutions are tailored to the specific requirements of our customers. We serve the Singapore and the regional Southeast Asia markets through our Singapore subsidiaries while Tungray Industrial focuses mainly on the Chinese market with similar ETO services and capabilities. We offer comprehensive ETO services to design, build and assemble industrial manufacturing solutions that are used for various quality control, product manufacturing and product testing processes. We leverage on our approximately 20 years of experience in motor control, sensor technologies, computer vision and overall product design to produce solutions that can meet the given specifications from our customers.

For the purpose of illustrating our capabilities in customized industrial manufacturing solutions, the following is an example of one of the many ETO solutions that we completed. The final product is a combination of close collaborations with our customer throughout the project cycle to understand their unique requirements and our ability to turn those needs into a workable customized industrial solution.

A. Requirement Description

Almost all of our ETO solutions begin with a thorough understanding of the requirements from our customers. In this case, our customer, a firm from the marine oil and gas industry, had the following requirements:

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•	Design and manufacture a standalone, fully automated stamping machine to punch holes on a metal strip with a specified precision.
•	The stamping, quality checking and storage processes must take place on the same machine.

B. Properties of the Metal Strip

Material	Nickel Chromium Molybdenum alloy
Width	13 mm
Thickness	0.15 mm
Total Length (Per Spool)	70 m

C. Required Stamping Precision

Hole Diameter (Tolerance)	4.5 mm (±0.025mm)
Hole to Hole Distance (Tolerance)	50 mm (±0.13mm)
Max Stamping Error Tolerance Over 45 Meters	< 3 mm
Environment Requirement	Humidity and temperature control

D. Final Product: Fully Automatic, High Precision Stamping Unit

• Functions: Automatic spooling, stamping, quality control and storage
• Stamping Quality Control Mechanism: Dedicated machine vision system with linear motor for actuation
• Stamping Actuator: Dedicated stamping mechanism with customized user interface for management and pitch control
• Stamping Error Precision Over 45 m: < 3mm
• Hole Diameter Precision: < 0.025mm
• Speed of Production: fully automated stamping at about 200 meters/day

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E. Product Features

•	High Precision

The final product achieved less than 0.0067% and 0.026% for maximum accumulated error and hole-to-hole distance error respectively. This high level of precision is the result of a close feedback loop control. The distance and diameter of each punched hole is first verified with a machine vision module involving a high-resolution camera and a set of computer vision logic. These distance and diameter parameters are then passed to the central control module that commands the precise spooling of the metal strip through a linear motor. This design ensures the minimal accumulation of any errors, thereby achieving the customer’s requirements.

•	Integrated Solution

As an integrated solution, the value of our product is more than the sum of its individual components. We apply extensive hardware and software knowledge to produce the final product. The hardware knowledge consists of selecting the right sensors, motors, and bill of materials to integrate them into a system of functioning modules. We also program and test software packages for motion, quality control and various user interfaces. For this solution, we wrote a computer vision software package to control the spooling mechanism that compensates for any cumulated errors, thereby achieving the required precision. We believe our know-how in designing and integrating different technologies within the same solution to solve a set of unique requirements is the highlight of most of our works, including this one.

•	Fully Self-Contained and Automated

Without compromising on precision, the spooling, stamping, quality checking and storing processes are designed to be completed on one single platform. We conceive a layout that accommodates all necessary components in a single machine with easy access by human operators to load and retrieve the spools of strips. The result of such design is a product that is deployed independently, runs fully automated and fulfills production requirements.

F. Our Customers

Each of our products is uniquely conceptualized to fulfill the needs of our wide range of customers in the printer, electronics, semiconductor manufacturing, and offshore and gas industries. Our products are sold to numerous countries including Singapore, Malaysia, Thailand, Spain, China and Brazil.

As is common in the industry of customized industrial manufacturing solutions, we do not have long-term agreements with our customers. A substantial portion of our revenue of this business comes from purchase orders that are on a project-by-project basis.

2. Welding Equipment

Tongri Electric, our subsidiary in Qingdao, PRC, specializes in the design and manufacturing of self-contained, high-frequency induction welding equipment.

We manufacture manual and automatic induction welding equipment that is mostly used in the production of refrigerators, air conditioners and heat pump clothes dryers. For our operator-attended products lines, our TB, TP, TD and TI series induction welding units are designed with full enclosures that enhances production safety. They also feature programmable logic controllers (“PLC”) and human machine interfaces for ease of use.

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Our automatic induction welding units are equipped with patented machine vision technologies (2019SR0205465 and 2019SR0208252) to recognize and track metal tubes endings, before sending welding commands to the actuators for welding tip movements and subsequent induction welding. Our induction welding units are used by many Chinese home appliance OEMs in air conditioning, refrigerators and heat pump clothes dryer sectors.

A complete family tree of our current product portfolio is shown below:

Some of the important features of our induction welding product lines include:

•	Patented Technologies: Crucial patented technologies ensure high-quality, safe induction welding from our products. The patented technology (CN201510176398.9) used in the welding tip ensures proper welding between aluminium materials. Our manual induction welding units also use the patented technology (CN201520874506.5) to house a build-in cooling equipment that enhances safety while saving space. Finally, our patented machine vision technology (2019SR0205465) enables fully automatic welding by recognizing and tracking the endings of copper and aluminium tubes, before sending welding commands to actuators and welding tips for movement and induction welding.

•	Highly Flexible: The welding equipment can adapt to aluminium-aluminium, iron-iron, copper-iron and copper-copper welding and it can also be integrated with robotic manipulators, thereby giving the customers the flexibility to deploy the equipment on different production lines.

•	Safe and Easy to Operate: Heating for the welding process is generated through an electrical inductor with no flames or flammable gas involved. This creates a safe environment for the welding process, a requirement to ensure production floor safety. Additionally, control modules automatically configure the power output at the welding tip to provide an optimal welding.

•	Environmentally Friendly: No harmful gases, such as carbon monoxide, or sulphur dioxide, are produced during the welding process, thereby protecting the health of the operator and the environment.

•	Manual or Automatic: Fully automatic equipment can be deployed on existing production lines with no human intervention. These types of induction welding equipment can also be customized according to the welding type and production rates. Manual equipment can be deployed as standalone units that are self-contained and highly portable. No replacement of any cooling medium is required as the entire cooling system is self-contained.

The following are two important models from our manual and automatic welding product lines. The TP Series is the bestselling model from our manual welding product line while, in the automatic welding product line, automatic index tables are leading the sales figures.

A. TP Series Manual Welding Unit

• Max Power Output: 15 kW
• Power Supply Voltage: three-phase 380V AC at 50 Hz
• Inductor Frequency: 20 – 35 kHz
• Cooling Type: Water cooled, fully self-contained
• Cooling Flow Rate: about 15 liters per min
• Compatible Welding Materials: Al-Al, Cu-Cu, Fe-Fe and Cu-Fe
• Control Type: PLC control
• Operating Environmental Temperature: 5°C to 50°C

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B. Automatic Index Induction Welding Table

• Max Power Output: 18 kW
• Power Supply Voltage: three-phase 380V AC at 50 Hz
• Inductor Frequency: 20 – 35 kHz
• Welding Tube Diameter: 3 – 9 mm
• Speed of Welding: 10 welds/min
• Number of Welding Stations: 16
• Welding Tip Positioning Control: Machine vision control and recognition module
• Machine Vision Processing Time: < 0.05s

C. Our Customers

Our welding equipment are mainly used by home appliances companies.

As is common in the welding industry, we do not have long-term agreements with our customers. A substantial portion of our revenue of this business comes from purchase orders that are on a project-by-project basis.

3. Direct Drive and Linear DC Motors

Qingdao Tungray Intelligent designs and manufactures industrial-grade direct drive and linear DC motors. We also have ETO capabilities to provide customized motion platform solutions to suit the needs of our customers.

Our direct drive motors do not require any gears for speed and torque manipulation as they can directly manipulate both parameters over a wide range of values. These motors are used, for example, in the solar panel assembly lines to turn and transport semi-completed products between different manufacturing processes.

Our motion platforms offer two degrees of freedom to move independently in the X and Y axis, thereby eliminating the need for any belt or gears. These high precision platforms require two linear DC motors and are mainly used in the glue application and laser cutting machines, in which precise movements in X and Y directions are required.

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Through our in-house R&D and manufacturing teams, we have accumulated extensive knowledge in direct drive and linear DC motors. We currently have several patented technologies that are used in the manufacturing of our motors. We currently offer our customers the following product lines – Tungray Drive B (“TDB”) Series, Tungray Core (“TC”) Series, Tungray “U” Type (“TU”) Series, Tungray Linear Series (“TLS”) standard linear modules. We also offer our customers ETO solutions in the form of high precision motion platforms. Finally, we have compatible control modules for our motors to maximize its performance.

Our comprehensive product portfolio is shown below:

Our capabilities in the design, research and manufacturing of motors are demonstrated through the following key features:

•	Patented Technologies: Our high precision motion platforms use our patented technology (CN201620975308.2) that enhances platform precision, without compromising on its travel distance. This patented design is also compact enough to enable motion on both X and Y axis. The coil winding manufacturing process uses two patented technologies (CN202121775663.2 and CN202122029194.6) to guarantee the performance of our motors.

•	High Precision and Torque: Our direct drive and linear motors can achieve high levels of precision required for precision engineering and manufacturing activities such as computer numerical control machining, semiconductor, voltaic product transportation, laser cutting motion control etc. Their continuous high torque output also makes them suitable for heavy duty usage.

•	Control Modules: We offer fully compatible control modules for our motors to maximize their performance. Based on our intimate knowledge of hardware and software, these control modules are developed and tested to ensure the safety, reliability, and precision of our motors. We help our customers to calibrate the motors’ performance through these control modules to achieve the best result.

The following are three bestselling products from each of our product lines. In terms of linear DC motors, the TC series sells the best. Amongst the direct drive motors, the TDB series leads the sales, and our TLS single axis standard linear modules are very popular amongst our customers.

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A. TC Series Linear DC Motor Specification

• Continuous Force: 168 N
• Peak Force: 650 N
• Peak Current: 12 A
• Max Continuous Power Consumption: 56 W
• Max Winding Temperature: 120˚C
• Polar Distance: 24 mm
• Dimensions: 288 mm x 9 5mm x 40 mm

B. TDB Series Direct Drive Motor Specifications

• Continuous Torque Range: 0.1 – 1000 Nm
• Max Rotational Speed: 600 RPM
• Bidirectional Repeatability: ±1 arcsec
• Home Precision: ±10 arcsec
• Drive Type: Direct
• Encoder Type: High-resolution optical encoder
• Housing: Fully enclosed
• Heating Protection: Internal, with a high-temperature alert

C. TLS Standard Linear Modules

• Number of Axis: 1
• Continuous Force: 92 N
• Maximum Force: 310 N
• Precision: ±2 um
• Max Stroke Distance: 1000 mm
• Max Acceleration: 9.81 m/s2
• Max Payload: 15 kg
• Dimensions: 1240 mm x 85 mm x 75 mm
• Housing: Semi enclosed

D. Our Customers

Our direct drive and linear DC motors are mainly used by precision manufacturing companies, such as Goertek and An-He Technology.

As is common in the industry, we do not have long-term agreements with our customers. A substantial portion of our revenue of this business comes from purchase orders that are on a project-by-project basis.

Competitive Strengths

Most of our customers are market-leading OEMs in their respective industries that value quality, reliable and cost-effective products. Over the years, we have established ourselves as a reputable company that excels in product quality and service excellence. We believe the following strengths contribute to our success and are the differentiating factors that set us apart from our peers in the areas of ETO customized industrial manufacturing solutions, induction welding, direct drive and linear DC motors.

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1. ETO Customized Industrial Manufacturing Solutions

•	Established Engineering Capabilities

Our customers require many unique, customized features such as voltage, leakage, force tests to control product quality. They also require these solutions to readily integrate into their production lines. Our engineering capabilities, accumulated through the hundreds of projects we complete each year, enable us to offer our customers tailor-made solutions that address their unique needs. Our expertise in electro-mechanical design, software application and product testing help to create a final product that fulfills the required performance criteria of our customers, including a smooth integration into their current production workflow.

•	High-Cost Effectiveness

The internal cost control system that we have established plays a vital role in managing costs. Prices of components used in our solutions are first enquired by our purchaser from at least two different sources. Subsequently, the prices are vetted by our chief engineer, who has years of experience dealing with components. This process flow helps us to procure the right component at the right price. Similar costs control procedures happen for raw materials (to obtain best price-performance balance) and inventory management (to prevent buying more than needed). We subsequently pass down these cost savings by offering our customers with solutions at attractive prices that are unavailable in the standard, off-the-shelf market.

•	Expertise in Components Used and Solution Design

Our engineers have extensive knowledge on a wide range of sensors, motors, raw materials, including their dimensions and performance parameters. They rely on such expertise to select the best component and material to satisfy the designed functions. The challenge of providing ETO solutions lies in the ability to determine, early in the requirements collection stage, if a viable solution is possible. In this aspect, our engineers have collected vast amounts of experience. They combine their prior design experience and knowledge of the latest off-the-shelf components to propose viable solutions to our customers.

•	Short Lead Time

Many of our customers are market-leading OEMs that are very sensitive to lead time. They value the advantage of providing a functional solution expeditiously. We complement our engineering capabilities with an agile workflow that reduces overall solution lead time. From prototypes to final solutions, ETO solutions require many rounds of iteration. The faster we can iterate through the prototypes, the faster we can achieve a stable, finalized solution. To this end, the company has developed a robust process.

First, we have many common, essential components that can be connected readily to most prototypes (as compared to procuring and connecting them as required). Next, our engineers give immediate feedback to our technicians based on the test outcomes of prototypes. Such feedback is acted upon by our technicians to improve designs for the revised prototype. Over here, no redundant paperwork or procedure is required. Finally, we work closely with our customers by updating them of the working prototype to reduce unnecessary rework.

2. Induction Welding Equipment

•	Comprehensive Product Line

We offer our customers a comprehensive line of products that covers the manual and fully automatic induction welding spectrum. Additionally, our customers can choose from our wide range of self-contained, single welding units to suit their production needs. To further consolidate our market position, we have also developed a new series of fully automated welding stations that use our patented technologies and increase welding efficiency.

•	Patented Technologies

We have patented numerous welding technologies that are used in our products. Our patented machine vision recognition system (CN201210456541.6 and 2019SR0205465) can, for example, identify welding points in a three-dimensional space to send commands to an integrated robotic manipulator for welding. Our manual welding equipment also uses the patented technology (CN201210485842.1) to enable automatic feeding of the welded materials. We believe our accumulated know-how in the field of welding would further increase our core technologies for the years to come and, hence, make our products even more competitive as the industry moves towards high levels of welding accuracy and automation.

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•	Strong Customer Relationship

Over the years, we have built a strong relationship with our customers. Although the core technologies of our welding equipment are similar, the needs of our customers may vary. Therefore, we develop strong customer relationships to collaborate and co-develop some products in the form of ETO solutions. Through such strong relationships, we build trust and maintain direct access to decision-level makers of our customers. This enables us to gain knowledge of potential future orders that drive the future growth of our company.

3. Direct Drive and Linear DC Motors

•	Quality Assurance

We take the manufacturing and testing of our motors very seriously to ensure high product quality and customer satisfaction. We have full control over the quality of our motors because each motor is designed, manufactured, and tested in-house. This applies to all of our product lines.

•	Patented Technologies

We have implemented many patented technologies in the manufacturing of our motors. For example, our linear DC motors are manufactured with the patented technology (CN202121775886.9) to achieve a high level of precision by ensuring the axes of encoder and motor are concentric. For the manufacturing processes of our direct drive motors, we have patented technologies for the expedited winding of asymmetric wire cores (CN202121775663.2) as well as the installation of magnetic strips (CN202122029194.6).

•	Comprehensive product line

Our customers use our products in manufacturing activities that require high throughput and high precision such as 3C manufacturing and voltaic transports. To ensure their requirements are met, we offer our customers a wide range of motors, modules. We believe this comprehensive product offering gives us the advantage over traditional motor manufacturers that only provide stand-alone sales of motors.

•	Service commitment

With our deep product knowledge, we help our customers pick motors that best suit their needs. Regardless of linear or rotational, we reduce the project lead time of our customers by providing them with a complete working solution with our motors. We also offer a nationwide quick response service to ensure fast troubleshooting and resolution of any product-related problems.

•	Strong Customer Relationship

We have built strong relationship with many of our customers. This relationship is based on quality product and service excellence. For example, we would go the extra mile to design and modify our current line of motors in a form of ETO solution to suit the needs of our customers. We also deliver motors that are fine-tuned to the specific use cases of our customers so that our motors can best fit into the requirements of our customers. The best testimony to a strong customer relationship is having repeat orders from leading industry OEMs such as Goertek Inc.

Growth Strategies

Our goal is to increase our market share and product offerings by leveraging the geographical and technological advantage of our Singapore headquarters. In order to achieve this growth, we plan to:

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Expand our sales in ASEAN countries

We believe the demand for smart manufacturing solutions will remain strong in the region, as companies take advantage of the relative low cost of labor and large customer base found in the region. We intend to expand our sales in ASEAN countries by strategically setting up dedicated business units in emerging economies such as Vietnam and Thailand. We believe these dedicated business units can better cater to the unique manufacturing activities (automobile manufacturing for Thailand and general electronics manufacturing for Vietnam) of these countries. Meanwhile, we expect our Singapore headquarter to continue to provide strong technical and manufacturing support to these business units in their respective countries.

Continue to invest in R&D and technology innovations

We intend to continue to invest in R&D and technology innovations to enhance our capabilities of providing ETO solutions. In the age of disruptive technologies, we expect the industry to adapt quickly to stay relevant. We take pride in offering our customers with ETO solutions that can meet their requirements and we believe our continuous investment in R&D and technology innovations will allow us to keep up with technological changes. By offering our customers with the latest, viable ETO solutions, we also expect to secure our growth in the long run.

Develop and recruit employees

We believe our employees are our biggest asset. We intend to support our growth strategies with human resource investment, specifically through talent recruitment and employee development. Talent recruitment can help us to complement the current experience accumulated by our employees in customization, product design and production methodologies, while employee development can sharpen the knowledge of our current employees in the field of ETO solutions, motor and welding equipment design.

Grow sales volume from current customers

We believe our strong customer base in Singapore and China can be further strengthened, thus increasing our sales. We could offer additional, value-added solutions to help them to achieve their various goals in smart manufacturing. On top of our current after-sales services, we expect such solutions to better meet demands of manufacturing efficiencies in the age of Industry 4.0.

Pursue strategic acquisitions

To complement our technology and our growth, we may pursue strategic acquisitions with companies that fit into our overall growth strategy. We believe such acquisitions could help us to expand the usage of our products or solutions. Additionally, such acquisitions could also provide greater access to our target markets outlined in our general growth strategy.

Marketing and Sales

We market and sell our products through our direct sales force that is made up of our own employees.

As of the date of this prospectus, we have a direct sales and marketing team of 14 personnel. Our sales team provides us with direct access to our customers and is capable of addressing our customers’ needs in a fast and efficient way. They also coordinate with our suppliers to ensure the timely delivery of any required components.

The compensation package for our sales team generally includes fixed base salaries. Sales employees of Qingdao Tungray Intelligent also receive commissions based on the revenues or collection they achieve. We provide our sales team with regular training and internally developed systems to assist them in quickly becoming proficient and productive sales personnel.

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Research and Development (“R&D”)

We invest in R&D efforts that advance our technology with the goal to expand new products and improve upon our existing product offerings. Our R&D expenses totalled approximately $0.4 million and $0.4 million, for the six months ended June 30, 2023 and 2022, respectively, and approximately $0.8 million and $0.7 million, for the years ended December 31, 2022 and 2021, respectively. R&D expenses mainly consist of applicable personnel, design, sample manufacturing and materials expenses. As of the date of this prospectus, we have a total of 34 employees in the R&D department. In the future, we expect R&D expenses to increase as we continue to develop new products, and enhance existing products and technologies.

By continuously upgrading and improving products and technologies that are tailored to our customers’ requirements, we have further strengthened our customer’s loyalty.

As of the date of the prospectus, we have 50 registered patents, all registered within the jurisdiction of the PRC. Below is a list of key patents for our induction welding and motor product lines:

Induction Welding Equipment

No.	Registration Number	Patent Title	Applicant	Country of Registration	Registration Date	Publication Date	Expiry Date
1	CN201510742699.3	High Frequency Induction Soldering Machine	Tongri Electric and Qingdao Tungray Intelligent	China	November 5, 2015	October 3, 2017	Nov 4, 2035
2	CN201210456541.6	High Frequency Induction Soldering Tip			November 14, 2012	March 30, 2016	Nov 13, 2032
3	CN2022211760713	Circuit for Testing of High Voltage Direct Current Signals			May 11, 2022	December 27, 2022	May 10, 2032
4	CN201510176398.9	Al-Al Tube Induction Welding Tip			April 15, 2015	March 1, 2017	April 14, 2035
5	CN201210485842.1	Automatic Temperature Measuring and Solder Feeding High Frequency Welding Machine			November 26, 2012	May 20, 2015	Nov 25, 2032
6	CN201520874506.5	High Frequency Induction Welding Machine with Built-In Cooling Equipment	Tongri Electric		November 5, 2015	May 25, 2016	Nov 4, 2025
7	CN202022597465.3	Linear Table Type Automatic Welding Equipment			November 11, 2020	July 6, 2021	November 10, 2030
8	2019SR0205465	Automatic Localization Software for Induction Welding Machines	Qingdao Tungray Intelligent.		January 10, 2019	March 4, 2019	January 9, 2069
9	2019SR0208252	Intelligent Robotic Induction Welding Control Software			January 10, 2019	March 4, 2019	January 9, 2069
10	2021SR1375083	Management System for Continuous Project Tracking and Management			July 31, 2021	September 14, 2021	July 30, 2071
11	CN201210457568.7	High Frequency Induction Soldering Tip	Tongri Electric		November 15, 2012	January 6, 2016	November 14, 2032
12	CN201610082264.5	Method to Install Induction Welding Protection Helmet			February 5, 2016	June 5, 2018	February 4, 2036
13	CN201210457848.8	High Frequency Induction Soldering Tip			November 15, 2012	March 30, 2016	November 14, 2032
14	CN201610082264.5	Method to Install Induction Welding Protection Helmet			February 5, 2016	June 5, 2018	February 4, 2036
15	CN202021480086.X	Al and Cu Capable Welding Tip	Qingdao Tungray Intelligent.		July 24, 2020	May 11, 2021	July 23, 2030
16	CN201521132604.8	Ventilation Device for High Frequency Induction Welding	Tongri Electric		December 30, 2015	August 3, 2016	December 29, 2025
17	CN201620139005.7	Automatic Induction Welding System for Refrigeration Tubes			February 24, 2016	September 7, 2016	February 23, 2026
18	CN201520877066.9	Bonding Tool for Induction Welding			November 5, 2015	March 30, 2016	November 4, 2025
19	CN201520874510.1	Induction Welding Tip with High Silver Content			November 5, 2015	August 3, 2016	November 4, 2025
20	CN201520874494.6	New Type of Induction Welding Tool			November 5, 2015	March 30, 2016	November 4, 2025
21	CN201520874495.0	Connector for Welding Induction Equipment			November 5, 2015	March 30, 2016	November 4, 2025
22	CN201620117065.9	Protection Sheath for Induction Welding Tip			February 5, 2016	September 21, 2016	February 4, 2026
23	CN201521133011.3	Automatic Feeder for Handheld Induction Welding Tool			December 30, 2015	August 10, 2016	December 29, 2025
24	CN202121860534.3	Vision-Based Welding Index Table	Qingdao Tungray Intelligent		August 10, 2021	March 22, 2022	August 9, 2031

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Motors

No.	Registration Number	Patent Title	Applicant	Country of Registration	Registration Date	Publication Date	Expiry Date
1	CN201620975308.2	Interlocking Control Mechanism of Ball Bearing Mounted, Multi-threaded Drive Shaft	Qingdao Tungray Intelligent	China	August 30, 2016	February 22, 2017	August 29, 2026
2	CN202121775886.9	Assembling Device for Automatic Adjustment of Encoders			August 2, 2021	March 22, 2022	August 1, 2031
3	CN202122029194.6	Method of Assembly for Installation of Magnetic Strips			August 26, 2021	March 22, 2022	August 25, 2031
4	CN202121775663.2	Method of Winding for Asymmetric Wire Core			August 2, 2021	March 22, 2022	August 1, 2031
5	CN2022209479100	Location Adjustment Device Based on Hall Effect			April 22, 2022	December 31, 2022	April 21, 2032
6	CN202221548822X	Electric Motor Based on Double Rotating Light Curtains			June 21, 2022	November 29, 2022	June 20, 2032
7	CN2020107208858	Porous Location Tool for Liquid Dispensing			July 24, 2020	August 12, 2022	July 23, 2040

ETO Solutions

No.	Registration Number	Patent Title	Applicant	Country of Registration	Registration Date	Publication Date	Expiry Date
1.	CN218556182U	A Printer Ink Tube Adapter Insertion Device			September 22, 2022	March 3, 2023	September 21, 2032
2.	CN218533501U	An Automatic Assembly Equipment for Printer Swing Arm	Tungray Industrial	China	October 31, 2022	February 28, 2023	October 30, 2032
3.	CN218313268U	A Printer Y-type Connector Tube Insertion Jig			September 22, 2022	January 17, 2023	September 21, 2032
4.	CN218195412U	A Printer Ink Tube Splitting and Cutting Device			September 22, 2022	January 3, 2023	September 21, 2032
5.	CN202023096603.6	Tool for Cutting Soft Tubes			December 21, 2020	September 3, 2021	December 20, 2030
6.	CN202023148567.3	Manufacturing Jig for Star-Shaped Rollers			December 23, 2020	August 24, 2021	December 22, 2030
7.	CN202023148568.8	Assembly Jig for Star-Shaped Rollers			December 23, 2020	August 24, 2021	December 22, 2030
8.	CN202023046509.X	Automatic Roller Assembly Device			December 17, 2020	August 24, 2021	December 16, 2030
9.	CN202020969468.2	Automated Fabrication Device for Li Ion Battery Protection Boards			June 1, 2020	April 27, 2021	May 31, 2030
10.	CN202021313220.7	Digital, Automated Testing Device			July 7, 2020	April 20, 2021	July 6, 2030
11.	CN202021649497.7	Semi Conductor Package Testing Device			August 11, 2020	April 13, 2021	August 10, 2030
12.	2021SR0102189	Recognition Software for Printer Models, Bar Codes and Colors			September 5, 2020	January 19, 2021	September 4, 2070
13.	2021SR0102188	Control Software for Automated Printer Label Pasting			October 21, 2020	January 19, 2021	October 20, 2070
14.	2021SR0025175	Machine Vision System for Multiple Printer Testing and Analysis			June 13, 2020	January 6, 2021	June 12, 2070
15.	2021SR0025174	Machine Vision System for Single Printer Testing and Analysis			May 8, 2020	January 6, 2021	May 7, 2070
16.	CN201610490450.2	Mounting Method and Device for Metallic Star Wheels			June 28, 2016	March 30, 2018	June 27, 2036
17.	CN201510374480.2	Installation Method and Device Star Gears and Spring-Loaded Shafts			June 30, 2015	December 29, 2017	June 29, 2035
18.	CN201610489987.7	Installation Method and Device Plastic Gears			June 28, 2016	April 17, 2018	June 27, 2036
19.	CN201520459652.1	Equipment for Assembling Star Gears, Spring-Loaded Shafts and			June 30, 2015	May 11, 2016	June 29, 2025

We believe our ability to rapidly develop innovative products is attributable to the dynamic product innovation process that we have implemented, the versatility and leveragability of our core technology and the management philosophy behind that process.

Competition

The industries of 1) ETO customized industrial manufacturing solutions, 2) induction welding equipment, and 3) direct drive and linear DC motors are intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We compete with manufacturers and other solution providers globally. Some of these competitors are large, well-capitalized companies with significantly greater market share and resources than we have. As a consequence, they are able to spend more on product development, marketing, sales and other product initiatives than we can.

1. Customized Industrial Test and Tooling Solutions

In the ETO industrial manufacturing solutions market, we believe Sigma Design & Engineering Pte Ltd is our main competitor. The company provides similar ETO solutions and competes with us in similar industries. In addition to the North American markets, they have a presence in the regional and the Chinese market with a large employee size of about 400. We believe this competitor also has equally strong capabilities in coming up with customized solutions. However, we believe our edge lies in lead time and cost control, two of the important features of an ETO solution provider. We rely on our component knowledge and design experience to help us reduce lead time and finalize project designs. Cost savings from time savings are also shared with our customers by means of reasonable price tags.

2. Induction Welding Equipment

In the manual induction welding equipment market, we believe Xiamen Inker Induction Co., Ltd. is our main competitor. The company is the Chinese subsidiary of the Incoil Induktion AB from Sweden. Some of their manual induction welding units are directly imported from Sweden and have similar performance parameters as ours. In terms of price, their products are on par with us, posing as a formidable competitor. However, we believe our competitive edge lies in our responsive after sales services. We have a team of service engineers that responds to our customers’ requests within 24 hours. This ensures their needs can be attended and resolved expeditiously.

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Xinchang Kechuang Automation Equipment Co., Ltd. is our major competitor in the automatic induction welding equipment market. The company initially focused on the R&D of automatic flame-type welding equipment but has recently started to also offer automatic induction welding equipment. We believe one of the reasons for their competitive edge is their lower per unit cost. However, we have since move up the value chain by offering induction welding equipment with higher levels of automation using robotic arms, machine visions algorithms etc. We believe this helps us to differentiate our products. Additionally, we also increase our competitiveness by offering our customers with more technologically advanced equipment that is vital in the age of Industry 4.0, which conceptualizes rapid change to technology, industries, and societal patterns and processes due to increasing interconnectivity and smart automation.

3. Direct Drive and Linear DC Motors

The market for direct drive and linear DC motors is characterized by many individual companies of different capabilities. We believe Qingdao Zhihe Precision Technology Co., Ltd. and Yokokawa Robotics (Shenzhen) Co., Ltd. are our competitors as both have similar scale of operations and offer similar products. Moreover, our product application industries and that of our competitors overlap mainly in the 3C, and laser welding industries. However, we believe our competitors are focused on a narrower product range and that our competitive edge lies in our diverse product offerings and our ETO abilities. When it comes to ETO, high precision motion platforms solutions, we believe our experience in this area helps to differentiate ourselves from our competitors.

Environmental

As of the date of this prospectus, we cannot assure you that all the factories were in strict compliance with environmental inspections and regulations based on our knowledge. If such facilities fail to rectify and pass the environmental inspections or comply with relevant environmental requirements relating to production activities in a timely manner, they may be subject to fines, cohesive rectification, suspension and closure, which may materially and adversely affect the production of our factories and in turn may impact our business. Tungray Singapore and Tung Resource has each obtained all the necessary governmental, statutory or other permits, authorisations, consents, permissions, approvals or licences required to carry out its business (“Authorisations”), and to the best of each of Tungray Singapore’s and Tung Resource’s knowledge and belief, there are no circumstances which may result in the amendment, revocation, variation, suspension, limitation or refusal of, or otherwise adversely affect, any Authorisation.

Facilities

Our headquarters and executive offices are located in Singapore and consist of approximately 430 square meters (approximately 4,628 square feet) of office space and 1,200 square meters (approximately 12,917 square feet) of factory facility. We own all of our offices and factory facilities in Singapore. In addition to our headquarters in Singapore, we own about 2,300 square meters (approximately 24,757 square feet) of office and production space and lease about 6,000 square meters (approximately 64,583 square feet) of office and production space in the PRC. As of the date of this prospectus, some leases are under the process of being renewed. The office and factory space in the PRC are all in Shenzhen and Qingdao. Rent expenses amounted to $0.4 million and $0.3 million for the years ended December 31, 2022 and 2021, respectively, and $0.2 million and $0.2 million for the six months ended June 30, 2023 and 2022, respectively.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations. The facilities in land-scarce Singapore are fully owned, this shield us from possible increment in leasing costs in the foreseeable future.

Below is a list of our facilities:

Facility	Address	Space (m2)	Own or Lease
Headquarter Office	31 Mandai Estate #02-01 Innovation Place Tower 4 Singapore 729933	423	Own
Factory (Singapore)	31 Mandai Estate #02-10 Innovation Place Tower 4 Singapore 729933	718	Own
Factory (Singapore)	39 Woodlands Close #01-07 Singapore 737856	477	Own
Office (Shenzhen)	Block 1, Level 4, Zi Yin Industrial Park, 38 Jie Jia Bao Road, Bao An District, Shenzhen, PRC	50	Lease
Factory (Shenzhen)	Block 1, Level 1, Zi Yin Industrial Park, 38 Jie Jia Bao Road, Bao An District, Shenzhen, PRC	750	Lease
Office (Qingdao)	69 San Cheng Road, Nan Cun County, Qingdao, PRC	406	Own
Factory (Qingdao)	69 San Cheng Road, Nan Cun County, Qingdao, PRC	1,894	Own
Office (Qingdao)	28 Bing He Bei Road, Nan Cun County, Qingdao, PRC	1,504	Lease
Factory (Qingdao)	28 Bing He Bei Road, Nan Cun County, Qingdao, PRC	4,045	Lease

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Employees

As of the date of this prospectus, we have a total of 170 full-time employees, as follows:

Function/Department	Singapore	China	Total
Management	5	16	21
Sales and Marketing	3	8	11
Research and Development	9	25	34
Production	21	59	80
Finance, Procurement and Auxiliary Support	3	21	24
Total	41	129	170

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages self-development and, as a result, have generally been able to attract and retain qualified personnel and maintain a stable core management team.

As required by laws and regulations in Singapore and China, we participate in various employee social security plans that are organized by municipal and provincial governments including, among other things, pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a government-mandated benefit contribution plan. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. In Singapore, the Central Provident Fund (“CPF”) has been implemented under the Central Provident Fund Act 1953 of Singapore, which is a mandatory social security savings scheme funded by contributions from the relevant employers and employees. In this regard, employers are required to make monthly CPF contributions (capped at a maximum amount) to employees who are Singapore citizens or Singapore permanent residents.

We believe we maintain a good working relationship with our employees, and we have not experienced any material labor disputes. None of our employees is represented by a labor union.

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INDUSTRY

1. Smart Manufacturing and ETO Solutions

The smart manufacturing market is forecasted to grow at a compounded annual growth rate (“CAGR”) of about 13% from 2022 to 2029, reaching a market worth of about USD 658 billion globally. According to a report from Fortune Business Insights, one of the main drivers behind this rapid growth is the increased adoption of Industry 4.0, in which factories become highly interconnected via the Internet of Things (“IoT”). These smart factories usually leverage on the power of cloud computing and IoT devices (such as embedded micro controllers, secure programmable logic controllers, PLCs) for communication. They also harness the power of big data and artificial intelligence (“AI”) to achieve the goals of faster production and higher levels of resource optimization, thereby increasing efficiency and reducing costs.

Besides Industry 4.0, the increased focus on automating many industrial manufacturing processes as well as investment by governments during the COVID-19 pandemic provide other means of impetus to the growth of the smart manufacturing market. According to same report, the APCA will hold the largest market share in smart manufacturing, owing to its desire for rapid industrialization to boost the manufacturing sector output. The supply chain shock during the COVID-19 pandemic also makes manufactures more likely to adopt smart manufacturing solutions in order to be more resilient and agile to such possible disruptions in the future.

The market for ETO industrial manufacturing solutions is closely linked to the smart manufacturing market because almost each type of automated, high volume manufacturing activity is supported by a set of customized, usually ETO solutions. Given our traditional strength, and experience accumulated over the years in providing ETO manufacturing solutions, we are confident in staying relevant in the age of Industry 4.0 as well as smart manufacturing in the years to come.

A. General Market Conditions

Singapore

According to a market intelligence report by the U.S. International Trade Administration, the manufacturing sector accounts for about 20% of Singapore’s gross domestic product (“GDP”). The data from Singapore Economic Development Board (“EDB”) also indicates that, out of the S$372 billion manufacturing output, the electronics industries account for about 41.6% of all manufacturing activities. Additionally, between 1990 and 2019, the contribution to GDP by Singapore’s electronics industry increased from 1% to 6.9%, according to a report from The Straits Times.

According to the same market intelligence report (International Trade Administration, 2020) by the U.S. International Trade Administration (“ITA”), there are over 2,700 precision engineering firms in Singapore that supply critical products and expertise required by upstream or larger manufacturers found in the electronics, medical and marine and offshore industries. This creates a robust, symbiotic system between engineering firms and manufacturers. On the one hand, precision engineering firms receive orders from a host of upstream industries. On the other hand, larger manufacturers can outsource the design and implementation of their production lines to focus on final product value creation.

ASEAN

Given the large, strong market demand in Singapore and the Association of Southeast Asian Nations (“ASEAN”) Region, we believe outsourcing of assembly and test solutions will continue due to disruptive technologies, shorter product lifecycle and knowledge cumulation of precision engineering companies. Upstream semiconductor manufacturing firms such as Micron Technology Inc and GlobalFoundries Inc can leverage ETO companies to achieve the following competitive advantage:

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•	Reduced overhead to manage a large number of specialized manufacturing systems;
•	Access cutting-edge test, assembly and quality control technologies; and
•	Improvement of overall production line design and management.

China

For the Chinese manufacturing market, it is expected to grow at an annual rate of about 3.4% till 2025. As the labor costs in China increase, its manufacturing sector is adopting features of smart manufacturing such as robotics, automated quality control processes and interconnectivity, as the manufacturers look to control costs to remain competitive. In this sector, the demand for ETO customized industrial solutions is also expected to increase as the smart manufacturing production lines for each type of product would be different and would need matching solutions.

Government Initiatives

The Singapore government, through its “Manufacturing 2030” plan, also aims to expand its manufacturing activities by 50% in the next decade. This creates another strong foundation for future growth in this sector. Combining these industry outlooks, we believe that ETO companies that have deep industrial know-how are in a strong position to reap the benefits of the growth in the years to come. There are broader government initiatives and opportunities in the ASEAN region as well. For example, in Thailand, the government launched its manufacturing plan, Thailand 4.0, in 2018 to foster growth in the high value adding sectors such as intelligent electronics and robotics.

Beside general manufacturing, there are also opportunities and potential growth in many specific manufacturing sectors too, such as semiconductor manufacturing and consumer electronics manufacturing. They are identified as important sectors of growth in the region by various market research papers such as Bay Area Council Economic Institute and Euro Monitor.

B. Opportunities in Key Manufacturing Industries

Semiconductors

The global outsourced semiconductor assembly and test market (“OSAT”) is expected to grow from $33.37 billion to $60.3 billion with a CAGR of 6.3% from 2021 to 2031. According to Semiconductor Industry Association, about 80% of semiconductor assembly and testing are completed in Asian countries. Moreover, the Asia Pacific region is forecasted to register the highest CAGR of 7.3% till 2028, backed by robust demand from consumer electronics, automotive and IT sectors. Malaysia houses many leading US companies such as Intel Corporation, Advanced Micro Devices Inc. (“AMD”), Dell Technologies Inc., Broadcom Inc. and Altera Corporation. For example, Intel has a large presence in the city of Penang where most of its manufacturing is concentrated. Given the large presence of multinational corporations (“MNCs”) in the region and the positive outlook of for semiconductor manufacturing, the industry is expected to build more production lines in the coming years to cater to increased demand. Therein lies the opportunity for the deployment of ETO manufacturing solutions for product testing, quality assurance and compliance checking.

Electronics Manufacturing Services (“EMS”)

The global EMS sector is forecasted to grow at a CAGR of 6.8% from 2022 to 2029. In 2021, EMS industry in the APAC region was valued at about $171.7 billion. Manufacturing hubs such as Taiwan, Japan and China are major growth contributors. Flex Ltd and Jabil Inc. are key players in the EMS market which we currently serve. On another hand, according to market research from Technavio, the growth of consumer electronics has played an important role in driving the growth of the EMS market.

General Consumer Electronics

In the printer market, the global valuation is expected to reach $54.83 billion by 2026 with a CAGR of 4.55% between 2021 and 2026. Companies such as HP, Canon Inc. and Seiko Epson Corporation (“EPSON”) are key players in this market. We are a long-time supplier to HP with about 10 years of experience providing them with ETO manufacturing solutions. Regardless of large format printers or home use printers, Asia Pacific is expected to provide a strong impetus to its forecasted growth.

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Mobile Devices

In the mobile devices market, the APAC region is expected to register a growth at a CAGR of nearly 9.5% from 2020 to 2027. According to another report from Research Dive, the lower investment cost in setting up manufacturing facilities in this region is one of the reasons behind this significant increase in market value. As the technologies used in mobile device manufacturing processes are similar to those used in other consumer electronics, we believe our ETO manufacturing solutions can be deployed horizontally here. In fact, the mobile device manufacturing industry is identified as one of potential areas of growth by us in the near future.

Medical Device Contract Manufacturing

According to reports from Reportlinker, EMS accounts for the highest share of the global medical device contract manufacturing market in 2020. This sector is forecasted to grow at a CAGR of at least 10% from 2020 to 2026. The medical device OEMs rely on outsourcing manufacturing and assembly of their product to EMS companies as they focus on regulatory compliance and resolve quality standards. Prominent vendors in this sector, such as Flex Ltd, Jabil Inc., are our long-standing customers. The APAC region is likely to see the fastest growth of the sector from now till 2030 and we are confident that our business in this sector would also increase accordingly.

2. Induction Welding Equipment

A. General Market Conditions

Globally, the welding equipment market is forecasted to increase at a CAGR of about 7.17% between 2022 to 2026. 51% of this growth is expected to originate from the APAC region. The adoption of automation such as using robots to enhance welding efficiency is one of the driving factors behind this growth.

B. Key Customer Industries

While induction welding does not contribute to a major share of the total welding equipment used in China, it is, however, essential in the production of many household appliances such as air conditioners, refrigerators and heat pump clothes dryers. The Chinese market for these appliances is growing at the fastest rate around the world with a forecasted value of more than $130 billion by 2026.

In air conditioners and refrigerators, a compressor first compresses a working agent, usually freon, before passing it through a series of copper tubes to expand. It is through this expansion that heat is absorbed from the tubes’ surroundings to create a cooling effect. In heat pump clothes dryers, the process is similar, with the only differences of using the heat generated from the compressor for heating and using the cooling effect from expansion for moisture extraction. The quality welding of compressors and copper tube systems is therefore indispensable in such household appliances, as both components must be joined perfectly to prevent freon leakage and to provide the desired functions of heating and cooling.

Air Conditioners

The demand for air conditioners in China accounted for about 40% of the global demand in 2019. Driven by population growth, increased disposable income and a large residential segment, the domestic market is forecasted to expand by 30% from 2020 to 2025, and the industry is changing fast to meet this increased growth. From the labor-intensive manufacturing methods in the 2010s to the new-generation, highly automated production lines, there is a large business potential to supply OEMs with automated welding units of high reliability and precision. We currently provide induction welding equipment to two of the leading companies – Gree Electric Appliances Inc and Haier Electronics Group Co., Ltd.

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As the demand for air conditioners increase in the projected period, more manufacturing lines are expected to be built to meet this increased demand. Therefore, the demand for induction welding equipment should continue to grow in China in the coming years too. We believe it can benefit from this growth by continuing to research and develop automated induction welding equipment that can be used in automated manufacturing lines of leading OEMs and other manufacturers alike.

Refrigerators

Compressor and copper-alloy, aluminum-alloy tubes are vital components in almost all types of refrigerators. Regardless of household refrigerators or medical refrigerators, the market is projected to grow in the next few years.

The Chinese household refrigerator market generated a revenue of 4.6 billion in 2020. We believe there are many opportunities for us to expand in this field because the demand is forecasted to grow at 8% until 2027. For medical refrigerators, according to a market report from MarketsandMarkets, the global market is projected to reach a market value of $4.9 billion by 2026, with a CAGR of 6.0%. We are currently supplying induction welding equipment to both Haier Electronics Group Co., Ltd and Haier Biomedical, who are major players in the household refrigerator and medical refrigerator markets respectively. It is therefore reasonable to believe that the demand for induction welding equipment would correlate with the overall market growth in the years to come.

Heat Pump Clothes Dryers

There has been a 7.3-fold increase in the sales of standalone clothes dryers in China between 2017 and 2021. This fast growth is expected to continue due to increased online sales channels. Globally, the Haier Electronics Group Co., Ltd. is currently a major player. The market is expected to grow at a CAGR of about 11.3% and eventually reach a value of $22.43 billion in 2026. The manufacturers are shifting to produce energy-efficient models that reduce carbon footprint and reduce consumer operating costs. Heat pump clothes dryers are in a good position to achieve both goals with its high energy efficiency. Our company has started supplying induction welding equipment to the Haier Electronics Group Co., Ltd. to support its manufacturing of heat pump clothes dryers. We believe such orders would continue to increase in the future as the demand for heat pump clothes dryers continues to grow in China.

3. Direct Drive and Linear Motors

A. General Market Conditions

Electric direct drive and linear motors are used in many industries. The demand for global linear motors is expected to register a CAGR of about 6% till 2031. China is forecasted to be a strong growth factor with its high domestic volume of manufacturing output and modernization of its industrial infrastructure for high-end manufacturing. About 70% of our direct drive and linear motors are used in productions lines related to the manufacturing of 3C (“computer, communication and consumer electronic”) products.

B. Key Customer Industries

Acoustic Equipment

Many of our linear motors are used in the microphone manufacturing industry, which is expected to mirror the strong growth of global linear motors, registering a forecasted CAGR of about 8.4% till 2028. We currently provide linear motors to our major customer, Goertek Inc. They are also identified as a major player in the global microphone market by market survey data from Research and Markets.

Laser Processing Equipment

Another important driver of our direct drive and linear motors is expected to be in the field of laser processing equipment where high precision is required to cut, trim, weld or join different types of materials. This industry in China is expected to reach a CAGR growth of 5.6% from 2019 to 2026. We currently serve Suzhou Quick Laser Technology Co. Ltd., a company with yearly sales of about RMB 500 million to RMB 1 billion.

Overall, we believe our current sales and marketing strategies of offering comprehensive product line would help to sustain our growth in these market segments. We are also confident that our current product portfolio and future, in-development products can fit the needs of our customers. In our opinion, our products have higher force density, more sizing and winding options, simpler and newer integration methods and greater efficiency.

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GOVERNMENT REGULATIONS

We are subject to all relevant laws and regulations of Singapore and PRC and may be affected by policies which may be introduced by their respective governments from time to time. We have identified below the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies.

As of the date of this prospectus, except as disclosed in this prospectus and to the best of their knowledge after due inquiry, our Singapore counsel, Shook Lin & Bok LLP, and PRC counsel, Han Kun Law Offices, advise us that we are not in breach of any explicit provisions of respective laws or regulations in Singapore and the PRC applicable to our business operations that would materially affect our business operations, and we are in compliance with all the explicit provisions of applicable laws and regulations of Singapore and the PRC that are material to our business operations. The Company may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Singapore Regulation

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Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

Under the WSHA, the Commissioner for Workplace Safety and Health (“Commissioner”) may serve a remedial or a stop-work order in respect of a workplace, for contravention or omission of any WSHA-specified condition.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Work Injury Compensation Act 2019 of Singapore (“WICA”)

WICA provides that if any employment personal injury by accident arises out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of WICA. Any employer who fails to insure himself in accordance with WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

In this regard, certain of our Singapore Subsidiaries have obtained contracts for insurance in accordance with WICA, the current terms of which expire in the second half of 2024.

Employment Act 1968 of Singapore (the “Employment Act”)

The rights of all employees employed under a contract of service with our subsidiaries are governed under the Employment Act in particular, their rights to annual leave, sick leave and maternity leave, amongst others. In respect of (a) workmen who receive salaries not exceeding S$4,500 a month and (b) employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month, the Employment Act governs additional aspects of their conditions of service such as hours of work, overtime and rest day, amongst others.

Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign workers in Singapore is governed by the EFMA and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)	be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

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(b)	on a second or subsequent conviction:

(i)	in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

(ii)	in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

There are various employment passes available for foreign workers, namely, “Work Permits”, “S Passes” and “Employment Passes”. While there is no minimum qualifying salary for Work Permit holders, the minimum qualifying salary for new S Pass applications is currently $3,150 (for all sectors except financial services) and S$3,650 (for financial services sector) respectively and for new Employment Pass applications it is currently S$5,000 (for all sectors except financial services) and S$5,500 (for financial services sector) respectively. In addition to the prevailing minimum qualifying salary, applicants for Employment Passes shall satisfy the points-based Complementarity Assessment Framework (COMPASS).

The number of Work Permit and S Pass holders a company can hire in Singapore is limited by a quota (or dependency ratio ceiling) and subject to sector-specific limitations, including conditions for source countries or regions, age when applying and maximum period of employment. The dependency ratio ceiling for migrant workers holding Work Permits hired by a company within the services sector in Singapore is currently 35% of the total workforce, and within the manufacturing sector in Singapore, 60% of the total workforce. The dependency ratio ceiling for S Pass holders is capped at 10% of a company’s total workforce in the services sector and 15% in the construction, manufacturing, marine shipyard and process sectors, which will be counted within the Work Permit quota of a company.

The employment of foreign workers is also subject to the payment of levies. Companies which hire close to the maximum quota are required to pay higher levies. Currently the Company pays levies between S$250 and S$950 per month for each Work Permit holder, and between S$550 and S$650 per month for each S Pass holder.

Regulations on Anti-Money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992, or CDSA, provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 (the “TSOFA”), is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

PRC Regulation

We operate part of our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including but not limited to the SAFE, the MOFCOM, the NDRC, the SAMR, formerly known as the State Administration for Industry and Commerce of the PRC (the “SAIC”), and their respective authorized local counterparts.

This section sets forth a summary of the significant rules and regulations that affect our business activities in the PRC.

Regulation Relating to Foreign Investment

All limited liability companies incorporated and operating in the PRC are governed by the PRC Company Law, which was amended and promulgated by the SCNPC on October 26, 2018. However, on December 24, 2021, the SCNPC issued the Company Law of the PRC (Draft for Comments) (the “Draft Revised Company Law”) for public comments with the comment period expired on January 22, 2022. The Draft Revised Company Law further stipulates on the establishment and dissolution of the company, the organizational structure and the capital system of the company, and strengthens the responsibilities of shareholders and management personnel and corporate social responsibility. As of the date of this prospectus, the Draft Revised Company Law has not yet gone into effect. FIEs shall also be governed by the PRC Company Law, with exceptions as specified in foreign investment laws.

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The Foreign Investment Law of the People’s Republic of China, or the PRC Foreign Investment Law, was promulgated by the National People’s Congress on March 15, 2019 and became effective on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. On December 26, 2019, the State Council promulgated the Regulation for Implementing the Foreign Investment Law of the People’s Republic of China, or the FIE Implementing Regulation, which became effective on January 1, 2020 and replaced the implementation rules of each of the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The FIE Implementing Regulations strictly implements the legislative principles and purpose of the Foreign Investment Law, emphasizes promoting and protecting the foreign investment and refines the specific measures to be implemented. On the same day, the Supreme People’s Court issued the Interpretation on the Application of the Foreign Investment law of the PRC, effective as of January 1, 2020, which applies to all contractual disputes arising from the acquisition of the relevant rights and interests by a foreign investor by way of gift, division of property, merger and division of enterprises.

The PRC Foreign Investment Law and the FIE Implementing Regulation apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest. Investment activities in the PRC by foreign investors were principally governed by the Guidance Catalogue of Industries for Foreign Investment, promulgated and as amended from time to time by MOFCOM and NDRC, which was later divided into two legal documents, including the Catalog of Industries for Encouraged Foreign Investment, or the Encouraged Catalog, and the Special Administrative Measures for Access of Foreign Investment (Negative List), or the Negative List. The current Encouraged Catalog was promulgated by MOFCOM and NDRC on December 27, 2020 and became effective on January 27, 2021 and the current Negative List is the 2021 Negative List, promulgated by MOFCOM and NDRC on December 27, 2021 and became effective on January 1, 2022, which has replaced the Special Administrative Measures for the Access of Foreign Investment (2020 Version) and serves as the main basis for the management and supervision of foreign investments in PRC. Foreign investment in those industries not set out on the 2021 Negative List is generally deemed as permitted unless specifically restricted or prohibited under other PRC laws. The Negative List is subject to review and update by the PRC government from time to time.

None of our businesses conducted by our PRC Subsidiaries are on the 2021 Negative List. Therefore, the Company is able to conduct its business through its wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Regulations Relating to Intellectual Property

Copyright

China has adopted comprehensive legislation governing intellectual property rights, including trademarks and copyrights. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the WTO in December 2001.

In September 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, which became effective in June 1991 and was amended in 2001, 2010 and 2020 respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the internet and software products. In addition, a registration system has been established under the administration under the Copyright Protection Centre of China.

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In order to further implement the Computer Software Protection Regulations, promulgated by the State Council in December 2001 and amended in 2011 and 2013 respectively, the National Copyright Administration issued Measures for the Registration of Computer Software Copyright in February 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China, promulgated by the SCNPC in August 1982, and amended in 1993, 2001, 2013 and 2019 respectively, the Trademark Office of China National Intellectual Property Administration is responsible for the registration and administration of trademarks. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementing Regulations of the Trademark Law, which specified the requirements of applying for trademark registration and review.

Patent

According to the Patent Law of the People’s Republic of China promulgated by the SCNPC in 1984 and amended in 1992, 2000, 2008 and 2020, respectively, a patentable invention or a utility model must meet three criteria: novelty, inventiveness and practicability. A patent is valid for a twenty-year term for an invention, a ten-year term for a utility model and a fifteen-year term for a design, starting from the application date.

Domain Names

In August 2017, the MIIT promulgated the Administrative Measures on Internet Domain Names, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the top-level domain name “.cn”. The MIIT is in charge of the administration of PRC internet domain names and the domain name services follow a “first come, first file” principle.

Regulations Relating to Foreign Exchange

Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE’s prior approval is obtained and prior registration with SAFE is made. In May 2013 SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents, amended on October 10, 2018 and December 30, 2019, which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration on Direct Investment or SAFE Notice 13, promulgated by the SAFE on February 13, 2015 and effective on June 1, 2015, two administrative approval matters, including foreign exchange registration approval under domestic direct investment and foreign exchange registration approval under overseas direct investment, shall be reviewed and processed directly by banks. The SAFE and its local bureaus shall implement indirect supervision through the foreign exchange registration with banks for direct investment.

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Pursuant to the Notice of the SAFE on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, promulgated on March 30, 2015 and effective on June 1, 2015, and was partially amended on December 30, 2019, and the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, promulgated on and effective June 9, 2016, the system of voluntary foreign exchange settlement is implemented for the foreign exchange earnings of foreign exchange capital of foreign-invested enterprises. Foreign exchange capital in a foreign-invested enterprise’s capital account, for which the monetary contribution has been confirmed by the SAFE (or for which the monetary contribution has been registered for account entry), may be settled at a bank as required by the actual management needs of the enterprise. The voluntary settlement ratio of foreign-invested enterprise’s foreign exchange capital projects has been temporarily set at 100%. The SAFE may make adjustments to the said ratio at appropriate times based on the status of the international balance of payments. In addition, foreign exchange earnings under capital projects and the Renminbi funds obtained from the exchange settlements thereof shall not be used by foreign-invested enterprises for the following purposes: (1) direct or indirect payments of expenditures exceeding its business scope or those being prohibited by the laws and regulations of the PRC; (2) direct or indirect uses in securities investments or investments other than capital-protected banking products (except as otherwise expressly provided); (3) issuance of loans to non-affiliated enterprises (excluding those that are expressly permitted within their business scope); and (4) construction or purchase of real estate not for personal use (except for real estate enterprises).

On January 26, 2017, the SAFE promulgated the Notice of the SAFE on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which took effect on the same day. This notice sets out various measures to tighten genuineness and compliance verification of cross-border transactions and cross-border capital flow, which include without limitation requiring banks to verify board resolutions, tax filing forms, and audited financial statements before wiring foreign-invested enterprises’ foreign exchange distribution above $50,000, and strengthening genuineness and compliance verification of foreign direct investments.

On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28. The SAFE Circular 28 provides that non-investment foreign-invested enterprises may use capital to make equity investment in the PRC in accordance with laws under the premise that the investment is not in violation of the applicable special entry management measures for foreign investment (negative list) and the projects invested are true and in compliance with relevant laws and regulations.

On April 10, 2020, the SAFE issued the Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8. The SAFE Circular 8 provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

Regulations Relating to Offshore Investment

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles, or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle (“Overseas SPV”), that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV’s PRC Resident shareholder(s), name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.

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Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks. If a PRC shareholder holding interests in an Overseas SPV fails to fulfill the required SAFE registration, the PRC subsidiaries of that Overseas SPV may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the SPV may be restricted in its ability to contribute additional capital into its PRC subsidiaries. We have taken steps to notify significant beneficial owners of Class A Ordinary Shares whom we know are PRC residents of their filing obligations. However, we may not always be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations.

Regulation on Foreign Debt

A loan made by a foreign entity as direct or indirect shareholder in a FIE is considered to be foreign debt in China and is regulated by various laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of the Statistical Monitoring of Foreign Debts, and the Administrative Measures for Registration of Foreign Debts. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen (15) business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the maximum amount of the aggregate of (i) the outstanding balance of foreign debts with a term not longer than one year, and (ii) the accumulated amount of foreign debts with a term longer than one year, of a FIE shall not exceed the difference between its registered total investment and its registered capital, or Total Investment and Registered Capital Balance.

On January 12, 2017, the PBOC, promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Circular 9, which sets forth an upper limit for PRC entities, including FIEs and domestic enterprises, regarding their foreign debts. Pursuant to PBOC Circular 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) shall be calculated using a risk-weighted approach, or Risk-Weighted Approach, and shall not exceed the specified upper limit, namely: risk-weighted outstanding cross-border financing ≤ the upper limit of risk-weighted outstanding cross-border financing. Risk-weighted outstanding cross-border financing =∑ outstanding amount of RMB and foreign currency denominated cross-border financing * maturity risk conversion factor * type risk conversion factor +∑ outstanding foreign currency denominated cross-border financing * exchange rate risk conversion factor. Maturity risk conversion factor shall be 1 for medium- and long-term cross-border financing with a term of more than one year and 1.5 for short-term cross-border financing with a term of one year or less than one year. Type risk conversion factor shall be 1 for on-balance-sheet financing and 1 for off-balance-sheet financing (contingent liabilities) for the time being. Exchange rate risk conversion factor shall be 0.5. The PBOC Circular 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for enterprises, or Net Asset Limits, shall be 200% of its net assets. The PBOC Circular 9 does not supersede the Interim Provisions on the Management of Foreign Debts, but rather serves as a supplement to it. PBOC Circular 9 provided for a one-year transitional period, or the Transitional Period, from its promulgation date for FIEs, during which period FIEs could choose to calculate their maximum amount of foreign debt based on either (i) the Total Investment and Registered Capital Balance, or (ii) the Risk-Weighted Approach and the Net Asset Limits. Under the PBOC Circular 9, after the Transitional Period ends on January 11, 2018, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Circular 9. In addition, according to PBOC Circular 9, a foreign loan must be filed with SAFE through the online filing system of SAFE after the loan agreement is signed and at least three business days prior to the borrower withdraws any amount from such foreign loan.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and PRC Foreign Investment Law, our PRC Subsidiaries, as FIEs, are required to draw 10% of its after-tax profits each year, if any, to fund a statutory reserve, which may stop drawing its after-tax profits if the aggregate balance of the statutory reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the PRC EIT Law, which became effective in January 2008 with the latest amendment on December 29, 2018, the maximum tax rate for the withholding tax imposed on dividend payments from FIEs to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the PRC EIT Law issued by the State Council on December 6, 2007 and was amended on April 23, 2019. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, and certain requirements specified by PRC tax authorities are satisfied.

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Regulations Relating to Overseas Listings and M&A

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV that is controlled by PRC companies or individuals and that has acquired PRC domestic companies’ equities with the SPV’s shares shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing.

On February 24, 2023, the CSRC revised the Archives Rules issued in 2009, and the revised Archives Rules came into effect on March 31, 2023. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. Where a domestic company provides or publicly discloses to the relevant securities companies, securities service institutions, overseas regulatory authorities and other entities and individuals, or provides or publicly discloses through its overseas listing entity, any document or material involving any state secret or any work secret of any governmental agency, it shall report to the competent authority for approval in accordance with the law, and submit to the secrecy administration department for filing.

Regulations Relating to Employment

The Labor Law of the People’s Republic of China, or the Labor Law, which became effective in January 1995 and was amended in 2018, and the Employment Contract Law of the People’s Republic of China, or the Employment Contract Law, effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which became effective immediately and interprets and supplements the provisions of the Employment Contract Law.

Under the Labor Contract Law, an employer shall limit the number of dispatched workers so that they do not exceed a certain percentage of its total number of workers. In January 2014, the Human Resources and Social Security of China (the “MOHRSS”) issued the Interim Provisions on Labor Dispatching, which became effective in March 2014, pursuant to which it provides that the number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Regulations Concerning the Collection and Payment of Social Insurance Premiums and the Administrative Regulations on the Housing Provident Fund. Pursuant to these laws and regulations, enterprises in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities.

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Regulations Relating to Consumer Rights Protection

The PRC Consumer Rights and Interests Protection Law, or PRC Consumer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the PRC Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of consumers.

Regulations Relating to Tax in the PRC

Income Tax

The PRC EIT was promulgated in March 2007 and was most recently amended in December 2018. The PRC EIT Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC EIT Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance, or MOF, and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59, which became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7. Pursuant to the SAT Circular 7, an “Indirect Transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. It also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

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Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are VAT taxpayers. On March 20, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value-Added Tax, according to which for general VAT payers’ sales activities or imports that are subject to VAT at a current applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9%, respectively, from April 1, 2019.

Regulations Relating to Lease Property

Pursuant to the Law of the People’s Republic of China on the Administration of the Urban Real Estate, promulgated by the SCNPC on July 5, 1994 and last amended on August 26, 2019 and effective on January 1, 2020, in the lease of a house, the leaser and the lessee shall conclude a written lease contract defining such matters as the term, purpose and price of the lease, liability for repair, as well as other rights and obligations of both parties. They shall register the lease contract with the department of housing administration for the record. Pursuant to the Administrative Measures on Commodity Housing Leasing, issued by Ministry of Housing and Urban-Rural Development on December 1, 2010 and became effective on February 1, 2011, without complying with the registration requirement above, the leaser and the lessee may be imposed a fine by the governmental authorities.

Pursuant to the Administrative Measures on Urban Real Estate Mortgages, which was promulgated on May 9, 1997 and last amended on March 30, 2021, under the circumstance that a mortgagor, without authorization, leases mortgaged real estate to a third party, the relevant action will be considered to be invalid and the mortgagor shall be liable for the loss incurred by a third party.

Under the PRC Civil Code promulgated by the National People’s Congress of the PRC on May 28, 2020 and effective on January 1, 2021, where the lessee continues to use the leased property after the expiry of the lease term, and the lessor does not raise any objections, the original lease contract shall continue to be valid, but the lease will become a non-fixed term lease and may be rescinded at any time, provided that they notify the other party within a reasonable period of time in advance.

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Regulations Relating to Product Quality

According to the PRC Product Quality Law (revised in 2018), manufacturers shall be responsible for the quality of their products. Product quality should meet the following requirements: (1) no unreasonable danger that endangers personal and property safety, and if there are national standards or industry standards that protect human health and personal and property safety, the standards should be met; (2) possesses the use performance that the product should possess, except for those flaws in which are clearly indicated; (3) conforms to the product standards indicated on the product or its packaging, and conforms to the quality status indicated by the product description, physical samples, etc. we have complied with the relevant provisions of the PRC Product Quality Law and conformed to the national industry standards.

Under the PRC Civil Code, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective product. And, where personal injury is caused by tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Civil Code.

Regulations Related to Work Safety

Under relevant construction safety laws and regulations, including the PRC Work Safety Law, which was promulgated by the SCNPC on June 29, 2002 with the latest amendment on June 10, 2021, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide their employees with protective equipment that meets the national or industrial standards.

Regulations Related to Environmental Protection

Pursuant to the PRC Environmental Protection Law promulgated by the SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants during the course of manufacturing, construction or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation, and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within a prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

Regulations Related to Fire Control

Pursuant to the PRC Fire Safety Law, which was promulgated by the SCNPC on April 29, 1998, amended on October 28, 2008, April 23, 2019 and April 29, 2021, and the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project promulgated by the Ministry of Housing and Urban-Rural Development on April 1, 2020, which became effective on June 1, 2020, the construction entity of a large-scale crowded venue (including the construction of a manufacturing plant whose size is over 2,500 square meters (approximately 26,910 square feet)) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within five business days after passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use or fails to conform to the fire safety requirements after such inspection, it will be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 and RMB300,000.

Regulations Related to Import and Export Trade

Pursuant to the PRC Customs Law, which was promulgated by the SCNPC on January 22, 1987 with the latest amendment on April 29, 2021, unless otherwise stipulated, the consignee or consignor of import and export goods may take import and export goods through Customs declaration procedures and pay duties themselves, and Customs clearing enterprises which are authorized by the consignee or consignor of import and export goods and have been granted registration by Customs may also take import and export goods through Customs declaration procedures and pay duties. Where a consignee or consignor of import or export goods or a Customs clearing enterprise handles Customs declaration procedures, they shall be subject to registration by Customs in accordance with law. Where Customs declaration business is engaged in without being filed with the Customs, the Customs may impose a fine against the party concerned.

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Pursuant to the PRC Import and Export Commodity Inspection Law, which was promulgated by the SCNPC on February 21, 1989 with the latest amendment on April 29, 2021, and the Implementing Regulation for the PRC Import and Export Commodity Inspection Law, which was promulgated by the State Council on August 31, 2005 with the latest amendment on March 2, 2019, the General Administration of Customs of China is in charge of the inspection of import and export commodities nationwide, the formulation and adjustment of the catalogue of import and export commodities that must be inspected, and the announcement and implementation of the catalogue. The import and export commodities listed in the catalogue must be inspected, otherwise the related bodies may be confiscated of their illegal income and subjected to a fine ranging from 5% to 20% of the value of the goods, where the case constitutes a criminal offence, criminal liability shall be pursued in accordance with the law.

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MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of the Board and management of the Company.

Name	Age	Position(s)
Wanjun Yao	59	Chairman, Chief Executive Officer and Director
Jingan Tang	46	Director
Wee Thuang Lee	55	Chief Marketing Officer
Lei Yao	35	Chief Technology Officer
(Alex) Yuan Gong	50	Chief Financial Officer
Kevin D. Vassily	57	Independent Director Nominee*
David Ping Li	58	Independent Director Nominee*
Weston Twigg	50	Independent Director Nominee*

*	The appointment of our independent director nominees will become effective upon the effectiveness of the registration statement of which this prospectus is a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Wanjun Yao, Chairman and Chief Executive Officer. As our founder, Mr. Yao currently serves as the Chairman of our Board of Directors and Chief Executive Officer of our Company. Starting his career in Shandong Province, Eastern China, in the late 1980s, Mr. Yao rose through the ranks at various food processing businesses before moving to Singapore in 1997. After a short stint at a mechanical engineering job, Mr. Yao founded Tungray Singapore, providing automation solutions for manufacturing businesses. Starting as a one-person shop, Mr. Yao expanded his business into a conglomerate with subsidiaries in China and Singapore and businesses spanning across manufacturing solutions, welding, motor production, etc., including founding Tongri Electric, one of Mr. Yao’s first China-based businesses in 2002, Tungray Industrial in 2010, and Qingdao Tungray Intelligent in 2017, among others. Mr. Yao graduated with a bachelor’s degree in mechanics from Zhengzhou Institute of Food Sciences (now Henan University of Technology) in 1988 and finished EMBA programs in Peking University President Class in 2014.

We believe Mr. Yao qualifies as our Chairman and a director because of his status as the founder of our businesses and his experience in the manufacturing industry.

Mr. Jingan Tang, Director. Mr. Tang has served as the Vice Chair of the Board of Directors of Tungray Industrial since May 2010, and as its CEO since its formation in May 2010, and has served as CEO of Tongsheng Intelligent since its formation in October 2021 and as the CEO and director of Tongsheng Development since its formation in August 2022. In these roles, Mr. Tang played a major part in establishing our Shenzhen-based manufacturing base for our ETO-focused business and continues to supervise the various ETO-focused business lines of our Shenzhen-based subsidiaries. Mr. Tang started his career with one of our Singapore subsidiaries, first joining Tung Resource in August 2004. He graduated from Singapore Institute of Management in 2002 with a diploma in Business and Management.

We believe Mr. Tang qualifies as our director because of his knowledge of our businesses and his executive management experience.

Mr. Wee Thuang Lee, Chief Marketing Officer. Since July 2014, Mr. Lee has served as the Managing Partner of Orca Creation Pte Ltd., a mechanical solution and product industrialization provider in Singapore that he co-founded in September 2005. From September 2005 to July 2014, Mr. Lee served as its General Manager, managing its human resources and business operations. Before his roles at Orca Creation, Mr. Lee served as a Program Manager and later as a Business Unit Manager for HPI Innovation Sdn Bhd., a mechanical solution company from August 2004 to September 2005. Earlier in his career, from September 1992 to August 2004, Mr. Lee spent more than 12 years at Hewlett Packard Singapore, joining as a Mechanical Engineer for the company’s ink jet printer business, before rising through the rank as a Senior Engineer and eventually as a manager of the Engineering Department, supervising product launch, manufacturing strategy and product design. Mr. Lee graduated with a degree in Mechanical Engineering from the University of Edinburgh in 1992.

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Mr. Lei Yao, Chief Technology Officer. Since July 2022, Mr. Yao has served as the Chief Technology Officer of Tungray Singapore, supervising our Singapore-based ETO businesses. Before assuming his current role at Tungray Singapore, Mr. Yao worked as a robotic engineer at Changi General Hospital Ltd., from September 2017 to July 2022. Before that, Mr. Yao worked as an executive engineer for SMRT Trains Ltd., a major Singapore rail operator affiliated with the Singapore Government from November 2015 to September 2017. Mr. Yao graduated from the National University of Singapore with a bachelor’s degree in mechanical engineering in 2015. He is also a Functional Safety Engineer since 2019 with a certification from TÜV SÜD Rail GmBH.

Mr. (Alex) Yuan Gong, Chief Financial Officer. Mr. Gong became our Chief Financial Officer as of February 1, 2023. Mr. Gong has served as an advisor for Weitian Group since December 2020. Previously, he served as the CFO of Guoyi Capital Management Co., Ltd., a fintech company, from January 2018 to September 2020. Before that, he served as a Partner at Jessie International LLC, an investment and financial advisory firm, between March 2008 and December 2017, providing investment and financial advisory services. From December 2009 to December 2011, he served as CFO in China Energy Corp., which is a client of Jessie International Consulting (“Jessie International”). Earlier from July 2008 to December 2009, he was the Vice President in Capital Markets for China Integrated Energy, which was also a client of Jessie International. From September 2007 to March 2008, he was the Board Secretary and Director of Investor Relations of Xinyuan Real Estate. Mr. Gong graduated from Peking University in 1997 with a Bachelor of Art degree in English Language, and an MBA from University of Delaware in 2003. He is a Chartered Financial Analyst.

Mr. Kevin D. Vassily, Independent Director Nominee. Mr. Vassily will become our director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Vassily has extensive working experience as a senior management team member serving private and public companies. Mr. Vassily is a director nominee of Fortune Joy International Acquisition Corporation and of Inkstone Feibo Acquisition Corporation, two special purpose acquisition companies (“SPAC”) seeking Nasdaq listing, and a member of the board of directors of Aimfinity Investment Corp. I since March 2023, Denali Capital Acquisition Corp. since April 2022, and Feutune Light Acquisition Corp. since June 2022, three SPACs listed on Nasdaq. In January 2021, he was appointed Chief Financial Officer, and in March 2021, became a member of the board of directors of iPower Inc. (Nasdaq: IPW), an online hydroponic equipment retailer and supplier. Prior to joining iPower, from 2019 to January 2021, Mr. Vassily served as Vice President of Market Development for Facteus, Inc., a financial analytics company focused on the Asset Management industry. From March 2019 through Janurary 2020, he served as an advisor at Woodseer Global, a financial technology firm providing global dividend forecasts. From October 2018 through its acquisition in March 2020, Mr. Vassily served as an advisor at Go Capture (which was acquired by Deloitte China in 2020), where he was responsible for providing strategic, business development, and product development advisory services for the company’s emerging “Data as a Service” platform. Since February 2020, Mr. Vassily has served as a director of Zhongchao Inc. (Nasdaq: ZCMD), a provider of healthcare information, education and training services to healthcare professionals and the public in China. Since July 2018, Mr. Vassily has also served as an advisor at Prometheus Fund, a Shanghai-based merchant bank/private equity firm focused on the “green” economy. From April 2015 through May 2018, Mr. Vassily served as an associate director of research at Keybanc Capital Markets Inc. From 2010 to 2014, he served as the director of research at Pacific Epoch, LLC (a wholly-owned subsidiary of Pacific Crest Securities LLC). From May 2007 to May 2010, he served as the Asia Technology business development representative and as a senior analyst at Pacific Crest Securities. From July 2003 to September 2006, he served as senior research analyst in the semiconductor technology group at Susquehanna International Group, LLP. From September 2001 to June 2003, Mr. Vassily served as the vice president and senior research analyst for semiconductor capital equipment at Thomas Weisel Partners Group, Inc. Mr. Vassily began his career on Wall Street in August 1998, as a research associate covering the semiconductor industry at Lehman Brothers. He holds a B.A. in liberal arts from Denison University and an M.B.A. from the Tuck School of Business at Dartmouth College.

We believe Mr. Vassily qualifies as our director because of his experience as a public company executive and board member.

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Mr. David Ping Li, Independent Director Nominee. Mr. Li will become our director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Li has more than 25 years of experience in the finance and investment industries. Mr. Li is vice president of Finance at Anthem & Song Pictures since February 2015 and vice president of International Finance at AGBO Films LLC (part-time from June 2020 to July 2022), both co-founded by the Russo brothers, who directed Avengers: Infinity War, Avengers: End Game, Captain America: The Winter Soldier and Captain America: Civil War. Mr. Li is a director of Feutune Light Acquisition Corp., a SPAC listed on Nasdaq, since June 2022. From January 2012 to December 2014, Mr. Li was managing director of Strategic Investment, Open Innovation at Koninklijke Phillips N.V. (NYSE: PHG), a global electronics company. From November 2008 to December 2011, Mr. Li was investment director at Intel Capital, the investment division of Intel Corporation with focus on investments in the technology, media, and telecom sector. From January 2004 to October 2008, Mr. Li served as managing director at ChinaVest Inc., a venture capital firm responsible for identifying, evaluating and executing investments to achieve financial returns. From February 2002 to July 2003, Mr. Li served as Chief Financial Officer of Great Wall Technology Co. Ltd., a publicly traded diversified technology company. Mr. Li was senior associate in the Investment Banking Division of Donaldson, Lufkin & Jenrette (acquired by Credit Suisse First Boston) from September 1998 to December 2001. From November 2008 to October 2019, Mr. Li served as independent director and chairman of the audit committee of Highpower International, Inc., a lithium battery company listed on NASDAQ (Nasdaq: HPJ). Mr. Li graduated from Peking University with a Bachelor of Arts degree in Biochemistry. He received a master’s degree in Molecular Biology from Columbia University and an MBA in finance from the Wharton School of University of Pennsylvania.

We believe Mr. Li qualifies as our director because of his experience in corporate finance.

Mr. Weston Twigg, Independent Director Nominee. Mr. Twigg will become our director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Twigg is an award-winning stock analyst and semiconductor industry expert, with a background in manufacturing and technology. Mr. Twigg is currently an independent director and audit committee chair for TradeUP Acquisition Corp., a special purpose acquisition company listed on Nasdaq. Most recently, Mr. Twigg served as Chief Financial Officer of Inno Holdings Inc., a building technology company, from January 2023 to July 2023. Mr. Twigg was previously a Managing Director and Equity Research Analyst leading the Industry 4.0 Software and Systems research practice at Piper Sandler, from July 2021 to September 2022. Before joining Piper Sandler, he was a Managing Director and Equity Research Analyst leading the semiconductor equity research group at KeyBanc Capital Markets from 2014 to 2021. Before joining KeyBanc Capital Markets, Mr. Twigg was an Associate Equity Analyst from 2005 to 2007, Senior Equity Analyst from 2007 to 2012, and Principal from 2012 to 2014 at Pacific Crest Securities until Pacific Crest Securities was acquired by KeyBanc Capital Markets in September 2014. Prior to joining Pacific Crest Securities, Mr. Twigg worked in the semiconductor industry as a senior engineer at Intel from 2000 to 2005, and before that, as a process engineer at Samsung from 1998 to 2000. Mr. Twigg received his MBA from the Michael G. Foster School of Business, University of Washington, his Master of Science in Chemical Engineering from Michigan State University, and his Bachelor of Arts in Chemistry from Albion College. Mr. Twigg has been recognized as one of the Top Ten Stock Pickers in the U.S. by Financial Times and StarMine, and has been a winner in The Wall Street Journal’s “Best on the Street” survey multiple times, including taking the top spot in 2011. In 2008, he was voted “Best Up-and-Coming Analyst” by Institutional Investor, and he has been regularly named in that publication’s All-American Research Team.

We believe Mr. Twigg qualifies as our director because of his experience in capital markets.

Family Relationships

Other than Mr. Wanjun Yao and Mr. Lei Yao, who are father and son, none of the other directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

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Board of Directors

Our board of directors will consist of five directors upon the effectiveness of the registration statement of which this prospectus forms a part. Our board of directors have determined that our three independent director nominees, Mr. Vassily, Mr. Li, and Mr Twigg satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Company has the right to seek damages if a duty owed by any of our directors is breached. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Until the effective appointment of our three independent directors as of the effectiveness of the registration statement of which this prospectus is a part, our board of directors is currently making all determinations regarding executive officer compensation.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of the registration statement of which this prospectus forms a part: an audit committee, a compensation committee and a nominating and corporate governance committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.  Our audit committee will consist of Mr. Vassily, Mr. Li, and Mr. Twigg. Mr. Vassily will be the chairman of our audit committee. We have determined that Mr. Vassily, Mr. Li, and Mr. Twigg will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. Our board also has determined that Mr. Vassily qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

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• appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

• reviewing with the independent auditors any audit problems or difficulties and management’s response;

• discussing the annual audited financial statements with management and the independent auditors;

• reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

• reviewing and approving all proposed related party transactions;

• meeting separately and periodically with management and the independent auditors; and

• monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.  Our compensation committee will consist of Mr. Vassily, Mr. Li, and Mr. Twigg upon the effectiveness of their appointments. Mr. Li will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

• reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

• approving reviewing and recommending to the board with respect to the compensation of our directors; and overseeing the total compensation package for our executives other than the most senior executive officers;

• reviewing periodically and approving any long-term incentive compensation or equity plans, if any;

• selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

• programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee will consist of Mr. Vassily, Mr. Li, and Mr. Twigg upon the effectiveness of their appointments. Mr. Twigg will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

• identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

• reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

• identifying and recommending to our board the directors to serve as members of committees;

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• advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

• monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is available on our website.

Clawback Policy

Our board has adopted a policy to allow us to recover executive compensation previously awarded to our current or former executive officers erroneously (the “Clawback Policy”). A copy of our Clawback Policy is filed as an exhibit to this prospectus.

Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may at our option comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we intend to voluntarily follow most Nasdaq corporate governance rules, including rules regarding committee structure and director independence, as described above, we may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from the requirement that a majority of our board of directors consists of independent directors.
●	Exemption from the requirement that our audit committee have a written charter addressing the audit committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(c)(1).
●	Exemption from the requirement that our compensation committee have a written charter addressing the remuneration committee’s responsibilities and authority as set forth in Nasdaq Rule 5605(d).
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Exemption from the requirement to have independent director oversight of director nominations and a formal written charter or board resolution addressing the nominations process as set forth in Nasdaq Rule 5605(e).

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Exemption from the requirement that we have a code of conduct applicable to all directors, officers and employees and from any requirement that we have a code of conduct in compliance with Section 406 of the Sarbanes-Oxley Act of 2002.

●

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans.
●	Exemption from the requirements governing the review and oversight of all “related party transactions,” as defined in Item 7.B of Form 20-F.
●	Exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). Although we currently intend to comply with most Nasdaq corporate governance rules, we may in the future decide to use the foreign private issuer exemption with respect to some or all the other Nasdaq corporate governance rules as described in the list above.

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In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K, disclosing significant events within four days of their occurrence.
●	Exemption from Section 16 rules regarding sales of common shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are mandatorily subject to all of the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Interested Party Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must disclose the nature of his interest to all other directors at a meeting of the board after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice given to the board by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

For the six months ended June 30, 2023, we paid an aggregate of $102,275 in cash to our executive officers and directors. For the six months ended June 30, 2022, we paid an aggregate of $ 81,752 in cash to our executive officers and directors. For the year ended December 31, 2022, we paid an aggregate of $198,230 in cash to our executive officers and directors. For the year ended December 31, 2021, we paid an aggregate of $166,096 in cash to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Our PRC Subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, pension benefits and housing provident fund.

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Agreements with Executive Officers

We entered into an employment agreement with each of our executive officers on March 29, 2023. The term of each of our executive officers’ employment will be automatically renewed unless terminated by either party by giving 30-day advance notice. We may terminate the employment for cause, at any time, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following termination of the employment.

In addition to the above-mentioned employment agreements, Lei Yao entered into an employment agreement on July 1, 2022 with Tungray Singapore, one of our wholly-owned subsidiaries. Pursuant to such employment agreement, Mr. Yao agreed to provide services as Chief Technology Officer to Tungray Singapore or any of the affiliated companies.

Furthermore, (Alex) Yuan Gong entered into an employment agreement on February 1, 2023 with Tongsheng Development, one of our wholly-owned subsidiaries. Pursuant to such employment agreement, Mr. Gong agreed to provide services as Chief Financial Officer.

Compensation of Directors

For the six months ended June 30, 2023, and during the fiscal years ended December 31, 2022 and 2021, we did not compensate our directors.

Upon the appointment of the independent director nominees, which will be effective upon the effectiveness of the registration statement of which this prospectus is a part, we plan to pay each of the independent directors annual cash compensation in the amount of $20,000, payable in equal instalments monthly, and annual equity compensation of 6,000 Class A Ordinary Shares payable yearly.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our ordinary shares on an as-converted basis, as of the date of this prospectus, for:

• each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding Class A Ordinary Shares;

• each of our directors;

• each of our named executive officers; and

• all of our directors and executive officers as a group.

We have adopted a dual class ordinary share structure. The calculations in the table below are based on:

• 15,000,000 ordinary shares issued and outstanding on an as-converted basis as of the date of this prospectus, comprised of 10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares; and

• 16,250,000 ordinary shares issued and outstanding on an as-converted basis immediately after the completion of this offering, comprised of 11,690,000 Class A Ordinary Shares (including 1,250,000 Class A Ordinary Shares to be sold by us in this offering) and 4,560,000 Class B Ordinary Shares, assuming the underwriter does not exercise the over-allotment option to purchase additional Class A Ordinary Shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of the date of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners listed below have sole investment and voting power with respect to such shares. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o #02-01, 31 Mandai Estate, Innovation Place Tower 4, Singapore 729933.

	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Class A Ordinary Shares			Class B Ordinary Shares			Class A Ordinary Shares			Class B Ordinary Shares
	Shares	% of Class A Voting Power	% of Total Voting Power *	Shares	% of Class B Voting Power	% of Total Voting Power *	Shares	% after the Offering *	% of Total Voting Power *	Shares	% of Class B Voting Power	% of Total Voting Power *

Directors and Named Executive Officers
Wanjun Yao (1)	3,660,000	35.06%	3.60%	4,560,000	100%	89.73%	3,660,000	31.31%	3.56%	4,560,000	100%	88.64%
Wee Thuang Lee	-	-	-%	-	-	-%	-		-	-	-	-
Lei Yao	-	-	-%	-	-	-%	-		-	-	-	-
(Alex) Yuan Gong	-	-	-%	-	-	-%	-		-	-	-	-
Jingan Tang (2)	2,520,000	24.14%	2.48%	-	-	-%	2,520,000	21.56%	2.45%	-	-	-
Kevin D. Vassily	-	-	-%	-	-	-%	-		-	-	-	-
David Ping Li	-	-	-%	-	-	-%	-		-	-	-	-
Weston Twigg	-	-	-%	-	-	-%	-		-	-	-	-
All directors and executive officers as a group (8 persons)	6,180,000	59.20%	6.08%	4,560,000	100%	89.73%	6,180,000	52.87%	6.01%	4,560,000	100%	88.64%
5% Beneficial Owner
Pegasus Technologies Holding Ltd. (1)	690,000	6.61%	0.68%	-	-	-%	690,000	5.90%	0.67%	-
Pegasus Automation Global Ltd. (1)	720,000	6.90%	0.71%	-	-	-%	720,000	6.16%	0.70%	-	-	-
Enolios Ltd. (1)	2,250,000	21.55%	2.21%	-	-	-%	2,250,000	19.25%	2.19%	-	-	-
Pegasus Automation Ltd. (1)	-	-	-%	4,560,000	100%	89.73%	-	-	-	4,560,000	100%	88.64%
YuChang Global Ltd. (2)	738,000	7.07%	0.73%	-	-	-%	738,000	6.31%	0.72%	-	-	-
ChangYuan International Ltd. (2)	1,782,000	17.07%	1.75%	-	-	-%	1,782,000	15.24%	1.73%	-
UXY Technology Ltd. (3)	1,539,000	14.74%	1.51%	-	-	-%	1,539,000	13.17%	1.50%	-	-	-
WG5 Group Ltd. (4)	999,000	9.57%	0.98%		-	-%	999,000	8.55%	0.97%	-
HuiTec. Ltd. (5)	540,000	5.17%	0.53%	-	-	-%	540,000	4.62%	0.52%	-	-	-

*	Represents the voting power with respect to all of our Class A Ordinary Shares and Class B Ordinary Shares, voting as a single class. According to our post-offering memorandum and articles of association, holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, and holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. (See “Description of Share Capital” on page 144 of this prospectus).

(1)	Includes (i) 690,000 Class A Ordinary Shares held by Pegasus Technologies Holding Ltd.; (ii) 720,000 Class A Ordinary Shares held by Pegasus Automation Global Ltd.; (iii) 2,250,000 Class A Ordinary Shares held by Enolios Ltd. (“Enolios”); and (iv) 4,560,000 Class B Ordinary Shares held by Pegasus Automation Ltd. All four holding companies are limited liability companies incorporated under the British Virgin Islands laws and controlled by Mr. Wanjun Yao. The person having voting, dispositive or investment powers four entities is Mr. Yao.

(2)	Includes (i) 1,782,000 Class A Ordinary Shares held by ChangYuan International Ltd.; and (ii) 738,000 Class A Ordinary Shares held by YuChang Global Ltd., both of which are limited liability companies incorporated under the British Virgin Islands laws and wholly-owned by Mr. Jingan Tang. The person having voting, dispositive or investment powers over these two entities is Mr. Jingan Tang.

(3)	UXY Technology Ltd is a limited liability company incorporated under the British Virgin Islands laws and wholly-owned by Mr. Demin Han. The address of UXY Technology Ltd is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The person having voting, dispositive or investment powers over UXY Technology Ltd is Mr. Han.

138

(4)	WG5 Group Ltd. is a limited liability company incorporated under the British Virgin Islands laws and wholly-owned by Mr. Mingxing Gao. The address of WG5 Group Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The person having voting, dispositive or investment powers over WG5 Group Ltd. is Mr. Gao.
(5)	HuiTec. Ltd. is a limited liability company incorporated under the British Virgin Islands laws and wholly-owned by Mr. Gang Wang. The address of HuiTec. Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The person having voting, dispositive or investment powers over HuiTec. Ltd.is Mr. Wang.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company.

During the last three years and up to the date of this prospectus, we have engaged in the following transactions with our related parties. Wanjun Yao, our Chief Executive Officer, is the major shareholder in our financial statements.

(1)	Related party balances

Accounts receivable – related parties

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	$61,258	$67,031	$136,840	$-
Tungray (Kunshan) Intelligent Manufacturing Technology Research Institute Co. Ltd	Common control under major shareholder	1,146	-	-	-
Tungray (Kunshan) Industrial Automation Co., Ltd	Common control under major shareholder	7,254	7,626	7,901	8,061
Tungray (Kunshan) Robot Intelligent Technology Co., Ltd	Common control under major shareholder	51,785	30,086	32,563	31,802
Total		$121,443	$104,743	$177,304	$39,863

Accounts payable - related parties

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
Tungray (Kunshan) Intelligent Technology Co., Ltd.	Common control under major shareholder	$14,342	$-	$-	$-
Qingdao Tungray Biology Technology Co., Ltd	Common control under major shareholder	-	-	-	131,819
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	-	-	-	16,445
Qingdao Tungray Technology Development Co., Ltd.	Common control under major shareholder	644	-	-	-
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	53,519	56,267	36,092	35,249
Shanghai Tongrui Industrial Automation Equipment Co., Ltd	Common control under major shareholder	31,718	33,347	-	-
Hefei CAS Dihuge Automation Co., Ltd	13.43% ownership interest investee	19,722	20,733	22,440	21,915
Total		119,945	$110,347	$58,532	$205,428

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Hui Tang	Senior management of Qingdao Tungray Intelligent	Employee advances	$-	$13,348	$488,026	$476,628
Liqun Zhou	Senior Manager of Tungray Industrial Automation Shenzhen	Employee advances	-	-	4,708	-
Jingan Tang	Senior Manager of Tungray Industrial Automation Shenzhen	Employee advances	-	-	92,921	88,749
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Advances	78,165	3,345	-	-
Shanghai Tongrui Investment Management Co., Ltd	Common control under major shareholder	Advances	76,215	-	-	-
Tungmoon Investment	Common control under major shareholder	Advances	-	7,134	-	-
Total			$154,380	$23,827	$585,655	$565,377

During the six months ended June 30, 2023, the Company advanced $2,131,233 to the related parties and collected $1,930,748 back from the related parties. During the six months ended June 30, 2022, the Company advanced $1,081,495 to the related parties and collected $1,006,183 back from the related parties.

During the year ended December 31, 2022, the Company advanced $1,655,820 to the related parties and collected $5,732,556 back from the related parties. During the year ended December 31, 2021, the Company advanced $1,146,420 to the related parties and collected $339,170 back from the related parties. During the year ended December 31, 2020, the Company loaned $926,191 to the related parties and collected $2,409,719 back from the related parties.

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Loans receivable – related parties

Loans receivable – related parties represent loans to major shareholder and various companies which are under common control of the same major shareholder. Those loans are interest free due on demand. As of June 30, 2023, December 31, 2022, 2021 and 2020, no allowance was deemed necessary. Loans receivable – related parties are presented as reduction of shareholders’ equity pursuant to SAB Topic 4:G.

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	$-	$-	$144,195	$76,628
Shanghai Tongrui Industrial Automation Equipment Co., Ltd	Common control under major shareholder	-	-	6,074	5,932
Wanjun Yao	Major shareholder	-	-	1,149,133	1,176,650
Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	-	-	3,384,128	3,446,934
Total		$-	$-	$4,683,530	$4,706,144

In November 2022, the Company’s subsidiaries, Tungray Singapore and Tung Resource, declared SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million), respectively. The dividends were first offset with $951,209 of loans receivable within Tungray Singapore, $1,654,389 ($171,017 and $1,483,372 by Tungray Singapore and Tung Resource, respectively) was paid in November and December 2022, and $1,823,406 ($738,002 and $1,085,404 by Tungray Singapore and Tung Resource, respectively) remained unpaid as of December 31, 2022 which was recorded as other payables – related parties. As of the date of the prospectus, the shareholder loans were fully paid out.

Other payables– related parties

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, dividends payable and related accrued interest payable on the advances. These advances are unsecured and non-interest bearing. Current payables are due on demand.

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	$4,658	$-	$-	$414,133
Tungray (Kunshan) Industrial Automation Co., Ltd.	Common control under major shareholder	275,813	-	-	-
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	-	1,160	-	-
Qingdao Tungray Technology Development Co., Ltd	Common control under major shareholder	26,991	-	-	-
Tungray (Qingdao) Food Co., Ltd	Common control under major shareholder	-	-	-	391,155
Tungray (Qingdao) Trading Co., Ltd	Common control under major shareholder	-	-	-	58,924
Hui Tang	Senior management of Tungray Intelligent Technology	-	-	7,532	80,920
Yuelin Xiao	Senior management of Tungray Intelligent Technology	-	-	5,022	47,203
Cunjian Chi	Senior management of Tungray Intelligent Technology	-	-	-	4,079
Jingan Tang	Senior Manager of Tungray Industrial	622,298	691,792	-	-
Liling Du	CFO of Tungray Singapore	76,817	96,475	-	-
Gang Wang	Shareholder of Tungray Singapore and Tung Resource	161,595	188,525	-	-
Demin Han	General Manager	460,328	538,014	-	-
Mingxing Gao	General Manager	301,335	349,566	-	-
Lei Yao	Son of major shareholder	1,570	-	-	-
Wanjun Yao	Major shareholder	-	-	1,842,107	1,882,011
Total		$1,931,405	$1,865,532	$1,854,661	$2,878,425

Prepayment - related parties

Name of Related Party	Relationship	Nature	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Purchase prepayment	$337,250	$-	$-	$-
Tungray (Kunshan) Precision Testing Equipment Co., Ltd	Common control under major shareholder	Purchase prepayment	-	-	3,413	3,333
Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	Purchase prepayment	62,407	48,115	45,372	-
Total			$399,657	$48,115	$48,785	$3,333

Long-term loans - related parties

Name of Related Party	Relationship	Maturities	Interest Rate	Collateral/ Guarantee	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
					(Unaudited)
Mingxing Gao	Senior management of Tungray	2/16/2022	None	None	$-	$-	$44,379	$45,420
Liling Du	CFO of Tungray Singapore	2/16/2022	None	None	-	-	184,911	189,251
Lianshan Song	Spouse of Demin Han	2/16/2022	None	None	-	-	103,550	105,980
Li Huang	Spouse of senior management of Tungray Industrial – Jingan Tang	2/16/2022	None	None	-	-	110,947	135,550
Total					-	-	443,787	454,201
Total current portion of long-term loans - related parties					-	-	(443,787)	-
Total noncurrent portion of long-term loans - related parties					$-	$-	$-	$454,201

141

Operating lease receivables – related party

The Company entered into a lease agreement as a lessor under which it leased an operation building for 10 years expiring in 2028 to its related party with no purchase option at the end of the lease term. The Company accounts for this lease in accordance with ASC 842. The Company’s lease is accounted the lease as operating leases, and the Company recognizes the rental income on a straight-line basis over the terms of the lease. As of June 30, 2023, all rental income was received by the Company (see Note 15).

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
Qingdao Tungray Biology Technology Co., Ltd (“Tungray Biology”)	Common control under major shareholder	$-	$-	$110,386	$80,856

Operating lease liabilities- related parties

The Company entered into two lease agreements as a lessee under which it leased two operation buildings for 5-7 years from two related parties. The Company accounts for the leases in accordance with ASC 842. The Company’s underlying building properties were classified as operating leases, and the related lease liabilities were recorded under operating lease liabilities – related parties (see Note 15).

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020
		(Unaudited)
Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	$184,280	$206,789	$204,756	$244,813
Jingan Tang	Senior Manager of Tungray Industrial	277,882	356,390	442,104	481,138
Total		462,162	563,179	646,860	725,951
Current portion of operating lease liabilities- related parties		(68,763)	(73,166)	(127,174)	(120,825)
Noncurrent portion of operating lease liabilities- related parties		$393,399	$490,013	$519,686	$605,126

(2)	Related party transactions

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Revenue from related parties

Name of Related Party	Relationship	Nature	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022	For the year ended December 31, 2021	For the year ended December 31, 2020
			(Unaudited)	(Unaudited)
Tungray (Kunshan) Industrial Automation Co., Ltd.	Common control under major shareholder	Sales of products	$15,328	$-	$-	$-	$-
Tungray (Kunshan) Robot Intelligent Technology Co., Ltd	Common control under major shareholder	Sales of products	26,823	-	-	-	-
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Sales of products	639	59,860	66,096	147,531	-
Kunshan Tongri Intelligent Manufacturing Technology Research Institute Co., Ltd	Common control under major shareholder	Sales of products	-	1,135	1,093	-	-
Total			$42,790	60,995	$67,189	$147,531	$-

Non-operating income- related parties

The Company’s subsidiary in Qingdao entered into a lease agreement as a lessor under which it leased its building for 10 years expiring in 2028 to its related party. The Company’s lease is not classified as financial leases and accounted the lease as operating leases and recognizers the rental income on a straight-line basis over the terms of the leases.

Name of Related Party	Relationship	Nature	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022	For the year ended December 31, 2021	For the year ended December 31, 2020
			(Unaudited)	(Unaudited)
Qingdao Tungray Biology Technology Co., Ltd	Common control under major shareholder	Lease	$10,263	$13,049	$25,129	$26,212	$24,486

Rental expenses- related parties

Name of Related Party	Relationship	Nature	For the six months ended June 30, 2023	For the six months ended June 30, 2022	For the year ended December 31, 2022	For the year ended December 31, 2021	For the year ended December 31, 2020
			(Unaudited)	(Unaudited)
Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	Lease	$23,772	$47,231	$51,219	$47,438	$44,314
Jingan Tang	Senior Manager of Tungray Industrial	Lease	29,621	66,304	63,841	66,595	62,208
Total			$53,393	$113,535	$115,060	$114,033	$106,522

Employment Agreements

See “Executive Compensation—Agreements with Executive Officers”.

143

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum of association (“Memorandum”) and articles of association (“Articles”), as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, of which (i) 400,000,000 are designated as Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 are designated as Class B Ordinary Shares of a par value of US$0.0001 each. As of the date of this prospectus, 10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid. Immediately upon the completion of the offering assuming no exercise of the over-allotment option by the underwriters, there will be 11,690,000 Class A Ordinary Shares (or 11,877,500 Class A Ordinary Shares if the underwriter exercises the over-allotment option to purchase additional Class A Ordinary Shares in full) issued and outstanding and 4,560,000 Class B Ordinary Shares issued and outstanding.

Our Memorandum and Articles

Our shareholders intend to adopt a post-offering memorandum and articles of association, which will become effective and replace our current amended and restated memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of our post-offering Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our ordinary shares. The summaries do not purport to be complete and are qualified in their entirety by reference to our post-offering Memorandum and Articles, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital. Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

Dividends. The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to our Memorandum and Articles. Our post-offering Articles provide that our board of directors may pay interim dividends or declare final dividends in accordance with the respective rights of the shareholders if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. In addition, our shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

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Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of Class A Ordinary Shares shall be entitled to one vote per share on all matters subject to the vote at general meetings of our company, and holders of Class B Ordinary Shares shall be entitled to 20 votes per share on all matters subject to the vote at general meetings of our company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company, except as may otherwise be required by law. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; one or more members holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all Ordinary Shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes provided always that if the Company has one (1) member of record, the quorum shall be that one (1) member present in person or by proxy. To avoid confusion for the purpose, when counting the quorum, each issued and outstanding Class A Ordinary Share has one (1) vote and each issued and outstanding Class B Ordinary Share has 20 votes. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a majority of the votes which are cast by those of our shareholders who attend and vote at the meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast by those of our shareholders who attend and vote at the meeting at the meeting. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name, making changes to our post-offering Memorandum and Articles, a reduction of our share capital and the winding up of our company.

Conversion. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares may be converted into an equal and corresponding number of Class A Ordinary Shares (being a 1:1 ratio) at the option of such holder at any time upon written notice to the transfer agent of the Company. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a holder thereof to any person or entity who is not an affiliate of the holder thereof, or upon a change of ultimate beneficial ownership of the holder of any Class B Ordinary Share to any person or entity who is not an affiliate of the holder thereof, such Class B Ordinary Shares will be automatically and immediately converted into the same number of Class A Ordinary Shares.

Appointment of directors. Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Meetings of directors. At any meeting of directors, a quorum will be present if a majority of the members of the board of directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our board of directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

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The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than forty days in any year as our board may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares issued and outstanding, and (3) if the company has commenced liquidation. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares issued and outstanding (other than shares held as treasury shares).

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company.

Changes in the number of shares we are authorized to issue and those in issue. We may from time to time by resolution of shareholders in the requisite majorities:

●	increase or decrease the authorized share capital of our Company;
●	subdivide our authorized and issued shares into a larger number of shares; and
●	consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional shares (including fractional shares) and other securities of the Company from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Memorandum and Articles also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the post-offering Memorandum and Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

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• the designation of the series;

• the number of shares of the series;

• the dividend rights, dividend rates, conversion rights, voting rights; and

• the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the post-offering Memorandum and Articles relating to variations to rights of shares.

Anti-Takeover Provisions

Some provisions of our post-offering Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our post-offering Memorandum and Articles); and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our post-offering Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares holding shares representing in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting.

The existence of authorized but unissued Class A Ordinary Shares and Class B Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than our memorandum and articles of association, special resolutions, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Preferred Shares

As at the date of this prospectus, we have not issued any preferred shares. Under the post-offering articles of association, shares and other securities of the Company may be issued by the board of directors with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the board of directors may determine.

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General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Memorandum and Articles provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors or Chairman of the board of directors. Our board of directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act of the Cayman Islands. The Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
●	an exempted company’s register of members is not required to be open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as an exempted limited duration company; and
●	an exempted company may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq Capital Market rules in lieu of following home country practice after the closing of this offering.

Differences in Corporate Law

The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiaries or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of shareholders; or (b) a majority representing 75% in value of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;
●	an irregularity in the passing of a resolution which requires a qualified majority;
●	an act purporting to abridge or abolish the individual rights of a member; and
●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association permit indemnification of our directors and officers for costs, charges, expenses, losses, or damages incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company, our board will be required to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our post-offering articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, any of our directors may be removed by ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our post-offering memorandum and articles of association, our post-offering memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our post-offering memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming no exercise by the underwriter of the over-allotment option to purchase additional Class A Ordinary Shares, we will have 11,690,000 issued and outstanding Class A Ordinary Shares, including 1,250,000 Class A Ordinary Shares offered in this offering, and 4,560,000 Class B Ordinary Shares. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” (as that term is defined in Rule 144 under the Securities Act) without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A Ordinary Shares in the public market could materially adversely affect prevailing market prices of the Class A Ordinary Shares.

Prior to this offering, there has been no public market for our ordinary shares. We have applied to list our Class A Ordinary Shares offered in this offering on the Nasdaq. However, we cannot assure you that a regular trading market will develop in our Class A Ordinary Shares.

Lock-Up Agreements

We have agreed, for a period of 90 days after the date of this prospectus, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, our directors, executive officers and holders of more than 5% of our issued and outstanding ordinary shares have also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares. See “Underwriting” on 168 of this prospectus.

We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our ordinary shares issued and outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then issued and outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

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Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the U.S. in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

Upon the completion of this offering, holders of our registrable securities will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above.

TAXATION

The following summary of material Cayman Islands, Singapore, PRC and U.S. federal income tax consequences of an investment in Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

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No stamp duty is payable in the Cayman Islands in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or our company holds interests in land in the Cayman Islands.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Class A Ordinary Shares or of any person acquiring, selling or otherwise dealing with our Class A Ordinary Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Class A Ordinary Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Class A Ordinary Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Class A Ordinary Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Class A Ordinary Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Class A Ordinary Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Class A Ordinary Shares.

Individual Income Tax

An individual is a tax resident in Singapore in a year of assessment (“YA”) if, in the preceding year, he resides in Singapore except for such temporary absences as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore. This includes a person who is physically present in Singapore or exercises an employment (other than as a director of a company) in Singapore for 183 days or more during the year preceding the YA.

Generally, individual taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, unless certain exemptions apply. Foreign-sourced income received in Singapore by a non-resident individual is exempt from Singapore income tax. Foreign-sourced income received on or after January 1, 2004 by a Singapore tax resident individual (except for income received through a partnership in Singapore) is also exempt from Singapore income tax if the Comptroller of Income Tax in Singapore (“Comptroller”) is satisfied that the tax exemption would be beneficial to the individual.

Prior to YA 2024, Singapore tax resident individuals are taxed at progressive rates ranging from 0% to 22%, after deductions of qualifying personal reliefs where applicable. Starting in YA 2024, Singapore tax residents will be taxed at progressive rates ranging from 0% to 24%. Non-resident individuals, subject to certain exceptions and conditions, are subject to Singapore income tax on income accruing in or derived from Singapore at the rate of 22% prior to YA 2024 and 24% from YA 2024. The Singapore-sourced employment income of non-resident individuals are taxed at either a flat rate of 15% (without deductions for personal relief), or at the progressive rates as a tax resident (with deductions for personal relief), whichever yields a higher tax.

Corporate Income Tax

A company is regarded as resident in Singapore for Singapore tax purposes if the control and management of its business are exercised in Singapore. “Control and management” is the making of decisions on strategic matters, such as those on company policy and strategy.

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A company is subject to Singapore income tax on income accruing in or derived from Singapore and on foreign-sourced income received or deemed to be received in Singapore, unless certain exemptions apply.

Foreign-sourced income in the form of dividends, branch profits and service income (“specified foreign income”) received or deemed to be received in Singapore by a Singapore tax resident company is exempt from Singapore income tax if the following conditions are met:

(i)     such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(ii)    at the time the income is received in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15%; and

(iii)   the Comptroller is satisfied that the tax exemption would be beneficial to the Singapore tax resident company.

Certain concessions and clarifications have also been announced by the Comptroller with respect to such conditions.

Pursuant to a tax concession granted with effect from 30 July 2004, the above foreign-sourced income exemption has been extended to include specified foreign income which is exempted from income tax in the foreign jurisdiction as a result of a tax incentive granted by that foreign jurisdiction for carrying out substantive business activities in that foreign jurisdiction.

If foreign-sourced income is subject to tax in Singapore and does not qualify for tax exemption, a Singapore tax resident corporate taxpayer is entitled to claim foreign tax credit (“FTC”) for the foreign tax paid on such foreign-sourced income, subject to meeting the relevant conditions. The amount of foreign tax credit available to a Singapore tax resident corporate taxpayer is based on the lower of:

(i)	the actual amount of foreign tax paid; or

(ii)	the amount of Singapore tax attributable to the foreign income (net of expenses).

Under the FTC pooling system, Singapore tax resident companies may elect to claim FTC on a pooled basis on any items of its foreign-sourced income, rather than the usual source-by-source and country-by-country basis, subject to meeting the relevant conditions as follows:

(i)	income tax must have been paid on the income in the foreign jurisdiction from which the income is derived;

(ii)	at the time the foreign-sourced income is received in Singapore, the headline tax rate of that foreign jurisdiction from which the income is received is at least 15.0%;

(iii)	there must be Singapore income tax payable on the foreign-sourced income; and

(iv)	the taxpayer is entitled to claim foreign tax credits under sections 50, 50A or 50B of the Income Tax Act 1947 (“SITA”) on its foreign-sourced income.

The amount of foreign tax credit to be granted under the FTC pooling system is the lower of (i) the actual amount of pooled foreign tax paid on the foreign income under pooling; or (ii) the total amount of Singapore tax attributable to the same pool of foreign income (net of expenses).

The corporate tax rate in Singapore is currently 17%. From YA 2020 onwards, three-quarters of a company’s first S$10,000 of normal chargeable income, and half of its next S$190,000 of normal chargeable income are exempt from corporate tax.

Qualifying newly incorporated companies will also, subject to certain conditions and exceptions, be eligible for tax exemption on three-quarters of the company’s first S$100,000 of normal chargeable income, and half of its next $100,000 of normal chargeable income, for each of the company’s first three consecutive YAs falling in or after YA 2020.

Dividend Distributions

Under Singapore’s one-tier corporate tax system, dividends paid by a Singapore tax resident company are exempt from Singapore income tax in the hands of its shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Gains on Disposal of our Class A Ordinary Shares

Singapore does not impose tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of our Class A Ordinary Shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which the Inland Revenue Authority of Singapore (“IRAS”) regards as the carrying on of a trade or business in Singapore.

Section 13W of the SITA provides a safe harbor in the form of an exemption of gains or profits arising from the disposal of ordinary shares for disposals made up to 31 December 2027. To qualify for the tax exemption, the divesting company must have legally and beneficially held at least 20% of the ordinary shares of the company whose shares are being disposed (“investee company”) for a continuous period of at least 24 months immediately prior to the date of disposal such shares.

The above-mentioned “safe harbor rule” is not applicable under the following scenarios:

(i)	The disposal of shares during the period from 1 June 2012 to 31 May 2022 of an unlisted investee company which is in the business of trading or holding Singapore immovable properties (other than the business of property development).

(ii)	The disposals of shares from June 1, 2022 of an unlisted investee company which is in the business of trading, holding, or developing immovable properties in Singapore or abroad, subject to certain exceptions.

(iii)	The disposal of shares by a divesting company in the insurance business industry (as referred to under section 26 of the SITA).

(iv)	The disposal of shares by a partnership, limited partnership or limited liability partnership, where one or more of the partners is a company or are companies.

Holders of our Class A Ordinary Shares who apply, or who are required to apply, the Singapore Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be) may for the purposes of Singapore income tax be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Class A Ordinary Shares is made.

Holders of our Class A Ordinary Shares should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Class A Ordinary Shares.

Stamp Duty

There is no stamp duty payable on the subscription for our Class A Ordinary Shares.

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Stamp duty is payable on an instrument for the conveyance, assignment or transfer on sale of the shares in a company incorporated in Singapore, or a company which maintains a share or branch register in Singapore. Stamp duty is calculated at the rate of 0.2% of the consideration for, or net asset value of, such shares transferred, whichever is higher.

Stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where an instrument of transfer is executed outside Singapore and not brought into Singapore, or no instrument of transfer is executed, no stamp duty is generally payable on the acquisition of shares. However, stamp duty is generally payable if the instrument of transfer is executed in Singapore, or is executed outside Singapore and received in Singapore.

An electronic instrument may be treated as an instrument of transfer for stamp duty purposes. In this regard, an electronic instrument that effects a transaction includes, among others, an electronic record that effects, or an electronic record and a physical document that together effect, the same transaction, whether directly or indirectly. Examples of an “electronic record” include anything sent by e mail, SMS or any Internet-based messaging service.

An electronic instrument that is executed outside Singapore is received in Singapore if (a) it is retrieved or accessed by a person in Singapore; (b) an electronic copy of it is stored on a device (including a computer) and brought into Singapore; or (c) an electronic copy of it is stored on a computer in Singapore.

Stamp duty may therefore apply on the sale and disposal of our Class A Ordinary Shares if the Company maintains a share or branch register in Singapore, and if an instrument of transfer (including an electronic instrument) is executed in Singapore, or if an instrument of transfer (including an electronic instrument) is executed outside Singapore and received in Singapore. Investors should seek their own tax advice on the applicability of stamp duty in connection with the purchase and sale of our Class A Ordinary Shares.

Estate Duty

Singapore estate duty was abolished with respect to all deaths occurring on or after February 15, 2008.

Goods and Services Tax (“GST”)

The sale of our Class A Ordinary Shares by a GST-registered investor belonging in Singapore for GST purposes to another person belonging in Singapore is an exempt supply not subject to GST. Any input GST incurred by the GST-registered investor in making an exempt supply is generally not recoverable as input tax.

Where our Class A Ordinary Shares are sold by a GST-registered investor in the course of or furtherance of a business carried on by such investor contractually to a person who belongs outside Singapore, and for the direct benefit of a person who belongs outside Singapore (and who is outside Singapore at the time of supply) or a GST-registered person who belongs in Singapore, the sale should generally, subject to the satisfaction of certain conditions, qualify for zero-rating (i.e., subject to GST at 0%). Any input GST incurred by the GST-registered investor in making such a zero-rated supply in the course of or furtherance of a business may be fully recoverable as input tax where the relevant conditions are met. Investors should seek their own tax advice on the recoverability of GST incurred on expenses in connection with the purchase and sale of our Class A Ordinary Shares.

Services consisting of arranging, brokering, underwriting or advising on the issue, allotment or transfer of ownership of our Class A Ordinary Shares rendered by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our Class A Ordinary Shares will be subject to GST at the rate of 8% from January 1, 2023. This rate will be raised from 8% to 9% with effect from January 1, 2024. Similar services rendered by a GST-registered person contractually to a person who belongs outside Singapore, and for the direct benefit of a person who belongs outside Singapore (and who is outside Singapore at the time of supply) or a GST-registered person who belongs in Singapore, should generally, subject to the satisfaction of certain conditions, qualify for zero-rating.

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People’s Republic of China Taxation

Under the PRC EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a “resident enterprise” for PRC income tax purposes and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules to the PRC EIT Law define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in mainland China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, minutes of board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation), or the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a holding company, its key asset is its share ownership in its direct subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” on pages 61 and 62 of this prospectus.

United States Federal Income Taxation Considerations

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●        banks;

●        financial institutions;

●        insurance companies;

●        pension plans;

●        cooperative;

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●        regulated investment companies;

●        real estate investment trusts;

●        broker-dealers;

●        persons that elect to mark their securities to market;

●        U.S. expatriates or former long-term residents of the U.S.;

●        governments or agencies or instrumentalities thereof;

●        tax-exempt entities (including private foundations);

●        persons liable for alternative minimum tax;

●        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●        beneficiaries of a Trust holding our Class A Ordinary Shares; or

●        persons holding our Class A Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders (as defined below) that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material U.S. Federal Income Tax Consequences

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of our Class A Ordinary Shares as of the date hereof. The effects of any applicable state or local laws and other U.S. federal tax laws, such as estate and gift tax laws, and the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, are not discussed. This summary is only applicable to Class A Ordinary Shares held as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, by a United States Holder (as defined below).

The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

●	a dealer in securities or currencies;

●	a financial institution;

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●	a regulated investment company;

●	a real estate investment trust;

●	an insurance company;

●	a tax-exempt organization;

●	a person holding our Class A Ordinary Shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

●	a trader in securities that has elected the mark-to-market method of accounting for your securities;

●	a person subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an “applicable financial statement” (as defined in the Code);

●	a United States expatriate;

●	a person who owns or is deemed to own 10% or more of our stock by vote or value; or

●	a person whose “functional currency” is not the United States dollar.

As used herein, the term “United States Holder” means a beneficial owner of our Class A Ordinary Shares that is for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our Class A Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A Ordinary Shares, you should consult your tax advisors.

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This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances. If you are considering the purchase, ownership or disposition of our Class A Ordinary Shares, you should consult your tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Taxation of Dividends

Subject to the discussion under “—Passive Foreign Investment Company” below, the gross amount of any distributions on our Class A Ordinary Shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution ordinarily would be treated, first, as a tax-free return of capital, causing a reduction in the adjusted basis of our Class A Ordinary Shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of our Class A Ordinary Shares), and, second, the balance in excess of adjusted basis generally would be taxed as capital gain recognized on a sale or exchange, as described under “—Taxation of Capital Gains” below. However, we do not expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that distributions will generally be reported to the Internal Revenue Service, or IRS, and taxed to you as dividends (as discussed above), even if they might ordinarily be treated as a tax-free return of capital or as capital gain.

With respect to non-corporate United States Holders (including individuals), dividends received from a qualified foreign corporation may be subject to reduced rates of taxation, unless we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. We have applied to quote our Class A Ordinary Shares offered in this offering on the Nasdaq. Provided that the listing is approved, United States Treasury Department guidance indicates that our Class A Ordinary Shares will be readily tradable on an established securities market in the United States. There can be no assurance that our Class A Ordinary Shares will continue to be readily tradable on an established securities market in later years.

A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. There is no income tax treaty between the U.S. and the Cayman Islands. However, in the event that in the future we were deemed to be a PRC resident enterprise under the PRC tax law, although no assurance can be given, we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty, provided that we meet the other requirements for Treaty eligibility. In that case, dividends we pay on our Class A Ordinary Shares may be eligible for the reduced rates of taxation whether or not the shares are readily tradable on an established securities market in the United States. Each non-corporate United States Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to our Class A Ordinary Shares. See “—PRC Taxation.” In that case, subject to a number of certain complex conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on our Class A Ordinary Shares will be treated as foreign source income and will generally constitute passive category income. If you do not elect to claim a foreign tax credit for foreign tax withheld, you may instead claim a deduction, for United States federal income tax purposes, for the foreign tax withheld, but only for a year in which you elect to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

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Passive Foreign Investment Company

In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value (based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of determining whether we are a PFIC, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.

Based on the manner in which we currently operate our business, the current and expected composition of our income and assets and the expected value of our assets (including the value of our goodwill, which is based on the expected price of our Class A Ordinary Shares in this offering), we do not believe that we will be a PFIC for our current taxable year. PFIC status is determined annually based on the Company’s income, assets and activities for the entire taxable year, thus it is not possible to determine whether we will be characterized as a PFIC for 2023 or any other future year until after the close of that year. Because we will hold a substantial amount of cash following this offering, we may be or become a PFIC if our market capitalization declines. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year.

If we are a PFIC for any taxable year during which you hold our Class A Ordinary Shares and you do not make a timely mark-to-market election, as described below, you will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of our Class A Ordinary Shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for our Class A Ordinary Shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for our Class A Ordinary Shares,

●

the amount allocated to the current taxable year, and any amount allocated to any taxable year in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest income tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our Class A Ordinary Shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold our Class A Ordinary Shares (even if we do not qualify as a PFIC in any subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your Class A Ordinary Shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your tax advisor about this election.

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In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your Class A Ordinary Shares provided such Class A Ordinary Shares are treated as “marketable stock.” Our Class A Ordinary Shares generally will be treated as marketable stock if our Class A Ordinary Shares are “regularly traded” on a “qualified exchange or other market” (within the meaning of the applicable Treasury regulations). Under current law, the mark-to-market election may be available to shareholders if our Class A Ordinary Shares are quoted on the Nasdaq, which constitutes a qualified exchange, although there can be no assurance that our Class A Ordinary Shares will be “regularly traded” for purposes of the mark-to-market election. If you make an effective mark-to-market election, for each taxable year that we are a PFIC, you will include as ordinary income the excess of the fair market value of your Class A Ordinary Shares at the end of the year over your adjusted basis in the Class A Ordinary Shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted basis in the Class A Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your Class A Ordinary Shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Your adjusted basis in the Class A Ordinary Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions, in each case, to the extent provided for under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Class A Ordinary Shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

A different election, known as the “qualified electing fund” or “QEF” election is generally available to holders of PFIC stock (but not warrants), but requires that the corporation provide the holders with a “PFIC Annual Information Statement” containing certain information necessary for the election, including the holder’s pro rata share of the corporation’s earnings and profits and net capital gains for each taxable year, computed according to United States federal income tax principles. We do not intend, however, to determine our earnings and profits or net capital gain under United States federal income tax principles, nor do we intend to provide United States Holders with a PFIC Annual Information Statement. Therefore, you should not expect to be eligible to make this election.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC (no such election is available to warrants). A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

If we are a PFIC for any taxable year during which you hold our Class A Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, if you make a mark-to-market election with respect to our Class A Ordinary Shares, you may continue to be subject to the general PFIC rules with respect to your indirect interest in any of our non-United States subsidiaries that is classified as a PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold our Class A Ordinary Shares in any year in which we are classified as a PFIC, you will generally be required to file IRS Form 8621 and to provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding our Class A Ordinary Shares if we are considered a PFIC in any taxable year and the availability, manner and advisability of making any elections.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of our Class A Ordinary Shares in an amount equal to the difference between the amount realized for our Class A Ordinary Shares and your adjusted basis in our Class A Ordinary Shares. Subject to the discussion under “—Passive Foreign Investment Company” above, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held our Class A Ordinary Shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as foreign source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as foreign source, you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our Class A Ordinary Shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). You are urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit and the election to treat any gain as foreign source, under your particular circumstances.

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Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our Class A Ordinary Shares and the proceeds from the sale, exchange or other disposition of our Class A Ordinary Shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Certain United States Holders that hold certain foreign financial assets (which may include our Class A Ordinary Shares) may be required to report information relating to such assets, subject to exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions). You are urged to consult your tax advisors regarding the effect, if any, of this reporting requirement on your ownership and disposition of our Class A Ordinary Shares.

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SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, other than the three independent director nominees, Kevin Vassily, David Ping Li and Weston Twigg, who are U.S. citizens, all of our other directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. Three of our current officers, Wee Thuang Lee, Lei Yao, Jingan Tang, are Singapore citizens and reside within Singapore; and two of our officers, Wanjun Yao and (Alex) Yuan Gong, are PRC nationals and reside within mainland China. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons who are not nationals of or located in the United States, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates as our agent, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, to receive service of process with respect to any action brought against us in the United States.

Service of Process and Enforcement of Civil Liabilities in Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (b) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Service of Process and Enforcement of Civil Liabilities in Singapore

It is possible that the courts in Singapore may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Service of Process and Enforcement of Civil Liabilities in the PRC

Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Han Kun Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Han Kun Law Offices has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the U.S.

Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our Class A Ordinary Shares.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement entered into by and between the Company and US Tiger Securities, Inc., acting as the representative of the underwriters (the “Representative”) named below, the underwriters have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Class A Ordinary Shares
US Tiger Securities, Inc.	[●]
[●]	[●]
Total	1,250,000

The underwriters are offering the shares subject to their acceptance of the Ordinary Shares from us. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

We agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We plan to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “TRSG.”

Over-Allotment Option

If the underwriters sell more Class A Ordinary Shares than the total number set forth in the table above, we have granted to the underwriters a 45-day option following the effective date of this prospectus to purchase up to 187,500 additional Class A Ordinary Shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Class A Ordinary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell Class A Ordinary Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A Ordinary Shares. They may also cause the price of the Class A Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

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Discounts, Commissions, and Expenses

We have agreed to pay the underwriters a cash fee equal to $[●] (6.5%) of the aggregate gross proceeds raised in this offering.

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus. After this offering, the public offering price and concession to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Initial public offering price	[●]	[●]	[●]
Underwriting commissions and discounts (1)	[●]	[●]	[●]
Proceeds, before expenses, to us	[●]	[●]	[●]

(1)	Does not include non-accountable expenses disclosed below.

We have agreed to pay reasonable and documented Representative’s accountable expenses of up to $240,000. As of the date of this prospectus, the Company has advanced $80,000 to the Representative to cover its anticipated out-of-pocket expenses. The advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advances in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the underwriters a non-accountable expense, equal to one percent (1%) of the gross proceeds received by us from the sale of our Class A Ordinary Shares excluding shares sold pursuant to the exercise of the over-allotment option.

Underwriter’s Warrants

In addition, we have agreed to grant the Representative non-redeemable warrants to purchase an amount equal to five percent (5%) of the Ordinary Shares sold in the offering (including the over-allotment shares), which will shall be non-callable and non-cancelable, are due and exercisable upon the closing of the offering for nominal consideration, have a five (5) year term starting from the date of the commencement of sales of the offering, and a cashless exercise feature. Such warrants are exercisable at a price of 120% of the public offering price of the Ordinary Shares offered pursuant to this offering. The Underwriter’s Warrants and the underlying Ordinary Shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Underwriter’s Warrants nor any of our Ordinary Shares issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering, except that (i) they may be transferred, in whole or in part, to any member participating in the offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the 180-day lock-up period pursuant to FINRA Rule 5110(e)(2)(B)(i), (ii) they may be exercised or converted, in whole or in part, if all securities received remain subject to the lock-up restriction for the for the remainder of the 180-day lock-up period, (iii) they may be transferred back to the issuer in a transaction exempt from registration with the SEC, or other exceptions as provided under FIRNA Rule 5110(e)(2). Although the Underwriter’s Warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the Underwriter’s Warrants will provide for registration rights in certain cases. The Underwriter’s Warrants will contain provisions for one demand registration right and unlimited “piggyback” registration rights of the sale of the underlying shares at the Company’s expense. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Underwriter’s Warrants. The durations of the demand registration right and the “piggyback” registration right provided will not be more than five years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(C) & (D).

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The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock split, stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation. As a result, the warrant exercise price and/or underlying shares may also be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price. Additionally, the Underwriter’s Warrants shall contain provisions for automatic exercise immediately prior to the warrants’ expiration and such other terms and conditions no less favorable to US Tiger Securities Inc. than the terms and conditions generally available to an unaffiliated third party under the same or similar circumstances.

Electronic Offer, Sale and Distribution of Class A Ordinary Share

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Class A Ordinary Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations.

Escrow Account

We have agreed to maintain an SEC compliant offering deposit or escrow account with the financial institution as designated by the parties, and will deposit an amount of $500,000 to provide source of funding for certain indemnification obligations to the underwriter and other indemnified persons as described in the registration statement and the Underwriting Agreement.

Lock-up Agreements

We have agreed that we will not offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, sell any option or contract to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Ordinary Shares, or file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (other than a registration statement on Form S-8) without the prior written consent of the Representatives for a period ending 90 days after the commencement of sales of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors and officers and holders of 5% or more of our Ordinary Shares on a fully diluted basis immediately prior to the consummation of this offering (each, a “Lock-Up Party) have agreed or are otherwise contractually restricted, subject to certain exceptions, for a period of 180 days after the consummation of the offering without the prior written consent of the Representative not to directly or indirectly sell, transfer, or dispose of any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares.

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Notwithstanding the foregoing, and subject to the conditions below, each Lock-Up Party may transfer Ordinary Shares without the prior written consent of the Representative in connection with:

(i)	transactions relating to Ordinary Shares acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Ordinary Shares acquired in such open market transactions;

(ii)	transfers of Ordinary Shares as a bona fide gift, by will or intestacy upon the death of the directors, officers or greater than 5% securityholders or to an immediate family member or trust for the benefit of the Lock-Up Party and/or one or more family members;

(iii)	transfers of Ordinary Shares to a charity or educational institution or other not-for-profit organization;

(iv)	if the Lock-Up Party, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Ordinary Shares to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be;

(v)	a sale or surrender to us of any options or Ordinary Shares underlying the options in order to pay the exercise price or taxes associated with the exercise of share options pursuant to the Company’s equity incentive plans, provided that such lock-up restrictions shall apply to any of the Lock-Up Party’s Ordinary Shares issued upon such exercise; or

(vi)	transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of our Ordinary Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Ordinary Shares held by the Lock-Up Party shall remain subject to the lock-up restrictions.

In the case of any transfer pursuant to the foregoing clauses (ii), (iii) or (iv), (a) any such transfer shall not involve a disposition for value, (b) each transferee shall sign and deliver to the Representative a lock-up agreement, and (c) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this section, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Ordinary Shares of the Company on a fully diluted basis.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

Prior to this offering, there has been no public market for our Class A Ordinary Shares. Consequently, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations among us and the Representative. Among the factors to be considered in determining the initial public offering price are the information set forth in this prospectus and otherwise available to the underwriters, our results of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, the assessment of our management, currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company, and other factors deemed relevant by the underwriters and us. Neither we nor the underwriters can assure investors that an active trading market will develop for Class A Ordinary Shares, or that our Class A Ordinary Shares will trade in the public market at or above the initial public offering price.

The initial public offering price of $[●] set forth on the cover page of this prospectus is subject to change as a result of market conditions and other factors. We plan to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “TRSG.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●

Over-allotment involves sales by the Underwriter of the Class A Ordinary Share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

171

●

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our Class A Ordinary Share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A Ordinary Share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Class A Ordinary Share until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of Class A Ordinary Shares. As a result, the price of Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their clients and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

172

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses reimbursable to the underwriters, payable by the registrant in connection with the sale of Class A Ordinary Shares being registered. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee	US$	2,422
FINRA filing fee		7,657
Nasdaq Capital Market listing fee		50,000
Legal fees and expenses		756,457
Accounting expenses		398,349
Transfer agent fees		34,753
Financial printing		47,415
Miscellaneous expenses		1,058,786
Total		$2,355,839

173

LEGAL MATTERS

The validity of the Ordinary Shares and certain other legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by Robinson & Cole LLP. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to Singapore law and PRC law will be passed upon for us by Shook Lin & Bok LLP and Han Kun Law Offices, respectively. Legal matters as to Singapore tax law will be passed upon for us by WongPartnership LLP. Robinson & Cole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law, Shook Lin & Bok LLP with respect to matters governed by Singapore law, and Han Kun Law Offices with respect to matters governed by PRC law.

Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriters by VCL Law LLP. Legal matters as to PRC law will be passed upon for the underwriters by AllBright Law Offices. The underwriters may rely upon AllBright Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the years ended December 31, 2022 and 2021, included in this Registration Statement have been so included in reliance on the reports of Marcum Asia CPAs LLP and Friedman LLP, independent registered public accounting firms, respectively, given on the authority of said firms in auditing and accounting. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective September 1, 2022, Friedman LLP, our then independent registered public accounting firm, combined with Marcum LLP. On December 16, 2022, our Board of Directors approved the dismissal of Friedman LLP and the engagement of Marcum Asia CPAs LLP (“Marcum Asia”) to serve as our independent registered public accounting firm. The services previously provided by Friedman LLP are now provided by Marcum Asia.

Friedman LLP’s reports on our consolidated financial statements for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and through December 16, 2022, there have been no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman LLP’s satisfaction, would have caused Friedman LLP to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

During our two most recent fiscal years and the subsequent interim period through December 16, 2022, there were no reportable events other than the material weaknesses reported by management in the Risk Factors section from page 69 to 70 of this prospectus.

We provided Friedman LLP with a copy of the above disclosure and requested that Friedman LLP furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Friedman LLP’s letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

During our two most recent fiscal years and through December 16, 2022, neither our Company nor anyone acting on our behalf consulted Marcum Asia with respect to any of the matters or reportable events.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including amendment and relevant exhibits, with the SEC under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares.

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we will be exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

174

THE CONSOLIDATED FINANCIAL STATEMENTS

TUNGRAY TECHNOLOGIES INC

F-1

Tungray Technologies Inc and Subsidiaries

Condensed Consolidated Balance Sheets

(Stated in U.S. Dollars)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$11,653,425	$13,130,296
Accounts and notes receivable, net	2,609,763	2,420,150
Accounts receivable - related parties	121,443	104,743
Inventories, net	2,180,505	1,404,669
Prepayments, net	610,820	539,383
Prepayments - related parties	399,657	48,115
Other receivables and other current assets, net	336,545	188,402
Other receivables - related parties	154,380	23,827
Total current assets	18,066,538	17,859,585

PROPERTY AND EQUIPMENT, NET	6,081,384	6,237,759

OTHER ASSETS
Prepaid expenses and deposits	28,300	22,707
Long-term investment	206,859	217,480
Operating right-of-use assets	585,686	674,325
Intangible assets	60,967	33,944
Deferred tax assets	71,296	75,126
Deferred initial public offering (“IPO”) costs	1,048,198	699,559
Total non-current assets	2,001,306	1,723,141

Total assets	26,149,228	25,820,485

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	1,265,490	1,100,647
Accounts payable - related parties	119,945	110,347
Contract liabilities	3,278,566	1,848,128
Accrued expenses and other payables	675,254	993,036
Other payables - related parties	1,931,405	1,865,532
Current portion of banking facilities	154,874	170,093
Short-term loans - banks	431,647	453,807
Current portion of long-term loan - third party	90,624	209,609
Current portion of operating lease liabilities - related party	68,763	73,166
Taxes payable	623,800	859,613
Total current liabilities	8,640,368	7,683,978

OTHER LIABILITIES
Banking facilities	1,953,643	2,373,136
Operating lease liabilities - related party	393,399	490,013
Total other liabilities	2,347,042	2,863,149

Total liabilities	10,987,410	10,547,127

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized;
10,440,000 shares issued and outstanding	1,044	1,044
Class B ordinary shares, $0.0001 par value; 100,000,000 shares authorized;
4,560,000 shares issued and outstanding	456	456
Additional paid-in capital	332,574	332,574
Retained earnings	15,280,539	15,057,763
Statutory reserves	250,253	240,424
Accumulated other comprehensive loss	(651,881)	(344,468)
Total Tungray Technologies Inc shareholders' equity	15,212,985	15,287,793

NONCONTROLLING INTERESTS	(51,167)	(14,435)

TOTAL EQUITY	15,161,818	15,273,358

Total liabilities and shareholders' equity	$26,149,228	$25,820,485

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Tungray Technologies Inc and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss)

 (Stated in U.S. Dollars)

	For the Six Months Ended June 30,
	2023	2022
	(Unaudited)	(Unaudited)

Revenue - products	$5,313,634	$8,421,973
Revenue - related party	42,790	60,995
Total revenues	5,356,424	8,482,968

Cost of revenue - products	2,447,771	3,500,306
Cost of revenue - related party	32,858	38,984
Total cost of revenues	2,480,629	3,539,290

Gross profit	2,875,795	4,943,678

Operating expenses:
Selling expenses	216,168	258,318
General and administrative expenses	2,106,952	2,433,466
Research and development expenses	430,809	367,639
Total operating expenses	2,753,929	3,059,423

Income from operations	121,866	1,884,255

Other income (expenses)
Other income, net	128,614	96,666
Lease income - related party	10,263	13,049
Financial income (expenses), net	22,074	(72,002)
Total other income, net	160,951	37,713

Income before income taxes	282,817	1,921,968

Income tax expense	(88,638)	(359,692)

Net income	194,179	1,562,276

Less: net loss attributable to noncontrolling interests	(38,426)	(28,013)

Net income attributable to Tungray Technologies Inc	$232,605	$1,590,289

Net income	$194,179	$1,562,276

Foreign currency translation adjustment	(305,719)	(820,362)

Comprehensive (loss) income	(111,540)	741,914

Less: comprehensive loss attributable to noncontrolling interests	(36,732)	(28,344)

Total comprehensive (loss) income attributable to Tungray Technologies Inc	$(74,808)	$770,258

Weighted average number of common shares outstanding - basic and diluted	15,000,000	15,000,000

Earnings per common share - basic and diluted	$0.02	$0.11

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Tungray Technologies Inc and Subsidiaries

Condensed Consolidated Statements of Changes in Shareholders' Equity

(Stated in U.S. Dollars)

									Accumulated
					Additional		Retained earnings		other
	Preferred stock		Common stock		paid-in	Loan receivables-	Statutory		comprehensive	Noncontrolling
	Shares	Par Value	Shares	Par value	capital	related parties	reserves	Unrestricted	income (loss)	interests	Total
BALANCE, December 31, 2021	10,440,000	$1,044	4,560,000	$456	$332,574	$(4,683,530)	$188,833	$16,686,985	$65,091	$(1,170)	$12,590,283
Loans receivable - related parties	-	-	-	-	-	5,893	-	-	-	-	5,893
Net income	-	-	-	-	-		-	1,590,289	-	(28,013)	1,562,276
Statutory reserves	-	-	-	-	-		52,906	(52,906)	-	-	-
Foreign currency translation adjustment	-	-	-	-	-		-		(820,031)	(331)	(820,362)
BALANCE, June 30, 2022 (Unaudited)	10,440,000	$1,044	4,560,000	$456	$332,574	$(4,677,637)	$241,739	$18,224,368	$(754,940)	$(29,514)	$13,338,090

BALANCE, December 31, 2022	10,440,000	$1,044	4,560,000	$456	$332,574	$-	$240,424	$15,057,763	$(344,468)	$(14,435)	$15,273,358
Net income	-	-	-	-	-	-	-	232,605	-	(38,426)	194,179
Statutory reserves	-	-	-	-	-	-	9,829	(9,829)	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(307,413)	1,694	(305,719)
BALANCE, June 30, 2023 (Unaudited)	10,440,000	$1,044	4,560,000	$456	$332,574	$-	$250,253	$15,280,539	$(651,881)	$(51,167)	$15,161,818

 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

Tungray Technologies Inc and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Stated in U.S. Dollars)

	For the Six Months Ended June 30,
	2023	2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$194,179	$1,562,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	102,477	87,165
Amortization expense	8,829	7,342
Provision for credit losses	56,175	27,330
Impairment (recovery) of inventory reserves	6,861	(85,648)
Deferred tax expense (benefits)	112	(8,372)
Amortization of operating lease right-of-use assets	58,307	59,360
Amortization of finance lease right-of-use assets	-	77,080
Loss from disposal of property and equipment	10,962	-
Changes in operating assets and liabilities
Accounts and notes receivable	(294,159)	(62,686)
Accounts receivable - related parties	(22,832)	(103,352)
Prepayments	(72,175)	(124,465)
Prepayments - related parties	(370,389)	4,306
Inventories	(861,035)	356,732
Other receivables and other current assets	(181,570)	32,318
Prepaid expenses and deposits	(7,015)	(2,953)
Operating lease receivable - related party	-	(13,571)
Accounts payable	221,819	116,950
Accounts payable - related party	15,685	(12,819)
Contract liabilities	1,516,618	(95,026)
Accrued expenses and other payables	(290,700)	(696,809)
Operating lease liabilities - related parties	(76,942)	(42,399)
Taxes payable	(212,339)	313,678
Net cash (used in) provided by operating activities	(197,132)	1,396,437

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,398)	(86,179)
Deposit for long-term investment	-	(231,514)
Purchase of intangible assets	(38,830)	-
Loans to related parties	(2,131,233)	(1,081,495)
Repayment from related parties	1,930,748	1,006,183
Net cash used in investing activities	(261,713)	(393,005)

Cash flows from financing activities:
Borrowings from related parties	721,676	154,342
Repayments to related parties	(633,625)	(192,737)
Proceeds from bank loan	-	308,685
Repayments to bank loan	(417,330)	(132,302)
Repayments to third party loan	(113,818)	(68,612)
Repayments to related party loans	-	(439,528)
Repayment of finance lease liabilities	-	(32,712)
Deferred IPO costs	(361,475)	-
Net cash used in financing activities	(804,572)	(402,864)

Effect of exchange rate change on cash	(213,454)	(581,668)

Net change in cash	(1,476,871)	18,900

Cash - beginning of period	13,130,296	11,336,548

Cash - end of period	$11,653,425	$11,355,448

Supplemental disclosure of cash flow information:
Interest paid	$56,609	$77,484
Income tax paid	$181,857	$3,289

Supplemental non-cash information:
Other receivables - related party offset with other payables - related party upon execution of offset agreement	$-	$2,424,153

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

TUNGRAY TECHNOLOGIES INC and Subsidiaries

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 1– Nature of business and organization

Tungray Technologies Inc (“Tungray”) was incorporated and registered as an exempted company with limited liability under the laws of Cayman Islands on June 1, 2022. Tungray is a holding company and has no substantive operations other than holding all of the outstanding shares of its subsidiaries through various recapitalizations. Tungray and its subsidiaries are hereafter referred as the “Company”.

The Company, through its wholly-owned subsidiaries in Singapore and China, is engaged in the field of industrial automation. The Company is an engineer-to-order company that has provided its customers with tooling solutions and customized industrial manufacturing solutions to Original Equipment Manufacturers (“OEMs”) in the industry sectors of semiconductors, printers, electronics, and home appliances sectors.

Reorganization

On June 21, 2022, Tungray established three wholly-owned subsidiaries under the laws of the British Virgin Island (“BVI”), Tungray Motion Ltd (“Tungray Motion”), Tungray Electronics Ltd (“Tungray Electronics”) and Tungray Intelligent Technology Ltd (“Tungray Intelligent”), investment holding companies with limited liability.

Tungray completed various recapitalizations under common control of its then existing shareholders, who collectively owned all of the equity interests of those three BVIs, holding companies incorporated under the laws of the British Virgin Islands (“BVI”) prior to the Reorganization, through the following transaction.

●	On November 22, 2022, Tungray acquired 100% of the equity interests in Tungray Singapore Pte. Ltd. (“Tungray Singapore”) a Singapore limited company, through Tungray Motion for nominal consideration.

●	On November 22, 2022, Tungray acquired 100% of the equity interests in Tung Resource Pte Ltd (“Tung Resource”) a Singapore limited company, through Tungray Electronics for nominal consideration.

●	On July 14, 2022, Tungray Intelligent established a wholly-owned subsidiary Tungray Technology Pte Ltd (“Tungray Technology”) a Singapore limited company, which established Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd (“Tongsheng Development”) on August 22, 2022 under the laws of the PRC. On September 28, 2022, Tungray acquired 100% of the equity interests in Qingdao Tungray Intelligent Technology Co., Ltd (“Qingdao Tungray Intelligent”) through Tungray Intelligent and Tongsheng Development for no consideration.

Before and after the Reorganization, the Company, together with its subsidiaries (as indicated above), is effectively controlled by the majority shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements in accordance with ASC 805-50-45-5.

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company and each of the following entities:

F-6

Name	Background	Ownership
Tungray Motion Ltd (“Tungray Motion”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Electronics Ltd (“Tungray Electronics”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Intelligent Technology Ltd (“Tungray Intelligent”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Singapore Pte. Ltd. (“Tungray Singapore”)	● A Singapore Company Limited by Shares ● Incorporated on June 21, 2007 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Motion
Tung Resource Pte Ltd (“Tung Resource”)	● A Singapore Company Limited by Shares ● Incorporated on July 9, 1996 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Electronics
Tungray Industrial Automation (Shenzhen) Co., Ltd (“Tungray Industrial”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on May 27, 2010

●       Design, development and manufacture of non- standard equipment such as automated assembly equipment, precision testing equipment, tooling fixtures, etc.

100% owned by Tungray Singapore
Tongsheng Intelligent Equipment (Shenzhen) Co., Ltd (“Tongsheng Intelligent”)	● A PRC limited liability company ● Incorporated on October 25, 2021 ● Research and development of intelligent robots; sales of intelligent robots; sales of intelligent storage equipment	70% owned by Tungray Industrial
Qingdao Tongri Electric Machines Co., Ltd (“Tongri Electric”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on December 26, 2001

●      Design, R&D and manufacturing of induction brazing equipment, induction hardening equipment, automatic welding equipment, linear motors, DD motors

100% owned by Tung Resource
Qingdao Tungray Intelligent Technology Co., Ltd (“Qingdao Tungray Intelligent”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on September 30, 2017

●       Design, R&D and manufacturing of induction brazing equipment, induction hardening equipment, automatic welding equipment, linear motors, DD motors

100% owned by Tongsheng Development
Tungray Technology Pte Ltd (“Tungray Technology”)	● A Singapore Company Limited by Shares ● Incorporated on July 14, 2022 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Intelligent
Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd. (“Tongsheng Development”)

●        A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●        Incorporated on August 22, 2022

●        Research and development of intelligent robots; sales of intelligent robots; sales of intelligent storage equipment

100% owned by Tungray Technology

Note 2– Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation of the financial statements, have been included. Interim results are not necessarily indicative of results to be expected for the full year. The interim information included in this Form F-1 should be read in conjunction with the annual information included in Amendment No.5 to Form F-1 for the years ended December 31, 2022 and 2021.

F-7

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Subsidiary is entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Segment Information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO and COO, who review consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on management’s assessment, the Company determined that it has only one operating segment as defined by ASC 280. This is supported by the operational structure of the Company which is designed and managed to share resources across the entire suite of products offered by the business. Such resources include research and development, product design, marketing, operations, and administrative functions.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period covered by the financial statements and accompanying notes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include, but not limited to, allowance for credit losses, estimated useful lives and impairment of property and equipment, valuation of deferred tax assets, and other provisions and contingencies. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed consolidated statements of income and comprehensive income (loss).

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiaries in Singapore and the People’s Republic of China (“PRC”) conduct their businesses and maintain its books and record in the local currency, Singapore Dollars (’SGD”) and Chinese Renminbi (“RMB”), as their functional currency, respectively.

F-8

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of and for the six months ended June 30,
	2023	2022

Period-end SGD: US$1 exchange rate	1.3523	1.3903
Period-end RMB: US$1 exchange rate	7.2513	6.6981
Period-average SGD: US$1 exchange rate	1.3361	1.3651
Period-average RMB: US$1 exchange rate	6.9283	6.4791

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash, accounts and notes receivable, other receivables, prepayments and other current assets, short-term loans, accounts payable, contract liabilities, accrued expenses and other payables, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company and its subsidiaries did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2023 and December 31, 2022.

Cash

Cash represents cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal or use and have original maturities less than three months.

Accounts and notes receivable, net

Accounts receivable include trade accounts due from customers. Accounts receivable are recorded at the invoiced amount less an allowance for expected credit losses and do not bear interest, which are due after 30 to 90 days, depending on the credit term with its customers. Notes receivable represents trade accounts receivable due from various customers where the customers’ banks have guaranteed the payment. The notes are non-interest bearing and normally paid within three to six months. The Company has the ability to submit request for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

F-9

Allowance for credit loss

Allowance for credit loss represents management’s best estimate of probable losses inherent in the portfolio. Commencing January 1, 2023, the Company adopted ASC 326, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets, which are accounts and notes receivable, and other receivables. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

Financial assets are presented net of the allowance for credit losses in the Condensed Consolidated Balance Sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of income and comprehensive income (loss). Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of June 30, 2023 and December 31, 2022, the allowance for credit losses of accounts and notes receivable was $283,257 and $303,311, respectively. For the six months ended June 30, 2023 and 2022, the provision for credit losses of accounts and notes receivable was $38,551 and $26,132, respectively.

Prepayments

The Company makes prepayments to suppliers in advance of receiving goods or services in accordance with underlying contractual terms with suppliers. Generally, prepayments are intended to expedite the delivery of required inventory as needed and to help ensure priority and preferential pricing on such goods or services.

These prepayments are unsecured and are reviewed periodically to determine whether the prepayment will be timely realized through the receipt of inventories, services, or refunds. If any amounts are deemed not realizable, the Company will recognize an allowance account to reserve for such balances. Management reviews its prepayments on a regular basis to determine if the valuation allowance is adequate and adjusts the allowance when necessary. As of June 30, 2023 and December 31, 2022, the Company provided a valuation allowance for prepayments of $3,715 and $30,543, respectively. During the six months ended June 30, 2023 and 2022, the Company did not record any provision for doubtful accounts of prepayments.

Other receivables and other current assets

Other receivables and other current assets primarily include receivable from employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of June 30, 2023 and December 31, 2022, the Company provided allowance for credit losses of other receivable and other current assets of $244,734 and $239,594, respectively. For the six months ended June 30, 2023 and 2022, the provision for credit losses for other receivable and other current assets was $17,624 and $1,198, respectively.

Loans receivable – related parties

Loans receivable – related parties represent loans to various companies which are under common control of the same major shareholder. Those loans are interest free and were no specific time requirement for returning the loans based on the terms of the arrangement, and in fact they seldom are actually repaid. Thus those loans receivables are seen as created to meet “substantial assets” test or contribute capitals. Therefore, these loans are equivalent to unpaid subscriptions receivable for capital shares which Rule 5-02.30 of Regulation S-X requires to be ducted from the dollar amount of capital shares subscribed. As of June 30, 2023 and December 31, 2022, no allowance was deemed necessary. Loan receivables – related party are presented as reduction of shareholders’ equity pursuant to SAB Topic 4:G.

F-10

Long-term investment

The Group’s long-term investment consists of an equity investment without readily determinable fair value. For equity securities without readily determinable fair value and do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to estimate fair value using the net asset value per share (or its equivalent) of the investment, the Group elected to use the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any.

For those equity investments that the Group elects to use the measurement alternative, the Group makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the entity has to estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the entity has to recognize an impairment loss in net income / (loss) equal to the difference between the carrying value and fair value. No event had occurred and indicated that other-than-temporary impairment existed and therefore the Company did not record any impairment charges for its investments for the six months ended June 30, 2023 and 2022.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Buildings	50 years
Office equipment	3-5 years
Operation equipment	3-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the six months ended June 30, 2023 and 2022, there was no impairment of property and equipment was recognized.

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land use rights.” The Company has obtained rights to use various parcels of land for 50 years. The Company also has obtained several software and technology knowhow with the useful life of 3 years to 5 years. The Company amortizes the cost of the intangible assets over their useful life using the straight-line method.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2023 and 2022, no impairment of long-lived assets was recorded, respectively.

F-11

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

Performance Obligations. A performance obligation is a promise in a contract to transfer a distinct good to the customer and is the unit of account in ASC Topic 606. A contract’s transaction price is recognized as revenue when the performance obligation is satisfied. Each of the Company’s contracts have distinct performance obligations, which are the promises to designs, manufactures, sells and installs individual goods or the promise to deliver services. The Company treats the distinct performance obligations as a single performance obligation as they are necessary and consecutive steps to complete a contract.

Assurance-type Warranty. An assurance-type warranty guarantees that the product will perform as promised and is not a performance obligation. This type of warranty promises to repair or replace a delivered good or service if it does not perform as expected. Since an assurance-type warranty guarantees the functionality of a product, the warranty is not accounted for as a separate performance obligation, and thus no transaction price is allocated to it. Rather, to account for an assurance-type warranty the vendor should estimate and accrue a warranty liability when the promised good or service is delivered to the customer (see ASC 460-10).

The payment terms usually include, but are not limited to, the following billing stages: 1) signing of the sales contract, approximately between 20% - 40% of the contract price, 2) before delivery 30% - 40%, 3) completion of the delivery or installation, approximately between 10% - 30% of the contract price, and 4) completion of a warranty period, approximately within 10% of the contract price. The completion of a warranty period is only passage of time and would not make the Company probable to not able to bill the remaining approximately 10% of the contract price. The timing of receiving payments does not differ significantly from the payment terms specified in the contracts.

F-12

The Company’s subsidiaries’ revenue recognition policies effective upon the adoption of ASC 606 are as follows:

Product revenue

-	Performance obligations satisfied at point in time

The Company designs, manufactures, sells and installs automatic welding equipment to corporate customers. The Company has elected to treat shipping, handling and installation as fulfilment activities, and not a separate performance obligation. Accordingly, the Company recognized the products revenue when control of the product is passed to the customer, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the installation by the Company’s technician or once on board at the customs based on the contract terms. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any significant returns nor provided significant customer discounts.

In conclusion, the Company recognizes the revenues from both standard products and customized products at the point of time when the products delivered, installed and accepted by the customers. Upon delivery, installation and customer acceptance are the proof of the completion of performance obligation, which is a confirmation of customer to its ability to direct the use of and obtain substantially all the benefits from the products. In instances where substantive completion inspection, installation and customer acceptance provisions are specified in the contracts, revenues are deferred until all installation and acceptance criteria have been met.

Since the contract price and term is fixed and enforceable and assurance-type warranty guarantees the functionality of a product and the warranty is not accounted for as a separate performance obligation, thus no transaction price is allocated to it. The Company recognizes the fully number of sales at the point in time as the products are delivered or accepted by the customers according to the acceptance term included in the contract.

Other services revenue

Other services mainly include equipment repair which is outside of the contract of products sales. Generally, the Company does not enter any repair service contracts. The repair service usually are performed at customer’s need basis. The duration of the repair services is usually less than one month, the Company recognizes the revenue form repair services at the point of time when the service is completed and accepted by the customers. Historically, the revenue from thus services has been immaterial. Approximately $2,500 and $3,000 for the service revenue was recognized for six months ended June 30, 2023 and 2022, respectively.

The Company’s revenues by geographic locations are summarized below:

	For the Six Months Ended June 30, 2023	For the Six Months Ended June 30, 2022
China revenues	$1,878,404	$3,468,699
Singapore revenues	3,478,020	5,014,269
Total revenues	$5,356,424	$8,482,968

Contract liabilities

Contract liabilities represents cash payment received from customers in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be at a point in time. Contract liabilities are derecognized when or as revenue is recognized. Due to the generally short-term duration of the relevant contracts, all the performance obligations are expected to be satisfied within one year and are classified as current liabilities. The amount of revenue recognized that was included in the contract liabilities at the beginning of the period were $1,633,324 and $528,842 for the six months ended June 30, 2023 and 2022, respectively.

Chinese value-added tax (“VAT”)

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). The products sold to the customers outside of China are not subject to a Chinese VAT. VAT taxes are presented as a reduction of revenue.

Goods and services taxes (“GST”)

The products sold in the Singapore are subject to a goods and services tax (“GST”). The products sold to the customers outside of Singapore are not subject to a GST. GST taxes are presented as a reduction of revenue. The GST are based on gross sales price. GST rate is generally 8% in Singapore, which will be further increased to 9% with effect from January 1, 2024. Entities that are GST-registered taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable.

F-13

Inventory and cost of goods sold

Inventory is stated at the lower of cost or net realizable value with cost determined under the moving average method. Adjustments to the carrying value are recorded for estimated obsolescence or excess inventory equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future demand and market conditions.

The Company’s costs include the amounts it pays manufacturers for product, labor costs, lease and utility expenses for factories, tariffs and duties associated the transporting product and freight costs associated with transporting the product from its manufacturers to its warehouses, as applicable.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, and related expenses for the Company’s research and product development team.

Employee benefits

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $139,514 and $133,694 for the six months ended June 30, 2023 and 2022, respectively.

Deferred IPO costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal, accounting and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet assets and liabilities method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the six months ended June 30, 2023 and 2022.

F-14

Noncontrolling interests

Noncontrolling interests represent 30% of the equity interest of Tongsheng Intelligent. The noncontrolling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the face of the consolidated statement of income and comprehensive income as an allocation of the total comprehensive income or loss for the period between non-controlling interest holders and the shareholders of the Company.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) of the Company consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Leases

The Company accounts for leases in accordance with ASC 842. The Company entered into certain agreement as a lessor under which it leased its office building for a long-term period (more than 12 months) to the thirty parties. The Company also entered into one agreement as lessee to lease equipment to for one of its subsidiaries operation. If any of the following criteria are met, the Company classifies the lease as a finance lease (as a lessee) or as a direct financing or sales-type lease (both as a lessor):

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

F-15

Lessor

The Company entered into a lease agreement as a lessor under which it leased its office building for a long-term period (more than 12 months) to a related party. The Company accounts for this lease in accordance with ASC 842. The Company considerate the five fundamental criteria above. The two primary accounting provisions the Company used to classify transactions as a sales-type lease or operating lease are 1) lease term is for a major part of the remaining economic life of the building and 2) the present value of the sum of the lease payments. The Company does not believe that the lease meets any of the five criteria and requires to be classified as a sales-type lease. Pursuant to ASC 842-30, a lessor would classify a lease as an operating lease when not of the sales-type lease or direct financing lease classification criteria are met. The Company’s underlying building property was classified as operating lease. The Company will maintain the underlying building asset and recognizes lease income on the straight-line basis over the lease term.

Lessee

The Company’s two subsidiaries entered into lease agreements as lessee to lease equipment from the third parties, and to lease two buildings from related parties for its subsidiaries’ operations.

The Company accounts for those equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as finance leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise. The equipment leases included those two terms, and the Company believes that the equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as finance leases. The building leases are classified as operating leases.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally include options to extend, renew, or terminate the lease, as the Company has reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on a straight-line basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term as the amount that results in a constant periodic interest rate of the office equipment on the remaining balance of the liability.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset groups and includes the associated operating lease payments in the undiscounted future pre-tax cash flows. For the six months ended June 30, 2023 and 2022, the Company did not recognize any impairment loss on its finance and operating lease ROU assets.

F-16

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. Transactions involving related parties cannot be presumed to be carried out on an arm’s –length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

The Company does not believe any recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income(loss) and statements of cash flows.

Note 3 – Accounts and notes receivable, net

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Accounts receivable	$2,808,093	$2,423,055
Notes receivable	84,927	300,406
Allowance for credit losses	(283,257)	(303,311)
Total accounts and notes receivable, net	$2,609,763	$2,420,150

Movements of allowance for credit losses are as follows:

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Beginning balance	$303,311	$310,968
Addition	38,551	16,394
Write-off	(44,037)	-
Exchange rate effect	(14,568)	(24,051)
Ending balance	$283,257	$303,311

F-17

Note 4 – Other receivables and other current assets, net

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Due from third parties	$473,734	$383,050
Refundable deposits	10,412	10,517
Others	97,133	34,429
Allowance for credit losses	(244,734)	(239,594)
Total other receivables and other current assets, net	$336,545	$188,402

Movements of allowance for credit losses are as follows:

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Beginning balance	$239,594	$264,880
Addition (recovery)	17,624	(5,268)
Exchange rate effect	(12,484)	(20,018)
Ending balance	$244,734	$239,594

Note 5 – Inventories, net

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Raw materials	$473,075	$509,056
Finished goods	784,242	469,526
Work in process	1,074,344	637,436
Reserve for inventories	(151,156)	(211,349)
Total inventories, net	$2,180,505	$1,404,669

Movements of inventory reserves are as follows:

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Beginning balance	$211,349	$401,570
Addition	6,861	42,544
Write-off	(59,059)	(206,213)
Exchange rate effect	(7,995)	(26,552)
Ending balance	$151,156	$211,349

The Company recorded $6,861 and ($85,648) impairment (recovery) of inventories for the six months ended June 30, 2023 and 2022, respectively.

Note 6 – Long-term investment

The Company’s subsidiary, Qingdao Intelligent, signed a long-term investment agreement with Qingdao Hangtianhuineng Dynamical System Co., Ltd. (“Hangtianhuineng”) on March 29, 2021, under which it will invest RMB 1.5 million (approximately $0.2 million) for 4.56% share in Haitianhuineng. Qingdao Intelligent paid RMB 1.5 million (approximately $0.2 million) to Hangtianhuineng in March 2022 and became a shareholder of Haitianhuineng. The Group does not have significant influence over Hangtianhuineng. In accordance with ASU 2016-01, as readily determinable fair value is not available for Hangtianhuineng, the Group elected to use the measurement alternative to measure such investment at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. As of June 30, 2023 and December 31, 2022, the carrying amount of the Group’s equity investments in Hangtianhuineng was approximately $0.2 million, net of $nil in accumulated impairment and downward adjustments.

F-18

Note 7 – Property and equipment, net

Property and equipment, net consist of the following:

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Buildings	$6,393,176	$6,452,898
Office equipment	608,625	606,891
Operation equipment	1,265,076	1,303,869
Subtotal	8,266,877	8,363,658
Less: accumulated depreciation	(2,185,493)	(2,125,899)
Total	$6,081,384	$6,237,759

Depreciation expense for the six months ended June 30, 2023 and 2022 amounted to $102,477 and $87,165, respectively.

Note 8 – Intangible assets, net

Intangible assets consisted of the following:

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Land use rights*	$27,305	$28,707
Software	102,049	68,283
Technology knowhow	13,311	13,429
Less: Accumulated amortization	(81,698)	(76,475)
Total intangible assets, net	$60,967	$33,944

* Land in China is owned by the government and land ownership rights cannot be sold to an individual or to a private company. However, the Chinese government grants the user a “land use right” to use the land. The land use rights granted to the Company are amortized using the straight-line method over a term of fifty years.

The Company’s subsidiary, Tongri Electric, has obtained the right to use two parcels of land for its factories from the Qingdao local government for 50 years. The land use rights are to expire in the years of 2055 and 2062. The acquisition costs of the land use rights were amortized with the building over 50 years. The use of land will be based on the specific requirement by the local government who has the right to direct how and for what purpose the land is used.

Amortization expense for the six months ended June 30, 2023 and 2022 amounted to $8,829 and $7,342, respectively.

The following table sets forth the Company’s amortization expense for the next five years ending as of June 30, 2023:

Amortization
expenses
Twelve months ending June 30, 2024	$12,581
Twelve months ending June 30, 2025	12,581
Twelve months ending June 30, 2026	9,889
Twelve months ending June 30, 2027	7,966
Twelve months ending June 30, 2028	4,256
Thereafter	13,694
Total	$60,967

F-19

Note 9 – Credit facilitates

Short-term loans – banks

Outstanding balances on short-term bank loans consist of the following:

Bank Name	Maturities	Interest Rate	Collateral/ Guarantee	June 30, 2023	December 31, 2022
				(Unaudited)
Industrial and Commercial Bank of China – Pingdu Branch	10/18/2023	3.85% for contract from 12/31/2021 to 11/29/2022, and 3.65% for contract from 10/20/2022 to 10/18/2023	None	$431,647	$453,807

Banking facilities

Outstanding balance of banking facilities consisted of the following:

Lender	Term	Interest rate	Collateral/Guarantee	June 30, 2023	December 31, 2022
				(Unaudited)
United Overseas Bank Limited (“UOB”) (a)	Varies from 36 monthly instalment, 72 monthly instalments, and 168 monthly instalments from the first date of first disbursement	Effective on September 20, 2022, the repriced interest rate changes to1st year and 2nd year fixed at 1.20% over the applicable 3-month compounded Singapore Overnight Rate Average (“SORA”); 3rd year and thereafter 2.00% over the applicable 3-month compounded SORA	Guaranteed by Mr. Wanjun Yao, the major shareholder, Mr. Jinan Tang, senior manager, Mrs. Liling Du, director, Mr. Demin Han, director, and the properties of Tung Resources	$789,007	$848,362
DBS Bank, Ltd. (“DBS”) (b)	300 monthly instalments from the date of first disbursement	Effective on June 6, 2022, the repriced interest rate changes to 1st year and 2nd year fixed rate at 2.58%; SORA in-advance plus 3.00% (Margin)	Guaranteed by Mr. Wanjun Yao, the major shareholder, and the properties of Tung Resources	1,319,510	1,353,561
Standard Chartered Bank (c)	180 months from the date of first disbursement	1st year and 2nd year fixed at 0.38% above fixed deposit rate, thereafter fixed at 1.78% above fixed deposit rate (the current 36-month fixed deposit rate for a 36-month Singapore dollar time deposit is 1.02% per annum)	Guaranteed by Mr. Wanjun Yao, major shareholder, Mr. Jinan Tang, senior manager, and the properties of Tungray Singapore	-	341,306
Total				2,108,517	2,543,229
Total current portion of banking facilities				(154,874)	(170,093)
Total noncurrent portion of banking facilities				$1,953,643	$2,373,136

(a)	On February 28, 2020, Tung Resource received a total of SGD 1,250,000 (approximately $0.9 million) 14-year commercial property banking facilities from UOB. On June 10, 2020, Tung Resource received a total of SGD 675,000 (approximately $0.5 million) 6-year and 3-year commercial property banking facilities from UOB. All these property banking facilities are to finance the property purchases of Tung Resources. On July 18, 2022, the Company made loan payoff of SGD 316,423 (approximately $226,697). On September 20, 2022, the Company made loan reprice with UOB bank and the interest rate changed to 1.2% for the 1st and 2nd year over three month compounded SORA and 2.0% from 3rd year. On October 26, 2022, the Company made a loan payoff of SGD 70,879 (approximately $50,433). On February 3, 2023, the Company made a full loan repayment of SGD 455,206 (approximately $336,616), which leave the balance of $789,007 with UOB as of June 30, 2023.

(b)	On March 12, 2020, Tung Resource received a SGD 1,968,000 (approximately $1.5 million) banking facility from DBS to finance the purchase of the properties at 31 Mandai Estate #02-01, #02-02 and #02-03 Singapore 729933. On June 6, 2022, the Company made loan reprice with DBS bank, the interest rate changed to 1st and 2nd year fixed at 2.58%, and SORA in-advance plus 3.0% margin for the subsequent years.

(c)	On August 19, 2020, Tungray Singapore received a SGD 525,000 (approximately $0.4 million) 180 months banking facility from Standard Chartered Bank to assist Tungray Singapore’s capital requirements. The monthly installments shall be payable in arrears on the first day of the facility letter or the date of first disbursement of the equity loan, whichever is earlier.

F-20

Long-term loan – third party

Outstanding balances on long-term bank loan consist of the following:

Bank/Private lender Name	Maturities	Interest Rate	Collateral/ Guarantee	June 30, 2023	December 31, 2022
				(Unaudited)
We Bank	Loan period 24 months, repay before 11/27/2023	Loan Prime Rate +4.25%	Hui Tang	$90,624	$209,609

Interest expense pertaining to the above loans for the six months ended June 30, 2023 and 2022 amounted to $42,667 and $89,335, respectively.

Note 10 – Accrued expenses and other payables

	As of June 30, 2023	As of December 31, 2022
	(Unaudited)
Accrued expenses (i)	$83,109	$85,358
Accrued payroll	397,555	769,054
Estimated warranty liabilities (ii)	74,603	78,434
Intercourse funds payable (iii)	119,987	60,190
Total accrued expenses and other payables	$675,254	$993,036

(i)	Accrued expenses

The balance of accrued expenses represented amount due to third parties service providers which include marketing consulting service, IT related professional service, legal, audit and accounting fees, and other miscellaneous office related expenses.

(ii)	Estimated warranty liabilities

The assurance-type warranties are accounted for as warranty obligations and are accrued in accordance with ASC 460-10, which details the accounting for guarantees. The warranty liability estimate is based on the average historical defect and replacement rate of each major product category, and multiplied by the total sale amount of the category for each year.

(iii)	Intercourse funds payable

The intercourse funds payable are those nontrade payables arising from transactions between the Company and certain third parties, such as advances made by the third party on behalf of the Company. Intercourse funds payable are due on demand.

Note 11 – Related party balances and transactions

Related party balances

Accounts Receivable – related parties

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022
		(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	$61,258	$67,031
Tungray (Kunshan) Industrial Automation Co., Ltd	Common control under major shareholder	7,254	7,626
Tungray (Kunshan) Robot Intelligent Technology Co., Ltd	Common control under major shareholder	51,785	30,086
Tungray (Kunshan) Intelligent Manufacturing Technology Research Institute Co., Ltd.	Common control under major shareholder	1,146	-
Total		$121,443	$104,743

F-21

Accounts payable - related parties

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022
		(Unaudited)
Tungray (Kunshan) Intelligent Technology Co., Ltd.	Common control under major shareholder	$14,342	$-
Qingdao Tungray Technology Development Co., Ltd.	Common control under major shareholder	644	-
Shanghai Tongrui Industrial Automation Equipment Co., Ltd	Common control under major shareholder	31,718	33,347
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	53,519	56,267
Hefei CAS Dihuge Automation Co., Ltd.	13.43% ownership interest investee	19,722	20,733
Total		$119,945	$110,347

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of June 30, 2023		As of December 31, 2022
			(Unaudited)
Hui Tang	Senior management of Qingdao Tungray Intelligent	Employee advances	$-		$13,348
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	Advances	76,215		-
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Advances	78,165		3,345
Tungmoon Investment	Common control under major shareholder	Advances	-		7,134
Total			$154,380	*	$23,827

During the six months ended June 30, 2023, the Company advanced $2,131,233 to the related parties and collected $1,930,748 back from the related parties. During the six months ended June 30, 2022, the Company advanced $1,081,495 to the related parties and collected $1,006,183 back from the related parties.

Other payables– related parties

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, dividend payables and related accrued interest payable on the advances. These balances are unsecured and non-interest bearing. Current payables are due on demand.

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022
		(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	$4,658	$-
Tungray (Kunshan) Industrial Automation Co., Ltd.	Common control under major shareholder	275,813	-
Shanghai Tongrui Investment Management Co., Ltd	Common control under major shareholder	-	1,160
Qingdao Tungray Technology Development Co., Ltd.	Common control under major shareholder	26,991	-
Jingan Tang	Senior Manager of Tungray Industrial	622,298	691,792
Liling Du	CFO of Tungray Singapore	76,817	96,475
Gang Wang	Shareholder of Tungray Singapore and Tung Resource	161,595	188,525
Demin Han	General Manager	460,328	538,014
Lei Yao	Son of major shareholder	1,570	-
Mingxing Gao	General Manager	301,335	349,566
Total		$1,931,405	$1,865,532

F-22

Prepayments - related parties

Name of Related Party	Relationship	Nature	As of June 30, 2023	As of December 31, 2022
			(Unaudited)
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Purchase prepayment	$337,250	$-
Tungray (Qingdao) Technology Development Co., Ltd.	Common control under major shareholder	Purchase prepayment	62,407	48,115
Total			$399,657	$48,115

Operating lease liabilities - related parties

The Company entered into two lease agreements as a lessee under which it leased two operation buildings for 5-7 years from two related parties. The Company accounts for the leases in accordance with ASC 842. The Company’s underlying building properties were classified as operating leases, and the related lease liabilities were recorded under operating lease liabilities – related parties (see Note 15).

Name of Related Party	Relationship	As of June 30, 2023	As of December 31, 2022
		(Unaudited)
Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	$184,280	$206,789
Jingan Tang	Senior Manager of Tungray Industrial	277,882	356,390
Total		462,162	563,179
Current portion of operating lease liabilities - related parties		(68,763)	(73,166)
Noncurrent portion of operating lease liabilities - related parties		$393,399	$490,013

Related party transactions

Revenue from related parties

Name of Related Party	Relationship	Nature	During the six months ended June 30, 2023	During the six months ended June 30, 2022
			(Unaudited)	(Unaudited)
Tungray (Kunshan) Industrial Automation Co., Ltd.	Common control under major shareholder	Sales of products	$15,328	$-
Tungray (Kunshan) Robot Intelligent Technology Co., Ltd.	Common control under major shareholder	Sales of products	26,823	-
FDT (Qingdao) Intellectual Technology Co., Ltd.	Common control under major shareholder	Sales of products	639	59,860
Kunshan Tongri Intelligent Manufacturing Technology Research Institute Co., Ltd	Common control under major shareholder	Sales of products	-	1,135
Total			$42,790	$60,995

F-23

Lease income - related party

The Company’s subsidiary in Qingdao entered into a lease agreement as a lessor under which it leased its building for 10 years expiring in 2028 to its related party. The Company’s lease is not classified as financial leases and accounted the lease as operating leases and recognizers the rental income on a straight-line basis over the terms of the leases.

Name of Related Party	Relationship	Nature	During the six months ended June 30, 2023	During the six months ended June 30, 2022
			(Unaudited)	(Unaudited)
Qingdao Tungray Biology Technology Co., Ltd	Common control under major shareholder	Lease	$10,263	$13,049

Rental expenses- related parties

Name of Related Party	Relationship	Nature	During the six months ended June 30, 2023	During the six months ended June 30, 2022
			(Unaudited)	(Unaudited)
Qingdao Tungray Technology Development Co., Ltd	Common control under major shareholder	Lease	$44,031	$47,231
Jingan Tang	Senior Manager of Tungray Industrial	Lease	73,654	66,304
Total			$117,685	$113,535

Note 12 – Stockholders’ equity

Ordinary shares

Tungray was incorporated under the laws of Cayman Islands on June 1, 2022. As of June 1, 2022, the authorized shares capital of Tungray was USD50,000 divided into 500,000,000 ordinary shares of par value USD0.0001 each, and the number of issued and outstanding ordinary shares was 1 share with a par value of USD$0.0001. On September 29, 2022, Tungray amended its Memorandum, and the authorized shares capital of Tungray became USD50,000 divided into 500,000,000 shares of a par value of USD0.0001 each, of which (i) 400,000,000 are designated as Class A Ordinary Shares of a par value of USD0.0001 each; and (ii) 100,000,000 are designated as Class B Ordinary Shares of a par value of USD$0.0001 each. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. Except to the voting right and the conversion right, the rights, privileges and obligations of the Class A Ordinary Shares and Class B Ordinary Shares shall be pari passu in all aspects, including with respect to the dividends and right upon liquidation of the Company. As of June 30, 2023 and December 31, 2022, 10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares are issued and outstanding.

F-24

Statutory reserves

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange. During the six months ended June 30, 2023 and 2022, the PRC entities collectively attributed $9,829 and $52,906 of retained earnings for their statutory reserves, respectively.

Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC Entities only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of June 30, 2023 and December 31, 2022, amounts restricted are paid-in-capital and statutory reserve of the PRC entities, which amounted to $3,381,025 and $3,371,196, respectively.

Note 13 – Income taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Tungray Motion BVI, Tungray Electronics BVI and Tungray Intelligent BVI are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

The Company’s subsidiaries incorporated in Singapore and are subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first approximately $7,400 (SGD 10,000) taxable income and 50% of the next approximately $140,500 (SGD 190,000) taxable income are exempted from income tax.

PRC

The Company’s subsidiaries incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis. EIT grants preferential tax treatment on certain High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Qingdao Tongri, Qingdao Intelligent and Shenzhen Tongri are HNTEs. Qingdao Tongri’s and Qingdao Intelligent’s HNTE status expired in November 2022, and Shenzhen Tongri’s HNTE status expires in December 2024. In addition, 100% of R&D expenses of all PRC entities are subject to additional deduction from pre-tax income.

F-25

Tax savings from the Company’s PRC subsidiaries for the six months ended June 30, 2023 and 2022 amounted to nil and $44,753 respectively. The Company’s basic and diluted earnings per share would have been lowered by nil per share both for the six months ended June 30, 2023 without the preferential tax rate deduction, respectively. The Company’s basic and diluted earnings per share would have been lowered by $0.003 per share both for the six months ended June 30, 2023 and 2022 without the preferential tax rate deduction.

The components of the Company’s income tax provision were as follows for the period indicated:

	For the six months ended June 30, 2023	For the six months ended June 30, 2022
	(Unaudited)	(Unaudited)
Current:	$88,526	$368,064
Deferred	112	(8,372)
Total tax provision	$88,638	$359,692

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	June 30, 2023	December 31, 2022
	(Unaudited)
Deferred Tax Assets/Liabilities
Net operating loss carry forwards	$322,725	$100,299
Allowance for credit losses	18,402	32,781
Inventory reserves	52,894	42,345
Less: valuation allowance	(322,725)	(100,299)
Deferred tax assets, net	$71,296	$75,126

As of June 30, 2023 and December 31, 2022, the Company had net operating losses carry forward (including temporary taxable difference of bad debt expense) of approximately $1.9 million and $1.4 million, respectively, from the Company’s China subsidiaries. The net operating losses from the China subsidiaries can be carried forward up to five years. Due to the limited operating history of certain China subsidiaries, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses (including temporary taxable difference of bad debt expense) of approximately $0.3 million and $0.1 million related to China subsidiaries as of June 30, 2023 and December 31, 2022, respectively.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of June 30, 2023 and December 31, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the six months ended June 30, 2023 and 2022. As of June 30, 2023, the tax years ended December 31, 2018 to 2022 for the Company’s PRC and Singapore subsidiaries remain open for statutory examination by any applicable tax authorities.

F-26

Taxes payable consist of the following:

	June 30, 2023	December 31, 2022
	(Unaudited)
Income tax payable	$437,563	$546,299
VAT payable	151,357	263,397
Other tax payable	34,880	49,917
Totals	$623,800	$859,613

Note 14 – Concentrations of risks

(a) Major customers

For the six months ended June 30, 2023, one customer accounted for 63.56% of the Company’s total revenues. For the six months ended June 30, 2022, one customer accounted for 53.0% of the Company’s total revenues.

As of June 30, 2023, three customers accounted for 21.7%, 17.3% and 13.9% of the total balance of accounts receivable. As of December 31, 2022, two customers accounted for 27.0% and 23.0% of the total balance of accounts receivable.

(b) Major vendors

As of June 30, 2023, one vendor accounted for 14.16% of the total balance of accounts payable. As of December 31, 2022, one vendor accounted for 13.2% of the total balance of accounts payable.

For the six months ended June 30, 2023, one vendor accounted for approximately 12.7% of the Company’s total purchases. For the six months ended June 30, 2022, one vendor accounted for approximately 10.2% of the Company’s total purchases.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage for cash deposits of each bank is RMB 500,000. As of June 30, 2023, cash balance of RMB 17,032,624 ($2,348,906) was deposited with financial institutions located in China, of which RMB 13,179,341 ($1,817,514) was subject to credit risk. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately $57,000 (SGD 75,000) per account. As of June 30, 2023, the Company had cash balance of SGD 10,527,651 ($7,784,997) was maintained at DI Scheme banks in Singapore, of which SGD 10,013,632 ($7,404,899) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from its accounts and notes receivable, prepayments, other receivables and other current assets. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 15 – Leases

Lessor

The Company’s subsidiary in Qingdao entered into a lease agreement as a lessor under which it leased its building for 10 years expiring in 2028 to its related party. The Company’s lease is not classified as financial leases and accounted the lease as operating leases and recognizers the rental income on a straight-line basis over the terms of the leases. The total rental income was $10,263 and $13,049 for the six months ended June 30, 2023 and 2022, respectively.

F-27

Lessee

Equipment leases- third parties

One of the Company’s subsidiaries in PRC had two operation equipment leases which were classified as finance lease in accordance with ASC 842. One lease expired in February 2022, and the other one expired in September 2022. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company recognized the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on a straight-line basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term in a constant periodic interest rate of the remaining balance of the liability.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease as of the adoption date, using an effective interest rate of 5.68%, which is determined using an incremental borrowing rate with similar term in the PRC.

Finance lease expenses consist of the following:

		For the Six Months Ended
		June 30,	June 30,
	Classification	2023	2022
		(Unaudited)	(Unaudited)
Finance lease cost
Amortization of leased asset		$-	$77,080
Interest on lease liabilities	Other expense - interest expenses	-	626
Total lease expenses		$-	$77,706

Weighted-average remaining term and discount rate related to finance leases were as follows:

	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Weighted-average remaining term in number of months
Finance leases	-	3.0
Weighted-average discount rate
Finance leases	5.6%	5.6%

Building leases – related parties

The Company entered the following two related party operating leases (1) operation building in Qingdao with annual rent on January 1, 2015 and (2) operation building in Shenzhen with annual rent on January 1, 2020. Those leases were for one year with renewal options each year. The threshold as defined in ASC 842 for determining the related party lease term when renewal options exist is whether the renewal term is “reasonable certain to be exercised.” The Company did not consider the renewal options as not “reasonable certain to be exercised.”

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as finance leases. The building leases are classified as operating leases.

Those two related party leases were classified as operating at inception of the leases. Operating leases result in recognition of ROU assets and lease liabilities on the balance sheet. ROU assets and operating lease liabilities are recognized based on the present value of lease payments over the lease terms of the adoption date of January 1, 2020 or commencement date, whichever is earlier. The leases did not provide an explicit or implicit rate of return, the Company determined incremental borrowing rate based on the local banks in PRC at the commencement date in determining the present value of lease payments on the individual lease basis. The incremental borrowing rate for a lease was the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar term. The lease does not contain any residual value guarantees or material restrictive covenants. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 5 and 7 years.

F-28

Building lease – third party

The Company entered a third party operation building purchase agreement in Shenzhen on March 1, 2019. However, the Company does not have the property right, and it can only use the property for 50 years with no option to extend. The building is not accounted as a property of the Company, the Company accounts for the building as lease in accordance with ASC 842. The Company believes that the building lease agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as finance leases. The building lease is classified as operating lease.

The building was classified as operating lease at inception of the purchase date. Operating leases result in recognition of ROU assets and lease liabilities on the balance sheet. Since the Company already paid the whole purchase price, only ROU assets are recognized based on the present value of lease payments over the lease terms of the adoption date of March 1, 2019 or commencement date, whichever is earlier. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 50 years.

Operating lease expenses consist of the following:

		For the Six Months Ended
		June 30,	June 30,
	Classification	2023	2022
		(Unaudited)	(Unaudited)
Operating lease cost
Amortization of leased asset		$58,307	$59,360
Interest on lease liabilities	Other expense -Interest expenses	10,609	11,124
Total lease expenses		$68,916	$70,484

Weighted-average remaining term and discount rate related to operating leases were as follows:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2023	June 30, 2022
	(Unaudited)	(Unaudited)
Weighted-average remaining term in number of months
Operating leases	15.00	17.92
Weighted-average discount rate
Operating leases	4.40%	4.40%

The following table sets forth the Company’s minimum lease payments in future periods as of June 30, 2023:

Lease payments
Twelve months ending June 30, 2024	$68,763
Twelve months ending June 30, 2025	127,876
Twelve months ending June 30, 2026	131,570
Twelve months ending June 30, 2027	176,978
Twelve months ending June 30, 2028	-
Total lease payments	505,187
Less: discount	(43,025)
Present value of lease liabilities	462,162
Current lease liabilities	(68,763)
Noncurrent lease liabilities	$393,399

F-29

Note 16 – Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

COVID-19

In January 2020, the World Health Organization declared the COVID-19 virus an international pandemic. The virus spread throughout the world with unfavourable stock market condition during the beginning of March 2020. During March 2020, multiple countries went into a national enforced shut down. These lock downs put significant strain on the world economy and on companies worldwide. The Company has taken measures to control costs and is emphasizing its medical and property management business given these conditions. A majority of the Company’s business is derived from Singapore. The spread of COVID-19 did not have any material impact on the Company’s business during the years ended December 31, 2022 and 2021. The Singapore and Chinese governments have removed all the COVID-19 restrictions starting from February 2023. All the businesses in Singapore, China and international transportations are opened up freely. During the six months ended June30, 2023, with the end of the COVID-19 pandemic, people's work mode has changed from work from home during the pandemic to work at office, thus reducing the demand for office equipment such as printers, which had an impact on the Company’s business.

Inflation

Inflationary factors, such as increases in personnel and overhead costs, could impair the Company’s operating results. Although the Company does not believe that inflation has had a material impact on the Company’s financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on the Company’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Note 17 – Subsequent events

The Company has evaluated subsequent events to the balance sheet date of June 30, 2023 through March 1, 2024, and did not identify any subsequent events occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

Note 18 – Unaudited condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2023 and December 31, 2022.

F-30

PARENT COMPANY BALANCE SHEETS

	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)
OTHER ASSETS
Investment in subsidiary	$15,212,985	$15,287,793

Total assets	15,212,985	15,287,793

LIABILITIES AND SHAREHOLDERS’ EQUITY

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 10,440,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1,044	1,044
Class B ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 4,560,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	456	456
Additional paid-in capital	332,574	332,574
Retained earnings	15,280,539	15,057,763
Statutory reserves	250,253	240,424
Accumulated other comprehensive loss	(651,881)	(344,468)
Total shareholders’ equity	15,212,985	15,287,793

Total liabilities and shareholders’ equity	$15,212,985	$15,287,793

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended June 30,
	2023	2022
	(Unaudited)	(Unaudited)
OTHER INCOME (EXPENSE)
Equity income of subsidiaries	$232,605	$1,590,289
Total other income, net	232,605	1,590,289

NET INCOME	232,605	1,590,289
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(307,413)	(820,031)
COMPREHENSIVE (LOSS) INCOME	$(74,808)	$770,258

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$232,605	$1,590,289
Adjustments to reconcile net income to net cash used in operating activities:
Equity income of subsidiaries	(232,605)	(1,590,289)
Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of period	-	-

CASH, end of period	$-	$-

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Tungray Technologies Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Tungray Technologies Inc and Subsidiaries (collectively, the “Company”) as of December 31, 2022, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2022 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022).

New York, New York

April 24, 2023, except for Note 2 which is dated June 5, 2023

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Tungray Technologies Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Tungray Technologies Inc and Subsidiaries (collectively, the “Company”) as of December 31, 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Friedman LLP

We served as the Company’s auditor during 2022.

New York, New York

December 16, 2022

F-33

Tungray Technologies Inc and Subsidiaries

Consolidated Balance Sheets

(Stated in U.S. Dollars)

	December 31, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash	$13,130,296	$11,336,548
Accounts and notes receivable, net	2,420,150	3,246,667
Accounts receivable - related parties	104,743	177,304
Inventories, net	1,404,669	1,844,927
Prepayments, net	539,383	816,503
Prepayments - related parties	48,115	48,785
Other receivables and other current assets, net	188,402	475,323
Other receivables - related parties	23,827	585,655
Operating lease receivables - related party	-	110,386
Total current assets	17,859,585	18,642,098

PROPERTY AND EQUIPMENT, NET	6,237,759	6,197,638

OTHER ASSETS
Prepaid expenses and deposits	22,707	-
Long-term investment	217,480	-
Operating right-of-use assets	674,325	730,250
Finance right-of-use assets	-	103,271
Intangible assets	33,944	49,139
Deferred tax assets	75,126	65,792
Deferred initial public offering (“IPO”) costs	699,559	-
Total non-current assets	1,723,141	948,452

Total assets	25,820,485	25,788,188

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	1,100,647	1,582,865
Accounts payable - related parties	110,347	58,532
Contract liabilities	1,848,128	2,600,240
Accrued expenses and other payables	993,036	1,286,335
Other payables - related parties	1,865,532	1,854,661
Current portion of banking facilities	170,093	271,161
Short-term loans - banks	453,807	491,165
Current portion of long-term loans - related parties	-	443,787
Current portion of operating lease liabilities - related party	73,166	127,174
Current portion of long-term loan - third party	209,609	-
Finance lease liabilities	-	38,116
Taxes payable	859,613	728,529
Total current liabilities	7,683,978	9,482,565

OTHER LIABILITIES
Banking facilities	2,373,136	2,762,550
Long-term loan - third party	-	433,104
Operating lease liabilities - related party	490,013	519,686
Total other liabilities	2,863,149	3,715,340

Total liabilities	10,547,127	13,197,905

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 10,440,000 shares issued and outstanding	1,044	1,044
Class B ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 4,560,000 shares issued and outstanding	456	456
Additional paid-in capital	332,574	332,574
Loans receivable - related parties	-	(4,683,530)
Retained earnings	15,057,763	16,686,985
Statutory reserves	240,424	188,833
Accumulated other comprehensive (loss) income	(344,468)	65,091
Total Tungray Technologies Inc shareholders’ equity	15,287,793	12,591,453

NONCONTROLLING INTERESTS	(14,435)	(1,170)

TOTAL EQUITY	15,273,358	12,590,283

Total liabilities and shareholders’ equity	$25,820,485	$25,788,188

The accompanying notes are an integral part of these consolidated financial statements.

F-34

Tungray Technologies Inc and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

(Stated in U.S. Dollars)

	For the Years Ended December 31,
	2022	2021

Revenue - products	$16,267,211	$17,320,585
Revenue - related party	67,189	147,531
Total revenues	16,334,400	17,468,116

Cost of revenue - products	7,096,094	8,332,081
Cost of revenue - related party	41,566	67,866
Total cost of revenues	7,137,660	8,399,947

Gross profit	9,196,740	9,068,169

Operating expenses:
Selling expenses	614,049	390,653
General and administrative expenses	4,540,771	3,318,365
Research and development expenses	829,211	669,358
Total operating expenses	5,984,031	4,378,376

Income from operations	3,212,709	4,689,793

Other income (expenses)
Other income, net	197,290	289,126
Lease income - related party	25,129	26,212
Financial expenses	(35,699)	(189,966)
Total other income, net	186,720	125,372

Income before income taxes	3,399,429	4,815,165

Income tax expense	(517,282)	(706,720)

Net income	2,882,147	4,108,445

Less: net loss attributable to noncontrolling interests	(10,333)	(1,279)

Net income attributable to Tungray Technologies Inc	$2,892,480	$4,109,724

Net income	$2,882,147	$4,108,445

Foreign currency translation adjustment	(412,491)	195,067

Comprehensive income	2,469,656	4,303,512

Less: comprehensive loss attributable to noncontrolling interests	(13,265)	(1,170)

Total comprehensive income attributable to Tungray Technologies Inc	$2,482,921	$4,304,682

Weighted average number of common shares outstanding - basic and diluted	15,000,000	15,000,000

Earnings per common share - basic and diluted	$0.19	$0.27

The accompanying notes are an integral part of these consolidated financial statements.

F-35

Tungray Technologies Inc and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

(Stated in U.S. Dollars)

									Accumulated
					Additional		Retained earnings		other
	Preferred stock		Common stock		paid-in	Loan receivables-	Statutory		comprehensive	Noncontrolling
	Shares	Par Value	Shares	Par value	capital	related parties	reserves	Unrestricted	income (loss)	interests	Total
BALANCE, December 31, 2020	10,440,000	$1,044	4,560,000	$456	$332,574	$(4,706,144)	$116,533	$12,649,561	$(129,867)	$-	$8,264,157
Loans receivable - related parties	-	-	-	-	-	22,614	-	-	-	-	22,614
Net income	-	-	-	-	-	-	-	4,109,724	-	(1,279)	4,108,445
Statutory reserves	-	-	-	-	-	-	72,300	(72,300)	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	194,958	109	195,067
BALANCE, December 31, 2021	10,440,000	1,044	4,560,000	456	332,574	(4,683,530)	188,833	16,686,985	65,091	(1,170)	12,590,283
Repayments from loans receivable - related parties	-	-	-	-	-	3,812,241	-	-	-	-	3,812,241
Dividends declared to offset with loans receivable-related parties	-	-	-	-	-	951,209	-	-	-	-	951,209
Dividends declared	-	-	-	-	-	-	-	(4,470,111)	-	-	(4,470,111)
Net income	-	-	-	-	-	-	-	2,892,480	-	(10,333)	2,882,147
Statutory reserves	-	-	-	-	-	-	51,591	(51,591)	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	(79,920)	-	-	(409,559)	(2,932)	(492,411)
BALANCE, December 31, 2022	10,440,000	$1,044	4,560,000	$456	$332,574	$-	$240,424	$15,057,763	$(344,468)	$(14,435)	$15,273,358

The accompanying notes are an integral part of these consolidated financial statements.

F-36

Tungray Technologies Inc and Subsidiaries

Consolidated Statements of Cash Flows

(Stated in U.S. Dollars)

	For the Years Ended December 31,
	2022	2021
	<As revised>
Cash flows from operating activities:
Net income	$2,882,147	$4,108,445
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	128,517	207,760
Amortization expense	12,086	15,706
Provision for doubtful accounts	22,837	128,554
Impairment of inventories	42,544	95,136
Deferred tax benefits	(14,816)	(31,896)
Amortization of operating lease right-of-use assets	120,053	119,242
Amortization of finance lease right-of-use assets	97,801	210,303
Loss from disposal of property and equipment	3,310	-
Changes in operating assets and liabilities
Accounts and notes receivable	651,386	(867,626)
Accounts receivable - related parties	60,552	(134,833)
Prepayments	221,842	4,628
Prepayments - related parties	(3,117)	(44,822)
Inventories	300,042	(513,851)
Other receivables and other current assets	275,108	(250,722)
Prepaid expenses	(23,274)	-
Operating lease receivable - related party	104,540	(27,262)
Accounts payable	(386,154)	554,798
Accounts payable - related party	57,673	(149,969)
Contract liabilities	(702,924)	1,608,032
Accrued expenses and other payables	(226,528)	518,108
Operating lease liabilities - related parties	(155,005)	(95,283)
Taxes payable	169,447	531,878
Net cash provided by operating activities	3,638,067	5,986,326

Cash flows from investing activities:
Purchases of property, plant and equipment	(145,699)	(206,345)
Deposit for long-term investment	(222,916)	-
Loan to related parties	(1,655,820)	(1,146,420)
Repayment from related parties	1,920,315	339,170
Net cash used in investing activities	(104,120)	(1,013,595)

Cash flows from financing activities:
Borrowings from related parties	250,166	129,697
Repayments to related parties	(1,956,190)	(397,350)
Repayments from loans receivable – related parties	3,812,241	-
Proceeds from bank loan	762,372	601,476
Repayments to bank loan	(1,264,754)	(500,430)
Proceeds from third party loan	-	427,854
Repayments to third party loan	(195,317)	-
Repayments to related party loans	(435,193)	-
Repayment of finance lease liabilities	(36,097)	(274,668)
Distribute dividends to shareholders	(1,654,389)	-
Deferred IPO costs	(680,125)	-
Net cash used in financing activities	(1,397,286)	(13,421)

Effect of exchange rate change on cash	(342,913)	280,880

Net change in cash	1,793,748	5,240,190

Cash - beginning of year	11,336,548	6,096,358

Cash - end of year	$13,130,296	$11,336,548

Supplemental disclosure of cash flow information:
Interest paid	$155,054	$193,387
Income tax paid	$390,936	$268,077

Supplemental non-cash information:
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$-	$312,322
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$119,662	$-
Other receivables - related party offset with other payables - related party upon execution of offset agreement	$-	$2,362,044
Dividends declared to offset with loans receivable - related parties upon execution of offset agreement	$951,209	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-37

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 1– Nature of business and organization

Tungray Technologies Inc (“Tungray”) was incorporated and registered as an exempted company with limited liability under the laws of Cayman Islands on June 1, 2022. Tungray is a holding company and has no substantive operations other than holding all of the outstanding shares of its subsidiaries through various recapitalizations. Tungray and its subsidiaries are hereafter referred as the “Company”.

The Company, through its wholly-owned subsidiaries in Singapore and China, is engaged in the field of industrial automation. The Company is an engineer-to-order company that has provided its customers with tooling solutions and customized industrial manufacturing solutions to Original Equipment Manufacturers (“OEMs”) in the industry sectors of semiconductors, printers, electronics, and home appliances sectors.

Reorganization

On June 21, 2022, Tungray established three wholly-owned subsidiaries under the laws of the British Virgin Island (“BVI”), Tungray Motion Ltd (“Tungray Motion”), Tungray Electronics Ltd (“Tungray Electronics”) and Tungray Intelligent Technology Ltd (“Tungray Intelligent”), investment holding companies with limited liability.

Tungray completed various recapitalizations under common control of its then existing shareholders, who collectively owned all of the equity interests of those three BVIs, holding companies incorporated under the laws of the British Virgin Islands (“BVI”) prior to the Reorganization, through the following transaction.

●	On November 22, 2022, Tungray acquired 100% of the equity interests in Tungray Singapore Pte. Ltd. (“Tungray Singapore”) a Singapore limited company, through Tungray Motion for nominal consideration.

●	On November 22, 2022, Tungray acquired 100% of the equity interests in Tung Resource Pte Ltd (“Tung Resource”) a Singapore limited company, through Tungray Electronics for nominal consideration.

●	On July 14, 2022, Tungray Intelligent established a wholly-owned subsidiary Tungray Technology Pte Ltd (“Tungray Technology”) a Singapore limited company, which established Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd (“Tongsheng Development”) on August 22, 2022 under the laws of the PRC. On September 28, 2022, Tungray acquired 100% of the equity interests in Qingdao Tungray Intelligent Technology Co., Ltd (“Qingdao Tungray Intelligent”) through Tungray Intelligent and Tongsheng Development for no consideration.

Before and after the Reorganization, the Company, together with its subsidiaries (as indicated above), is effectively controlled by the majority shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

F-38

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
Tungray Motion Ltd (“Tungray Motion”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Electronics Ltd (“Tungray Electronics”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Intelligent Technology Ltd (“Tungray Intelligent”)	● A BVI holding company ● Incorporated on June 21, 2022	100% owned by Tungray
Tungray Singapore Pte. Ltd. (“Tungray Singapore”)	● A Singapore Company Limited by Shares ● Incorporated on June 21, 2007 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Motion
Tung Resource Pte Ltd (“Tung Resource”)	● A Singapore Company Limited by Shares ● Incorporated on July 9, 1996 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Electronics
Tungray Industrial Automation (Shenzhen) Co., Ltd (“Tungray Industrial”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on May 27, 2010

●       Design, development and manufacture of non- standard equipment such as automated assembly equipment, precision testing equipment, tooling fixtures, etc.

100% owned by Tungray Singapore
Tongsheng Intelligent Equipment (Shenzhen) Co., Ltd (“Tongsheng Intelligent”)	● A PRC limited liability company ● Incorporated on October 25, 2021 ● Research and development of intelligent robots; sales of intelligent robots; sales of intelligent storage equipment	70% owned by Tungray Industrial
Qingdao Tongri Electric Machines Co., Ltd (“Tongri Electric”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on December 26, 2001

●      Design, R&D and manufacturing of induction brazing equipment, induction hardening equipment, automatic welding equipment, linear motors, DD motors

100% owned by Tung Resource
Qingdao Tungray Intelligent Technology Co., Ltd (“Qingdao Tungray Intelligent”)

●       A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●       Incorporated on September 30, 2017

●       Design, R&D and manufacturing of induction brazing equipment, induction hardening equipment, automatic welding equipment, linear motors, DD motors

100% owned by Tongsheng Development
Tungray Technology Pte Ltd (“Tungray Technology”)	● A Singapore Company Limited by Shares ● Incorporated on July 14, 2022 ● Installation of industrial machinery and equipment, mechanical engineering works	100% owned by Tungray Intelligent
Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd. (“Tongsheng Development”).

●        A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)

●        Incorporated on August 22, 2022

●        Research and development of intelligent robots; sales of intelligent robots; sales of intelligent storage equipment

100% owned by Tungray Technology

F-39

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 2– Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation of the financial statements, have been included.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Segment Information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO and COO, who review consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on management’s assessment, the Company determined that it has only one operating segment as defined by ASC 280. This is supported by the operational structure of the Company which is designed and managed to share resources across the entire suite of products offered by the business. Such resources include research and development, product design, marketing, operations, and administrative functions.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period covered by the financial statements and accompanying notes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to, inventory obsolescence, right-of-use assets, determinations of the useful lives and valuation of long-lived assets, estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets, valuation of deferred tax assets, and other provisions and contingencies. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of income and comprehensive income.

F-40

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiaries in Singapore and the People’s Republic of China (“PRC”) conduct their businesses and maintain its books and record in the local currency, Singapore Dollars (’SGD”) and Chinese Renminbi (“RMB”), as their functional currency, respectively.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of and for the years ended December 31,
	2022	2021

Period-end SGD: US$1 exchange rate	1.3404	1.3520
Period-end RMB: US$1 exchange rate	6.8972	6.3726
Period-average SGD: US$1 exchange rate	1.3787	1.3438
Period-average RMB: US$1 exchange rate	6.7290	6.4508

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash, accounts receivable, other receivables, prepayments and other current assets, short-term loans, accounts payable, contract liabilities, accrued expenses and other payables, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term loan to third party approximates the fair value based on current yields for debt instruments with similar terms. The Company and its subsidiaries did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021.

F-41

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Cash

Cash represents cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal or use and have original maturities less than three months.

Accounts and notes receivable, net

Accounts receivable include trade accounts due from customers. Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due after 30 to 90 days, depending on the credit term with its customers. Notes receivable represents trade accounts receivable due from various customers where the customers’ banks have guaranteed the payment. The notes are non-interest bearing and normally paid within three to six months. The Company has the ability to submit request for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Prepayments

The Company makes prepayments to suppliers in advance of receiving goods or services in accordance with underlying contractual terms with suppliers. Generally, prepayments are intended to expedite the delivery of required inventory as needed and to help ensure priority and preferential pricing on such goods or services.

These prepayments are unsecured and are reviewed periodically to determine whether the prepayment will be timely realized through the receipt of inventories, services, or refunds. If any amounts are deemed not realizable, the Company will recognize an allowance account to reserve for such balances. Management reviews its prepayments on a regular basis to determine if the valuation allowance is adequate and adjusts the allowance when necessary. As of December 31, 2022 and 2021, the Company provided a valuation allowance for prepayments of $30,543 and $20,693, respectively. During the years ended December 31, 2022 and 2021, the Company recorded provision for doubtful accounts of prepayments of $11,710 and $2,839, respectively.

Other receivables and other current assets

Other receivables and other current assets primarily include receivable from employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Loans receivable – related parties

Loans receivable – related parties represent loans to various companies which are under common control of the same major shareholder. Those loans are interest free and were no specific time requirement for returning the loans based on the terms of the arrangement, and in fact they seldom are actually repaid. Thus those loans receivables are seen as created to meet “substantial assets” test or contribute capitals. Therefore, these loans are equivalent to unpaid subscriptions receivable for capital shares which Rule 5-02.30 of Regulation S-X requires to be ducted from the dollar amount of capital shares subscribed. As of December 31, 2022 and 2021, no allowance was deemed necessary. Loan receivables – related party are presented as reduction of shareholders’ equity pursuant to SAB Topic 4:G.

Long-term investment

The Group’s long-term investment consists of an equity investment without readily determinable fair value. For equity securities without readily determinable fair value and do not qualify for the existing practical expedient in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) to estimate fair value using the net asset value per share (or its equivalent) of the investment, the Group elected to use the measurement alternative to measure those investments at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any.

For those equity investments that the Group elects to use the measurement alternative, the Group makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the entity has to estimate the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the entity has to recognize an impairment loss in net income / (loss) equal to the difference between the carrying value and fair value.

F-42

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Buildings	50 years
Office equipment	3-5 years
Operation equipment	3-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the years ended December 31, 2022 and 2021, there was no impairment of property and equipment was recognized.

Intangible assets, net

Intangible assets are stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land use rights.” The Company has obtained rights to use various parcels of land for 50 years. The Company also has obtained several software and technology knowhow with the useful life of 3 years to 5 years. The Company amortizes the cost of the intangible assets over their useful life using the straight-line method.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022 and 2021, no impairment of long-lived assets was recognized.

F-43

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

Performance Obligations. A performance obligation is a promise in a contract to transfer a distinct good to the customer and is the unit of account in ASC Topic 606. A contract’s transaction price is recognized as revenue when the performance obligation is satisfied. Each of the Company’s contracts have distinct performance obligations, which are the promises to designs, manufactures, sells and installs individual goods or the promise to deliver services. The Company treats the distinct performance obligations as a single performance obligation as they are necessary and consecutive steps to complete a contract.

Assurance-type Warranty. An assurance-type warranty guarantees that the product will perform as promised and is not a performance obligation. This type of warranty promises to repair or replace a delivered good or service if it does not perform as expected. Since an assurance-type warranty guarantees the functionality of a product, the warranty is not accounted for as a separate performance obligation, and thus no transaction price is allocated to it. Rather, to account for an assurance-type warranty the vendor should estimate and accrue a warranty liability when the promised good or service is delivered to the customer (see ASC 460-10).

The payment terms usually include, but are not limited to, the following billing stages: 1) signing of the sales contract, approximately between 20% - 40% of the contract price, 2) before delivery 30% - 40%, 3) completion of the delivery or installment, approximately between 10% - 30% of the contract price, and 4) completion of a warranty period, approximately within 10% of the contract price. The completion of a warranty period is only passage of time and would not make the Company probable to not able to bill the remaining approximately 10% of the contract price. The timing of receiving payments does not differ significantly from the payment terms specified in the contracts.

The Company’s subsidiaries’ revenue recognition policies effective upon the adoption of ASC 606 are as follows:

Product revenue

-	Performance obligations satisfied at point in time

The Company designs, manufactures, sells and installs automatic welding equipment to corporate customers. The Company has elected to treat shipping, handling and installation as fulfillment activities, and not a separate performance obligation. Accordingly, the Company recognized the products revenue when control of the product is passed to the customer, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the installation by the Company’s technician or once on board at the customs based on the contract terms. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any significant returns nor provided significant customer discounts.

F-44

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In conclusion, the Company recognizes the revenues from both standard products and customized products at the point of time when the products delivered, installed and accepted by the customers. Upon delivery, installation and customer acceptance are the proof of the completion of performance obligation, which is a confirmation of customer to its ability to direct the use of and obtain substantially all the benefits from the products. In instances where substantive completion inspection, installation and customer acceptance provisions are specified in the contracts, revenues are deferred until all installation and acceptance criteria have been met.

Since the contract price and term is fixed and enforceable and assurance-type warranty guarantees the functionality of a product and the warranty is not accounted for as a separate performance obligation, thus no transaction price is allocated to it. The Company recognizes the fully number of sales at the point in time as the products are delivered or accepted by the customers according to the acceptance term included in the contract.

Other services revenue

Other services mainly include equipment repair which is outside of the contract of products sales. Generally, the Company does not enter any repair service contracts. The repair service usually are performed at customer’s need basis. The duration of the repair services is usually less than one month, The Company recognizes the revenue form repair services at the point of time when the service is completed and accepted by the customers. Historically, the revenue from thus services has been immaterial.

The Company’s revenues by geographic locations are summarized below:

	December 31, 2022	December 31, 2021
China revenues	$5,812,884	$6,802,386
Singapore revenues	10,521,516	10,665,730
Total revenues	$16,334,400	$17,468,116

Contract liabilities

Contract liabilities represents cash payment received from customers in advance of the Company satisfying performance obligations under contractual arrangements, including those with performance obligations to be at a point in time. Contract liabilities are derecognized when or as revenue is recognized. Due to the generally short-term duration of the relevant contracts, all the performance obligations are expected to be satisfied within one year and are classified as current liabilities. The amount of revenue recognized that was included in the contract liabilities at the beginning of the year were $1,629,501 and $931,131 for the years ended December 31, 2022 and 2021, respectively.

Chinese value-added tax (“VAT”)

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). The products sold to the customers outside of China are not subject to a Chinese VAT. VAT taxes are presented as a reduction of revenue.

Goods and services taxes (“GST”)

The products sold in the Singapore are subject to a goods and services tax (“GST”). The products sold to the customers outside of Singapore are not subject to a GST. GST taxes are presented as a reduction of revenue. The GST are based on gross sales price. GST rate is generally 8% in Singapore, which will be further increased to 9% with effect from January 1, 2024. Entities that are GST-registered taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable.

F-45

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Inventory and cost of goods sold

Inventory is stated at the lower of cost or net realizable value with cost determined under the moving average method. Adjustments to the carrying value are recorded for estimated obsolescence or excess inventory equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future demand and market conditions.

The Company’s costs include the amounts it pays manufacturers for product, labor costs, lease and utility expenses for factories, tariffs and duties associated the transporting product and freight costs associated with transporting the product from its manufacturers to its warehouses, as applicable.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, and related expenses for the Company’s research and product development team.

Employee benefits

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $233,008 and $249,284 for the years ended December 31, 2022 and 2021, respectively.

Deferred IPO costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal, accounting and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet assets and liabilities method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the years ended December 31, 2022 and 2021.

F-46

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Noncontrolling interests

Noncontrolling interests represent 30% of the equity interest of Tongsheng Intelligent. The noncontrolling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the face of the consolidated statement of operations as an allocation of the total income or loss for the year between non-controlling interest holders and the shareholders of the Company.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Leases

The Company accounts for leases in accordance with ASC 842. The Company entered into certain agreement as a lessor under which it leased its office building for a long-term period (more than 12 months) to the thirty parties. The Company also entered into one agreement as lessee to lease equipment to for one of its subsidiaries ‘operation. If any of the following criteria are met, the Company classifies the lease as a finance lease (as a lessee) or as a direct financing or sales-type lease (both as a lessor):

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or

●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

F-47

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Lessor

The Company entered into a lease agreement as a lessor under which it leased its office building for a long-term period (more than 12 months) to a related party. The Company accounts for this lease in accordance with ASC 842. The Company considerate the five fundamental criteria above. The two primary accounting provisions the Company used to classify transactions as a sales type lease or operating lease are 1) lease term is for a major part of the remaining economic life of the building and 2) the present value of the sum of the lease payments. The Company does not believe that the lease meets any of the five criteria and requires to be classified as a sales-type lease. Pursuant to ASC 842-30, a lessor would classify a lease as an operating lease when not of the sales-type lease or direct financing lease classification criteria are met. The Company’s underlying building property was classified as operating lease. The Company will maintain the underlying building asset and recognizes lease income on the straight-line basis over the lease term.

Lessee

The Company’s two subsidiaries entered into lease agreements as lessee to lease equipment from the third party and to lease two buildings from the related parties to for its subsidiaries’ operation.

The Company accounts for those equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as financing leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise. The equipment leases included those two terms, and the Company believes that the equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally include options to extend, renew, or terminate the lease, as the Company has reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term as the amount that results in a constant periodic interest rate of the office equipment on the remaining balance of the liability.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2022 and 2021, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

F-48

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. Transactions involving related parties cannot be presumed to be carried out on an arm’s –length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as an emerging growth company. The Company is currently evaluating the impact ASU 2019-05 may have on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The adoption of this standard on January 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

F-49

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning January 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on January 1, 2021 did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The adoption of this standard on January 1, 2022 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Revision of previously issued Consolidated Statements of Cash Flows

The Company identified an error in classifying repayments of related party loans presented as a reduction of shareholders' equity as cash provided by investing activities for the year ended December 31, 2022. As the related party loan receivables were presented as a reduction of shareholders' equity pursuant to SAB Topic 4:G, the related cashflows for the repayments should have been classified as financing activities as distributions to shareholders, obtaining resources from owners as well as borrowing money and repaying amounts borrowed, or otherwise settling the obligation under ASC 230-10-45-15 and ASC 230-10-20. As such the Company revised the presentation of cashflow for the repayments of related party loans presented as a reduction of shareholders' equity from investing activity to financing activity in the Consolidated Statement of Cash Flows. The revision changed net cash provided by (used in) investing activities and net cash used in financing activities only. There was no change in the Company’s total assets, total liabilities, net change in cash, net income, earnings per share or other trends. Pursuant to ASC Topic 250, Accounting Changes and Error Corrections issued by the FASB and Staff Accounting Bulletin 99, “Materiality” (“SAB 99”) issued by the SEC, the Company determined the impact of the error was immaterial to the overall financial statement presentation.

The following tables summarize the effect of the revision on each Consolidated Statements of Cash Flows line item for the year ended December 31, 2022 as indicated:

For the Year Ended December 31, 2022	As Previously Reported	Adjustments #1	As Revised
Cash flows from investing activities:
Repayment from related parties	5,732,556	(3,812,241)	1,920,315
Net cash provided by (used in) investing activities	3,708,121	(3,812,241)	(104,120)
Cash flows from financing activities:
Repayments from loans receivable - related parties	-	3,812,241	3,812,241
Net cash used in financing activities	(5,209,527)	3,812,241	(1,397,286)
Effect of exchange rate change on cash	(342,913)	-	(342,913)
Net change in cash	1,793,748	-	1,793,748

Adjustment # 1 refer to the repayments of the related party loan receivables presented as a reduction of shareholders' equity reclassified from cash inflow provided by the investing activities to cash inflow provided by the financing activities.

Note 3 – Accounts and notes receivable, net

	As of December 31, 2022	As of December 31, 2021

Accounts receivable	$2,423,055	$3,552,927
Notes receivable	300,406	4,708
Allowance for doubtful accounts	(303,311)	(310,968)
Total accounts and notes receivable, net	$2,420,150	$3,246,667

Movements of allowance for doubtful accounts are as follows:

	December 31, 2022	December 31, 2021

Beginning balance	$310,968	$190,777
Addition	16,394	114,227
Write-off	-	-
Exchange rate effect	(24,051)	5,964
Ending balance	$303,311	$310,968

Provision for doubtful accounts of accounts and notes receivable for the years ended December 31, 2022 and 2021 amounted to $16,394 and $114,227, respectively.

F-50

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 4 – Other receivables and other current assets, net

	As of December 31, 2022	As of December 31, 2021

Due from third parties	$383,050	$731,660
Refundable deposits	10,517	8,543
Others	34,429	-
Allowance for doubtful accounts	(239,594)	(264,880)
Total other receivables and other current assets, net	$188,402	$475,323

Movements of allowance for doubtful accounts are as follows:

	As of December 31, 2022	As of December 31, 2021

Beginning balance	$264,880	$247,336
(Recovery) addition	(5,268)	11,488
Write-off	-	-
Exchange rate effect	(20,018)	6,056
Ending balance	$239,594	$264,880

Note 5 – Inventories, net

	As of December 31, 2022	As of December 31, 2021

Raw materials	$509,056	$515,534
Finished goods	469,526	890,999
Work in process	637,436	839,964
Reserve for inventories	(211,349)	(401,570)
Total inventories, net	$1,404,669	$1,844,927

Movements of inventory reserves are as follows:

	As of December 31, 2022	As of December 31, 2021

Beginning balance	$401,570	$298,137
Addition	42,544	95,136
Write-off	(206,213)	-
Exchange rate effect	(26,552)	8,297
Ending balance	$211,349	$401,570

Impairment of inventories for the years ended December 31, 2022 and 2021 amounted to $42,544 and $95,136, respectively.

F-51

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 6 – Long-term investment

The Company’s subsidiary, Qingdao Intelligent, signed a long-term investment agreement with Qingdao Hangtianhuineng Dynamical System Co., Ltd. (“Hangtianhuineng”) on March 29, 2021, under which it will invest RMB 1.5 million (approximately $0.2 million) for 4.56% share in Haitianhuineng. Qingdao Intelligent paid RMB 1.5 million (approximately $0.2 million) to Hangtianhuineng in March 2022 and became a shareholder of Haitianhuineng. The Group does not have significant influence over Hangtianhuineng. In accordance with ASU 2016-01, as readily determinable fair value is not available for Hangtianhuineng, the Group elected to use the measurement alternative to measure such investment at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments of the same issuer, if any. As of December 31, 2022, the carrying amount of the Group’s equity investments in Hangtianhuineng was approximately $0.2 million, net of $nil in accumulated impairment and downward adjustments.

Note 7 – Property and equipment, net

Property and equipment, net consist of the following:

	As of December 31, 2022	As of December 31, 2021

Buildings	$6,452,898	$6,404,205
Office equipment	606,891	469,488
Operation equipment	1,303,869	1,351,451
Subtotal	8,363,658	8,225,144
Less: accumulated depreciation	(2,125,899)	(2,027,506)
Total	$6,237,759	$6,197,638

Depreciation expense for the years ended December 31, 2022 and 2021 amounted to $128,517 and $207,760 respectively.

Note 8 – Intangible assets, net

Intangible assets consisted of the following:

	As of December 31, 2022	As of December 31, 2021
Land use rights*	$28,707	$31,071
Software	68,283	73,903
Technology knowhow	13,429	13,314
Less: Accumulated amortization	(76,475)	(69,149)
Total intangible assets, net	$33,944	$49,139

* Land in China is owned by the government and land ownership rights cannot be sold to an individual or to a private company. However, the Chinese government grants the user a “land use right” to use the land. The land use rights granted to the Company are amortized using the straight-line method over a term of fifty year.

The Company’s subsidiary, Tongri Electric, has obtained the right to use two parcels of land for its factories from the Qingdao local government for 50 years. The land use rights are to expire in the years of 2055 and 2062. The acquisition costs of the land use rights were amortized with the building over 50 years. The use of land will be based on the specific requirement by the local government who has the right to direct how and for what purpose the land is used.

Amortization expense for the years ended December 31, 2022 and 2021 amounted to $12,086 and $15,706, respectively.

F-52

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The following table sets forth the Company’s amortization expense for the next five years ending as of December 31,2022:

Amortization
expenses
Twelve months ending December 31, 2023	$7,664
Twelve months ending December 31, 2024	5,426
Twelve months ending December 31, 2025	5,426
Twelve months ending December 31, 2026	5,022
Twelve months ending December 31, 2027	574
Thereafter	9,831
Total	$33,943

Note 9 – Credit facilitates

Short-term loans – banks

Outstanding balances on short-term bank loans consist of the following:

Bank Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

Industrial and Commercial Bank of China – Pingdu Branch	10/18/2023	3.85% for contract from 12/31/2021 to 11/29/2022, and 3.65% for contract from 10/20/2022 to 10/18/2023	None	$453,807	$491,165

F-53

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Banking facilities

Outstanding balance of banking facilities consisted of the following:

Lender	Term	Interest rate	Collateral/Guarantee	December 31, 2022	December 31, 2021

United Overseas Bank Limited (“UOB”) (a)	Varies from 36 monthly instalment, 72 monthly instalments, and 168 monthly instalments from the first date of first disbursement	Effective on September 20, 2022, the repriced interest rate changes to1st year and 2nd year fixed at 1.20% over the applicable 3-month compounded Singapore Overnight Rate Average (“SORA”); 3rd year and thereafter 2.00% over the applicable 3-month compounded SORA	Guaranteed by Mr. Wanjun Yao, the major shareholder, Mr. Jinan Tang, senior manager, Mrs. Liling Du, director, Mr. Demin Han, director, and the properties of Tung Resources	$848,362	$1,293,847
DBS Bank, Ltd. (“DBS”) (b)	300 monthly instalments from the date of first disbursement	Effective on June 6, 2022, the repriced interest rate changes to 1st year and 2nd year fixed rate at 2.58%; SORA in-advance plus 3.00% (Margin)	Guaranteed by Mr. Wanjun Yao, the major shareholder, and the properties of Tung Resources	1,353,561	1,377,098
Standard Chartered Bank (c)	180 months from the date of first disbursement	1st year and 2nd year fixed at 0.38% above fixed deposit rate, thereafter fixed at 1.78% above fixed deposit rate (the current 36-month fixed deposit rate for a 36-month Singapore dollar time deposit is 1.02% per annum)	Guaranteed by Mr. Wanjun Yao, major shareholder, Mr. Jinan Tang, senior manager, and the properties of Tungray Singapore	341,306	362,766
Total				2,543,229	3,033,711
Total current portion of banking facilities				(170,093)	(271,161)
Total noncurrent portion of banking facilities				$2,373,136	$2,762,550

(a)

On February 28, 2020, Tung Resource received a total of SGD 1,250,000 (approximately $0.9 million) 14-year commercial property banking facilities from UOB. On June 10, 2020, Tung Resource received a total of SGD 675,000 (approximately $0.5 million) 6-year and 3-year commercial property banking facilities from UOB. All these property banking facilities are to finance the property purchases of Tung Resources. On July 18, 2022, the Company made loan payoff of SGD 316,423 (approximately $226,697).On September 20, 2022, the Company made loan reprice with UOB bank and the interest rate changed to 1.2% for the 1st and 2nd year over three month compounded SORA and 2.0% from 3rd year. On October 26, 2022, the Company made a loan payoff of SGD 70,879 (approximately $50,433), which leave the remaining balance with UOB bank at $848,362 as of December 31, 2022.

(b)

On March 12, 2020, Tung Resource received a SGD 1,968,000 (approximately $1.5 million) banking facility from DBS to finance the purchase of the properties at 31 Mandai Estate #02-01, #02-02 and #02-03 Singapore 729933. On June 6, 2022, the Company made loan reprice with DBS bank, the interest rate changed to 1st and 2nd year fixed at 2.58%, and SORA in-advance plus 3.0% margin for the subsequent years.

(c)

On August 19, 2020, Tungray Singapore received a SGD 525,000 (approximately $0.4 million) 180 months banking facility from Standard Chartered Bank to assist Tungray Singapore’s capital requirements. The monthly installments shall be payable in arrears on the first day of the facility letter or the date of first disbursement of the equity loan, whichever is earlier.

F-54

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Long-term loan – third party

Outstanding balances on long-term bank loan consist of the following:

Bank/Private lender Name	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

WeBank	Loan period 24 months, repay before 11/27/2023	Loan Prime Rate +4.25%	Hui Tang	$209,609	$433,104

Interest expense pertaining to the above loans for the years ended December 31, 2022 and 2021 amounted to $209,734 and $138,489, respectively.

Note 10 – Accrued expenses and other payables

	As of December 31, 2022	As of December 31, 2021

Accrued expenses (i)	$85,358	$189,912
Accrued payroll	769,054	481,774
Estimated warranty liabilities (ii)	78,434	92,099
Intercourse funds payable (iii)	60,190	522,550
Total accrued expenses and other payables	$993,036	$1,286,335

(i)	Accrued expenses

The balance of accrued expenses represented amount due to third parties service providers which include marketing consulting service, IT related professional service, legal, audit and accounting fees, and other miscellaneous office related expenses.

(ii)	Estimated warranty liabilities

The assurance-type warranties are accounted for as warranty obligations and are accrued in accordance with ASC 460-10, which details the accounting for guarantees. The warranty liability estimate is based on the average historical defect and replacement rate of each major product category, and multiplied by the total sale amount of the category for each year.

(iii)	Intercourse funds payable

The intercourse funds payable are those nontrade payables arising from transactions between the Company and certain third parties, such as advances made by the third party on behalf of the Company. Intercourse funds payable are due on demand.

F-55

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 11 – Related party balances and transactions

Related party balances

Account Receivable – related parties

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	$67,031	$136,840
Tungray (Kunshan) Industrial Automation Co., Ltd	Common control under major shareholder	7,626	7,901
Tungray (Kunshan) Robot Intelligent Technology Co., Ltd	Common control under major shareholder	30,086	32,563
Total		$104,743	$177,304

Account payable, related parties

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

Shanghai Tongrui Industrial Automation Equipment Co., Ltd	Common control under major shareholder	$33,347	$-
Shanghai Tongrui Investment Management Co., Ltd.	Common control under major shareholder	56,267	36,092
Hefei CAS Dihuge Automation Co.,Ltd	13.43% ownership interest investee	20,733	22,440
Total		$110,347	$58,532

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of December 31, 2022		As of December 31, 2021

Hui Tang	Senior management of Qingdao Tungray Intelligent	Employee advances	$13,348		$488,026
Liqun Zhou	Senior Manager of Tungray Industrial	Employee advances	-		4,708
Jingan Tang	Senior Manager of Tungray Industrial	Employee advances	-		92,921
Wanjun Yao	Actual controller	Employee advances	-		-
FDT (Qingdao) Intellectual Technology Co., Ltd	Common control under major shareholder	Advances	3,345		-
Tungmoon Investment	Common control under major shareholder	Advances	7,134		-
Total			$23,827	*	$585,655

F-56

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

During the year ended December 31, 2022, the Company loaned $1,655,820 to the related parties and collected $5,732,556 back from the related parties. During the year ended December 31, 2021, the Company loaned $1,146,420 to the related parties and collected $339,170 back from the related parties

*As of date of this report, these receivables have been repaid by the related parties.

Loans receivable – related parties

Loans receivable – related parties represent loans to various companies which are under common control of the same major shareholder. Those loans are interest free due on demand. As of December 31, 2022 and 2021, no allowance was deemed necessary. Loans receivable – related parties are presented as reduction of shareholders’ equity pursuant to SAB Topic 4: G.

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

Tungray (Shanghai) Investment Management Co., Ltd	Common control under major shareholder	$-	$144,195
Shanghai Tongrui Investment Management Co., Ltd	Common control under major shareholder	-	6,074
Wanjun Yao	Major shareholder	-	1,149,133
Tungray (Qingdao) Technology Development Co.,Ltd	Common control under major shareholder	-	3,384,128
Total		$-	$4,683,530

In November 2022, the Company’s subsidiaries, Tungray Singapore and Tung Resource, declared SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million) dividends, respectively. The dividends were first offset with $951,209 of loans receivable within Tungray Singapore, $1,654,389 ($171,017 and $1,483,372 by Tungray Singapore and Tung Resource, respectively) was paid in November and December 2022, and $1,823,406 ($738,002 and $1,085,404 by Tungray Singapore and Tung Resource, respectively) remained unpaid as of December 31, 2022 which was recorded as other payables – related parties. As of the date of the report, the shareholder loans were fully paid out.

Other payable– related parties

Other payables – related parties are those nontrade payables arising from transactions between the Company and certain related parties, such as advances made by the related party on behalf of the Company, dividend payables and related accrued interest payable on the advances. These balances are unsecured and non-interest bearing. Current payables are due on demand.

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

Hui Tang	Senior management of Qingdao Tungray Intelligent	$-	$7,532
Yuelin Xiao	Senior management of Qingdao Tungray Intelligent	-	5,022
Wanjun Yao	Major shareholder	-	1,842,107
Shanghai Tongrui Investment Management Co., Ltd	Common control under major shareholder	1,160	-
Jingan Tang	Senior Manager of Tungray Industrial	691,792	-
Liling Du	CFO of Tungray Singapore	96,475	-
Gang Wang	Shareholder of Tungray Singapore and Tung Resource	188,525	-
Demin Han	General Manager	538,014	-
Mingxing Gao	General Manager	349,566	-
Total		$1,865,532	$1,854,661

F-57

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Prepayment-related parties

Name of Related Party	Relationship	Nature	As of December 31, 2022	As of December 31, 2021

Tungray (Kunshan) Precision Testing Equipment Co., Ltd	Common control under major shareholder	Purchase prepayment	$-	$3,413
Tungray (Qingdao) Technology Development Co.,Ltd	Common control under major shareholder	Purchase prepayment	48,115	45,372
Total			$48,115	$48,785

Long-term loans - related parties

Name of Related Party	Relationship	Maturities	Interest Rate	Collateral/ Guarantee	December 31, 2022	December 31, 2021

Mingxing Gao	Senior management of Tungray	2/16/2022	None	None	$-	$44,379
Liling Du	CFO of Tungray Singapore	2/16/2022	None	None	-	184,911
Lianshan Song	Spouse of Demin Han	2/16/2022	None	None	-	103,550
Li Huang	Spouse of senior management of Tungray Industrial – Jingan Tang	2/16/2022	None	None	-	110,947
Total					-	443,787
Total current portion of long-term loans - related parties					-	(443,787)
Total noncurrent portion of long-term loans - related parties					$-	$-

Operating lease receivables – related party

The Company entered into a lease agreement as a lessor under which it leased an operation building for 10 years expiring in 2028 to its related party with no purchase option at the end of the lease term. The Company accounts for this lease in accordance with ASC 842. The Company’s lease is not classified as finance leases and accounted the lease as operating leases, and the Company recognizes the rental income on a straight-line basis over the terms of the lease. As of December 31, 2022, all rental income was received by the Company (see Note 15).

F-58

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

Qingdao Tungray Biology Technology Co., Ltd (“Tungray Biology”)	Common control under major shareholder	$-	$110,386

Operating lease liabilities- related parties

The Company entered into two lease agreements as a lessee under which it leased two operation buildings for 5-7 years from two related parties. The Company accounts for the leases in accordance with ASC 842. The Company’s underlying building properties were classified as operating leases, and the related lease liabilities were recorded under operating lease liabilities – related parties (see Note 15).

Name of Related Party	Relationship	As of December 31, 2022	As of December 31, 2021

Tungray (Qingdao) Technology Development Co., Ltd	Common control under major shareholder	$206,789	$204,756
Jingan Tang	Senior Manager of Tungray Industrial	356,390	442,104
Total		563,179	646,860
Current portion of operating lease liabilities - related parties		(73,166)	(127,174)
Noncurrent portion of operating lease liabilities - related parties		$490,013	$519,686

Related party transactions

Revenue from related parties

Name of Related Party	Relationship	Nature	For the year ended December 31, 2022	For the year ended December 31, 2021

FDT (Qingdao) Intellectual Technology Co., Ltd.	Common control under major shareholder	Sales of products	$66,096	$147,531
Kunshan Tongri Intelligent Manufacturing Technology Research Institute Co., Ltd	Common control under major shareholder	Sales of products	1,093	-
Total			$67,189	$147,531

F-59

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Non-operating income- related parties

Name of Related Party	Relationship	Nature	For the year ended December 31, 2022	For the year ended December 31, 2021

Qingdao Tungray Biology Technology Co., Ltd	Common control under major shareholder	Lease	$25,129	$26,212

Rental expenses- related parties

Name of Related Party	Relationship	Nature	For the year ended December 31, 2022	For the year ended December 31, 2021

Qingdao Tungray Technology Development Co., Ltd	Common control under major shareholder	Lease	$51,219	$47,438
Jingan Tang	Senior Manager of Tungray Industrial Automation Shenzhen	Lease	63,841	66,595
Total			$115,060	$114,033

Note 12 – Stockholders’ equity

Ordinary shares

Tungray was incorporated under the laws of Cayman Islands on June 1, 2022. As of June 1, 2022, the authorized shares capital of Tungray was USD50,000 divided into 500,000,000 ordinary shares of par value USD0.0001 each, and the number of issued and outstanding ordinary shares was 1 share with a par value of USD$0.0001. On September 29, 2022, Tungray amended its Memorandum, and the authorized shares capital of Tungray became USD50,000 divided into 500,000,000 shares of a par value of USD0.0001 each, of which (i) 400,000,000 are designated as Class A Ordinary Shares of a par value of USD0.0001 each; and (ii) 100,000,000 are designated as Class B Ordinary Shares of a par value of USD$0.0001 each. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. Except to the voting right and the conversion right, the rights, privileges and obligations of the Class A Ordinary Shares and Class B Ordinary Shares shall be pari passu in all aspects, including with respect to the dividends and right upon liquidation of the Company. As of December 31, 2022 and 2021, 10,440,000 Class A Ordinary Shares and 4,560,000 Class B Ordinary Shares are issued and outstanding.

Dividend declared

In November 2022, the Company’s subsidiaries, Tungray Singapore and Tung Resource, declared SGD 2,500,000 (approximately $1.8 million) and SGD 3,500,000 (approximately $2.6 million) dividends, respectively. The dividends were first offset with $951,209 of loans receivable within Tungray Singapore, and $1,654,389 ($171,017 and $1,483,372 by Tungray Singapore and Tung Resource, respectively) was paid in November and December 2022 which is classified in the cash used in financing activities in the Statements of Cash Flows. As of the date hereof, Tungray Singapore and Tung Resource had remaining unpaid balance of dividends of $738,002 and $1,085,404, respectively, which was recorded as other payables – related parties (see Note 11).

Statutory reserves

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange. During the years ended December 31, 2022 and 2021, the PRC entities collectively attributed $51,591 and $72,300 of retained earnings for their statutory reserves, respectively.

F-60

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Restricted assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC Entities only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans and advances. As of December 31, 2022 and 2021, amounts restricted are paid-in-capital and statutory reserve of the PRC entities, which amounted to $3,371,196 and $3,319,605, respectively.

Note 13 – Income taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Tungray Motion BVI, Tungray Electronics BVI and Tungray Intelligent BVI are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Singapore

The Company’s subsidiaries incorporated in Singapore and are subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,415 (SGD 10,000) taxable income and 50% of the next $140,887 (SGD 190,000) taxable income are exempted from income tax.

PRC

The Company’s subsidiaries incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemptions may be granted on case-by-case basis. EIT grants preferential tax treatment on certain High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Qingdao Tongri, Qingdao Intelligent and Shenzhen Tongri are HNTEs. Qingdao Tongri’s and Qingdao Intelligent’s HNTE status expired in November 2022, and Shenzhen Tongri’s HNTE status expires in December 2024. In addition, 100% of R&D expenses of all PRC entities are subject to additional deduction from pre-tax income.

Tax savings for the years ended December 31, 2022 and 2021 amounted to nil and $31,633, respectively. The Company’s basic and diluted earnings per share would have been lowered by nil per share both for the year ended December 31, 2022 without the preferential tax rate deduction. The Company’s basic and diluted earnings per share would have been lowered by $0.002 per share both for the year ended December 31, 2021 without the preferential tax rate deduction.

F-61

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The components of the Company’s income tax provision were as follows for the period indicated:

	For the year ended December 31, 2022	For the year ended December 31, 2021

Current:	$532,098	$738,616
Deferred	(14,816)	(31,896)
Total tax provision	$517,282	$706,720

Income/(loss) before provision for income taxes is attributable to the following geographic locations for the years ended December 31:

	For the year Ended December 31, 2022	For the year Ended December 31, 2021

Singapore	$3,278,678	$4,038,905
PRC	120,751	776,260
Total Income before Income Taxes	$3,399,429	$4,815,165

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the year ended December 31, 2022	For the year ended December 31, 2021

Singapore income tax rate	17.0%	17.0%
Difference from the effect of tax rates in a foreign jurisdiction (PRC)	1.0%	-%
Impact of preferential tax rate difference in PRC	1.2%	0.5%
Tax rebate in Singapore	(0.7)%	-%
Additional R&D deduction	(4.6)%	(3.1)%
Change in valuation allowance	0.4%	-%
Permanent differences (1)	0.9%	0.3%
Effective tax rate	15.2%	14.7%

(1)	Permanent differences mainly consisted of expenses which are non-deductible and income exemption under local tax laws.

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	December 31, 2022	December 31, 2021

Deferred Tax Assets/Liabilities
Net operating loss carryforwards	$100,299	$154,941
Allowance for doubtful accounts	32,781	29,302
Inventory reserves	42,345	36,490
Less: valuation allowance	(100,299)	(154,941)
Deferred tax assets, net	$75,126	$65,792

As of December 31, 2022 and 2021, the Company had net operating losses carry forward of approximately $1.4 million and $1.2 million, respectively, from the Company’s Chinese subsidiaries. The net operating losses of Chinese entities can be valid to offset net operating income for 5 years, and the net operating losses from the Company’s Chinese subsidiaries started to expire in 2021. Due to the limited operating history of certain China subsidiaries, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $0.1 million and $0.2 million related to China subsidiaries as of December 31, 2022 and 2021, respectively.

F-62

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

As of December 31, 2022, the net operating loss carry forward in China will expire, if unused, in the following amounts:

Amount
Twelve months ending December 31, 2023	$906,184
Twelve months ending December 31, 2024	114,502
Twelve months ending December 31, 2025	69,247
Twelve months ending December 31, 2026	107,267
Twelve months ending December 31, 2027	155,662
Total	$1,352,862

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the years ended December 31, 2022 and 2021. As of December 31, 2022, the tax years ended December 31, 2018 to 2022 for the Company’s PRC and Singapore subsidiaries remain open for statutory examination by any applicable tax authorities.

Taxes payable consist of the following:

	December 31, 2022	December 31, 2021

Income tax payable	$546,299	$421,532
VAT payable	263,397	167,537
Other tax payable	49,917	139,460
Totals	$859,613	$728,529

Note 14 – Concentrations of risks

(a) Major customers

For the year ended December 31, 2022, one customer accounted for 60.7% of the Company’s total revenues. For the year ended December 31, 2021, one customer accounted for 60.0% of the Company’s total revenues.

As of December 31, 2022, two customers accounted for 27% and 23% the total balance of accounts receivable. As of December 31, 2021, two customers accounted for 20.9% and 10.8% the total balance of accounts receivable.

(b) Major vendors

For the years ended December 31, 2022 and 2021, no vendors accounted for more than 10% of the Company’s total purchases.

As of December 31, 2022, one vendor accounted for 13.2% of the total balance of accounts payable. As of December 31, 2021, one vendor accounted for 10.0% of the total balance of accounts payable.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage for cash deposits of each bank is RMB 500,000. As of December 31, 2022, cash balance of RMB 14,310,715 ($2,074,859) was deposited with financial institutions located in China, of which RMB 10,750,206 ($1,558,633) was subject to credit risk. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately $57,000 (SGD 75,000) per account. As of December 31, 2022, the Company had cash balance of SGD 14,811,164 ($11,049,809) was maintained at DI Scheme banks in Singapore, of which SGD 14,348,105($10,704,346) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

F-63

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Tongri Electric, Qingdao Tungray Intelligent and Tungray Industrial have operations, and their functional currency is RMB. As a result, the Company is exposed to foreign exchange risk as the Company’s results of operations may be affected by fluctuations in the exchange rate between USD and RMB. If the RMB appreciates against the USD, the value of the Company’s RMB revenues, earnings, and assets as expressed in the Company’s USD financial statements will decline. The Company has not entered any hedging transactions in an effort to reduce the Company’s exposure to foreign exchange risk.

The Company is also exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Note 15 – Leases

Lessor

The Company’s subsidiary in Qingdao entered into a lease agreement as a lessor under which it leased its building for 10 years expiring in 2028 to its related party. The Company accounts for this lease in accordance with ASC 842. The Company’s lease is not classified as financial leases and accounted the lease as operating leases and recognizers the rental income on a straight-line basis over the terms of the leases. The total rental income was $25,129 and $26,212 for the years ended December 31, 2022 and 2021, respectively.

Lessee

Equipment leases- third parties

As of December 31, 2022 and 2021, one of the Company’s subsidiaries in PRC had two operation equipment leases which were classified as finance lease in accordance with ASC 842. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company recognized the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term in a constant periodic interest rate of the remaining balance of the liability.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease as of the adoption date, using an effective interest rate of 5.68%, which is determined using an incremental borrowing rate with similar term in the PRC.

Finance lease expenses consist of the following:

		For the Years Ended
		December 31,	December 31,
	Classification	2022	2021

Finance lease cost
Amortization of leased asset		$97,801	$210,303
Interest on lease liabilities	Other expense - interest expenses	625	5,685
Total lease expenses		$98,426	$215,988

F-64

Weighted-average remaining term and discount rate related to leases were as follows:

	December 31, 2022	December 31, 2021

Weighted-average remaining term
Finance leases	-	0.29
Weighted-average discount rate
Finance leases	5.68%	5.68%

Building leases – related parties

The Company entered the following two related party operating leases (1) operation building in Qingdao with annual rent on January 1, 2015 and (2) operation building in Shenzhen with annual rent on January 1, 2020. Those leases were for one year with renewal options each year. The threshold as defined in ASC 842 for determining the related party lease term when renewal options exist is whether the renewal term is “reasonable certain to be exercised.”

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Those two related party leases were classified as operating at inception of the leases. Operating leases result in recognition of ROU assets and lease liabilities on the balance sheet. ROU assets and operating lease liabilities are recognized based on the present value of lease payments over the lease terms of the adoption date of January 1, 2020 or commencement date, whichever is earlier. The leases did not provide an explicit or implicit rate of return, the Company determined incremental borrowing rate based on the local banks in PRC at the commencement date in determining the present value of lease payments on the individual lease basis. The incremental borrowing rate for a lease was the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar term. The lease does not contain any residual value guarantees or material restrictive covenants. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 5 and 7 years.

Building lease – third party

The Company entered a third party operation building purchase agreement in Shenzhen on March 1, 2019. However, the Company does not have the property right, and it can only use the property for 50 years with no option to extend. The building is not accounted as a property of the Company, the Company accounts for the building as lease in accordance with ASC 842. The Company believes that the building lease agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building lease is classified as operating lease.

F-65

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The building was classified as operating lease at inception of the purchase date. Operating leases result in recognition of ROU assets and lease liabilities on the balance sheet. Since the Company already paid the whole purchase price, only ROU assets are recognized based on the present value of lease payments over the lease terms of the adoption date of March 1, 2019 or commencement date, whichever is earlier. The leases did not provide an explicit or implicit rate of return, the Company determined incremental borrowing rate based on the local banks in PRC at the commencement date in determining the present value of lease payments on the individual lease basis. The incremental borrowing rate for a lease was the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar term. The lease does not contain any residual value guarantees or material restrictive covenants. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 50 years.

Operating lease expenses consist of the following:

		For the Years Ended
		December 31,	December 31,
	Classification	2022	2021

Operating lease cost
Amortization of leased asset		$120,053	$119,242
Interest on lease liabilities	Other expense -Interest expenses	26,664	26,932
Total lease expenses		$146,717	$146,174

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of
	December 31,2022	December 31,2021

Weighted-average remaining term
Operating leases	17.33	18.33
Weighted-average discount rate
Operating leases	4.40%	4.40%

The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2022:

Lease payments
Twelve months ending December 31, 2023	$73,166
Twelve months ending December 31, 2024	130,741
Twelve months ending December 31, 2025	134,441
Twelve months ending December 31, 2026	138,325
Twelve months ending December 31, 2027	142,403
Total lease payments	619,076
Less: discount	(55,897)
Present value of lease liabilities	563,179
Current lease liabilities	(73,166)
Noncurrent lease liabilities	$490,013

Note 16 – Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

F-66

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

COVID-19

In January 2020, the World Health Organization declared the COVID-19 virus an international pandemic. The virus spread throughout the world with unfavorable stock market condition during the beginning of March 2020. During March 2020, multiple countries went into a national enforced shut down. These lock downs put significant strain on the world economy and on companies worldwide. The Company has taken measures to control costs and is emphasizing its medical and property management business given these conditions. A majority of the Company’s business is derived from Singapore. The spread of COVID-19 did not have any material impact on the Company’s business during the years ended December 31, 2022 and 2021. Starting from February 13, 2023, the Singapore government has cancelled all the COVID-19 restrictions, and all the businesses in Singapore and international transportations are opened up freely. The management does not believe the COVID-19 situation will have any future adverse to the Company’s business.

Inflation

Inflationary factors, such as increases in personnel and overhead costs, could impair the Company’s operating results. Although the Company does not believe that inflation has had a material impact on the Company’s financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on the Company’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Note 17 – Subsequent events

The Company evaluated all events and transactions that occurred after December 31, 2022 up through the date the Company issued these consolidated financial statements on April 24, 2023.

Note 18 – Condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2022 and 2021.

PARENT COMPANY BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
OTHER ASSETS
Investment in subsidiary	$15,287,793	$12,591,453

Total assets	15,287,793	12,591,453

LIABILITIES AND SHAREHOLDERS’ EQUITY

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 10,440,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1,044	1,044
Class B ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 4,560,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	456	456
Additional paid-in capital	332,574	332,574
Loans receivable – related parties	-	(4,683,530)
Retained earnings	15,057,763	16,686,985
Statutory reserves	240,424	188,833
Accumulated other comprehensive (loss) income	(344,468)	65,901
Total shareholders’ equity	15,287,793	12,591,453

Total liabilities and shareholders’ equity	$15,287,793	$12,591,453

F-67

TUNGRAY TECHNOLOGIES INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

PARENT COMPANY STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2022	2021
OTHER INCOME (EXPENSE)
Equity income of subsidiaries	$2,892,480	$4,109,724
Total other income, net	2,892,480	4,109,724

NET INCOME	2,892,480	4,109,724
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(409,559)	194,958
COMPREHENSIVE INCOME	$2,482,921	$4,304,682

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,892,480	$4,109,724
Adjustments to reconcile net income to net cash used in operating activities:
Equity income of subsidiaries	(2,892,480)	(4,109,724)
Net cash used in operating activities	-	-

CHANGES IN CASH	-	-

CASH, beginning of year	-	-

CASH, end of year	$-	$-

F-68

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to the provisions of the Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or
(b)	is or was, at the request of the Company, serving as a director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Indemnification Agreements

We have also entered into indemnification agreements, the form of which is filed as Exhibit 10.8 to this registration statement, with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering.

On June 1, 2022, the Company issued 1 ordinary share to Pegasus Technologies Holding Ltd, which was re-classified and re-designated into 1 Class A Ordinary Share on September 29, 2022.

On September 29, 2022, the board of directors of the Company approved the following issuances of Class A Ordinary Shares:

II-1

Name	Number of Class A Ordinary Shares	Purchase Price
Pegasus Technologies Holding Ltd	689,999	US$	68.9999
Pegasus Automation Global Ltd	720,000	US$	72
Enolios Ltd	2,250,000	US$	225
YuChang Global Ltd	738,000	US$	73.8
ChangYuan International Ltd	1,782,000	US$	178.2
UXY Technology Ltd	1,539,000	US$	153.9
Aurora International Development Ltd	432,000	US$	43.2
WG5 Group Ltd	999,000	US$	99.9
HuiTec. Ltd	540,000	US$	54
HIGHCA COMPANY(BVI) LTD.	375,000	US$	37.5
Rapid Expansion Holdings Limited	375,000	US$	37.5
Total	10,439,999		1,043.9999

On September 29, 2022, the board of directors of the Company approved the following issuances of Class B Ordinary Shares:

Name	Number of Class B Ordinary Shares	Purchase Price
Pegasus Automation Ltd	4,560,000	US$	456
Total	4,560,000	US$	456

Option Grants

We have not granted any options to purchase our Class A Ordinary Shares or Class B Ordinary Shares.

II-2

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
3.1+	Amended and Restated Memorandum and Articles of Association of Tungray Technologies Inc, as currently in effect
3.2+	Form of Amended and Restated Memorandum and Articles of Association of Tungray Technologies Inc, as effective immediately prior to the completion of this offering
4.1+	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2+	Form of Underwriter’s Warrant
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A Ordinary Shares being registered
8.1+	Opinion of WongPartnership LLP regarding certain Singapore tax matters
8.2*	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)
8.3+	Letter of Friedman LLP to the Securities and Exchange Commission
10.1+	Form of Executive Employment Agreement between Tungray Technologies Inc and Wanjun Yao
10.2+	Form of Executive Employment Agreement between Tungray Technologies Inc and Wee Thuang Lee
10.3+	Form of Executive Employment Agreement between Tungray Technologies Inc and Lei Yao
10.4+	Form of Employment Agreement between Tungray Singapore Pte. Ltd. And Lei Yao
10.5+	Form of Executive Employment Agreement between Tungray Technologies Inc and (Alex) Yuan Gong
10.6+	Translation of Employment Agreement between Tongsheng Intelligence Technology Development (Shenzhen) Co., Ltd. and (Alex) Yuan Gong
10.7+	Form of Offer Letter from Tungray Technologies Inc. to the independent director nominees.
10.8+	Form of Indemnification Agreement with the Registrant’s directors and officers
10.9+	Form of Purchase Order for HP Inc.
10.10+	Form of Purchase Order for HP Inc.
10.11+	English Translation of Form of Purchase Order for Chengdu Innorev Industrial Co., Ltd.
10.12+	English Translation of Real Estate Lease Agreement between Jingan Tang and Tungray Industrial Automation (Shenzhen) Co. Ltd., dated January 1, 2022
10.13+	English Translation of Real Estate Lease Agreement between Jingan Tang and Tungray Industrial Automation (Shenzhen) Co. Ltd., dated January 1, 2021
10.14+	English Translation of Real Estate Lease Agreement between Qingdao Tungray Science & Technology Development Co. Ltd., as landlord, and Qingdao Tungray Intelligent Technology Co. Ltd., as tenant, dated January 1, 2023
10.15+	English Translation of Real Estate Lease Agreement between Qingdao Tungray Science & Technology Development Co. Ltd., as landlord, and Qingdao Tungray Intelligent Technology Co. Ltd., as tenant, dated January 1, 2022
10.16+	English Translation of Real Estate Lease Agreement between Qingdao Tungray Science & Technology Development Co. Ltd., as landlord, and Qingdao Tungray Intelligent Technology Co. Ltd., as tenant, dated January 1, 2021
10.17+	English Translation of Real Estate Lease Agreement between Qingdao Tungray Biotech Co. Ltd., as landlord, and Qingdao Tongri Electric Machines Co., Ltd., as tenant, dated January 1, 2018
10.18+	English Translation of Security Guaranty Agreement between Qingdao Tungray Science & Technology Development Co. Ltd., as grantor, and China Construction Bank Co. Ltd. Pingdu Branch, as lender, dated February 7, 2018
10.19+	English Translation of Security Guaranty Agreement between Qingdao Tungray Science & Technology Development Co. Ltd., as grantor, and China Construction Bank Co. Ltd. Pingdu Branch, as lender, dated February 5, 2018
10.20+	English Translation of Security Guaranty Agreement between Qingdao Fudingtai Intelligent Technology Co. Ltd., as grantor, and China Construction Bank Co. Ltd. Pingdu Branch, as lender, dated January 24, 2019
10.21+	English Translation of Security Guaranty Agreement between Hui Tang, as grantor, and Shenzhen Qianhai WeBank Co. Ltd., as lender, dated November 27, 2021
14.1+	Code of Business Conduct and Ethics of the Registrant
16.1+	Letter from Friedman LLP to the U.S. Securities and Exchange Commission, dated April 24, 2023
21.1+	Subsidiaries of the Registrant
23.1*	Consent of Friedman LLP, an independent registered public accounting firm
23.2*	Consent of Marcum Asia CPAs LLP, an independent registered public accounting firm
23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4*	Consent of Shook Lin & Bok LLP (included in Exhibit 99.1)
23.5*	Consent of Han Kun Law Offices (included in Exhibit 99.2)
23.6+	Consent of WongPartnership LLP (included in Exhibit 8.1)
99.1*	Opinion of Shook Lin & Bok LLP, Singapore counsel to the Registrant, regarding certain Singapore law matters
99.2*	Opinion of Han Kun Law Offices, PRC counsel to the Registrant, regarding certain PRC law matters
99.3+	Audit Committee Charter
99.4+	Compensation Committee Charter
99.5+	Nominating & Corporate Governance Committee Charter
99.6+	Consent of Kevin D. Vassily, Independent Director Nominee
99.7+	Consent of David Ping Li, Independent Director Nominee
99.8+	Consent of Weston Twigg, Independent Director Nominee
99.9+	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
99.10*	Clawback Policy
107*	Filing Fee Table

* Filed herewith.

** To be filed via amendment.

+ Previously filed.

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Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

1.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

4.	For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 1, 2024.

Tungray Technologies Inc

By:	/s/ Wanjun Yao
	Name:	Wanjun Yao
	Title:	Chief Executive Officer and Chairman

By:	/s/ (Alex) Yuan Gong
	Name:	(Alex) Yuan Gong
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wanjun Yao and (Alex) Yuan Gong as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman, Chief Executive Officer and Director
/s/ Wanjun Yao	(Principal Executive Officer)	March 1, 2024
Name: Wanjun Yao
Chief Financial Officer
/s/ (Alex) Yuan Gong	(Principal Financial and Accounting Officer)	March 1, 2024
Name: (Alex) Yuan Gong

/s/ Jingan Tang	Director	March 1, 2024
Name: Jingan Tang

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Newark, Delaware, on March 1, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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